As filed with the Securities and Exchange Commission on November 8, 2002

                                                   Registration No. 333-99153
                                                                    333-99153-01
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                        Pre-Effective Amendment No. 1 to
                                    Form S-3*
                                  and Form S-1*
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             CHESAPEAKE FUNDING LLC
                    (formerly known as Greyhound Funding LLC)
                              (Issuer of the Notes)

                  DELAWARE                                                                                 51-0391968
(State or other jurisdiction of incorporation                                                           (I.R.S. Employer
              or organization)                                                                       Identification Number)

                               D.L. PETERSON TRUST
                  (Issuer of the 1999-1A Sold SUBI Certificate
                   and the Class X 1999-1B SUBI Certificate)
                     (Exact names as specified in charters)

                  DELAWARE                                       7389                                      11-3499573
(State or other jurisdiction of incorporation        (Primary Standard Industrial                       (I.R.S. Employer
              or organization)                        Classification Code Number)                    Identification Number)

                            307 International Circle
                           Hunt Valley, Maryland 21030
                                 (410) 771-1900
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices
               of Chesapeake Funding LLC and D.L. Peterson Trust)

                          ----------------------------

                                  Eric J. Bock
                          Executive Vice President and
                               Corporate Secretary
                               Cendant Corporation
                         9 West 57th Street - 37th Floor
                            New York, New York 10019
                                 (212) 413-1800
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

                                   Copies to:

        John Donovan                                          Laura Palma
      White & Case LLP                                Simpson Thacher & Bartlett
1155 Avenue of the Americas                              425 Lexington Avenue
  New York, New York 10036                             New York, New York 10017
       (212) 819-8200                                       (212) 455-2000

                          ----------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
      Title of Each Class of            Amount to     Proposed Maximum Aggregate      Proposed Maximum            Amount of
    Securities to Be Registered       be Registered         Price Per Unit        Aggregate Offering Price   Registration Fee (4)
------------------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes, Class A-1         $306,000,000              100%(1)                $306,000,000                $28,152
------------------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes, Class A-2         $294,000,000              100%(1)                $294,000,000                $27,048
------------------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes, Class B           $ 53,880,000              100%(1)               $  53,880,000                $ 4,957
------------------------------------------------------------------------------------------------------------------------------------
1999-1A Sold SUBI Certificate              (2)                    (3)                       (3)                      (3)
------------------------------------------------------------------------------------------------------------------------------------
Class X 1999-1B Sold SUBI                  (2)                    (3)                       (3)                      (3)
     Certificate
====================================================================================================================================

(1)  Estimated solely for purposes for calculating the registration fee.

(2)  The 1999-1A Sold SUBI Certificate (the "Lease SUBI  Certificate")  issued by the D.L.  Peterson Trust  constitutes a beneficial interest in a specified portion of the vehicles,  leases and rights  associated  therewith held by the D.L. Peterson Trust. The
     Class X 1999-1B Sold SUBI Certificate (the "Fleet Receivable SUBI Certificate") issued by the D.L. Peterson Trust constitutes a beneficial  interest in a pool of fleet service receivables held by the D.L. Peterson Trust. The Lease SUBI Certificate and the
     Fleet  Receivable SUBI Certificate (the "Sold SUBI  Certificates")  will not be offered directly to investors  pursuant to this registration  statement.  The Sold SUBI  Certificates  are the  primary  assets of  Chesapeake  Funding LLC and will secure the
     Asset-Backed Notes.

(3)  Not applicable since the Sold SUBI  Certificates  will not be offered directly to investors.  The Sold SUBI  Certificates  will secure the Asset-Backed Notes.

(4)  Previously paid.

     * This  Registration  Statement  constitutes a filing on Form S-3 with respect to the  Asset-Backed  Notes issued by Chesapeake
Funding LLC and a filing on Form S-1 with respect to the Sold SUBI Certificates issued by D.L. Peterson Trust.

     The Registrants hereby amend this Registration  Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further  amendment which  specifically  states that this Registration  Statement shall thereafter become  effective in accordance  with Section 8(a) of the Securities Act of 1933 or until the  Registration  Statement  shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===================================================================================================================

                Subject to Completion, Dated November 8, 2002

PROSPECTUS

$255,000,000 Series 2002-2 Floating Rate Callable Asset Backed Notes, Class A-1 $245,000,000 Series 2002-2 Floating Rate Callable Asset Backed Notes, Class A-2 $44,900,000 Series 2002-2 Floating Rate Callable Asset Backed Notes, Class B

CHESAPEAKE FUNDING LLC
Issuer

PHH Vehicle Management Services, LLC, Servicer of D.L. Peterson Trust

The notes are asset-backed securities payable out of:

o    lease payments,
o    the sales proceeds of vehicles and
o collections on receivables generated by PHH Vehicle Management Services, LLC in its fleet management business.

We are offering the following classes of notes for sale:

                                                Class A-1                 Class A-2                  Class B
---------------------------------------------------------------------------------------------------------------------
Principal Amount                              $255,000,000               $245,000,000              $44,900,000
---------------------------------------------------------------------------------------------------------------------
Price                                         $255,000,000               $245,000,000              $44,900,000
                                                  (100%)                    (100%)                    (100%)
---------------------------------------------------------------------------------------------------------------------
Underwriters' Commissions                     $[______]                  $[______]                 $[______]
                                              ([______]%)                ([______]%)               ([______]%)
---------------------------------------------------------------------------------------------------------------------
Proceeds to the Issuer                        $[______]                  $[______]                 $[______]
                                              ([______]%)                ([______]%)               ([______]%)
---------------------------------------------------------------------------------------------------------------------
Interest Rate                           one-month LIBOR +          one-month LIBOR +         one-month LIBOR +
                                        [______]% p.a.             [______]% p.a.            [______]% p.a.
---------------------------------------------------------------------------------------------------------------------
Interest Payment Dates                  monthly on the 7th         monthly on the 7th        monthly on the 7th
---------------------------------------------------------------------------------------------------------------------
First Interest Payment Date             January 7, 2003            January 7, 2003           January 7, 2003
---------------------------------------------------------------------------------------------------------------------
First Call Date                         payment date in May 2004   payment date in May 2004  payment date in May 2004
---------------------------------------------------------------------------------------------------------------------
Final Maturity Date                     payment date in November   payment date in           payment date in
                                        2007                       November 2014             November 2014
---------------------------------------------------------------------------------------------------------------------

The price and proceeds to the issuer do not include interest accrued from the date the notes will be issued. The total price (excluding that interest) will be $544,900,000.

The total underwriters' commissions will be $[______].

The aggregate proceeds to the issuer, before deducting expenses payable by the issuer estimated to be $800,000, will be $[______].

These notes are highly structured. Before you purchase these notes, be sure you understand the structure and the risks. See "Risk Factors" beginning on page 14.

We intend to apply to have these notes listed on the Luxembourg Stock Exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The underwriters have agreed to purchase the notes, subject to the terms and conditions in the underwriting agreement.


                       Underwriters of the Class A Notes
JPMorgan                                                        Barclays Capital
Joint Bookrunner                                                Joint Bookrunner
Banc of America Securities LLC
                    Blaylock & Partners, L.P.
                                             Scotia Capital
                                                            Wachovia Securities
                       Underwriters of the Class B Notes
JPMorgan                                                                   Barclays Capital


                 The date of this prospectus is [______], 2002.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Table of Contents

Notice About Information in This Prospectus....................................1
Where You Can Find More Information............................................1
Transaction Structure..........................................................2
Transaction Overview...........................................................3
Summary of Terms of Series 2002-2 Notes........................................4
Structural Summary.............................................................6
Risk Factors..................................................................14
The Characteristics of the Leases and the Lessees May Change Over Time........14
Declines in Market Value of Leased Vehicles Could Reduce Payments to You......14
Repayment of Your Series 2002-2 Notes is Limited Solely to Our Assets.........15
Repayment of Your Series 2002-2 Notes May be Dependent On Payments Made
  Under the Interest Rate Caps................................................16
You May Receive Principal Payments Earlier or Later than Anticipated..........16
Our Indirect Ownership of the Leases, the Vehicles and the Receivables
  Could Result in Reduced Payments to You.....................................19
Insolvency or Bankruptcy of Vehicle Management Services Could Result
 in Delayed or Reduced Payments to You........................................21
Subordination of the Class B Notes............................................22
Our Issuance of Additional Series of Notes May Affect the Timing of
  Payments to You.............................................................22
You May Not Be Able to Resell Your Series 2002-2 Notes........................22
Withdrawal or Downgrading of the Initial Ratings of the Series 2002-2
  Notes Will Affect the Prices of the Series 2002-2 Notes Upon Resale.........22
Use of Proceeds...............................................................23
Chesapeake Funding............................................................23
Raven Funding.................................................................30
Vehicle Management Services...................................................31
Selected Financial and Performance Data.......................................39
Allocation of Leases and Vehicles to Lease SUBI...............................44
Characteristics of Leases Allocated to Lease SUBI.............................44
Maturity Assumptions..........................................................53
Description of the Series 2002-2 Notes........................................60
The Indenture.................................................................74
Security for the Series 2002-2 Notes..........................................81
Credit Enhancement............................................................87
The Origination Trust and the Servicing Agreement.............................88
The Receivables Purchase Agreement, the Asset Purchase Agreement and
  the Contribution Agreement.................................................101
Material Legal Aspects of the Origination Trust..............................104
Material Legal Aspects of the Leases and the Vehicles........................107
Certain Employee Benefit Plan Considerations.................................108
Material Federal and Certain State Income Tax Consequences...................110
Underwriting.................................................................115
Legal Matters................................................................118
Listing and General Information..............................................118
Experts......................................................................118
Glossary of Terms............................................................G-1
Index to Financial Statements of D.L. Peterson Trust.........................F-1

                   Notice About Information in This Prospectus

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

     As you read through these sections, cross-references will direct you to more detailed descriptions elsewhere in this prospectus. You can also directly reference key topics by looking at the table of contents in this prospectus.

     You can find a glossary of the defined terms that appear in this prospectus in bold faced type under the caption "Glossary of Terms" beginning on page G-1. Unless the context otherwise requires, the terms "we," "us" and "our" refer to Chesapeake Funding LLC.

     We are not offering these notes in any state where the offer is not permitted.

To understand the structure of these securities, you must carefully read this prospectus in its entirety.

                       Where You Can Find More Information

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, under which we each file periodic reports and other information with the SEC. Copies of the reports and other information may be examined without charge at the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C., 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC internet site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" into this prospectus information from other documents that we file with them, which means that we can disclose important information by referring you to our SEC filings. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we have sold all of the series 2002-2 notes to which this prospectus relates or the offering is otherwise terminated:

     o Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC on March 29, 2002;

     o Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) Current Report on Form 8-K filed with the SEC on April 12, 2002; and

     o Chesapeake Funding LLC Quarterly Reports on Form 10-Q filed with the SEC on May 10, 2002 and August 14, 2002.

     You may request a copy of these filings, other than any exhibits, at no cost, by writing or telephoning us. Any requests should be directed to:

                                Bradley J. Howatt
                     307 International Circle, Mail Code CU
                                   Hunt Valley
                                 Maryland 21030
                                 (410) 771-1900

     We have filed a registration statement relating to the series 2002-2 notes with the SEC. This prospectus is part of the registration statement, but the registration statement contains additional information. With respect to any indenture supplement, contract, agreement or other document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved. You may obtain copies of the registration statement by writing to the address or calling the telephone number in the paragraph above.

                              Transaction Structure

                               [GRAPHIC OMITTED]

                              Transaction Overview

o D.L. Peterson Trust was established by PHH Vehicle Management Services, LLC in order to avoid the administrative difficulty and expense associated with retitling vehicles in connection with the financing or transfer of vehicles subject to leases. D.L. Peterson Trust is the record holder of title to and the lessor under all of the leases originated by Vehicle Management Services. D.L. Peterson Trust also has title to all of the fleet management receivables originated by Vehicle Management Services.

o On June 30, 1999, a separate portfolio of all of the leases then owned by D.L. Peterson Trust satisfying certain eligibility criteria, and the vehicles subject to those leases, was created at the direction of Raven Funding LLC, the initial beneficiary of D.L. Peterson Trust. Subsequent to June 30, 1999, Raven Funding has directed Vehicle Management Services from time to time to allocate to that portfolio all additional leases originated by Vehicle Management Services satisfying those criteria and the related vehicles. The beneficial interest in that portfolio, the Lease SUBI, is represented by the Lease SUBI Certificate.

o On June 30, 1999, a second separate portfolio of all of the fleet management receivables originated by Vehicle Management Services from time to time was created at the direction of Raven Funding. The beneficial interest in that portfolio, the Fleet Receivable SUBI, is represented by the Fleet Receivable SUBI Certificate and another certificate retained by Raven Funding.

o On June 30, 1999, Raven Funding transferred the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate to Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) pursuant to the Transfer Agreement. Raven Funding retained the certificate representing the remainder of the Fleet Receivables SUBI and a certificate, the UTI Certificate, representing a beneficial interest in all assets of D.L. Peterson Trust that are not allocated to a separate portfolio of assets.

o Vehicle Management Services has agreed to service the leases and vehicles allocated to the Lease SUBI and the fleet management receivables allocated to the Fleet Receivable SUBI pursuant to the Servicing Agreement. Each of PHH Corporation and Avis Group Holdings, Inc. has agreed to guarantee the servicer's indemnification obligations, repurchase obligations and certain expense reimbursement obligations under the Servicing Agreement.

o All of the issuer's notes, including the series 2002-2 notes, are and will be secured by the Lease SUBI Certificate, the Fleet Receivable SUBI Certificate, the issuer's rights under the transaction agreements, including the Transfer Agreement, the interest rate caps that the issuer is obligated to obtain from time to time in respect of the fixed rate leases allocated to the Lease SUBI and funds and investments on deposit from time to time in a number of bank accounts, including the gain on sale account.

o The series 2002-2 notes will also be secured by the interest rate caps that the issuer will be obligated to obtain under the indenture supplement relating to the series 2002-2 notes in respect of the floating rate leases which have the option to convert to a fixed rate allocated to the Lease SUBI and funds on deposit from time to time in the accounts established in respect of the series 2002-2 notes, including the reserve account and the yield supplement account.

                     Summary of Terms of Series 2002-2 Notes


Issuer:             Chesapeake Funding LLC

Transferor:         Raven Funding LLC

Servicer and
 Administrator:     PHH  Vehicle  Management  Services,  LLC - "Vehicle
                    Management Services"

Indenture Trustee:  JPMorgan Chase Bank

Pricing Date:       November [__], 2002

Closing Date:       November [__], 2002

Clearance and
 Settlement:        DTC/Euroclear/Clearstream

Collateral:         o    beneficial interest in a revolving pool of leases and
                         the vehicles subject to or anticipated to be subject to the leases owned by the origination trust,

                    o beneficial interest in a pool of receivables generated by Vehicle Management Services in its fleet management business and owned by the origination trust,

                    o interest rate caps that provide a source of funds to make interest payments if the floating rate at which the series 2002-2 notes bear interest exceeds the weighted average rate of interest on the fixed rate leases and floating rate leases that may be converted to a fixed rate, and

                    o amounts on deposit in a reserve account and other bank accounts.

Origination Trust:  D.L. Peterson Trust

Settlor of
 Origination Trust: Raven Funding LLC

Delaware Trustee:   Wilmington Trust Company

                                     Class A-1               Class A-2              Class B
Initial Principal Amount:            $255,000,000            $245,000,000           $44,900,000
Interest Rate:                       one-month LIBOR +       one-month LIBOR +      one-month LIBOR +
                                     [______]% p.a.          [______]% p.a.         [______]% p.a.
Interest Accrual Method:             actual/360              actual/360             actual/360
Interest Payment Dates:              monthly (7th)           monthly (7th)          monthly (7th)
Interest Rate Index Reset Date:      2 business days before  2 business days        2 business days
                                     each payment date       before each payment    before each payment
                                                             date                   date
First Interest Payment Date:         January 7, 2003         January 7, 2003        January 7, 2003
Record Date:                         last business day of    last business day of   last business day of
                                     the calendar month      the calendar month     the calendar month
                                     before each payment     before each payment    before each payment
                                     date                    date                   date
First Call Date:                     payment date in         payment date in        payment date in
                                     May 2004                May 2004               May 2004
Final Maturity Date:                 payment date in         payment date in        payment date in
                                     November 2007           November 2014          November 2014
Anticipated Ratings:                 Aaa/AAA*                Aaa/AAA*               A2/A*
ERISA Eligible:                      Yes**                   Yes**                  Yes**
Application for Exchange Listing
Will be Made:                        Luxembourg              Luxembourg             Luxembourg
Minimum Denomination:                $1,000 and multiples    $1,000 and multiples   $1,000 and multiples
                                     thereof                 thereof                thereof
CUSIP Number:
ISIN:
Common Code:

Credit Enhancement:

     o    overcollateralization,

     o up to $80,000,000 of monthly collections on receivables generated by Vehicles Management Services in its fleet management business,

     o    amounts available in a reserve account,

     o    amounts available in a yield supplement account and

     o in the case of the class A-1 notes and the class A-2 notes, the subordination of the class B notes to the class A-1 notes and class A-2 notes.

Principal Payments:

     o Unless there is an amortization event, the amortization period will begin on March 18, 2004 and we will begin making principal payments on the series 2002-2 notes on May 7, 2004.

     o Principal payments on the series 2002-2 notes will be applied to the class A-1 notes until paid in full, then to the class A-2 notes until paid in full and then to the class B notes until paid in full. If an amortization event occurs because an event of default in respect of the series 2002-2 notes has occurred as a result of our failure to make a payment on any series of notes when due or our bankruptcy or insolvency, then principal payments on the series 2002-2 notes will be applied to the class A-1 notes and the class A-2 notes on a pro rata basis until paid in full and then to the class B notes until paid in full.

-----------------------
* It is a condition to issuance that one of these ratings be obtained from Moody's and/or Standard & Poor's.
**   Investors subject to ERISA should consult with their counsel.

                               Structural Summary

     In this summary we briefly describe the major structural components of the series 2002-2 notes and the sources of payment for them. To fully understand the terms of the series 2002-2 notes you will need to read this prospectus in its entirety.

The Issuer

We are a special purpose limited liability company organized on June 24, 1999 as Greyhound Funding LLC under the laws of the State of Delaware. On April 25, 2002 we changed our name to Chesapeake Funding LLC. Our sole common member is Raven Funding, which is also a special purpose limited liability company established under the laws of the State of Delaware. The sole member of Raven Funding is Vehicle Management Services, a limited liability company and an indirect wholly-owned subsidiary of Cendant Corporation.

We were established to finance the leases and related vehicles owned by D.L. Peterson Trust, a statutory business trust established by Vehicle Management Services in connection with the operation of its vehicle leasing and fleet management business. We own a special unit of beneficial interest in certain leases and vehicles owned from time to time by D.L. Peterson Trust and a portion of a special unit of beneficial interest in a pool of receivables generated by Vehicle Management Services in its fleet management business. We finance our investment in these two special units of beneficial interest in the origination trust (and the leases, vehicles and receivables allocated from time to time thereto) by issuing notes under the indenture and issuing junior and senior preferred membership interests. Our business activities are limited to acquiring the special units of beneficial interest in the origination trust from Raven Funding, acquiring all additional leases and the vehicles relating to those leases and receivables allocated to our special units of beneficial interest from time to time, pledging our assets to secure the notes under the indenture and undertaking related activities.

For more information about us, see "Chesapeake Funding".

Vehicle Management Services

Vehicle Management Services provides vehicle leasing and fee-based fleet management services, including fuel and maintenance cards and accident management services, to companies and government agencies throughout the United States. Vehicle Management Services' services consist of vehicle leasing and related asset-based services and a broad range of fee-based services. The fee-based services are primarily transacted through the use of a proprietary charge card by the lessee's employees. Both asset-based service charges and fee-based service charges are billed on a consolidated monthly statement which aggregates all charges related to an individual vehicle.

On March 1, 2001, Avis Group Holdings, which then owned Vehicle Management Services, was acquired by PHH Corporation, which is an indirect wholly-owned subsidiary of Cendant Corporation, and Vehicle Management Services became an indirect wholly-owned subsidiary of PHH Corporation.

For more information on Vehicle Management Services, see "Vehicle Management Services".

Vehicle Management Services performs specified administrative duties for us and Raven Funding under an administration agreement.

For more information on Vehicle Management Services' obligations under the administration agreement, see "Chesapeake Funding--Administration Agreement".

Origination Trust

D.L. Peterson Trust was established by Vehicle Management Services in order to avoid the administrative difficulty and expense associated with retitling vehicles in connection with the financing or transfer of vehicles subject to leases.

Vehicle Management Services acts as servicer of the assets held by the origination trust under a servicing agreement. Each of PHH Corporation and Avis Group Holdings has guaranteed Vehicle Management Services' indemnity and repurchase obligations under the servicing agreement.

For more information on Vehicle Management Services' obligations under the servicing agreement, see "The Origination Trust and the Servicing Agreement--The Servicing Agreement".

The Series 2002-2 Notes

The series 2002-2 notes are our obligations and bear interest at the rates and are payable on the dates stated in the summary of terms of series 2002-2 notes.

The series 2002-2 notes, together with all other notes issued under the indenture, are secured by substantially all of our assets.

For more information on the series 2002-2 notes, see "Description of the Series 2002-2 Notes".

Repayment of the Series 2002-2 Notes

We will rely on

     o    collections from our leases,

     o    sales proceeds from the disposition of the related vehicles,

     o    collections on the receivables and

     o funds on deposit in specified accounts to make payments on the series 2002-2 notes.

We will be solely liable for payments on the series 2002-2 notes.

The timing of principal payments on the series 2002-2 notes is largely dependent on the timing of collections of cash generated by our assets. During the amortization period, principal will be paid on your series 2002-2 notes on each payment date in an amount generally equal to the available principal distribution amount generated by payments on the leases and proceeds from the sale of the vehicles.

Principal payments on the series 2002-2 notes generally will be made to the holders of the series 2002-2 notes sequentially. No principal will be paid on the class A-2 notes until the class A-1 notes have been paid in full. No principal will be paid on the class B notes until the class A-1 notes and the class A-2 notes have been paid in full. However, after the occurrence of an amortization event resulting from the occurrence of an event of default in respect of the series 2002-2 notes because of our failure to make a payment on any series of notes when due or our bankruptcy or insolvency, principal payments on the series 2002-2 notes will be made on a pro rata basis to the class A-1 notes and the class A-2 notes until they have been paid in full and then to the class B notes until they have been paid in full.

Optional Prepayment

We will have the option to prepay the series 2002-2 notes, in whole but not in part, on any payment date after the April 2004 payment date.

For more information about our optional prepayment of the series 2002-2 notes, see "Description of the Series 2002-2 Notes--Optional Prepayment".

Final Maturity Dates

Any unpaid principal of any class of series 2002-2 notes will be payable in full on the applicable final maturity date listed on the cover page of this prospectus.

If, on the final maturity date for any class of notes, the amount of collections available to pay principal on such class of notes is insufficient to pay the principal amount of that class of notes in full, amounts on deposit in the reserve account will be applied to pay the deficiency. In addition, if the amount on deposit in the reserve account on the final maturity date for the class B notes is less than the deficiency, amounts on deposit in the yield supplement account will be applied to pay the remaining deficiency.

For more information about the repayment of principal of the series 2002-2 notes
and  the   amortization   period,   see   "Description   of  the  Series  2002-2
Notes--Payment of Principal" and "Maturity Assumptions".

Collateral

The series 2002-2 notes and all other notes that we have issued and will issue under the indenture will be secured by a first-priority perfected security interest in the following assets:

     o a special unit of beneficial interest in those leases and the related vehicles owned by the origination trust and allocated to that interest, including the related rights under the servicing agreement and the other origination trust documents,

     o a special unit of beneficial interest in a pool of receivables generated by Vehicle Management Services in its fleet management business, including the related rights under the servicing agreement and the other origination trust documents,

     o our rights under the transfer agreement under which we acquired those special units of beneficial interest from Raven Funding,

     o    our rights under the administration agreement,

     o funds on deposit from time to time in the collection account and the "gain on sale" account, an account which we fund up to a fixed amount with gains that we receive when we sell vehicles subject to closed-end leases,

     o interest rate caps that we are required to obtain from time to time in respect of the fixed rate leases and the payments due under those interest rate caps, and

     o    all proceeds of the foregoing.

In addition, the series 2002-2 notes will be secured by

     o the interest rate cap with JPMorgan Chase Bank that we will purchase in respect of the floating rate leases that may be converted to fixed rate leases after the closing date and the payments due under that interest rate cap, and

     o funds on deposit from time to time in the reserve account, the yield supplement account and the distribution account.

For more information about the collateral for the series 2002-2 notes, see "Security for the Series 2002-2 Notes".

Leases

Leases and the related vehicles are the principal assets allocated to one of our special units of beneficial interest in the origination trust. The leases and the related vehicles allocated to our special unit of beneficial interest change as leases terminate and the related vehicles are sold and as new leases and the related vehicles are allocated to our special unit of beneficial interest. The vehicles related to the leases include vehicles subject to the leases and vehicles that are acquired by the origination trust at the request of a lessee but not yet accepted by that lessee. A significant majority of the vehicles are cars and light-duty trucks.

The leases are:

     o open-end leases or closed-end leases of cars, trucks and other motorized vehicles or equipment originated under a master lease agreement with the lessee, or

     o individual open-end consumer leases or closed-end consumer leases of cars and light-duty trucks.

As of September 19, 2002, 96.5% of the aggregate lease balance were open-end leases and 3.5% of the aggregate lease balance were closed-end leases.

Either Vehicle Management Services or PHH Financial Services Corporation originated the master lease agreements and assigned them to the origination trust or the origination trust originated the master lease agreements directly. PHH Financial Services Corporation is an indirect subsidiary of PHH Corporation that is no longer in the business of originating leases. The leases originated by PHH Financial Services were acquired by the origination trust in connection with the acquisition of Vehicle Management Services by Avis Group Holdings in June 1999.

PHH PersonaLease Corporation originated the consumer leases, individually or on behalf of the origination trust. PersonaLease is a subsidiary of Vehicle Management Services that was established to originate vehicle leases primarily to individuals who are either members of an affinity group or employees or independent contractors of customers of Vehicle Management Services.

The open-end leases are typically structured

     o    with a 12 month minimum lease term,

     o with month to month renewals after the end of the minimum lease term, and

     o    to provide for rent payments that include:

          o a depreciation component that is calculated by dividing the cost of the vehicle being financed as specified in the lease by the number of months in the lease term,

          o an interest or finance charge component that is generally calculated on a floating rate basis, but may be based on a fixed rate,

          o    a monthly management fee, and

          o payment of all costs related to the titling, licensing and registration of the related vehicle, applicable taxes and other expenses prepaid by the lessor.

Vehicles are typically depreciated on a straight-line basis over 40, 45, 50 or 60 months, at the option of the lessee. If the actual value of the vehicle at the time the lease terminates or is terminated (the "residual value") is less than the original cost of the vehicle as specified in the lease, less the aggregate depreciation component payments made by the lessee, the lessee is required to make a payment equal to the amount of that shortfall. However, in order to permit classification of the lease as an operating lease under accounting principles generally accepted in the United States of America, the lessee is only required to make such a payment to the extent that the residual value of the vehicle has not fallen below 16% of such original cost for the initial 24 months of the lease term and then 16% of the fair market value of the vehicle at the inception of the most recent month to month renewal thereafter.

Closed-end leases are typically structured

     o    with a fixed term of 24, 36 or 48 months and

     o with the lessor retaining the risk that the market value of the leased vehicle at the end of the lease term will be less than the original cost of the vehicle as specified in the lease less the aggregate depreciation component payments made by the lessee during the term of the lease.

Closed-end leases typically provide for a fixed monthly rental payment based on a rate schedule.

Vehicle Management Services, as servicer, is obligated to certify that each master lease agreement or consumer lease meets specified eligibility criteria as a condition to any allocation of that master lease agreement or consumer lease to our special unit of beneficial interest in the origination trust. The servicer will be obligated to purchase an ineligible lease if the servicer breached its representation regarding the eligibility of that lease.

For additional information about the eligibility criteria for each consumer lease and each master lease agreement, see "Security for the Series 2002-2 Notes--Lease SUBI and Fleet Receivable SUBI--Eligibility Criteria".

In addition, the servicer is deemed to make a representation that a new lease under an existing master lease agreement allocated to our special unit of beneficial interest in the origination trust meets specified eligibility criteria at the time that that lease is included in the borrowing base for the notes.

When we were formed, all of the master lease agreements and consumer leases satisfying the specified eligibility criteria were allocated to our special unit of beneficial interest in the origination trust. Since that time, Raven Funding has allocated to our special unit of beneficial interest all additional master lease agreements and consumer leases originated by the origination trust satisfying the specified eligibility criteria.

Raven Funding is not obligated to continue to allocate additional master lease agreements or consumer leases to our special unit of beneficial interest, but it is Raven Funding's current intention to continue to do so. Raven Funding, as the initial beneficiary of the origination trust, may from time to time cause master lease agreements and consumer leases to be allocated to one or more other special units of beneficial interest in the origination trust.

However, Raven Funding is obligated to allocate to our special unit of beneficial interest in the origination trust all vehicles that are acquired by the origination trust at the request of a lessee party to a master lease agreement already allocated to our special unit of beneficial interest but not yet accepted by that lessee under that master lease agreement and the lease relating to that vehicle once accepted by the lessee.

Vehicles

The vehicles subject to the leases include:

     o    automobiles and light duty trucks,

     o medium and heavy duty trucks, truck chassis, truck bodies and truck tractors,

     o    truck trailers, and

     o    other types of motorized vehicles and equipment.

Obligors

The lessees under the leases and the obligors under the fleet management receivables allocated to our special units of beneficial interest are primarily large corporations, including over one-quarter of the Fortune 500 companies, most of which have greater than 100 fleet vehicles under lease and/or management.

Interest Rate Caps

On the closing date, we will own an interest rate cap with Bank of America, N.A. in respect of the fixed rate leases allocated to our special unit of beneficial interest in the origination trust as of the closing date.

In order for a fixed rate lease allocated to our special unit of beneficial interest in the origination trust after the closing date to satisfy the eligibility criteria for funding under the indenture, we will be required to have or obtain an interest rate cap in respect of that lease from a bank or other financial institution having short-term debt ratings of at least "A-1" from Standard & Poor's and "P-1" from Moody's and long-term unsecured debt ratings of at least "A+" from Standard & Poor's and "Aa3" from Moody's. This interest rate cap will provide a source of funds to us to make interest payments in respect of the series 2002-2 notes during periods when the weighted average rate of interest on the fixed rate leases allocated to our special unit of beneficial interest in the origination trust is less than the floating rate at which the series 2002-2 notes bear interest. See "Security for the Series 2002-2

Notes--Interest Rate Caps" below for more information regarding the terms of this interest rate cap.

Lessees generally have the right to convert a floating rate lease to a fixed rate lease at any time on 30 days' notice. On the closing date, we will obtain an interest rate cap from JPMorgan Chase Bank in respect of the floating rate leases allocated to our special unit of beneficial interest that may be subsequently converted to fixed rate leases. This interest rate cap will provide a source of funds to us to make interest payments in respect of the series 2002-2 notes during periods when the weighted average rate of interest on fixed rate leases allocated to our special unit of beneficial interest in the origination trust that were once floating rate leases is less than the floating rate at which the series 2002-2 notes bear interest. See "Security for the Series 2002-2 Notes--Interest Rate Caps" below for more information regarding the terms of this interest rate cap.

For more information about the maximum strike rate and the minimum required notional amount of the interest rate caps that we are required to maintain, see "Security for the Series 2002-2 Notes--Interest Rate Caps".

Lease Overcollateralization

In order to provide credit enhancement for defaulted leases and losses upon the sale of vehicles, the amount of lease collateral that is required under the indenture to support the payment of the notes is greater than the aggregate principal amount of all series of notes.

On the closing date, this lease overcollateralization plus any amount on deposit in the reserve account or the principal subaccount of the collection account will be required to equal 5.163% of the initial aggregate principal amount of the series 2002-2 notes. The required amount of credit enhancement consisting of lease overcollateralization and amounts on deposit in the reserve account or the principal subaccount of the collection account may increase to 5.871% or 6.787% of the initial aggregate principal amount of the series 2002-2 notes depending upon the performance of the leases allocated to our special unit of beneficial interest in the origination trust.

For information  about the lease portfolio  performance  measures that result in
changes   in  the   required   amount  of  credit   enhancement,   see   "Credit
Enhancement--Required Enhancement Amount".

On the closing date, the required amount of credit enhancement will be provided by

     o    lease overcollateralization funded by

          o the various series of preferred membership interests that we have issued previously and

          o    the common membership interest in us held by Raven Funding and

     o    amounts on deposit in the reserve account.

An amortization event will occur if the amount of collateral supporting the payment of the series 2002-2 notes is less than the required amount for more than two business days.

Fleet Receivables

We own a portion of a special unit of beneficial interest in a pool of receivables generated by Vehicle Management Services in its fleet management business which entitles us to receive up to $80,000,000 a month of the collections received in respect of such receivables. These receivables are amounts payable under the fleet service contracts that Vehicle Management Services has with its customers, and include, among others, payment obligations arising from:

          o    fuel card programs,

          o    vehicle maintenance charges,

          o    purchases of vehicles for the customer's account and

          o    accident management services.

Collections on these receivables are intended to supplement the payments on the leases and the sales proceeds of the related vehicles and provide additional credit enhancement and yield enhancement for payments on the notes. These receivables will not be counted when determining whether there is sufficient collateral supporting the payment of the series 2002-2 notes.

Reserve Account

As an additional source of credit enhancement, we will establish a reserve account. The reserve account will be funded as follows:

o on the closing date, we will make an initial deposit into the reserve account of $11,236,000 which is 2.062% of the aggregate initial principal amount of the series 2002-2 notes and

o on each payment date, the indenture trustee will deposit into the reserve account any excess collections remaining after the payment of

     o    interest and principal on the series 2002-2 notes

     o dividends on any preferred membership interests that we may issue from time to time relating to the series 2002-2 notes and various other obligations and expenses.

After the closing date the indenture trustee will make those deposits to the reserve account only if they are needed to maintain a balance in the reserve account equal to our initial deposit.

The indenture trustee will withdraw available amounts from the reserve account on each payment date to cover shortfalls in payments of interest and principal on the series 2002-2 notes and any preferred membership interests that we may issue from time to time relating to the series 2002-2 notes.

An amortization event will occur if the amount on deposit in the reserve account is less than the initial deposit for more than two business days.

Yield Supplement Account

As an additional source of funds for interest payments on the series 2002-2 notes, we will establish a yield supplement account. The yield supplement account will be funded as follows:

     o on each payment date, the indenture trustee will deposit into the yield supplement account any excess collections remaining after payment of

          o    interest and principal on the series 2002-2 notes,

          o dividends on any preferred membership interests that we may issue from time to time relating to the series 2002-2 notes and

          o    various other obligations and expenses and

          after required amounts have been deposited into the reserve account.

The indenture trustee will make those deposits to the yield supplement account only if they are needed to maintain a balance in the yield supplement account equal to the amount by which the anticipated shortfall in interest payments amount exceeds the portion of the aggregate balance of the fleet management receivables allocated to the series 2002-2 notes. The indenture trustee will pay any further excess collections to us. No amount will be required to be on deposit in the yield supplement account on the closing date.

The indenture trustee will withdraw available amounts from the yield supplement account on each payment date to cover shortfalls in payments of interest on the series 2002-2 notes and any preferred membership interests that we may issue from time to time relating to the series 2002-2 notes.

An amortization event will occur if the amount on deposit in the yield supplement account is less than the required amount for more than two business days.

The anticipated shortfall in interest payments will increase if the interest rates on the series 2002-2 notes increase under circumstances where the interest rates or the finance charges on the floating rate leases do not increase commensurately.

For   information    about   the   yield   shortfall    amount,    see   "Credit
Enhancement--Required Yield Supplement Account Amount".

Gain on Sale Account

As an additional source of credit enhancement, we have established a bank account with the indenture trustee in which we deposit gains on sale of vehicles which were subject to closed-end leases. We are not required to deposit funds or retain amounts on deposit in the gain on sale account if the amount on deposit in the gain on sale account exceeds the amount that is required to remain on deposit in the gain on sale account. The indenture trustee will release excess amounts on deposit in the gain on sale account to us.

Amounts on deposit in the gain on sale account are available to cover residual value losses on vehicles which were subject to closed-end leases. A residual value loss is the amount by which the net proceeds from the sale of a vehicle which was subject to a closed-end lease (together with any termination payment received from the related lessee) is less than the net book value of that vehicle.

We fund the gain on sale account with the amounts by which the sales proceeds of the vehicles which were subject to closed-end leases exceed the net book values of those vehicles.

As of October 7, 2002, there was $2,840,609 on deposit in the gain on sale account.

For more information regarding the gain on sale account and the amount that is required to remain on deposit in the gain on sale account, see "Description of the Series 2002-2 Notes--Bank Accounts--Gain on Sale Account".

Subordination of the Class B Notes

The class B notes will be subordinated to the class A-1 notes and the class A-2 notes so that (i) no payments on account of principal shall be made with respect to the class B notes until the class A-1 notes and the class A-2 notes have been paid in full and (ii) no payments on account of interest shall be made with respect to the class B notes until all payments of interest then due and payable with respect to the class A-1 notes and the class A-2 notes have been made. For more information about the subordination of the class B notes, see "Risk Factors--Subordination of Class B Notes."

Other Series of Notes

We will have four other series of notes outstanding on the closing date. For information about those other series of notes, see "Chesapeake Funding--Capitalization--Other Series of Notes and Senior Preferred Membership Interests".

We may issue additional series of notes without the consent of the holders of the notes then outstanding. We may not change the terms of your notes by issuing an additional series of notes. There are a number of conditions to our issuance of an additional series of notes. For a discussion of those conditions, see "The Indenture--Issuance of Additional Series".

Servicing and Administrator Fees

Vehicle Management Services is entitled to receive a servicing fee equal to 0.215% per annum of the balance of the leases allocated to our special unit of beneficial interest in the origination trust for servicing those leases and the other assets allocated to our special units of beneficial interest in the origination trust.

The portion of that servicing fee payable to the servicer out of the collections on the origination trust assets allocated to the series 2002-2 notes on each payment date will be based on the origination trust assets allocable to the series 2002-2 notes during the preceding interest period.

If Vehicle Management Services is the servicer, this servicing fee will be payable on each payment date to the extent that funds are available in the collection account for the series 2002-2 notes to pay the servicing fee, after the payment of interest on the series 2002-2 notes. If Vehicle Management Services is not the servicer, this servicing fee will be payable from available funds in the collection account for the series 2002-2 notes prior to the payment of interest on the series 2002-2 notes. For additional information on the funds available to pay the servicing fee, see "Description of the Series 2002-2 Notes--Monthly Distributions".

If Vehicle Management Services is not the servicer, the portion of the servicing fee payable to the servicer out of the collections on the origination trust assets allocated to the series 2002-2 notes may be increased to an amount up to 110% of the costs to the servicer of servicing the origination trust assets allocable to the series 2002-2 notes. The amount of the servicing fee in excess of the base servicing fee will be payable on each payment date to the extent that funds are available in the collection account for the series 2002-2 notes after the payment of all other amounts payable out of the collections on the origination trust assets allocated to the series 2002-2 notes on the payment date.

Vehicle Management Services, as administrator, is also entitled to receive a fee equal to approximately 0.01% per annum of the principal balance of the leases allocated to our special unit of beneficial interest in the origination trust for acting as our administrator. The portion of that fee allocable to the series 2002-2 notes and payable to the administrator out of the collections on the origination trust assets allocated to the series 2002-2 notes on each payment date will be based on the origination trust assets allocable to the series 2002-2 notes during the preceding interest period.

This fee will be payable on each payment date to the extent that funds are available in the collection account for the series 2002-2 notes to pay the fee, after the payment of interest on the series 2002-2 notes and the portion of the base servicing fee allocable to the series 2002-2 notes.

Risk Factors

The series 2002-2 notes are highly structured and as a result an investment in the series 2002-2 notes involves material risks. Before you purchase series 2002-2 notes, be sure you understand the structure and those risks. See "Risk Factors".

Material Federal and Certain State Income Tax Consequences

White & Case LLP, as special tax counsel to the issuer, is of the opinion that:

     o the series 2002-2 notes will be characterized as indebtedness for federal income tax purposes, and

     o the issuer will not be a separately taxable entity for federal income tax purposes.

By accepting a series 2002-2 note, each holder or beneficial owner will agree to treat the series 2002-2 notes as indebtedness. We suggest that you consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and sale of the series 2002-2 notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For more information on the material tax consequences of the purchase, ownership and sale of the series 2002-2 notes, see "Material Federal and Certain State Income Tax Consequences".

ERISA Considerations

We expect that the series 2002-2 notes will be eligible for purchase by employee benefit plans. However, employee benefit plans contemplating a purchase of series 2002-2 notes should consult their counsel before making a purchase. See "Certain Employee Benefit Plan Considerations".

Ratings

The class A-1 notes and class A-2 notes will be issued only if they are rated in the highest long-term category by either Moody's or Standard & Poor's. The class B notes will be issued only if they are rated at least "A2" by Moody's or "A" by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell any class of the series 2002-2 notes, inasmuch as that rating does not comment on market price or suitability for a particular investor. A rating of any class of the series 2002-2 notes addresses the likelihood of the payment of principal and interest on the series 2002-2 notes of that class in accordance with their terms. We cannot assure you that any rating will not be lowered or withdrawn by an assigning rating agency.

Mailing Address and Telephone Number of Principal Executive Office

Our mailing address is 307 International Circle, Hunt Valley, Maryland 21030, and our telephone number is (410) 771-1900.

                                  Risk Factors

     The following is a summary of the principal risk factors in an investment in the series 2002-2 notes. The remainder of this prospectus provides much more detailed information about these risk factors. You should consider the following risk factors in light of your investment strategy in deciding whether to purchase the series 2002-2 notes.


The Characteristics
of the Leases and
the Lessees May
Change Over Time    Under the terms of the indenture, during the revolving
                    period, collections allocated to the series 2002-2 notes may be used by us to acquire additional leases allocated to our special unit of beneficial interest in the origination trust. Although additional leases must meet eligibility criteria, the additional leases may be different from the leases already allocated to our special unit of beneficial interest in the origination trust. The additional leases may have different lessees, vehicle types and interest rate provisions. In addition, the credit quality of the lessees under the existing leases and/or additional leases may decline subsequent to the date such leases were entered into by the origination trust. Consequently, the overall characteristics of the leases and the overall credit quality of the lessees may change significantly over time with the addition of additional leases arising under the existing master lease agreements and new master lease agreements and/or changes in the credit quality of individual lessees.
                    The servicer is obligated to originate new leases and lease agreements in accordance with its credit and collection policies, however, these policies permit a wide variety of lessees, vehicle types and interest rate provisions and the servicer may amend these policies from time to time provided that the amendments would not have a material adverse effect on the collectibility of amounts owing under the leases or on our interests or those of the indenture trustee in the leases. It is possible that any differences in the characteristics of the additional leases from the characteristics of the leases already allocated to our special unit of beneficial interest in the origination trust could result in delinquencies and losses on these additional leases that may exceed those on the initial leases. In addition, it is possible that a deterioration in the overall credit quality of the lessees under the leases could result in delinquencies and losses in future periods that exceed the historical losses on the origination trust's lease portfolio and/or a downgrading of the rating assigned to the series 2002-2 notes by any rating agency rating such notes.

Declines in Market
Value of Leased
Vehicles Could
Reduce Payments
to You              Closed-End Leases

                    The lessees under the closed-end leases will not be obligated to make a payment if the proceeds from the sale of the related vehicles at lease termination, plus any related fees or penalties, are less than the stated residual values of those vehicles. If the market value of a vehicle at lease termination is less than the stated residual value of that vehicle, we will suffer a loss.

                    A lessee under a closed-end lease may terminate its lease at any time upon the payment by the lessee of an amount equal to 50% of any unpaid rent for the remaining scheduled lease term. If the sum of that payment and the market value of the vehicle at that time is less than the stated residual value of the vehicle, we will suffer a loss.

                    Vehicles Ordered At Lessee Request

                    A lessee under a lease may order a vehicle and later decide not to accept the vehicle for lease. If a vehicle is rejected, the servicer will sell the vehicle in accordance with its policies and procedures. If the market value of that vehicle (together with any cancellation fee paid by the related lessee) is less than the cost to us of the vehicle, we will suffer a loss.

                    Charged-off Leases

                    If a lessee defaults under its lease and the lease is charged-off, the only source of payment for amounts that we expected to be paid on that lease will be the income and proceeds from the disposition of the related vehicles and any deficiency judgment against the lessee. If the market values of the vehicles decline faster than the lease balances of the related leases plus, in the case of a closed-end lease, the stated residual values of the related vehicles, the servicer may not recover the entire amount due on a charged-off lease plus, in the case of a closed-end lease, the stated residual values of the related vehicles, and we may suffer a loss.

                    Losses on closed-end leases, rejected vehicles and charged-off leases may deplete the protection afforded to you by the overcollateralization, the reserve account and amounts on deposit in the gain on sale account and may result in a shortfall in payments on your series 2002-2 notes. The occurrence of any event which has or can be expected to have an adverse impact upon the wholesale market for new or used vehicles may increase the severity of these losses.

Repayment of Your
Series 2002-2
Notes is Limited
Solely to Our
Assets Your series 2002-2 notes are our obligations only and you will have recourse for payments on your series 2002-2 notes solely to the collateral pledged to the indenture trustee for the benefit of the holders of each series of notes issued under the indenture, including your series 2002-2 notes, and the collateral pledged to the indenture trustee for the benefit of the holders of the series 2002-2 notes only. We are not required to have any other significant assets. The amount on deposit in the reserve account for your benefit will be limited. If the amount on deposit in the reserve account is depleted, you will depend solely on the remaining collateral to make payments on your series 2002-2 notes. The collectibility of amounts payable under the leases and in respect of the receivables generated by Vehicles Management Services in its fleet management business will depend on the willingness and ability of the obligors under the leases and the receivables to make timely payment of their obligations. General economic conditions, the obligors' financial condition and other similar factors will affect the obligors' ability to satisfy their obligations under the leases and the receivables.

Repayment of Your
Series 2002-2
Notes May be
Dependent On
Payments Made
Under the
Interest Rate
Caps On the closing date, we will own an interest rate cap with Bank of America, N.A. relating to the fixed rate leases allocated to our special unit of beneficial interest in the origination trust and an interest rate cap with JPMorgan Chase Bank relating to the floating rate leases that have the option to convert to a fixed rate allocated to our special unit of beneficial interest in the origination trust. If either Bank of America, N.A. or JPMorgan Chase Bank defaults under its interest rate cap and we do not receive the payments that we expect to receive under that interest rate cap, we may not have adequate funds to make all payments to you when due. Accordingly, you will have credit exposure to these interest rate cap counterparties to the extent of the amounts payable by them under the interest rate caps.

You May Receive
Principal Payments
Earlier or Later
than Anticipated    Amortization Events

                    If one of the specified amortization events occurs, we will begin to make payments of principal of the series 2002-2 notes on the first payment date following the month during which that event occurred. Amounts available to pay principal on the series 2002-2 notes will be distributed to the holders of the class A-1 notes until such time as the class A-1 notes are paid in full and after the class A-1 notes are paid in full to the holders of the class A-2 notes until such time as the class A-2 notes are paid in full and after the class A-2 notes are paid in full to the holders of the class B notes until such time as the class B notes are paid in full unless the amortization event was the result of the occurrence of an event of default due to our failure to make a payment on any series of notes when due or our bankruptcy or insolvency. If such an amortization event occurs, principal payments on the series 2002-2 notes will be applied to the class A-1 notes and the class A-2 notes on a pro rata basis until such time as the class A-1 notes and the class A-2 notes have been paid in full and then to the class B notes until such time as the class B notes have been paid in full. You will bear any reinvestment risk due to the early payment of the principal of your series 2002-2 notes. If an amortization event occurs, the average life of your series 2002-2 notes could be significantly reduced.

                    The specified amortization events will include:

                    o the failure to maintain the required amount of lease overcollateralization for two or more business days,

                    o the failure to have the required amount on deposit in the yield supplement account for two or more business days,

                    o the failure to have the required amount on deposit in the reserve account for two or more business days,

                    o the three month rolling average of the rates at which the leases allocated to our special unit of beneficial interest in the origination trust are charged-off is more than 1.00%,

                    o the three month rolling average of losses upon sale of rejected vehicles allocated to our special unit of beneficial interest in the origination trust is more than 1.50%,

                    o the three month rolling average of the leases allocated to our special unit of beneficial interest in the origination trust that are delinquent for 60 days or more is more than 7.00%,

                    o during the revolving period, there is at least $10,000,000 on deposit in the principal collection subaccount for the series 2002-2 notes on two consecutive payment dates or

                    o the occurrence of an event of default with respect to your series 2002-2 notes under the indenture.


                    For more information about the amortization events, see "Description of the Series 2002-2 Notes--Payment of Principal--Amortization Events".

                    --Failure to Maintain Sufficient Leases

                    The lessees under the open-end leases may terminate their leases and have the related vehicles sold at any time after the one year anniversary of the lease commencement date and the lessees under the closed-end leases may terminate their leases and have the related vehicles sold at any time with payment of termination fees. We can give you no assurance that the origination trust will acquire additional vehicles to become subject to the existing master lease agreements or enter into additional master lease agreements or consumer leases to be allocated to our special unit of beneficial interest in the origination trust.

                    The rate at which

                    o    lessees elect to terminate the leases,

                    o    lessees default on the leases and

                    o lessees lease additional vehicles under the master lease agreements.

                    will be influenced by various factors, including

                    o    changes in customer requirements,

                    o    the level of casualty losses and

                    o    the overall economic environment.


                    A significant decline in the aggregate cost of the vehicles ordered at the request of lessees and the aggregate lease balance of the leases allocated to our special unit of beneficial interest in the origination trust could result in there being $10,000,000 or more on deposit in the principal collection subaccount for the series 2002-2 notes for two consecutive payment dates.

                    The following factors will determine whether there will be sufficient vehicles and leases allocated to our special unit of beneficial interest in the origination trust:

                    o the ability of Vehicle Management Services, on behalf of the origination trust, to originate new master lease agreements that meet the eligibility criteria described in this prospectus,

                    o the rate at which lessees lease vehicles under the master lease agreements on terms that meet the eligibility criteria described in this prospectus and

                    o the rate at which the lessees terminate existing leases.

                    --Failure to Maintain the Required Amount on Deposit in the Yield Supplement Account

                    Finance charges on the floating rate leases allocated to our special unit of beneficial interest in the origination trust will be calculated principally on the basis of a 30-day commercial paper rate but also on the basis of a number of other floating rate indices. The interest rate of your series 2002-2 notes is based on one-month LIBOR. Changes in one-month LIBOR might not be reflected in the commercial paper rate or other indices, resulting in a higher or lower spread, or difference, between the amount of collections of finance charges on the floating rate leases and the amounts of interest payable on your series 2002-2 notes and other amounts required to be funded out of collections. If there is a decline in the indices for determining the finance charges on the floating rate leases which does not coincide with a decline in one-month LIBOR, the amount that is required to be on deposit in the yield supplement account will increase.

                    --Failure to Maintain the Required Amount on Deposit in Reserve Account and Performance of the Leases

                    Vehicle Management Services' strategy of penetrating the medium fleet market described under the caption "Vehicle Management Services--Fleet Management and Leasing Operations" may result in an increase in the rates at which the leases are charged-off and we may incur losses.

                    --Events of Default

                    An event of default will occur with respect to your series 2002-2 notes under the indenture, among other reasons, if we fail to pay interest on any series of notes issued under the indenture when due and that failure continues for five consecutive business days or if we fail to pay the principal of any series of notes issued under the indenture when due. For more information about the events of default, see "The Indenture--Events of Default".

                    Prepayment of Series 2002-2 Notes

                    We may prepay the series 2002-2 notes, in whole but not in part, without premium, on any payment date after the April 2004 payment date. You will bear any reinvestment risk due to the early payment of the principal of your series 2002-2 notes.

                    Payment Rates

                    If one of the specified amortization events does not occur earlier, principal payments on the series 2002-2 notes will begin on the payment date in May 2004. In the absence of an amortization event resulting from the occurrence of an event of default due to our failure to make a payment on any series of notes when due or our bankruptcy or insolvency, on that payment date and each payment date after that payment date, amounts available to pay principal on the series 2002-2 notes will be distributed to the holders of the class A-1 notes until such time as the class A-1 notes have been paid in full and after the class A-1 notes have been paid in full to the holders of the class A-2 notes until such time as the class A-2 notes have been paid in full and after the class A-2 notes are paid in full to the holders of the class B notes until such time as the class B notes are paid in full.

                    The actual rate of amortization of principal of your series 2002-2 notes will depend on

                    o the rate at which the lessees make depreciation payments under the leases allocated to our special unit of beneficial interest in the origination trust,

                    o the rate at which the lessees elect to terminate those leases, and

                    o the rate at which the vehicles relating to those leases are sold upon lease termination.

                    The rate at which those leases become charged-off leases or are purchased by the servicer will also affect the actual rate of amortization of principal because amounts in respect of those leases will also be applied to the payment of principal of your series 2002-2 notes.

                    The depreciation rates and the rate at which the lessees elect to terminate the leases will vary due to various factors, including

                    o    general economic conditions,

                    o economic and financial factors affecting the lessees, their industries and their geographic regions, and

                    o    the specific terms of the leases.

                    As a result, we cannot assure you of the rate at which you can expect to receive payments of principal on your series 2002-2 notes or that any class of your series 2002-2 notes will be fully paid on or prior to any particular payment date, including its final maturity date.

Our Indirect
Ownership of
the Leases, the
Vehicles and the
Receivables
Could Result in
Reduced Payments
to You Potential Claims of Third-Party Creditors on Assets of the Origination Trust


                    Unlike many structured financings in which the holders of the securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, we do not directly own the vehicles, the leases or the fleet management receivables allocated to our special units of beneficial interest in the origination trust and we do not have a security interest in those assets. Instead, the origination trust is the legal titleholder of the vehicles, the leases and the fleet management receivables and we have a beneficial interest in those vehicles, leases and fleet management receivables through our ownership of the special units of beneficial interest in the origination trust. The origination trust is not expected to have any significant obligations to third parties. However, our rights to receive the cash flows from the leases, the vehicles and the fleet management receivables may be subordinated to the claims of third-party creditors of the origination trust.

                    --Liabilities Arising Out of the Origination Trust Assets


                    In connection with other financings, Raven Funding may in the future create and sell or pledge special units of beneficial interest in the origination trust other than our special units of beneficial interest in the origination trust, as described more fully under the caption "The Origination Trust and the Servicing Agreement--Origination Trust". Under the agreement creating the origination trust and the Delaware state statute under which the origination trust was created, the liabilities of the origination trust which relate to origination trust assets allocated to a particular special unit of beneficial interest will be allocated to that special unit of beneficial interest and paid solely from the origination trust assets allocated to that special unit of beneficial interest. As a result of this allocation, any uninsured and unindemnified liability to third parties arising from or in respect of the origination trust assets allocated to our special units of beneficial interest in the origination trust will be satisfied out of those origination trust assets. You could suffer a loss if any of those liabilities are satisfied out of the origination trust assets allocated to our special units of beneficial interest in the origination trust.

                    In addition, you could suffer a loss if a court chose not to enforce the allocation provisions in the agreement creating the origination trust and allow the satisfaction of liabilities relating to origination trust assets not allocated to our special units of beneficial interest out of the origination trust assets allocated to our special units of beneficial interest in the origination trust.

                    --ERISA Liabilities

                    All of the origination trust assets, including the assets allocated to our special units of beneficial interest in the origination trust, could become subject to liens in favor of the Pension Benefit Guaranty Corporation to satisfy certain obligations arising under the Employee Retirement Income Security Act of 1974 or ERISA of any member of the origination trust's "affiliated group," which includes Vehicle Management Services and its affiliates, in connection with any employee benefit plans. Those liens would have priority over our interests and those of the indenture trustee in the origination trust assets allocated to our special units of beneficial interest in the origination trust.

                    Vehicle Management Services and its affiliates currently have no material unfunded liabilities under ERISA, but we cannot assure you that Vehicle Management Services and its affiliates will continue their current level of funding in the future. If they have material unfunded liabilities under ERISA in the future, the ratings of the series 2002-2 notes may be downgraded and you could suffer a loss if those liabilities are satisfied out of the origination trust assets allocated to our special units of beneficial interest in the origination trust.

                    --Vicarious Tort Liability


                    The origination trust and the origination trust assets are and will continue to be involved in litigation arising from the origination trust's ownership of the vehicles subject to the leases and may become subject to liability as a result of that ownership. State laws differ as to whether anyone suffering injury to person or property involving a motor vehicle may bring an action against the owner of the motor vehicle merely by virtue of that ownership. The laws of some states may hold the origination trust liable for the negligent use by the lessees and their employees of the vehicles. In addition, actions by third parties might arise against the owner of a vehicle based on legal theories other than negligence, such as product defect or improper vehicle preparation.

                    You could suffer a loss if the lessees fail to indemnify the origination trust for any liabilities arising from the origination trust's ownership of the vehicles under the leases and the liabilities exceed the amount of the contingent excess liability insurance maintained by the origination trust to cover this risk.

Insolvency or
Bankruptcy of
Vehicle Management
Services Could
Result in Delayed
or Reduced
Payments to You     If Vehicle Management Services were to become subject to
                    bankruptcy or other insolvency proceedings, a court could
                    conclude that Vehicle Management Services owns our special units of beneficial interest in the origination trust or
                    owns some of the leases and the related vehicles and the
                    fleet management receivables allocated to our special units of beneficial interest by:

                    o treating Vehicle Management Services and the origination trust as the same entity for bankruptcy purposes,

                    o determining that Vehicle Management Services and/or PersonaLease still own, and that Raven Funding holds a security interest in, those leases and the related vehicles that Vehicle Management Services and PersonaLease transferred to Raven Funding and that Raven Funding transferred to the origination trust on June 30, 1999 in connection with the financing of the acquisition by Avis Group Holdings of Vehicle Management Services and its affiliates,

                    o determining that Vehicle Management Services still owns, and that Raven Funding holds a security interest in, those equipment leases and the related equipment that Vehicle Management Services transferred to Raven Funding and that Raven Funding transferred to the origination trust on October 28, 1999 in connection with our issuance of the series 1999-2 notes,

                    o determining that Vehicle Management Services still owns, and that Raven Funding holds a security interest in, the fleet management receivables that Vehicle Management Services transfers to Raven Funding and that Raven Funding transfers to the origination trust from time to time, or

                    o treating Vehicle Management Services and Raven Funding as the same entity for bankruptcy purposes and determining that Raven Funding still owns the leases, the related vehicles and the fleet management receivables transferred to the origination trust as described above or our special units of beneficial interest in the origination trust.

Subordination
of the Class
B Notes The class B notes are subordinated to the class A-1 notes and the class A-2 notes. Accordingly, no payments in respect of principal will be made to the holders of the class B notes until the class A-1 notes and the class A-2 notes have been paid in full, and payments of interest in respect of the class B notes will only be made after all payments of interest that are due and payable to the holders of the class A-1 notes and the class A-2 notes have been made in full. Accordingly, if there are insufficient funds allocable to pay the class A-1 notes, the class A-2 notes and the class B notes the full amount of any payments that are due on any given date, the holders of the class B notes will absorb the entire amount of such deficiency, up to the aggregate amount due to such holders on such date. In addition, if the aggregate amounts collected from the collateral securing the series 2002-2 notes is insufficient to pay all amounts due and owing in respect of the series 2002-2 notes in full, the holders of the class B notes will absorb the entire amount of such deficiency, up to the aggregate amount due to such holders.

Our Issuance of
Additional Series
of Notes May
Affect the
Timing of
Payments to You     We have issued and may issue additional series of notes from time to time. We may issue an additional series of notes with terms that are different from your series of notes without your prior review or consent. It is a condition to our issuance of each new series of notes that each rating agency that has rated an outstanding series of notes confirm in writing that the issuance of the new series of notes will not result in a reduction or withdrawal of its rating of any outstanding series of notes. The rating agency confirmation will be based primarily on our ability to pay principal by the final maturity date and interest on each payment date, but the rating agency will not consider how the terms of a new series of notes could affect the timing and amounts of payments on your series of notes. For more information about our issuance of additional series of notes, see "The
                    Indenture--Issuance of Additional Series".

You May Not Be
Able to Resell
Your Series
2002-2 Notes        The  underwriters  may assist in resales of any class of the series 2002-2 notes but they are not required to do so. A secondary market for your series 2002-2 notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your series 2002-2 notes.

Withdrawal or
Downgrading of
the Initial
Ratings of the
Series 2002-2
Notes Will
Affect the
Prices of the
Series 2002-2
Notes Upon
Resale It is a condition to our issuance of the series 2002-2 notes that the class A-1 and class A-2 notes be rated in the highest rating category by either Standard & Poor's or Moody's and that the class B notes be rated either at least "A2" by Moody's or "A" by Standard & Poor's. These ratings will reflect the assessment of each of the rating agencies of the likelihood that the holders of such class of the series 2002-2 notes will receive the payments of interest on the series 2002-2 notes on each payment date and the payment of principal of such class of the series 2002-2 notes on the respective final maturity dates of such class. The ratings will be based primarily on an assessment of

                    o our special units of beneficial ownership in the origination trust,

                    o the initial level of lease overcollateralization supporting the series 2002-2 notes,

                    o the underlying credit quality of Vehicle Management Services' customer base,

                    o the amounts to be held in the reserve account and the yield supplement account and

                    o the interest rate caps that we will have obtained from JPMorgan Chase Bank and Bank of America, N.A. in respect of the leases.

                    A rating agency may change its rating of any class of the series 2002-2 notes after the series 2002-2 notes are issued if that rating agency believes that circumstances have changed. Any change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for your series 2002-2 notes.

                                 Use of Proceeds

     We estimate that the net proceeds from the sale of the series 2002-2 notes will be approximately $540,010,425 after deducting underwriting commissions and estimated offering expenses payable by us. We will use $11,236,000 of the net proceeds from the sale of the series 2002-2 notes to make an initial deposit into the reserve account and the remainder of the net proceeds to repay in part our series 1999-3 notes and redeem in part our series 1999-3 senior preferred membership interests. As of October 7, 2002, there were $1,047,966,464 of our series 1999-3 notes outstanding and interest accrued on those notes during the most recent interest period then ending at an average rate per annum equal to 2.06%. The revolving period for the series 1999-3 notes is currently scheduled to expire on December 6, 2002. The series 1999-3 notes have a final maturity date of 125 months after the end of the revolving period. A number of multi-seller commercial paper conduits hold the series 1999-3 notes. See "Underwriting".


                               Chesapeake Funding

General

     We were formed on June 24, 1999 under the name Greyhound Funding LLC as a Delaware limited liability company under our LLC Agreement for the purpose of:

     o    issuing notes under the Indenture,

     o    issuing preferred membership interests under our LLC Agreement,

     o    acquiring

          o    the Fleet Receivable SUBI Certificate,

          o    the Lease SUBI Certificate and

          o the additional vehicles and related leases allocated to the Lease SUBI from time to time by Raven Funding,

     o    pledging our assets to secure the notes under the Indenture,

     o    making payments on our notes and preferred membership interests and

     o    engaging in other related transactions.

We do not engage in any other business activity. On April 25, 2002 we changed our name from Greyhound Funding LLC to Chesapeake Funding LLC.

     Raven Funding is our sole common member. Tony Wong, an employee of Global Securitization Services, LLC, has agreed to act as our special member. We will admit Mr. Wong as our non-economic member only if Raven Funding is no longer our common member. Prior to that time, Mr. Wong will not be our member.

Capitalization

     The following table sets forth our capitalization as of September 30, 2002 on an actual basis and on a pro forma basis giving effect to

     o    the issuance of $544,900,000 of the series 2002-2 notes,

     o the assumed repayment of $528,774,425 of the series 1999-3 notes and redemption of the related senior preferred membership interests with a portion of the net proceeds of the series 2002-2 notes and

     o the capital contribution by Raven Funding to us of a $53,289,000 demand note issued by Vehicle Management Services:

                                                                        Actual                  Pro Forma
                                                                 ----------------------    ---------------------
Series 1999-2 notes...........................................     $      268,086,087       $      268,086,087
Series 1999-3 notes...........................................          1,039,966,564              549,905,281
Series 2001-1 notes...........................................            750,000,000              750,000,000
Series 2002-1 notes...........................................            650,000,000              650,000,000
Series 2002-2 notes...........................................                      -              544,900,000
Series 1999-2 senior preferred membership interests...........             93,080,911               93,080,911
Series 1999-3 senior preferred membership interests ..........            135,495,997               96,782,855
Series 2001-1 senior preferred membership interests...........             72,587,142               72,587,142
Series 2002-1 senior preferred membership interests...........             62,908,543               62,908,543
Common membership interest (1)................................            454,531,477              505,151,702
Equity and other liabilities..................................            219,496,925              219,496,925
                                                                 ----------------------    ---------------------
         Total................................................         $3,746,153,646            $3,812,899,446
                                                                 ======================    =====================

-------------------
(1)  On the closing date, Raven Funding will increase its common membership interest in us by contributing to us a $53,289,000 demand note issued by
     Vehicle Management Services. We can call on the demand note from time to time in whole or in part at our discretion, with any calls by us reducing the available principal amount thereof. The demand note is not and will not be pledged as collateral to secure any series of notes.


     Other Series of Notes and Senior Preferred Membership Interests. Following is a summary of the material terms of the other series of notes and the series of senior preferred membership interests that will be outstanding on the closing date.

          The terms of the series 1999-2 notes are similar to those of the class A-1 notes and class A-2 notes of the series 2002-2 notes except that the series 1999-2 notes are not subject to optional prepayment until the aggregate principal amount of the class A-2 notes of that series is less than or equal to 10% of the original aggregate principal amount of the series 1999-2 notes. The class A-1 notes of the series 1999-2 notes were paid in full on May 7, 2002. The class A-2 notes of the series 1999-2 notes bear interest at one-month LIBOR plus 0.35% per annum. The revolving period for the series 1999-2 notes ended on the March 2001 Period End Date. The outstanding principal amount of the class A-2 notes of the series 1999-2 notes was $233,510,454 as of October 7, 2002. The final maturity date of the class A-2 notes of the series 1999-2 notes is the October 2011 payment date. The series 1999-2 senior preferred membership interests that relate to the series 1999-2 notes provide for dividends to accrue thereon at a rate calculated based on the funding costs of the multi-seller commercial paper conduit holding the series 1999-2 senior preferred membership interests and the bank providing liquidity to that multi-seller commercial paper conduit. For information on the general terms of all series of senior preferred membership interests, see "--Preferred Membership Interests".

     The series 1999-3 notes have a maximum principal amount of $1,400,000,000. The series 1999-3 notes are held by a group of multi-seller commercial paper conduits. The series 1999-3 notes have a final maturity date of 125 months after the end of the revolving period for the series 1999-3 notes. The revolving period for the series 1999-3 notes is currently scheduled to expire on December 6, 2002. The series 1999-3 notes bear interest at a variable rate based on the funding costs of the multi-seller commercial paper conduits and the banks providing liquidity to those multi-seller commercial paper conduits. The series 1999-3 senior preferred membership interests that relate to the series 1999-3 notes are held by a subsidiary of Raven Funding. This subsidiary financed the purchase of the series 1999-3 senior preferred membership interests by issuing its own notes and preferred membership interests to a group of multi-seller commercial paper conduits. Dividends accumulate on the series 1999-3 senior preferred membership interests at one-month LIBOR plus 1.70% per annum.

     The terms of the series 2001-1 notes are similar to those of the class A-1 notes and class A-2 notes of the series 2002-2 notes. The class A-1 notes of the series 2001-1 notes, in an aggregate principal amount of $425,000,000, bear interest at one-month LIBOR plus 0.26% per annum and the class A-2 notes of the series 2001-1 notes, in an aggregate principal amount of $325,000,000, bear interest at one-month LIBOR plus 0.31% per annum. The revolving period for the series 2001-1 notes will end on the February 2003 Period End Date. The final maturity date of the class A-1 notes of the series 2001-1 notes is the September 2006 payment date and the final maturity date of the class A-2 notes of the series 2001-1 notes is the September 2013 payment date. The series 2001-1 senior preferred membership interests are held by a second subsidiary of Raven Funding. This subsidiary financed the purchase of the series 2001-1 senior preferred membership interests by issuing its own notes and preferred membership interests to a group of multi-seller commercial paper conduits. Dividends accumulate on the series 2001-1 senior preferred membership interests at one-month LIBOR plus 1.70% per annum.

     The terms of the series 2002-1 notes are similar to those of the class A-1 notes and the class A-2 notes of the series 2002-2 notes. The class A-1 notes of the series 2002-1 notes, in an aggregate principal amount of $295,000,000, bear interest at one-month LIBOR plus 0.20% per annum and the class A-2 notes of the series 2002-1 notes, in an aggregate principal amount of $355,000,000, bear interest at one-month LIBOR plus 0.27% per annum. The revolving period for the series 2002-1 notes will end on the November 2003 Period End Date. The final maturity date of the class A-1 notes of the series 2002-1 notes is the June 2007 payment date and the final maturity date of the class A-2 notes of the series 2002-1 notes is the June 2014 payment date. The series 2002-1 senior preferred membership interests are held by a third subsidiary of Raven Funding. This subsidiary financed the purchase of the series 2002-1 senior preferred membership interests by issuing its own notes and preferred membership interests to a group of multi-seller commercial paper conduits. Dividends accumulate on the series 2002-1 senior preferred membership interests at one-month LIBOR plus 1.70% per annum.

     The table below summarizes the principal terms of the four other series of notes that we have previously issued and that will be outstanding after the closing date.

Series 1999-2 Notes
      Class A-2 notes initial principal amount..............    $450,000,000
         interest rate......................................    one-month LIBOR plus 0.35%
         commencement of amortization.......................    May 2002 payment date
         final maturity date................................    October 2011 payment date
      Credit Enhancement
         Required enhancement amount........................    at least 14.9425% of the initial principal amount of the series
                                                                1999-2 notes (inclusive of required reserve account amount)
         Required reserve account amount....................    $22,538,000

Series 1999-3 Notes
         Maximum principal amount...........................    $1,400,000,000
         interest rate......................................    pass-through of funding costs of multi-seller commercial paper conduits and/or banks
         scheduled commencement of amortization.............    December 6, 2002
         final maturity date................................    125 months after commencement of amortization
      Credit Enhancement
           Required enhancement amount......................    the greater of at least 154.39% of the aggregate stated liquidation preference of the series 1999-3 senior preferred membership interests and during the revolving period, at least 14.9425% of the maximum principal amount of the series 1999-3 notes or during the

                                      -25-

                                                                amortization period, at least 14.9425% of the maximum principal amount of the series 1999-3 notes on the last day of the
                                                                revolving period (inclusive of required reserve account amount)
           Required reserve account amount..................    2.2538% of the maximum principal amount of the series 1999-3 notes
Series 2001-1 Notes
      Class A-1 notes initial principal amount..............    $425,000,000
         interest rate......................................    one-month LIBOR plus 0.26%
         scheduled commencement of amortization.............    Period End Date in February 2003
         final maturity date................................    September 2006 payment date
         first call date....................................    April 2003 payment date
      Class A-2 notes initial principal amount..............    $325,000,000
         interest rate......................................    one-month LIBOR plus 0.31%
         scheduled commencement of amortization.............    payment date on which Class A-1 notes are paid in full
         final maturity date................................    September 2013 payment date
         first call date....................................    April 2003 payment date
      Credit Enhancement
         Required enhancement amount........................    at least 14.9425% of the initial principal amount of the series
                                                                2001-1 notes (inclusive of required reserve account amount)
         Required reserve account amount....................    $16,903,500

Series 2002-1 Notes
      Class A-1 notes initial principal amount..............    $295,000,000
         interest rate......................................    one-month LIBOR plus 0.20%
         scheduled commencement of amortization.............    Period End Date in November 2003
         final maturity date................................    June 2007 payment date
         first call date....................................    January 2004 payment date
      Class A-2 notes initial principal amount..............    $355,000,000
         interest rate......................................    one-month LIBOR plus 0.27%
         scheduled commencement of amortization.............    payment date on which Class A-1 notes are paid in full
         final maturity date................................    June 2014 payment date
         first call date....................................    January 2004 payment date
      Credit Enhancement
         Required enhancement amount........................    at least 14.9425% of the initial principal amount of the series
                                                                2001-1 notes (inclusive of required reserve account amount)
         Required reserve account amount....................    $14,649,700

LLC Agreement

     Management. Under our LLC Agreement, our managers exercise or authorize the execution of our powers and manage our business and affairs. Ordinarily we will have three managers, two chosen by Raven Funding as holder of our common membership interest and one chosen by the holders of our preferred membership interests. Our LLC Agreement provides that if

     o we fail to pay dividends in full on any series of preferred membership interests for two consecutive dividend periods or

     o    an event of default under the Indenture occurs and is continuing,

the number of our managers increases to five and the holders of our preferred membership interests are entitled to choose the two additional managers.

     Our LLC Agreement requires that at all times at least one of our managers be an individual who is "independent," someone who is not and never was

     o a stockholder, member, partner, director, officer, employee, affiliate, associate, creditor or independent contractor of Avis Group Holdings, Avis Rent A Car System, Inc., Vehicle Management Services or any of their affiliates or associates,

     o any person owning directly or beneficially any outstanding shares of common stock of Avis Group Holdings, Avis Rent A Car System, Inc., Vehicle Management Services or any of their affiliates, or a stockholder, director, officer, employee, affiliate, associate, creditor or independent contractor of such a beneficial owner or any of such beneficial owner's affiliates or associates, or

     o    a member of the immediate family of any person described above.

     Set forth below is certain information regarding our managers and executive officers:

   Name                       Age      Office                Served Since      Business Experience
   ----                       ---      ------                ------------      -------------------
   Kevin Burns                33       Manager               1999              Managing Director of Global
                                                                               Securitization Services, LLC, a manager
                                                                               of special purpose vehicles, since
                                                                               1996.  Previously a Vice President of
                                                                               Lord Securities Corporation.
   Joseph W. Weikel           48       Manager and Senior    1999              Senior Vice President, General Counsel
                                       Vice President                          of Vehicle Management Services since
                                                                               2001.  Previously  General Counsel for
                                                                               Vehicle Management Services.
   Tony Wong                  26       Manager               1999              Assistant Vice President of Global
                                                                               Securitization Services, a manager of
                                                                               special purpose vehicles, since 1998.
                                                                               Previously a mutual fund accountant
                                                                               with Morgan Stanley, Dean Witter,
                                                                               Discover & Co.
   George J. Kilroy           54       Chief Executive       2001              President, Chief Executive Officer of
                                       Officer and                             Vehicle Management Services since
                                       President                               2001.  Previously Senior Vice President
                                                                               for Vehicle Management Services.
   Neil J. Cashen             48       Chief Financial       1999              Executive Vice President and Chief
                                       Officer                                 Operating Officer of Vehicle Management
                                                                               Services since 2001.  Previously Senior
                                                                               Vice President of Finance for Vehicle
                                                                               Management Services.
   Bradley J. Howatt          41       Chief Accounting      2002              Vice President and Controller of
                                       Officer                                 Vehicle Management Services since
                                                                               1999.  Previously Director of Financial
                                                                               Operations for Vehicles Management
                                                                               Services.

     Each of Mr. Burns and Mr. Wong is an employee of Global Securitization Services and an "independent" manager. Each of Mr. Kilroy, Mr. Cashen, Mr. Weikel and Mr. Howatt is an officer of Vehicle Management Services, the indirect owner of all of our common membership interests. We do not pay any compensation to our officers or managers.

     Separateness. In order to preserve our separateness from any other entity, our LLC Agreement obligates us to comply with a number of covenants, including, among others, the following:

     o our funds and other assets may not be commingled with those of any other entity,

     o we may not hold ourself out as being liable for the debts of any other entity and

     o we are required to act solely in our limited liability company name and through our duly authorized officers or agents in the conduct of our business and to conduct our business so as not to mislead others as to our identity or our assets.

     Transfer of Common Membership Interest. Raven Funding may not dispose of any part of its common membership interest in us.

Management Agreement

     We have entered into a Management Agreement with Global Securitization Services who has agreed to perform certain administrative functions for us. These functions include, among other things,

     o    designating persons available to serve as our managers and officers,

     o    furnishing ordinary clerical and bookkeeping services,

     o maintaining and preserving our status as a limited liability company qualified to do business in the State of Delaware,

     o    managing the issuance and delivery of the notes,

     o performing our obligations under the Transaction Documents not required of the administrator and

     o providing notice to the rating agencies if any "independent" manager is removed or appointed.

Administration Agreement

     We have no employees other than our managers and executive officers. We have entered into an Administration Agreement with Vehicle Management Services who has agreed to perform our various administrative duties under the Base Indenture, each indenture supplement and the Transfer Agreement, including the preparation and delivery of reports, notices, documents and other information that we are required to deliver or make available under the Indenture. In addition, Vehicle Management Services has agreed to perform other activities at our request in connection with our assets and the Transaction Documents so long as those activities are reasonably within its capability.

     Vehicle Management Services, as administrator, has agreed to indemnify and hold harmless us, the indenture trustee, Raven Funding and their respective directors, officers, agents and employees for acts, omissions or alleged acts or omissions arising out of the activities of Vehicle Management Services, as administrator, other than acts, omissions or alleged acts or omissions that constitute bad faith, negligence or willful misconduct by the indemnified party.

     Vehicle Management Services is not permitted to resign as administrator under the Administration Agreement, and the Administration Agreement will not terminate until the termination of the Indenture and our LLC Agreement and the payment in full of all notes.

     Vehicle Management Services, as administrator, is entitled to receive a fee for each Monthly Period in an amount equal to 0.01% per annum of the numerators used to determine the invested percentage with respect to each series of notes outstanding on the last day of the preceding Monthly Period, payable by the holders of the notes of each series in accordance with the related indenture supplement on each payment date. The portion of the fee payable on each payment date to the administrator that is payable out of the Collections allocated to the series 2002-2 notes will be equal to the product of

     o    0.01% per annum

     multiplied by

     o the Required Asset Amount as of the first day of the preceding Monthly Period multiplied by

     o the number of days in the interest period ending on the payment date divided by 365 days or 366 days, as applicable.

Preferred Membership Interests

     Issuance Requirements. We may issue senior preferred membership interests and junior preferred membership interests in one or more series relating to any series of notes on the issuance date of that series of notes or after that issuance date if a majority of our managers has adopted an action specifying the following terms, among others, of that series of preferred membership interests:

     o    the aggregate stated liquidation preference and designation,

     o    the dividend rate,

     o    the issuance date,

     o    the rating agencies rating that series,

     o    the initial dividend payment date,

     o    the legal final redemption date, and

     o    identification of the related series of notes.

We are also required to obtain the written confirmation from each rating agency rating each series of notes outstanding and each series of preferred membership interests outstanding that the issuance of that series of preferred membership interests will not result in the reduction or withdrawal of the then current ratings of those series of notes and preferred membership interests.

     Priority. All of our preferred membership interests will rank senior to the interest of the common member with respect to the right to receive dividends or other distributions and the right to receive payments out of our assets upon our voluntary or involuntary liquidation, dissolution, winding-up or termination. All of our senior preferred membership interests will rank senior to the interests of the holders of junior preferred membership interests with respect to the right to receive dividends or other distributions and the right to receive payments out of our assets upon our voluntary or involuntary liquidation, dissolution, winding-up or termination.

     Dividends. The holders of each series of preferred membership interests are entitled to receive dividends at the applicable dividend rate for each dividend period of the stated liquidation preference of that series of preferred membership interests, calculated on the basis of a 360-day year and the actual number of days in that dividend period. We will declare and pay dividends on a series of preferred membership interests out of Collections allocated to the related series of notes as provided in the related indenture supplement and our LLC Agreement.

     Series 2002-2 Senior Preferred Membership Interests. We will not issue any series of senior preferred membership interests relating to the series 2002-2 notes on the closing date but we may do so in the future. As a condition to our issuance of series 2002-2 senior preferred membership interests, we will be required to obtain written confirmation from each rating agency rating each series of notes outstanding and each series of preferred membership interests outstanding that the issuance of that series of senior preferred membership interests will not result in the reduction or withdrawal of the then current rating of those series of notes or those series of preferred membership interests. The issuance of series 2002-2 senior preferred membership interests will result in an increase in the Yield Shortfall Amount.

     Series 2002-2 Junior Preferred Membership Interests. We will not issue any series of junior preferred membership interests relating to the series 2002-2 notes on the closing date but we may do so at a later date. As a condition to our issuance of series 2002-2 junior preferred membership interests, we will be required to obtain written confirmation from each rating agency rating each series of notes outstanding and each series of preferred membership interests outstanding that the issuance of that series of junior preferred membership interests will not result in the reduction or withdrawal of the then current rating of those series of notes or those series of preferred membership interests. The issuance of series 2002-2 junior preferred membership interests will result in an increase in the Yield Shortfall Amount.

     Ownership of Preferred Membership Interests. Set forth below is information regarding ownership of our preferred membership interests as of October 7, 2002:

                                                          Name and Address
        Title of Class                                   of Beneficial Owner                     Percent of Class

     Series 1999-2 Senior Preferred           Park Avenue Receivables Corporation                      100%
     Membership Interests                     114 West 47th Street - Suite 1715
                                              New York, New York 10036

     Series 1999-3 Senior Preferred           Hunt Valley LLC                                          100%
     Membership Interests                     307 International Circle
                                              Hunt Valley, Maryland  21030

     Series 2001-1 Senior Preferred           Shawan LLC                                               100%
     Membership Interests                     307 International Circle
                                              Hunt Valley, Maryland  21030

     Series 2002-1 Senior Preferred           Inner Harbor LLC                                         100%
     Membership Interests                     307 International Circle
                                              Hunt Valley, Maryland  21030

                                  Raven Funding

General

     Vehicle Management Services formed Raven Funding in June 1999 as a Delaware limited liability company. Raven Funding is permitted to engage in the following business activities:

     o acting as the settlor and initial beneficiary of the origination trust,

     o    acquiring and contributing vehicles to the origination trust,

     o entering into and performing its obligations under the Transaction Documents, including, among others,

     o    our LLC Agreement,

     o    the Transfer Agreement,

     o    the Asset Purchase Agreement,

     o    the Receivables Purchase Agreement and

     o    the Origination Trust Documents,

     o acting as the common member of one or more purchasers of our preferred membership interests and

     o    engaging in related activities.

Raven Funding will not engage in any other business activity.

     Vehicle Management Services is the sole economic member of Raven Funding. Christopher T. Burt has agreed to act as Raven Funding's special member. The special member is required to be an "independent" manager and will be admitted as a non-economic member of Raven Funding if there is no longer an economic member of Raven Funding. Prior to that time, Mr. Burt will not be a member of Raven Funding.

     Vehicle Management Services chooses the managers of Raven Funding and they manage the business and affairs of Raven Funding. Raven Funding is required at all times to have at least two managers who are "independent" managers. Currently, the managers of Raven Funding are Duncan H. Cocroft, Neil J. Cashen, Joseph Weikel, Christopher T. Burt and Bernard J. Angelo. Mr. Burt and Mr. Angelo, each an employee of Global Securitization Services, are the "independent" managers. Mr. Cocroft is the Executive Vice President, Finance and Treasurer of Cendant. Mr. Cashen is the Executive Vice President and Chief Operating Officer of Vehicle Management Services. Mr. Weikel is a Senior Vice President and Assistant Secretary of Vehicle Management Services.

     Raven Funding's limited liability company agreement obligates Raven Funding to do all things necessary to be readily distinguishable from Vehicle Management Services and its affiliates, and maintain its existence separate and apart from that of Vehicle Management Services and its affiliates, including, without limitation

     o    maintaining books and records separate from any other entity,

     o    not commingling funds and other assets with those of any other entity,

     o    maintaining separate cash management systems,

     o practicing organizational formalities required by law and its limited liability company agreement,

     o    maintaining at least two "independent" managers,

     o not holding itself out as being liable for the debts of any other entity and

     o acting solely in its limited liability company name and through its duly authorized officers or agents so as not to mislead others as to its identity or its assets.

Management Agreement

     Raven Funding has entered into a management agreement with Global Securitization Services, who has agreed to perform certain administrative functions for Raven Funding. These functions include, among other things,

     o maintaining and preserving its status as a limited liability company in the State of Delaware,

     o preparing periodic management reports regarding the financial health of Raven Funding and

     o    maintaining complete records of all transactions of Raven Funding.

Administration Agreement

     Raven Funding has no employees other than its managers. Raven Funding entered into the Administration Agreement with Vehicle Management Services who has agreed to perform various administrative duties of Raven Funding under the Transfer Agreement, including the preparation and delivery of all reports, notices, documents and other information that Raven Funding is required to deliver. In addition, Vehicle Management Services has agreed to perform other activities at the request of Raven Funding in connection with the Transfer Agreement so long as those activities are reasonably within its capability.

     Vehicle Management Services, as administrator, has agreed to indemnify and hold harmless us, the indenture trustee, Raven Funding and our and their respective directors, officers, agents and employees for acts, omissions or alleged acts or omissions arising out of the activities of Vehicle Management Services, as administrator, other than acts, omissions or alleged acts or omissions that constitute bad faith, negligence or willful misconduct by the indemnified party.

     Vehicle Management Services is not permitted to resign as administrator under the Administration Agreement, and the Administration Agreement will not terminate until the termination of the Indenture and the payment in full of all notes.

     Vehicle Management Services, as administrator, is entitled to receive a monthly fee payable by Raven Funding on each payment date.

                           Vehicle Management Services

General

     Vehicle Management Services and its affiliated companies provide vehicle leasing and value-added fleet management services, including fuel and maintenance cards and accident management services, throughout the United States, with leading market shares across many of its product lines. Vehicle Management Services provides comprehensive vehicle management solutions to its customers which include over 2,100 companies and government agencies in the United States, including over one-quarter of the Fortune 500 companies. Vehicle Management Services' services consist of

     o    vehicle leasing,

     o related asset-based services, including vehicle acquisition and disposition management and

     o a broad range of fee-based services which include fuel and maintenance cards, accident management and other vehicle-related services, all of which are designed to allow clients to effectively manage costs and enhance productivity.

     On June 30, 1999, Avis Rent A Car System acquired Vehicle Management Services and its affiliated companies from Cendant Corporation. On March 1, 2001, Cendant acquired all of the outstanding shares of Avis Group Holdings that were not then owned by Cendant, and the worldwide fleet management operations of Vehicle Management Services became a part of Cendant's subsidiary, PHH Corporation.

     Vehicle Management Services and its affiliated companies are divided into two business units, PHH North America and Wright Express Corporation. Unless we say otherwise, our discussion of PHH North America is limited to the United States operations of Vehicle Management Services and excludes the Canadian operations of PHH North America and the operations of Wright Express.

     Vehicle Management Services and PersonaLease originated all of the assets of the origination trust, other than the equipment leases and the related equipment acquired by Vehicle Management Services from PHH Financial Services on or prior to October 28, 1999. Vehicle Management Services operates PHH North America's U.S. vehicle leasing and fee-based servicing businesses. PHH Financial Services is a subsidiary of Cendant that was previously engaged in originating equipment leases. PersonaLease originates consumer leases.

     Vehicle Management Services' chief executive office is in Hunt Valley, Maryland.

Fleet Management and Leasing Operations

     Vehicle Management Services' vehicle management services are divided into two principal categories:

     o    asset-based products and services and

     o    fee-based products and services.

     Asset-based products and services are the services clients require to acquire, lease and dispose of vehicles. Vehicle Management Services, through the origination trust, leases vehicles in the United States. As is market convention, financing of the vehicle leases is directly linked to several other asset-based products and services, such as

     o    vehicle acquisition services,

     o    title and registration services,

     o    vehicle remarketing and

     o vehicle management consultation, including fleet policy and vehicle recommendations.

     Leases of cars and light duty trucks, such as sport utility vehicles and minivans, account for a substantial majority of the vehicles that Vehicle Management Services leases through the origination trust. The remaining leases are leases of several types of equipment, such as medium and heavy duty trucks, forklifts and other similar equipment. Lease terms generally reach a maximum of 60 months on cars and light duty trucks, but extend as long as 10 to 12 years for medium/heavy duty trucks and other vehicles or equipment with longer lives.

     The aggregate dollar amount of vehicles under management by Vehicle Management Services has grown from approximately $2.66 billion, as of December 31, 1996, to approximately $3.41 billion as of December 31, 2001. Vehicle Management Services' total vehicle leasing revenues were approximately $149.7 million after fleet costs for the year ended December 31, 2001, consisting of $60.4 million of net interest income and $89.3 million of lease related fees.

     Fee-based products are designed to allow clients to manage vehicle costs and enhance driver productivity. Vehicle Management Services' main fee-based products are

     o    fuel services,

     o    maintenance services and

     o    accident management.

Vehicle Management Services also offers a variety of other fee-based vehicle management products and services, including

     o    the acquisition and remarketing of vehicles not under lease,

     o    vehicle management outsourcing and

     o    other miscellaneous fee-based services.

     Vehicle leasing and directly related products and services are frequently combined with other related fee-based products and services, such as accident management, vehicle maintenance cards and fuel cards. Through use of these related fee-based services, customers

     o receive access to Vehicle Management Services' broad network of vehicle-related suppliers and

     o are able to access comprehensive information on their total fleet operating costs and characteristics, enabling better management of fleet operations.

Vehicle Management Services frequently cross-sells its asset-based and fee-based products and services. Management of Vehicle Management Services estimates that approximately 54% of its U.S. customers use at least one fee-based product or service.

     Vehicle Management Services' primary customers are large corporations, most of which have greater than 100 fleet vehicles under lease and/or management. Vehicle Management Services focuses on cultivating long-term relationships with its customers. Vehicle Management Services services customers directly with its own sales, marketing and customer relations professionals who are located throughout the U.S. The maintenance card and accident management programs are supported by a network of vehicle-related preferred suppliers, including nationally recognized vehicle-related retail outlets. Additionally, Vehicle Management Services fuel cards are accepted at locations throughout the U.S.

     Vehicle Management Services is a recognized industry leader in the large fleet segment of the vehicle management market. Vehicle Management Services has also indicated that it intends to increase its focus on the medium fleet segment of that market. Vehicle Management Services believes that this effort will result in increased volume in this segment of the market.

     Vehicle Management Services utilizes three separate computer systems to manage the leases and the fleet management receivables:

     o    an inventory system which tracks lease and vehicle related data,

     o a billing system which produces detailed integrated bills for each customer and

     o    a receivables system which tracks receivables.

     Vehicle Management Services' information technology professionals have developed SPIN, a data warehouse that consolidates transaction-level information on each fleet management product in an effort to help customers manage their fleet operations. Vehicle Management Services delivers information from SPIN to customers in a variety of formats via PHH InterActive(R), an Internet-based fleet management software package. Vehicle Management Services' computer systems are currently partially resident on a mainframe computer owned and operated by Cendant and a technology outsourcing vendor of Cendant.

Lease Products and Services

     Open-End Leases. Vehicle leases can be either open-end or closed-end. The open-end lease agreements provide for a minimum lease term of twelve months after which the lease may be continued at the lessee's election for successive monthly renewals. The open-end leases typically provide for rent payments that include

     o    a depreciation component,

     o    an interest or finance charge component,

     o    a monthly management fee and

     o payment of all costs related to the titling, licensing and registration of the related vehicle, applicable taxes and other expenses prepaid by the lessor.

Vehicle Management Services typically depreciates vehicles on a straight line basis, generally over 40, 45, 50 or 60 months, at the option of the lessee, with 50 and 60 months being the most common tenors. The residual risk on the value of the vehicle upon termination of the lease remains with the lessee under an open-end lease, except for a small amount which is retained by Vehicle Management Services to permit classification of the lease as an operating lease under accounting principles generally accepted in the United States of America. Vehicle Management Services has never suffered a loss related to the retention of this small residual position in connection with its open-end leases.

     The interest or finance charge component on the open-end leases is generally calculated on a floating rate basis, but may be based on a fixed rate. Interest payments under the floating rate leases vary from month to month in accordance with changes in the applicable rate index, plus the agreed upon spread. Under the terms of substantially all of the floating rate leases, the applicable floating rate index is a composite of the interest rates at which PHH Corporation issues commercial paper. For competitive reasons, Vehicle Management Services has previously notified a significant number of the lessees under these floating rate leases that the applicable floating rate index has been changed to the rate on commercial paper set forth in Statistical Release H.15(519), "Selected Interest Rates" published by the Board of Governors of the Federal Reserve System.

     Interest payments under the fixed rate leases are typically based on a spread over two-year or three-year treasury notes fixed at the time the lease was originated. The lessee under a floating rate lease generally has the option to convert it to a fixed rate lease on 30 days' notice to Vehicle Management Services. The fixed rate is usually based on Vehicle Management Services' cost of funds at the time of conversion.

     Closed-End Leases. The closed-end leases are structured with a fixed term and the lessor retains the vehicle residual value risk at the end of the lease term. The most prevalent closed-end lease terms are 24 months, 36 months and 48 months. The closed-end leases may be terminated at any time during the term of the lease with 30 days' notice and payment of a termination penalty. The closed-end leases typically provide for a fixed monthly rental payment based on a rate schedule. Vehicle Management Services sets the residual values under its closed-end leases of cars and light-duty trucks at amounts less than or equal to the estimates published in the Automotive Lease Guide, which is a publication generally used within the automotive finance industry for setting car and light-duty truck residual values.

     Consumer Leases. PersonaLease originates consumer leases and has traditionally marketed consumer leases through affinity groups or made them available to employees or independent contractors of Vehicle Management Services' customers or employees or agents of affiliates of Vehicle Management Services. Consumer leases currently are not an active operating strategy for Vehicle Management Services.

     Equipment Leases. Vehicle Management Services generally makes equipment lease products available only to customers who also lease cars, light duty trucks and/or sport utility vehicles in an effort to meet all of the vehicle leasing needs of its customers. Certain of the equipment leases allocated to the Lease SUBI were originated by PHH Financial Services, a subsidiary of PHH Corporation that is no longer in the business of originating leases.

     Lease Agreements. Vehicle Management Services generally uses standard form documents for both its open-end and closed-end leases. Except in the case of consumer leases, the standard forms are structured as a master lease agreement with the customer that sets forth non-economic terms that will apply to all vehicles leased by the customer under that master lease agreement with separate new unit notices or lease schedules for each individual vehicle leased that set forth the lease term, depreciation schedule, monthly rental payments, interest rate component terms and/or other specific transaction terms, in each case as applicable to that vehicle.

     The master lease agreements and consumer leases generally

     o are "triple net" leases under which the lessees are responsible for all incidental costs, such as insurance and ongoing maintenance of the vehicles,

     o provide that the lessees are obligated to pay all costs, expenses, fees, charges and taxes incurred in connection with the use, operation, titling and registration of the vehicles,

     o    allocate all risk of loss or damage to the vehicles to the lessees,

     o provide that the lessees are obligated to indemnify Vehicle Management Services and the origination trust against all claims, liabilities, costs and expenses relating to or arising out of the possession, use or operation of the vehicles by the lessees or their representatives,

     o    are assignable by the lessor and

     o upon default by the lessee under the master lease agreement or consumer lease, provide that the lessor has the right to terminate the lease agreement and repossess and sell the related vehicles.

Fleet Management Receivables

     Fuel Cards and Related Services. Vehicle Management Services provides customers with fuel card programs which facilitate the payment, monitoring, and control of fuel purchases. Fuel is typically the single largest fleet-related operating expense and generally accounts for over 70% of total fleet-related running expenses. By using Vehicle Management Services' fuel cards, Vehicle Management Services' customers receive the following benefits:

     o access to more fuel brands and outlets than other private label corporate fuel cards,

     o point-of-sale processing technology for fuel card transactions that enhances customers' ability to monitor purchases and

     o consolidated billing and access to other information on fuel card transactions, which assists customers with evaluation of overall fleet performance and costs.

     The fleet management receivables include the receivables arising under Vehicle Management Services' fuel card programs for customers located in the United States. Vehicles Management Services offers two fuel card programs:

     o a co-branded Wright Express-Vehicle Management Services fuel card that utilizes Wright Express as the card processor and

     o a private label Vehicles Management Services fuel card, which is currently being phased out in favor of the Wright Express-Vehicle Management Services fuel card.

In both of these cases, Vehicle Management Services bills the charges due to it under the fuel cards as part of its customers' consolidated bills. The fleet management receivables do not include any fuel service receivables generated directly by Wright Express. Vehicle Management Services provides fuel card services principally to its existing asset-based customers.

     Maintenance Charge Cards and Related Services. Vehicle Management Services offers customers vehicle maintenance charge cards that are used to facilitate vehicle repairs and maintenance payments. The vehicle maintenance cards provide customers with benefits such as

     o negotiated discounts of up to 40% off retail prices through Vehicle Management Services' supplier network,

     o access to Vehicle Management Services' in-house team of certified maintenance experts that monitor card transactions for policy compliance, reasonableness and cost effectiveness and

     o inclusion of vehicle maintenance card transactions in a consolidated information and billing database that helps customers evaluate overall fleet performance and costs.

     Vehicle Management Services maintains an extensive network of service providers throughout the United States to improve ease of use by its customers. The fleet management receivables include receivables for products and services charged under Vehicle Management Services' vehicle maintenance charge cards issued to customers located in the United States.

     The vehicle maintenance charge cards are used at Vehicle Management Services' network of preferred vehicle-related suppliers. The network includes many "national account" suppliers, including The Goodyear Tire & Rubber Company, Bridgestone/Firestone Inc., Jiffy Lube International, Inc. and Safelite Glass Corporation. Customers typically pay Vehicle Management Services a monthly fee for use of the vehicle maintenance charge cards.

     In conjunction with its vehicle maintenance charge cards, Vehicle Management Services offers its customers a vehicle maintenance management system. Each time a vehicle maintenance charge card is used for a purchase exceeding an agreed-upon dollar limit at an authorized vehicle-related supplier location, the supplier's maintenance personnel are required to review the order by phone with one of Vehicle Management Services' maintenance specialists. Before authorizing a maintenance purchase, the maintenance specialist considers the particular vehicle's maintenance history and warranty status and the customer's particular maintenance spending policy. This process improves compliance with the customer's maintenance policies while reducing operating costs and enhancing overall fleet maintenance levels. After each transaction, Vehicle Management Services stores the maintenance charge card activity in its SPIN data warehouse, thereby assisting its customers in the comprehensive long-term tracking of vehicles and drivers.

     Accident Management Services. Vehicle Management Services provides its customers with comprehensive accident management services, such as

     o providing prompt assistance after receiving the initial accident report from the driver by facilitating emergency towing services and car rental assistance,

     o organizing the vehicle appraisal and repair process through a network of preferred repair and body shops,

     o    coordinating and negotiating potential accident claims and

     o entering accident and repair information into its SPIN data warehouse for future management use.

Customers receive the following benefits from these accident management services:

     o    24-hour assistance from Vehicle Management Services' call centers,

     o access to Vehicle Management Services' network of repair and body shops,

     o expertise of Vehicle Management Services' damage specialists, who monitor vehicle appraisals and repairs for cost-efficiency and compliance with each customer's specific repair policy,

     o services of Vehicle Management Services' claims experts, who assess subrogation potential and, if necessary, attempt to negotiate maximum recovery and

     o    significant additional information on vehicle and driver performance.

     Customers generally pay Vehicle Management Services for accident management services on a per-incident basis. The fleet management receivables include receivables for customer fees for accident management services and for related repair purchases.

     Vehicle Management Services. The fleet management receivables also include billings for vehicle fleet management services provided to customers with leased and non-leased vehicles, as well as billings for the purchase of non-leased vehicles by fleet management customers.

Origination and Underwriting Procedures

     Sales Origination. Vehicle Management Services' sales representatives are responsible for originating new business and for servicing existing customers and identifying new business opportunities with them. Most sales representatives work from Vehicle Management Services' office in Hunt Valley, Maryland. Each sales representative is responsible for generating his or her own leads by cultivating relationships with the fleet managers in his or her assigned territory.

     Credit Underwriting. Vehicle Management Services conducts credit and financial analyses in connection with the origination of a master lease agreement or the granting of an extension. To initiate the credit approval process, a sales representative compiles a credit information package for the prospective customer, including a business history of the customer and at least three years of financial data, and makes a recommendation on the term and proposed pricing of the financing. The sales representative forwards each credit information package to Vehicle Management Services' credit department. A credit analyst then performs financial ratio analysis and reviews trends in operations and, in certain instances, checks bank references and Dun & Bradstreet reports, and on that basis, approves or declines the financing. In originating consumer leases, Vehicle Management Services receives a credit application, reviews the credit application and a credit bureau report, conducts an income analysis and renders a credit decision.

     Vehicle Management Services makes credit decisions based upon a subjective evaluation of the information received. It does not use a credit scoring system or specific origination standards in reaching a credit decision. The focus of Vehicle Management Services' credit analysis is principally the credit of the lessee and/or any related guarantor even though the leased vehicles serve as security for the related leases. In reviewing the credit information package, the credit analyst assigned to the account performs an analysis of financial ratios. Ratios developed are both quantitative and qualitative, and include debt to cash flow ratios, liquidity ratios, fixed charge coverage ratios and leverage ratios. The ratios are then benchmarked against industry standards. Although credit enhancements are rarely used, Vehicle Management Services will consider letters of credit, cash deposits, parent or affiliate guarantees and limitations on the lease term to mitigate credit risk.

     Vehicle Management Services establishes individual credit lines for each customer, allowing the origination of additional leases under a master lease agreement up to set limits. Tiered levels of credit approval are required based upon the amount of credit extended. The existing approval limits are based on the credit quality of the customer, existing exposure and experience of Vehicle Management Services management. In addition, customer accounts are reviewed on at least an annual basis. The review contains, among other items, current financial information, total existing credit exposure, payment history and external ratings.

     Delivery and Lease Commencement. Once a master lease agreement has been approved, a "new business activation" team is given responsibility for customer order implementation. The customer will mail or electronically send its detailed request for its fleet, including number and model of cars, preferred color, option packages and delivery destinations. The client's order is checked for completeness and sent to the car manufacturer or, in certain cases, directly to a dealer. In 2001, Vehicle Management Services purchased substantially all of its vehicles from The Ford Motor Company, General Motors Corporation and DaimlerChrysler Corporation.

     Vehicle Management Services notifies a dealer in its network of dealers in the geographic area of the customer's delivery destination that it will be receiving a vehicle. The vehicle manufacturer will bill Vehicle Management Services for a vehicle at the time that vehicle is shipped to the dealer and electronically draft an account of Vehicle Management Services an average of three days after that shipment. The dealer is responsible for

     o registering the title of the vehicle in the name of the origination trust,

     o    preparing the vehicle for delivery,

     o    reporting any after market requests,

     o arranging for delivery of the vehicle to the customer or pick-up of the vehicle by the customer and

     o    obtaining the signed delivery receipt from the customer.

No lease of a vehicle is in force until the customer's employee or driver has accepted delivery of the vehicle.

     After delivery of a vehicle to a customer, the dealer is required to submit a package to Vehicle Management Services that includes documentation of title and any other relevant information. Vehicle Management Services enters the lease of the vehicle into its computer system after it has received and reviewed the package. For the purpose of calculating the aggregate amount of notes that we may issue, we treat a vehicle ordered at the request of a customer but not yet subject to a lease according to Vehicle Management Services' computer system as a vehicle not yet subject to a lease even though that vehicle may have been accepted by that customer. Lease rent begins accruing at the time of acceptance of the vehicle by the customer.

     In the rare instance in which a customer rejects a vehicle purchased at its request upon delivery, Vehicle Management Services may ask the dealer to repurchase the vehicle for inventory or may add the vehicle to a small pool of unleased vehicles it maintains for emergency replacement purposes. Generally, if a lessee experiences a loss from theft or collision, Vehicle Management Services arranges for a rental car replacement while a new car is ordered. However, some clients want immediate replacements. Vehicle Management Services provides an immediate replacement from its pool of unleased vehicles or through its dealer network. If a customer rejects a vehicle purchased at its request upon delivery, Vehicle Management Services generally charges the customer a fixed cancellation fee plus the amount of any losses incurred in connection with the disposition of that vehicle.

Billing, Collection and Repossession

     Vehicle Management Services generates monthly consolidated bills for all of its services, including lease charges for the fleet and fee-based charges for services such as fuel cards and repair of vehicles. As most customers use at least one fee-based service in addition to fleet leasing, a typical bill might include lease charges for the fleet, fuel charges from a fuel card and repair charges from one of several network suppliers of repair and maintenance services. Typical payment terms include net 10, net 15 and net 30 day terms. If a customer makes a partial payment of its bill, Vehicle Management Services will apply the partial payment and continue to age the portion of the bill that remains unpaid. All consolidated bill payments are received through a lockbox account held in the name of the origination trust.

     Because most payment delinquencies are due to administrative delays or billing disputes, not credit problems, Vehicle Management Services tends to contact its customers about delinquent payments in order to try to reconcile the bill. Vehicle Management Services' collection/reconciliation department performs this function. Vehicle Management Services generally assesses a late fee equal to 1.5% per month for past due accounts. Vehicle Management Services waives this late fee in many instances in the course of its efforts to arrange for payment of past due amounts.

     Each master lease agreement and consumer lease provides that Vehicle Management Services may terminate that lease agreement and repossess the related vehicle or vehicles if the lessee defaults. Events of default include

     o    the failure to make payment when due,

     o    the failure to perform its covenants or obligations under the lease,

     o    certain events of bankruptcy or insolvency and

     o in some cases, a change in the financial condition of a lessee's affairs that substantially impairs D.L. Peterson Trust's title to the leased vehicles or increases Vehicle Management Services' credit risk.

If a customer defaults, Vehicle Management Services, on a case-by-case basis, either designates the account for workout or repossesses the leased vehicles.

     Open-End Leases and the "16/15 Rule". Amounts owing under open-end leases typically accrue using a "16/15" rule. Vehicles that are accepted by a customer from the 1st to the 15th of a month have a lease commencement date of the first day of that month. Vehicles accepted by a customer on the 16th of the month or later have a lease commencement date of the first day of the succeeding month. Lease payments are initially billed at the beginning of the month following the date the customer accepts delivery of the vehicle. If Vehicle Management Services receives the delivery receipt after the Period End Date in a month, the customer will be billed at the beginning of the second month following acceptance of the vehicle. Subsequently, Vehicle Management Services bills lease payments in advance.

     For example, a vehicle may be delivered to the dealer on May 10th and to the customer before May 15th, and Vehicle Management Services receives the delivery receipt on May 25th. This lease will have a lease commencement date of May 1st. Its first bill will be sent in late June for receipt on or around July 1st, the end of the month after acceptance of the vehicle by the customer. This bill will include three months of expenses, May, June and July. In essence, the first bill contains a "back billed" amount for the entire first month of May and the month of June, and includes an advance portion to cover July. Vehicle Management Services may charge interim rent for the period from the date of delivery of the vehicle to the first day of the following month in lieu of utilizing the "16/15" rule.

     At the end of the lease, the potential for either paying for two unused weeks, for example when acceptance of the vehicle by the customer occurs on the 15th and the lease commences on the 1st, or for getting two weeks "free", for example when acceptance of the vehicle by the customer occurs on the 16th and the lease commences on the 1st of the following month, is reversed. Amounts for a lease will cease accruing on the first of the month in which the lease ends, assuming the lease ends on or before the 15th of the month, or on the first of the month after the month in which the lease ends, assuming the lease ends after the 15th.

     Closed-End Leases. Vehicle Management Services bills amounts for closed-end leases based on the actual number of days in a month that the lessee has use of the leased vehicle.

Lease Termination and Vehicle Disposition

     The open-end leases typically provide that, upon termination of the lease, the lessor is obligated to sell the vehicle as soon as is practicable. Vehicle Management Services, as servicer, arranges for the sale of the vehicles on behalf of the origination trust, as lessor. Upon the termination of a closed-end lease, Vehicle Management Services, as servicer, arranges for the prompt sale of the vehicle for the account of the origination trust, as lessor. Upon the termination of a closed-end lease prior to its scheduled lease term, the lessee is required to pay all past due rent, 50% of any unpaid rent for the remaining scheduled lease term and all other amounts due and unpaid under the lease, including any late payment charges or indemnities.

     Vehicle Management Services remarkets vehicles coming off-lease through various channels. In many cases, it offers the vehicle to the driver through a program agreed upon with the lessee. Often, the driver takes advantage of this purchase option since he or she is familiar with the vehicle and its history. If the driver does not want to exercise the purchase option, Vehicle Management Services remarkets the vehicle either through an auction or other wholesale or consignment programs. At dealer and public auctions, Vehicle Management Services vehicles are clearly identified and Vehicle Management Services representatives are typically present to answer questions. Under consignment sale programs, dealers reserve space on their lots for previously leased vehicles but do not pay Vehicle Management Services for the vehicles until the vehicles are sold.

Insurance and Indemnification

     Insurance. The master lease agreements and consumer leases generally require the lessees to maintain automobile bodily injury and property damage liability insurance that names the origination trust and Vehicle Management Services as additional insureds and loss payees. The insurance policies must provide minimum primary coverages of $250,000 per person and $500,000 per occurrence for bodily injury and $100,000 per occurrence for property damage. Each of these lease agreements further requires the lessee to maintain collision and comprehensive insurance covering loss and damage to the vehicles in an amount not less than the actual cash value of the vehicles, with a deductible not to exceed $1,000. The lessee is required to furnish Vehicle Management Services with a certificate of insurance or other evidence of the required insurance coverage. The master lease agreements and consumer leases provide that lessees may self-insure for collision and comprehensive insurance coverage with Vehicle Management Services' consent.

     Insurance certificates are initially provided at the time that a new lessee becomes party to a master lease agreement or a consumer lease. Lessees provide these certificates, along with updated certificates, from time to time, to Vehicle Management Services who sends copies of the certificates to a server controlled by Certificate Management Solutions, a third-party service provider. Certificates are imaged and a queue is created by Certificate Management Solutions that permits Vehicle Management Services to review the certificates to determine whether the coverages described in the certificates meet the minimum coverages required by Vehicle Management Services. Reports are created by Vehicle Management Services to provide updated information to assist it in its attempts to obtain certificates from lessees that are delinquent. Vehicle Management Services sends letters to lessees 30 days before expiration of the lessee's insurance coverage and another notice is sent to the lessee upon expiration of such insurance coverage. Vehicle Management Services is responsible for taking action in the event of non-compliance that is not cured by the lessee after the notices are sent.

     Indemnification. Each master lease agreement and consumer lease contains indemnification of Vehicle Management Services and the origination trust by the lessee against all claims and liabilities of any kind or nature and all costs and expenses, including attorneys' fees, incurred in connection with, relating to or arising out of the possession, use or operation of each of the leased vehicles during the period when the lessee is in possession of the vehicles.

     In addition to the insurance required under the lease agreements and the indemnities provided by the lessees, Vehicle Management Services maintains excess coverage public liability insurance with unaffiliated carriers for personal injury, death and property damage claims resulting from the use of the leased vehicles in excess of $1,000,000 per occurrence up to not less than $50 million per occurrence. For more information about the insurance that Vehicle Management Services is required to maintain, see "The Origination Trust and the Servicing Agreement--The Servicing Agreement".

                     Selected Financial and Performance Data

     The following discussions should be read in conjunction with our audited financial statements and accompanying notes thereto incorporated in this prospectus by reference to our report on Form 10-K for the year ended December 31, 2001 and our unaudited condensed financial statements and accompanying notes thereto incorporated in this prospectus by reference to our report on Form 10-Q for the three months ended June 30, 2002. Unless otherwise noted, all dollar amounts are in thousands.

Selected Financial Data

     The selected financial data of Chesapeake Funding LLC as of December 31, 2001, 2000 and 1999 and for the years ended December 31, 2001 and 2000 and the period from June 24, 1999 (our inception) through December 31, 1999 have been taken or are derived from and should be read in conjunction with our financial statements which have been audited by Deloitte & Touche LLP, independent auditors, and are incorporated in this prospectus by reference to our report on Form 10-K for the year ended December 31, 2001. The selected financial data of Chesapeake Funding LLC as of June 30, 2002 and for the six months ended June 30, 2002 and 2001 have been taken or are derived from and should be read in conjunction with our unaudited condensed financial statements for those periods and are incorporated in this prospectus by reference to our report on Form 10-Q for the three months ended June 30, 2002.

                                                                                                                 Period from
                                                                                                                June 24, 1999
                                                                                                                 (inception)
                                                          Six Months                      Year Ended               Through
                                                        Ended June 30,                   December 31,            December 31,
                                                  --------------------------      ---------------------------   --------------
                                                     2002            2001            2001            2000            1999
                                                  ----------     -----------      ------------    -----------   --------------
Statement of Income Data:
   Income from Investments in Related
     Party Special Unit of Beneficial
     Interest in Leases...................        $   78,453      $ 123,267       $  214,100      $  250,956      $  106,547
   Total Expenses.........................           (35,307)       (77,849)        (123,181)       (179,356)        (74,385)
   Interest Income........................             1,861          3,608            6,874          10,530           4,250
                                                -------------   ------------    -------------   ------------    ------------
   Income Before Income Taxes.............            45,007         49,026           97,793          82,130          36,412
   Income Tax Provision...................            (1,076)        (1,471)          (2,456)         (2,063)           (763)
                                                -------------   ------------    -------------   -------------   -------------
   Income Before Cumulative Effect of
     Accounting Change....................            43,931         47,555           95,337          80,067          35,649
   Cumulative Effect of Accounting Change.                 -         (7,660)          (7,660)              -               -
                                                ------------    ------------    -------------   ------------    ------------
   Net Income.............................        $   43,931      $  39,895       $   87,677      $   80,067      $   35,649
                                                ============    ===========     ============    ============    ============
   Ratio of Earnings to Fixed Charges.....             2.44x           1.66x           1.85x           1.48x            1.51x


                                                                        As of                              As of
                                                                       June 30,                         December 31,
                                                               --------------------------        ---------------------------
                                                                 2002             2001             2000             1999
                                                               ----------       ---------        ----------        ---------
Balance Sheet Data:
   Cash and Cash Equivalents..........................         $  101,559      $  192,544        $   87,607           93,531
   Restricted Cash....................................             85,758          78,988            62,002           62,168
   Special Unit of Beneficial Interest in Receivables
     - Related Party..................................             80,000          80,000            80,000           80,000
   Special Unit of Beneficial Interest in Leases -
     Related Party....................................          3,457,089       3,413,920         3,270,601        2,926,686
   Total Assets.......................................          3,746,424       3,785,153         3,517,205        3,173,151
   Medium-Term Notes..................................          1,782,224       1,485,448         1,000,000        1,000,000
   Variable Funding Notes.............................            899,967       1,145,717         1,624,521        1,363,187
   Total Liabilities..................................          2,693,509       2,643,279         2,644,352        2,379,307
   Members' Equity....................................          1,052,915       1,141,874           872,853          793,844
   Total Liabilities and Members' Equity..............          3,746,424       3,785,153         3,517,205        3,173,151

     In presenting our financial statements in conformity with accounting principles generally accepted in the United States of America, we are required to make estimates and assumptions that affect the amounts reported therein. We do not believe the estimates and assumptions that we are required to make are particularly subjective or complex and as such we do not believe any change in these estimates or assumptions would have a material impact on our financial statements.

     Income from investment in related party special unit of beneficial interest in leases for 2001 decreased by $36.9 million to $214.1 million from $251.0 million in 2000. Such decrease is a result of declines in the floating rate indices on which interest billings under the leases allocated to the Lease SUBI are based. Interest expense for 2001 decreased by $57.1 million to $115.7 million from $172.8 million in 2000, as a result of decreases in commercial paper rates and LIBOR. Operating income for 2001 increased by $19.3 million to $90.9 million from $71.6 million in 2000, primarily as a result of the fact that the rate indices on which Lease SUBI lease billings are based did not decrease as much during 2001 as did the commercial paper rates and LIBOR at which our floating rate debt expense accrues.

     Income from investment in related party special unit of beneficial interest in leases for the six months ended June 30, 2002 decreased by $44.8 million from the six months ended June 30, 2001. Such decrease is a result of declines in the floating rate indices on which interest billings under the leases allocated to the Lease SUBI are based. Interest expense for the six months ended June 30, 2002 decreased by $42.8 million from the six months ended June 30, 2001 likewise as a result of decreases in commercial paper rates and LIBOR. Operating income for the six months ended June 30, 2002 decreased by $2.3 million from the six months ended June 30, 2001 primarily as a result of the fact that the floating rate indices on which Lease SUBI lease billings are based decreased at a faster rate during the first half of 2002 than the commercial paper rates and LIBOR at which our floating rate debt expense accrues.

Selected Performance Data

     The principal source of our revenue is payments received on the Lease SUBI held by us. Set forth below is certain historical performance data with respect to delinquency experience, loss and recovery experience, residual value loss experience, conversions of floating rate leases to fixed rate leases, and fleet management billing experience, in each case for leases and fleet management receivables that are of the same type as those allocated to the Lease SUBI and the Fleet Receivable SUBI.

     Delinquency Experience. The following table sets forth delinquency data with respect to aggregate billings of lease payments for all of Vehicle Management Services' leases and fleet management receivables for the six months ended June 30, 2002 and 2001 and the years ended December 31, 2001 through December 31, 1997. These leases and fleet management receivables are of the same type as the leases allocated to the Lease SUBI and the fleet management receivables allocated to the Fleet Receivable SUBI and do not include any other types of leases or fleet management receivables.

                                                 Delinquency Experience

                                      Six Months Ended
                                          June 30,                                 Year Ended December 31,
                                     -------------------       -------------------------------------------------------
                                     2002          2001         2001         2000        1999         1998       1997
                                    ------        ------       ------       ------      ------       ------     ------
Percentage of Billings
Delinquent (1)(2):
30-59 Days....................       1.33%         1.61%       1.30%         1.08%        1.44%       1.44%      1.19%
60 Days or More...............       2.91%         2.72%       2.93%         1.89%        2.30%       2.96%      2.25%

Total 30 or More Days
Delinquent....................       4.24%         4.34%       4.23%         2.97%        3.74%       4.40%      3.44%

--------------------
(1)  The period of delinquency is based on the number of days payments are contractually past due.

(2)  An average of the ratios, expressed as a percentage, for each monthly billing period within the applicable period of the aggregate billings for all leases and all fleet management receivables which were delinquent for the applicable number of days as of the last day of that monthly billing period to the sum of the aggregate billings for all leases and all fleet management receivables which were unpaid as of the last day of the preceding monthly billing period and the aggregate amount billed for all leases and fleet management receivables during that monthly period.

     Total delinquencies for the year ended December 31, 2001 increased to 4.23% of total billings from 2.97% of total billings for the year ended December 31, 2000, primarily as a result of the aging of billings for a client that filed for bankruptcy in August 2000. Delinquencies of 60 days or more increased to 2.93% of total billings in 2001 compared to 1.89% of total billings in 2000 for the same reason.

     Total delinquencies for the six months ended June 30, 2002 remained below 5% of total billings, which is consistent with the performance of the portfolio over the last several years. Delinquencies of 60 days or more increased to 2.91% of total billings compared to 2.72% due, in part, to the continuing effects of Chapter 11 bankruptcy filings of several customers and a lower level of billings. Non-bankruptcy delinquent receivables of 60 days or more declined from the comparable period in 2001. Delinquencies of 30-59 days decreased for the six months ended June 30, 2002 to 1.33% from 1.61% for the six months ended June 30, 2001. As a result of recent bankruptcy filings by two customers, delinquencies of 60 days or more may be negatively affected in the future. We anticipate that the effect of such bankruptcies will not result in an increase in delinquencies of 60 days or more to more than 4.20%. A portion of the amounts owed by one of the bankrupt customers is collateralized by approximately $1.3 million in cash, which may be applied to such delinquent payments in the future.

     Loss and Recovery Experience. The following table sets forth loss and recovery data with respect to Vehicle Management Services' leases and fleet management receivables for the six months ended June 30, 2002 and 2001 and the years ended December 31, 2001 through December 31, 1997. These leases and fleet management receivables are of the same type as the leases allocated to the Lease SUBI and the fleet management receivables allocated to the Fleet Receivable SUBI and do not include any other types of leases or fleet management receivables.

                                                Loss and Recovery Experience

                                      Six Months Ended
                                          June 30,                             Year Ended December 31,
                                 --------------------------  --------------------------------------------------------------
                                     2002          2001         2001         2000        1999         1998       1997
                                 -----------      ---------  ----------   -----------  ----------   ----------   ----------
Ending Dollar Amount of
  Leases (1)..................   $ 3,457,089    $ 3,412,680  $ 3,413,920  $ 3,270,601  $2,926,686   $2,846,065  $2,858,590
Total Billings for Period.....     1,080,649      1,248,215    2,334,778    2,102,210   1,954,603    2,040,893   1,924,948
Gross Losses (2)..............           152            198        1,842          437       1,399        1,495         704
Recoveries (3)................            17            (17)         (21)        (239)       (251)         (40)       (188)
                                 ------------   ------------ ------------ ------------ ----------- ------------ -----------
Net Losses ...................   $       169    $       181  $     1,821  $       198  $    1,148  $     1,455  $      516
                                 ============   ============ ============ ============ =========== ============ ===========
Net Losses as Percentage of
  Ending Dollar Amount
  of Leases...................          0.00%          0.01%        0.05%        0.01%       0.04%        0.05%       0.02%
Net Losses as Percentage of
  Total Billings for Period...          0.02%          0.01%        0.08%        0.01%       0.06%        0.07%       0.03%

--------------------
(1)  Based on the sum of all principal amounts outstanding under the leases, including, in the case of closed-end leases, the stated residual values of the related leased vehicles.
(2)  Gross Losses includes losses on fleet management receivables.
(3)  Recoveries are net of legal fees.

     Net losses as a percentage of ending dollar amount of leases increased to 0.05% for the year ended December 31, 2001 compared to 0.01% for the year ended December 31, 2000. This increase was the result of a customer bankruptcy that occurred in the last quarter of the year ended December 31, 2000 and resulted in a full liquidation that was then written off in the third quarter of the year ended December 31, 2001. For the six months ended June 30, 2002, net losses as a percentage of ending dollar amount of leases decreased from .01% to .00% and net losses as a percentage of total billings increased from .01% to .02%, in each case compared to the six months ended June 30, 2001. While we anticipate that net losses as a percentage of both total billings and the ending dollar amount of leases for the nine months ended September 30, 2002 will exceed the levels for the six months ended June 30, 2002, we believe that such percentages will be below the levels for the nine-month period ended September 30, 2001 and the full year ended December 31, 2001.

     Gross losses in respect of bankrupt obligors generally are not recognized by Vehicle Management Services until it receives payment upon the confirmation of the plan of reorganization of the bankrupt obligor and receives any terminal rental adjustment payments that may be applied to satisfy outstanding obligations in respect of fleet management receivables. Losses are charged against previously established reserves. Reserve adequacy for the purpose of Vehicle Management Services' financial statements is determined at the time of a client's bankruptcy filing and any necessary charge is recorded to the income statement at that time.

     Residual Value Loss Experience. The following table sets forth residual value performance data for Vehicle Management Services' closed-end leases for the six months ended June 30, 2002 and 2001 and the years ended December 31, 2001 through December 31, 1997. These closed-end leases are of the same type as the closed-end leases allocated to the Lease SUBI and do not include any other types of closed-end leases.

                                        Residual Value Loss Experience

                                      Six Months Ended
                                          June 30,                             Year Ended December 31,
                                   -----------------------     ----------------------------------------------------------
                                     2002          2001         2001         2000        1999         1998       1997
                                   -------        -------      -------     -------     -------      -------    ---------
Total Number of Closed-End
  Leases Scheduled to
  Terminate...................       2,930          4,844        5,828        4,420       3,295        3,655      3,520
Number of Sold Vehicles.......       1,968          2,685        5,000        4,350       3,657        3,966      4,048
Full Termination Ratio(1).....       67.17%         55.43%       85.79%       98.42%     110.99%      108.51%    115.00%
Total Gain/(Loss) on Sold
Vehicles(2)...................     $  (190)       $(3,107)     $(5,796)     $(4,724)    $(2,470)     $  (553)   $3,029
Average Gain/(Loss) Per Sold
Vehicle(3)....................     $   (97)       $(1,157)     $(1,159)     $(1,086)    $  (675)     $  (139)   $  748
Gain/(Loss) as a Percentage
  of Stated Residual Values
  of Sold Vehicles(4).........      (1.05%)       (11.32%)     (11.58%)     (10.22%)     (6.72%)      (1.64%)     8.82%

--------------------
(1)  The ratio of the number of vehicles sold during the period to the number of vehicles scheduled, on their date of origination, to terminate during the period, expressed as a percentage.
(2)  Includes fees received and expenses incurred to dispose of vehicles and certain amounts received after the sale and disposition of the vehicles. Total gain/loss does not include any effect from fair value adjustments resulting from purchasing accounting.
(3)  Per vehicle dollar amounts are not in thousands.
(4)  The ratio of total gains/losses on vehicles sold during the period to the stated residual values of those vehicles, expressed as a percentage.

     Total residual value losses for 2001 increased by $1.1 million to $5.8 million from $4.7 million for 2000. Both the total vehicles sold and the average loss per vehicle increased. The increase in residual value losses in 2001 is primarily due to 650 more units being sold in 2001 as compared with 2000. The rate of increase in the average loss per vehicle slowed in 2001 with the average loss per unit increasing $73 from 2000 to 2001 compared to an increase in such average loss per unit of $411 from 1999 to 2000. The increase in residual value losses in 2001 has had no impact on our ability to service our debt.

     Total residual value losses decreased $2.9 million to $190 thousand for the six-month period ended June 30, 2002 from $3.1 million for the six-month period ended June 30, 2001 and the total number of vehicles sold decreased 26.7%. The decrease in units sold is the result of a lower number of closed-end leases scheduled to terminate and an increase in clients retaining vehicles beyond their original lease term. The average loss per vehicle returned and sold decreased 91.6% to $97 per unit for the six-month period ended June 30, 2002 from $1,157 per unit for the six-month period ended June 30, 2001. The decrease in residual value losses during the first half of 2002 is the result of Vehicle Management Services establishing lower residual values at lease inception, which was initiated in the beginning of 2000. Management believes that this more conservative approach to setting residual values initiated in the beginning of 2000 will continue to result in lower residual value losses as the related vehicles come off lease in future years.

     Lease Conversions. The following table sets forth data with respect to conversions of Vehicle Management Services' floating rate leases to fixed rate leases during the six months ended June 30, 2002 and 2001 and the years ended December 31, 2001 through December 31, 1997.

                                 Conversions of Floating Rate Leases to Fixed Rate Leases

                                       Six Months Ended
                                           June 30,                            Year Ended December 31,
                                   -----------------------  ------------------------------------------------------------
                                       2002         2001        2001         2000       1999         1998        1997
                                   ----------     --------  ----------    ---------   --------     --------   ----------
Dollar Amount of Conversions for
  Period(1)...................     $    4,862   $   11,178  $   38,027   $   21,313  $   28,850  $  100,173   $   11,675
Ending Dollar Amount of Leases...   3,457,089    3,412,680   3,413,920    3,270,601   2,926,686   2,846,065    2,858,590
Conversions as a Percentage of
  Ending Dollar Amount of Leases.       0.14%        0.33%       1.11%        0.65%       0.98%       3.52%        0.41%

--------------------
(1)  Based on the sum of all principal amounts outstanding under the leases, including, in the case of closed-end leases, the stated residual values of the related leased vehicles.

     Total conversions of floating rate leases to fixed rate leases were approximately $38.0 million during the year ended December 31, 2001 compared with approximately $21.3 million in the year ended December 31, 2000. Total conversions of floating rate leases to fixed rate leases were approximately $4.9 million during the six months ended June 30, 2002 compared with $11.2 million in the six months ended June 30, 2001. Management does not anticipate that conversions of floating rate leases to a fixed rate during 2002 will exceed the historical levels experienced in 1998 where conversions as a percentage of ending dollar amount of leases were 3.52%.

     Fleet Management Receivable Billings. The following table sets forth data for Vehicle Management Services' aggregate billings of fleet management receivables for the six months ended June 30, 2002 and 2001 and the years ended December 31, 2001 through December 31, 1997. These fleet management receivables are of the same type as the fleet management receivables allocated to the Fleet Receivable SUBI and do not include any other types of fleet management receivables.

                               Fleet Management Receivable Billing Experience

                                      Six Months Ended
                                          June 30,                             Year Ended December 31,
                                  -----------------------    ----------------------------------------------
                                     2002          2001         2001         2000        1999         1998       1997
                                  ---------     ---------    ---------    --------     -------     -------
Aggregate Billings............    $436,639       $577,870    $1,019,223   $819,474     $724,412    $822,757    $747,923
Average Monthly Billings......      72,773         96,312       84,935      68,290       60,368      68,563      62,327
Maximum Monthly Billings......      83,744        118,358      118,358      77,612       68,753      79,346      70,441
Minimum Monthly Billings......      57,175         80,022       63,268      58,052       51,277      60,182      58,003

     Aggregate fleet management receivable billings increased by $199.7 million to approximately $1.0 billion during the year ended December 31, 2001 compared to approximately $819.5 million during the year ended December 31, 2000. Increased billing of vehicles purchased directly by customers and utilization of fee-based services were the primary factors in this increase.

     Aggregate fleet management receivable billings decreased to approximately $436.6 million during the six months ended June 30, 2002 compared to approximately $577.9 million during the six months ended June 30, 2001. The primary factor for the decrease was a decrease in billings relating to vehicles purchased directly by customers.

     The data presented in the preceding tables are for illustrative purposes only. We cannot assure you that the delinquency and loss experience of the leases and the fleet management receivables allocated to the Lease SUBI, the residual value performance of the vehicles subject to the closed-end leases allocated to the Lease SUBI, the conversions of floating rate leases allocated to the Lease SUBI to fixed rate leases and billings of fleet management receivables will be similar to that set forth above. A variety of economic, social, geographic and other factors may influence delinquency and loss experience and residual value performance, as well as the rate of conversions of floating rate leases and the amount of billings of fleet management receivables.

Quantitative and Qualitative Disclosures About Market Risk

     We use interest rate caps to manage and reduce the interest rate risk related specifically to our notes. Interest rate risk is our only market exposure. We do not engage in trading, market-making, or other speculative activities in the derivatives markets. We assess our interest rate risk based on changes in the interest rates utilizing a sensitivity analysis, which measures the potential loss in earnings, fair values and cash flows based on a hypothetical 10% change (increase and decrease) in our notes and interest rate caps. We used December 31, 2001 interest rates to perform this sensitivity analysis. The estimates assume instantaneous, parallel shifts in interest rate yield curves. We have determined, through such analyses, that the impact of a 10% change in interest rates on our earnings, fair values and cash flows would not be material to our financial statements.

                 Allocation of Leases and Vehicles to Lease SUBI

     On June 30, 1999, Raven Funding caused Vehicle Management Services, as the UTI trustee, to allocate to the Lease SUBI

     o all of the master lease agreements qualifying as Eligible Master Leases and all of the consumer leases qualifying as Eligible Consumer Leases as of June 19, 1999 held by the origination trust,

     o    the vehicles subject to those lease agreements and

     o all of the vehicles ordered at the request of the lessees party to those master lease agreements.

Subsequent to June 30, 1999, Raven Funding has caused Vehicle Management Services to allocate to the Lease SUBI all additional master lease agreements qualifying as Eligible Master Leases and all additional consumer leases qualifying as Eligible Consumer Leases, together with the related vehicles, entered into by the origination trust since June 19, 1999. In addition, after June 30, 1999, Raven Funding has assigned to the origination trust and caused Vehicle Management Services to allocate to the Lease SUBI all vehicles ordered at the request of a lessee party to a master lease agreement allocated to the Lease SUBI together with the lease subsequently entered into by the origination trust for that vehicle.

     On October 28, 1999, Raven Funding caused Vehicle Management Services to allocate to the Lease SUBI certain master lease agreements originated by PHH Financial Services and the related equipment. The equipment under these leases are heavy duty trucks, forklifts and other similar equipment. These leases were originated by PHH Financial Services in accordance with the same credit standards as those applied by Vehicle Management Services and the forms of these master lease agreements are substantially similar in all material respects to the forms of master lease agreements used by Vehicle Management Services.

                Characteristics of Leases Allocated to Lease SUBI

     The following tables contain certain statistical information relating to the leases allocated to the Lease SUBI as of September 19, 2002. The following information does not include vehicles ordered at the request of lessees party to a master lease agreement allocated to the Lease SUBI, having an aggregate cost of $80,171,655 as of that date, because they are not yet subject to a lease. For the purposes of preparing the following tables, we assumed the original term of each lease to be the period over which the related vehicle is scheduled to be depreciated.

                                            Composition of Leases

Aggregate Unit Balance of Leases..............................................             $3,124,231,900.09
Number of Leases..............................................................                       209,578
Average Unit Balance..........................................................                    $14,907.25
Range of Unit Balances........................................................           $0.10 to 685,654.20
Aggregate Unit Balance of Open-End Leases.....................................             $3,015,890,095.64
Aggregate Unit Balance of Floating Rate Leases................................             $2,338,839,097.08
Aggregate Unit Balance of CP Rate Index Floating Rate Leases*.................             $2,282,298,989.11
Weighted Average Spread Over CP Rate..........................................                        0.346%
Range of Spreads Over CP Rate.................................................                0.00% to 3.00%
Aggregate Unit Balance of Floating Rate Leases Indexed to Floating Rates Other
   Than CP Rate...............................................................                $56,540,107.97
Aggregate Unit Balance of Fixed Rate Leases...................................               $785,392,803.01
Weighted Average Fixed Rate...................................................                        5.682%
Range of Fixed Rates..........................................................             0.000% to 19.152%
Weighted Average Original Lease Term..........................................                  62.73 months
Range of Original Lease Terms.................................................               6 to 132 months
Weighted Average Remaining Term...............................................                  43.17 months
Range of Remaining Terms......................................................               0 to 120 months
Aggregate Unit Balance of Closed-End Leases...................................               $108,341,804.45
Average Unit Balance of Closed-End Leases.....................................                    $14,021.20
Range of Unit Balances of Closed-End Leases...................................          $0.10 to $206,834.75
Average Stated Residual Value of Closed-End Leased Vehicles...................                     $8,927.30

--------------------
*    The CP Rate Index Floating Rate Leases are floating rate leases allocated to the Lease SUBI the floating rate of which is based on either the rate on commercial paper set forth in Statistical Release
     H.15(519), "Selected Interest Rates" published by the Board of Governors of the Federal Reserve System
     or the interest rates at which PHH Corporation issues its own commercial paper.

     As of September 19, 2002, the aggregate Lease Balances of the leases allocated to the Lease SUBI with the lessee having the largest aggregate Lease Balances was $110,476,012, the aggregate Lease Balances of the leases allocated to the Lease SUBI with the lessees having the five largest aggregate Lease Balances was $462,816,026 and the aggregate Lease Balances of the leases allocated to the Lease SUBI with the lessees having the ten largest aggregate Lease Balances was $794,629,898.

                                    Distribution of Leases by Original Lease Term

                                                                                            Percentage of Aggregate
        Original Lease                   Number of                    Aggregate                  Unit Balance
        Term (months)                     Leases                    Unit Balances                of Leases(1)
--------------------------------------------------------------------------------------------------------------------
   1 to 6 ................                    13                   $     240,923.36                    0.01%
   7 to 12................                    27                          98,528.96                    0.00
   13 to 18...............                     1                               0.10                    0.00
   19 to 24...............                   879                       8,759,178.09                    0.28
   25 to 30...............                   437                       4,818,825.82                    0.15
   31 to 36...............                13,902                     181,748,847.76                    5.82
   37 to 42...............                 6,461                      67,147,320.80                    2.15
   43 to 48...............                16,644                     190,433,442.39                    6.10
   49 to 54...............                75,995                     992,767,042.78                   31.78
   55 to 60...............                61,730                     838,011,088.29                   26.82
   61 to 66...............                 1,533                      19,794,641.95                    0.63
   67 to 72...............                11,265                     180,308,164.73                    5.77
   73 to 78...............                 2,726                      62,858,568.72                    2.01
   79 to 84...............                 5,157                     114,807,655.01                    3.67
   85 to 90...............                    52                       1,125,272.08                    0.04
   91 to 96...............                 6,909                     234,664,657.52                    7.51
   103 to 108.............                    15                         516,201.45                    0.02
   109 to 114.............                     1                         409,622.28                    0.01
   115 to 120.............                 5,786                     220,919,036.87                    7.07
   127 to 132.............                    45                       4,802,881.13                    0.15
                             -----------------------------  ----------------------------  --------------------------
     Total................               209,578                  $3,124,231,900.09                  100.00%
                             =============================  ============================  ==========================
--------------------
(1)  Percentages may not add to 100.00% due to rounding.

                                       Distribution of Leases by Remaining Term

                                                                                            Percentage of Aggregate
          Remaining                      Number of                     Aggregate                 Unit Balance
        Term (months)                     Leases                    Unit Balances                of Leases(1)
--------------------------------------------------------------------------------------------------------------------
   6 or less .............                 12,852                 $   43,446,629.07                    1.39%
   7 to 12................                 12,471                     64,486,106.95                    2.06
   13 to 18...............                 19,680                    159,934,815.19                    5.12
   19 to 24...............                 20,205                    198,687,718.02                    6.36
   25 to 30...............                 29,762                    366,570,114.07                   11.73
   31 to 36...............                 28,153                    406,908,232.08                   13.02
   37 to 42...............                 34,180                    566,107,884.40                   18.12
   43 to 48...............                 22,634                    430,914,725.09                   13.79
   49 to 54...............                 10,948                    230,056,780.16                    7.36
   55 to 60...............                  7,481                    172,563,950.70                    5.52
   61 to 66...............                  3,411                     97,309,950.02                    3.11
   67 to 72...............                  2,035                     83,534,734.11                    2.67
   73 to 78...............                    966                     41,892,924.11                    1.34
   79 to 84...............                  1,138                     51,459,428.94                    1.65
   85 to 90...............                  1,003                     52,654,350.42                    1.69
   91 to 96...............                  1,014                     51,364,645.29                    1.64
   97 to 102..............                    461                     29,328,890.52                    0.94
   103 to 108.............                    554                     32,372,297.51                    1.04
   109 to 114.............                    473                     33,113,801.14                    1.06
   115 to 120.............                    157                     11,523,922.30                    0.37
                             ------------------------------- ---------------------------  --------------------------

      Total...............                209,578                 $3,124,231,900.09                  100.00%
                             =============================== ===========================  ==========================

--------------------
(1)  Percentages may not add to 100.00% due to rounding.

                                        Distribution of Leases by Unit Balance

                                                                                             Percentage of Aggregate
             Unit                         Number of                       Aggregate               Unit Balance
           Balances                         Leases                    Unit Balances               of Leases(1)
--------------------------------------------------------------------------------------------------------------------
$5,000 or less ...............             24,123                    $   64,724,705.26                   2.07%
$5,000.01 to $10,000.00.......             44,344                       343,791,565.49                  11.00
$10,000.01 to $15,000.00......             61,861                       773,823,867.56                  24.77
$15,000.01 to $20,000.00......             44,930                       771,129,847.28                  24.68
$20,000.01 to $25,000.00......             16,255                       358,780,470.75                  11.48
$25,000.01 to $30,000.00......              5,748                       156,408,525.02                   5.01
$30,000.01 to $35,000.00......              2,939                        94,752,811.54                   3.03
$35,000.01 to $40,000.00......              1,881                        70,248,620.76                   2.25
$40,000.01 to $45,000.00......              1,373                        58,089,407.26                   1.86
$45,000.01 to $50,000.00......                992                        46,965,676.44                   1.50
$50,000.01 to $55,000.00......                968                        50,756,891.49                   1.62
$55,000.01 to $60,000.00......                770                        44,207,332.71                   1.41
$60,000.01 to $65,000.00......                731                        45,803,133.84                   1.47
$65,000.01 to $70,000.00......                481                        32,361,975.77                   1.04
$70,000.01 to $75,000.00......                379                        27,441,763.77                   0.88
$75,000.01 to $80,000.00......                333                        25,833,539.74                   0.83
$80,000.01 to $85,000.00......                271                        22,297,164.18                   0.71
$85,000.01 to $90,000.00......                130                        11,364,288.78                   0.36
$90,000.01 to $95,000.00......                141                        13,014,947.59                   0.42
$95,000.01 to $100,000.00.....                154                        14,963,600.54                   0.48
100,000.01 and greater........                774                        97,471,764.32                   3.12
                             ------------------------------- ---------------------------  --------------------------
     Total....................            209,578                    $3,124,231,900.09                 100.00%
                          ================================== ===========================  ==========================

--------------------
(1)  Percentages may not add to 100.00% due to rounding.


                    Distribution of Leases by Geographic Location in which Lessees Are Located (1)

                                                                                            Percentage of Aggregate
                                         Number of                    Aggregate                  Unit Balance
Geographic Location                       Leases                    Unit Balances                of Leases(2)
-------------------------------------------------------------------------------------------------------------------
Alabama....................                   556                 $    7,443,155.09                    0.24%
Alaska.....................                    44                        562,185.25                    0.02
Arizona....................                 4,448                    102,498,433.01                    3.28
Arkansas...................                 2,098                     30,556,348.22                    0.98
California.................                10,283                    139,799,921.66                    4.47
Colorado...................                 9,626                    114,472,519.33                    3.66
Connecticut................                 5,853                     77,088,140.97                    2.47
Delaware...................                 2,898                     40,164,652.45                    1.29
District of Columbia.......                   117                      1,406,848.86                    0.05
Florida....................                 8,377                    119,699,384.57                    3.83
Georgia....................                 3,008                     44,581,777.39                    1.43
Hawaii.....................                    16                        284,835.36                    0.01
Idaho......................                   200                      3,543,707.75                    0.11
Illinois...................                16,848                    227,578,905.17                    7.28
Indiana....................                 4,983                     61,434,559.35                    1.97
Iowa.......................                   784                     13,955,617.76                    0.45
Kansas.....................                   781                      9,917,419.34                    0.32
Kentucky...................                 2,865                     37,507,587.50                    1.20
Louisiana..................                 1,441                     19,220,379.31                    0.62
Maine......................                   255                      3,003,842.44                    0.10
Maryland...................                 5,621                     94,877,733.25                    3.04
Massachusetts..............                 3,220                     42,614,089.68                    1.36
Michigan...................                 3,129                     42,104,717.64                    1.35
Minnesota..................                 1,251                     15,359,391.43                    0.49
Mississippi................                   421                      7,085,573.45                    0.23
Missouri...................                 3,261                     52,287,136.48                    1.67
Montana....................                    35                        589,603.98                    0.02
Nebraska...................                   446                      6,609,560.19                    0.21
Nevada.....................                    86                      1,232,184.38                    0.04
New Hampshire..............                   257                      3,362,951.66                    0.11
New Jersey.................                16,404                    233,639,528.50                    7.48
New Mexico.................                    29                        417,862.49                    0.01
New York...................                18,399                    325,523,580.48                   10.42
North Carolina.............                12,399                    171,036,517.88                    5.47
North Dakota...............                   101                        974,164.74                    0.03
Ohio.......................                18,948                    268,966,053.99                    8.61
Oklahoma...................                 1,366                     18,114,473.52                    0.58
Oregon.....................                 3,828                     64,696,302.64                    2.07
Pennsylvania...............                14,731                    234,665,666.05                    7.51
Rhode Island...............                 1,096                     12,687,475.39                    0.41
South Carolina.............                 3,653                     63,812,249.99                    2.04
South Dakota...............                    23                        243,791.86                    0.01
Tennessee..................                 2,348                     35,961,671.76                    1.15
Texas......................                10,497                    161,483,021.97                    5.17
Utah.......................                    45                        573,074.23                    0.02
Vermont....................                   251                      5,634,286.85                    0.18
Virginia...................                 5,815                    119,341,905.41                    3.82
Washington.................                 2,117                     30,135,793.52                    0.96
West Virginia..............                 1,206                     15,444,718.37                    0.49
Wisconsin..................                 3,001                     38,463,117.93                    1.23
Wyoming....................                   113                      1,573,479.60                    0.05
                             -----------------------------  -------------------------------  ----------------------
     Total.................               209,578                 $3,124,231,900.09                  100.00%
                             =============================  ===============================  ======================
--------------------
(1)  Based on billing address of lessee.
(2)  Percentages may not add to 100.00% due to rounding.

                                           Distribution of Leases by Vehicle Type

                                                                                                          Percentage of
                                                 Number of                    Aggregate                   Aggregate Unit
     Vehicle Type                                 Leases                    Unit Balances              Balance of Leases(1)
---------------------------------------------------------------------------------------------------------------------------
Cars................................               80,974                 $  962,466,927.70                   30.81%
Equipment...........................                5,134                     77,392,944.60                    2.48
Forklifts...........................                2,522                     31,541,128.14                    1.01
Heavy Duty Trucks...................                3,669                    178,559,554.13                    5.72
Light Duty Trucks...................              103,148                  1,444,123,886.28                   46.22
Medium Duty Trucks..................                9,561                    367,288,496.67                   11.76
Truck Body..........................                   95                        644,137.90                    0.02
Trailers............................                4,475                     62,214,824.67                    1.99
                                      ---------------------------  -------------------------------  -----------------------
     Total..........................              209,578                 $3,124,231,900.09                  100.00%
                                      ===========================  ===============================  =======================
--------------------
(1)  Percentages may not add to 100.00% due to rounding.

                                      Identification of Industries of Top Ten Lessees

                                                                                                          Percentage of
                                               Number of                      Aggregate                   Aggregate Unit
     Primary Industry of Lessee                  Leases                     Unit Balances               Balance of Leases
-------------------------------------------------------------------------------------------------------------------------
Pharmaceutical                                   7,010                      $110,476,012.32                   3.54%
Agricultural                                     7,870                        93,811,185.51                   3.00%
Pharmaceutical                                   6,402                        89,067,858.64                   2.85%
Energy                                           3,098                        85,553,168.76                   2.74%
Equipment Rental                                 3,068                        83,907,801.00                   2.69%
Energy                                           2,192                        81,517,636.04                   2.61%
Chemical                                         4,450                        73,425,715.54                   2.35%
Security                                         4,889                        72,952,919.12                   2.34%
Pharmaceutical                                   3,644                        53,450,914.18                   1.71%
Chemical                                         3,317                        50,466,686.68                   1.62%

                        Distribution of Floating Rate Leases by Spread Over Applicable Index

                                                                                       Percentage of Aggregate
                                    Number of                     Aggregate                  Unit Balance
        Spread Rate Range            Leases                     Unit Balances                of Leases(1)
---------------------------------------------------------------------------------------------------------------
   0.000% to 0.099% .............      6,113                   $  89,531,407.85                    3.83%
   0.100% to 0.199%..............     17,453                     243,721,636.54                   10.42
   0.200% to 0.299%..............     58,917                     863,438,883.42                   36.92
   0.300% to 0.399%..............     28,543                     375,064,321.10                   16.04
   0.400% to 0.499%..............      3,449                      44,283,672.33                    1.89
   0.500% to 0.599%..............     38,403                     579,674,213.98                   24.78
   0.600% to 0.699%..............        823                      10,491,975.73                    0.45
   0.700% to 0.799%..............      5,823                      72,405,188.56                    3.10
   0.800% to 0.899%..............        293                       5,030,388.78                    0.22
   0.900% to 0.999%..............          3                          76,353.29                    0.00
   1.000% to 1.099%..............      3,379                      42,410,722.47                    1.81
   1.200% to 1.299%..............        220                       2,390,614.61                    0.10
   1.300% to 1.399%..............        124                       2,639,218.51                    0.11
   1.500% to 1.599%..............        408                       5,224,541.47                    0.22
   1.700% to 1.799%..............         14                         198,362.38                    0.01
   2.000% to 2.099%..............         15                         338,941.01                    0.01
   2.100% to 2.199%..............          3                          69,380.32                    0.00
   2.500% to 2.599%..............         47                         639,507.61                    0.03
   3.000% to 3.099%..............         74                       1,209,767.12                    0.05
                                  --------------  ------------------------------  ---------------------------
      Total......................    164,104                  $2,338,839,097.08                  100.00%
                                  ==============  ==============================  ===========================
--------------------
(1)  Percentages may not add to 100.00% due to rounding.

                                  Distribution of Fixed Rate Leases by Interest Rate


                                                                                             Percentage of Aggregate
          Interest Rate                     Number of                   Aggregate                 Unit Balance
              Range                          Leases                   Unit Balances               of Leases(1)
--------------------------------------------------------------------------------------------------------------------
3.25% and less................                1,625                    $ 27,013,452.10                 3.44%
3.26% to 3.50%................                1,495                      37,565,242.86                 4.78
3.51% to 3.75%................                3,324                      71,429,637.26                 9.09
3.76% to 4.00%................                2,345                      40,568,379.10                 5.17
4.01% to 4.25%................                1,250                      25,140,205.78                 3.20
4.26% to 4.50%................                1,614                      36,802,451.15                 4.69
4.51% to 4.75%................                1,746                      37,147,019.33                 4.73
4.76% to 5.00%................                2,991                      47,459,528.29                 6.04
5.01% to 5.25%................                1,904                      40,656,407.59                 5.18
5.26% to 5.50%................                2,064                      35,540,646.75                 4.53
5.51% to 5.75%................                1,521                      29,118,213.56                 3.71
5.76% to 6.00%................                2,396                      41,685,322.97                 5.31
6.01% to 6.25%................                2,165                      28,938,789.73                 3.68
6.26% to 6.50%................                2,315                      33,829,913.17                 4.31
6.51% to 6.75%................                2,805                      37,532,494.08                 4.78
6.76% to 7.00%................                2,585                      41,712,028.66                 5.31
7.01% to 7.25%................                2,877                      45,930,864.19                 5.85
7.26% to 7.50%................                1,496                      20,165,116.57                 2.57
7.51% to 7.75%................                1,572                      26,523,831.72                 3.38
7.76% to 8.00%................                1,564                      24,175,681.60                 3.08
8.01% to 8.25%................                  608                       8,968,994.57                 1.14
8.26% to 8.50%................                  642                      11,350,467.23                 1.45
8.51% to 8.75%................                  400                       5,390,380.11                 0.69
8.76% to 9.00%................                  373                       5,431,487.11                 0.69
9.01% to 9.25%................                  214                       3,286,441.13                 0.42
9.26% to 9.50%................                  266                       3,539,875.01                 0.45
9.51% to 9.75%................                  121                       2,011,927.89                 0.26
9.76% to 10.00%...............                  123                       1,804,778.55                 0.23
10.01% to 10.25%..............                  151                       2,145,930.73                 0.27
10.26% to 10.50%..............                  125                       1,653,566.09                 0.21
10.51% to 10.75%..............                  108                       1,484,787.43                 0.19
10.76% to 11.00%..............                  126                       2,298,229.13                 0.29
11.01% to 11.25%..............                  153                       1,475,743.21                 0.19
11.26% and greater............                  410                       5,614,968.36                 0.71
                                 -----------------------------------------------------------------------------------
     Total                                    45,474                   $785,392,803.01               100.00%
                                 ===================================================================================
--------------------
(1)  Percentages may not add to 100.00% due to rounding.

                              Maturity Assumptions

     The Indenture provides that the holders of the series 2002-2 notes will not receive payments of principal until after the commencement of the amortization period for the series 2002-2 notes.

Amortization Period

     On each payment date commencing on the second payment date following the beginning of the amortization period for the series 2002-2 notes, the indenture trustee will deposit into the distribution account for the series 2002-2 notes for distribution to the holders of the series 2002-2 notes the lesser of the Principal Payment Amount for that payment date and the outstanding principal amount of the series 2002-2 notes. On that payment date and each payment date after that payment date, the indenture trustee will pay the amount deposited in the distribution account for the series 2002-2 notes for the payment of principal to the holders of the class A-1 notes until the class A-1 notes are paid in full, then to the holders of the class A-2 notes until the class A-2 notes are paid in full and then to the holders of the class B notes until the class B notes are paid in full. On any payment date falling after the occurrence of an amortization event resulting from the occurrence of an event of default due to our failure to make a payment on any series of notes when due or our bankruptcy or insolvency, the indenture trustee will pay the amount deposited in the distribution account for the series 2002-2 notes for the payment of principal to the holders of the class A-1 notes and the class A-2 notes on a pro rata basis until the class A-1 notes and the class A-2 notes have been paid in full and after the class A-1 notes and the class A-2 notes are paid in full to the holders of the class B notes until the class B notes are paid in full.

     The amortization period for the series 2002-2 notes will begin on the earlier of

     o the close of business on the business day before the day on which an amortization event is deemed to have occurred and

     o    the close of business on the Period End Date in March 2004 and will end when the series 2002-2 notes are paid in full, and all dividends and other amounts owing in respect of any preferred membership interests that we may issue from time to time relating to the series 2002-2 notes have been paid in full and any such preferred membership interests relating to the series 2002-2 notes have been redeemed in full. For information about the amortization events, see "Description of the Series 2002-2 Notes--Payment of Principal--Amortization Events".

Principal Payment Amount

     The Principal Payment Amount on any payment date will equal the product of

     o the average daily Series 2002-2 Invested Percentage during the preceding Monthly Period multiplied by

     o    the sum of

          o for each lease allocated to the Lease SUBI an amount equal to the sum of

               o the decline in the Lease Balance of that lease from the last day of the second Monthly Period before that payment date to the last day of the Monthly Period before that payment date plus

               o if that lease is a closed-end lease, the Net Book Value of the vehicle subject to that lease if that vehicle was sold or otherwise disposed of after termination or expiration of the lease during the Monthly Period before that payment date plus

          o the aggregate cost of all vehicles ordered at the request of a lessee party to a master lease agreement allocated to the Lease SUBI that were sold or otherwise disposed of after rejection by that lessee during the Monthly Period before that payment date.

The Lease Balance of any lease that is considered to be a charged-off lease by the servicer will be zero. A lease will be considered to be a charged-off lease when it is or should have been charged-off by the servicer in accordance with Vehicle Management Services' credit and collection policies or when any scheduled lease rental payment is 270 or more days past due.

     The Principal Payment Amount for each payment date will vary with the rates at which the lessees elect to depreciate the vehicles under the leases allocated to the Lease SUBI and the rate at which the lessees elect to terminate those leases and the related vehicles are sold. For information about the depreciation rates available to the lessees under the leases, see "Vehicle Management Services--Lease Products and Services". These depreciation rates and the rate at which the lessees elect to terminate the leases will vary according to a number of factors, including general economic conditions and specific economic and financial factors affecting the lessees, industries and geographic regions. As a result, we cannot assure you of the rate at which you can expect to receive payments of principal on your notes during the amortization period for the series 2002-2 notes. If an amortization event occurs, the average life of your notes could be significantly reduced. For more information about the risk to you of prepayment, see "Risk Factors--You May Receive Principal Payments Earlier or Later than Anticipated".

     Other events may cause an accelerated payment of principal on the series 2002-2 notes. We may pay principal on the series 2002-2 notes faster if Vehicle Management Services or Raven Funding is obligated to purchase any of the leases and vehicles allocated to the Lease SUBI as a result of a breach of representation or warranty. We may prepay the series 2002-2 notes on any payment date after the April 2004 payment date. For information about when Vehicle Management Services or Raven Funding is obligated to purchase leases and vehicles, see "The Origination Trust and the Servicing Agreement--The Servicing Agreement" and "Security for the Series 2002-2 Notes--Transfer Agreement".

     If we pay the principal of the 2002-2 notes faster than expected for any of the reasons that we have discussed, you will bear the entire reinvestment risk. The timing of payments on the leases allocated to the Lease SUBI may also significantly affect the actual yield to maturity on your notes. The yield on series 2002-2 notes purchased at a price other than par will vary from the anticipated yield if the rate of payment on the leases differs from the rate anticipated when the series 2002-2 notes were purchased.

     The following factors will affect the expected yield on your series 2002-2 notes:

     o    the purchase price paid for your series 2002-2 notes,

     o the rate of payments on the leases allocated to the Lease SUBI which will vary with the rates at which the lessees elect to depreciate the vehicles under the leases and the rate at which the lessees elect to terminate the leases and the related vehicles are sold and

     o    the assumed reinvestment rate.

Prepayment Models

     The following information is given solely to illustrate the effect of different prepayment rates on the weighted average life of the series 2002-2 notes under the assumptions that we state and is not intended to be a prediction of the prepayment rates of the leases allocated to the Lease SUBI during the life of the series 2002-2 notes.

     We prepared this information using the Absolute Prepayment Model, a prepayment model that assumes a constant percentage of the original number of leases in a pool prepay each month. For example, in a pool of leases originally containing 10,000 leases, a 1% ABS rate means that 100 leases prepay each month.

     Our base payment rate assumption assumes that, based on the additional assumptions in the next paragraph, the original Lease Balance of a lease allocated to the Lease SUBI and the original Lease Balance of any additional lease allocated to the Lease SUBI will prepay as follows:

     o    0.10% ABS for the first six months of the life of that lease,

     o 0.35% ABS for the seventh through twelfth month of the life of that lease,

     o 1.15% ABS for the thirteenth through eighteenth month of the life of that lease,

     o 1.90% ABS for the nineteenth through twenty-fourth month of the life of that lease and

     o 1.75% ABS following the twenty-fourth month of the life of that lease until the original outstanding Lease Balance of that lease has been paid in full.

     Neither an ABS rate nor our base payment rate assumption purports to be a historical description of prepayment experience or a prediction of the anticipated prepayment rate. We cannot assure you that the leases allocated to the Lease SUBI will prepay at the levels of our base payment rate assumption or at any other rate.

     We prepared the tables set forth below based on additional assumptions, including that

     o all collections on the leases allocated to the Lease SUBI, including monthly lease payments and proceeds of vehicle sales, are received timely, and none of those leases are ever delinquent or in default,

     o Vehicle Management Services and Raven Funding do not purchase any of the leases or vehicles allocated to the Lease SUBI,

     o none of the leases allocated to the Lease SUBI are considered to be charged-off leases,

     o the sale proceeds of the vehicles subject to the closed-end leases allocated to the Lease SUBI are at least equal to the stated residual values of those vehicles,

     o there are no vehicles ordered at the request of a lessee party to a master lease agreement allocated to the Lease SUBI,

     o    we do not exercise our option to prepay the series 2002-2 notes,

     o we make all payments of principal and interest on the series 2002-2 notes on the required dates,

     o the aggregate amount of payments of finance charges on the leases allocated to the Lease SUBI and collections of the fleet management receivables allocated to the series 2002-2 notes will be sufficient to pay

          o    interest on the series 2002-2 notes, and

          o the portion of the fees payable to the servicer and the administrator out of the Collections allocated to the series 2002-2 notes,

     o    all lease prepayments are prepayments in full,

     o the amortization period of the series 2002-2 notes begins at the close of business on the Period End Date in March 2004,

     o depreciation payments on the leases allocated to the Lease SUBI as of September 19, 2002 are made in accordance with the rates at which the vehicles are then being depreciated under those leases,

     o    the closing date is November 20, 2002

     o the Adjusted Aggregate Unit Balance as of September 19, 2002 is $3,124,231,900 and remains constant for the life of the series 2002-2 notes,

     o all Collections reinvested in additional leases and vehicles after September 19, 2002 are reinvested, on a payment date that is the 7th day of the calendar month, in open-end leases

          o under which the vehicles are being depreciated evenly over 61 months,

          o    that are assumed to have a current age of 0 months and

          o that otherwise have terms that are substantially similar to those of the open-end leases that are allocated to the Lease SUBI as of September 19, 2002,

     o the required asset amount of the series 1999-2 notes was $360,397,454 as of the October 2002 payment date,

     o the required asset amount of the series 2001-1 notes was $845,165,250 as of the October 2002 payment date,

     o the required asset amount of the series 2002-1 notes was $732,476,550 as of the October 2002 payment date,

     o the Required Asset Amount of the series 2002-2 notes is $561,797,187 as of the closing date,

     o there is one other series of notes outstanding, other than the series 1999-2 notes, the series 2001-1 notes, the series 2002-1 notes and the series 2002-2 notes, with a required asset amount of $624,395,459 as of the closing date, and the required asset amount of that series will on all succeeding payment dates equal the current Adjusted Aggregate Unit Balance less the Required Asset Amount and the sum of the required asset amount of the series 1999-2 notes, the series 2001-1 notes and the series 2002-1 notes,

     o we have not issued any preferred membership interests relating to the series 2002-2 notes,

     o the amounts on deposit in the reserve account for the series 2002-2 notes and the reserve accounts for the other series of notes will equal the amounts required to be on deposit in those accounts on each payment date,

     o the Required Asset Amount is reduced on any payment date by the principal amounts allocated to the series 2002-2 notes and

     o for purposes of calculating the Required Overcollateralization Amount and the comparable amount for the other series of notes, the principal collection subaccount for the series 2002-2 notes and the comparable subaccounts of the collection account for the other series of notes are assumed to have balances of $0.

     The tables set forth below also assume that the leases allocated to the Lease SUBI have been aggregated into five hypothetical pools with all of the leases within each hypothetical pool having the characteristics set forth in the tables below. The characteristics of the five hypothetical pools were determined by dividing the leases allocated to the Lease SUBI as of September 19, 2002 into five groups based on five ranges of remaining lease term and determining the Aggregate Unit Balance, the weighted average original lease term and the weighted average remaining lease term of the leases in each of those five groups. Each pool is assumed to have level scheduled monthly lease payments that based on the Aggregate Unit Balance and the remaining lease term of that pool, as of September 19, 2002, will fully amortize each pool by its respective remaining lease term.

                                                  Remaining Lease                          Assumed Monthly Lease
                 Aggregate Unit Balance(a)         Term (months)         Age (months)             Payment
                 -----------------------------------------------------------------------------------------------
1                    $  466,555,269.24                  16                    33              $29,159,704.33
2                     1,770,500,955.83                  37                    17               47,851.377.18
3                       583,465,414.99                  58                    17               10,059,748.53
4                       197,371,348.76                  85                    19                2,322,015.87
5                       106,338,911.47                  107                   14                  993,821.60

--------------------
(a)  Excludes vehicles not yet subject to a lease.

     We cannot predict the actual depreciation rates on the leases allocated to the Lease SUBI after September 19, 2002, the actual prepayment rate or the actual levels of residual value losses or other losses and delinquencies on the leases allocated to the Lease SUBI. Because we prepared the tables based on the assumptions that we listed above, there will be discrepancies between the actual characteristics of the leases allocated to the Lease SUBI after September 19, 2002 and the assumed characteristics of these additional leases, as well as other discrepancies between our assumptions and the actual performance of the leases allocated to the Lease SUBI. Any discrepancy may increase or decrease the percentage of the outstanding principal amounts of each class of notes and the weighted average lives of each class of notes set forth in the tables. In addition, because the leases allocated to the Lease SUBI may have characteristics that differ from our assumptions, we may make principal payments on the series 2002-2 notes earlier or later than set forth in the tables. We urge you to make your investment decision on a basis that includes your own determination as to anticipated prepayment rates under a variety of the assumptions we discuss.

     The following tables set forth the percentages of the outstanding principal amounts of the class A-1 notes, the class A-2 notes and the class B notes that would be outstanding after each of the dates shown, based on rates equal to 0%, 50%, 100%, 150% and 200% of our base payment rate assumption. "0% Prepayment Assumption" assumes no prepayments on a lease allocated to the Lease SUBI, "50% Prepayment Assumption" assumes that a lease allocated to the Lease SUBI will prepay at 50% of the base payment rate assumption, and so forth.

                      Percentage of Outstanding Principal Amount of Class A-1 Notes Remaining
                                    and Weighted Average Life of Class A-1 Notes

Payment Date                                                       Prepayment Assumptions

                                                      0%              50%          100%         150%          200%
                                                      --              ---          ----         ----          ----
Closing Date..............................           100              100           100          100          100
December 7, 2002..........................           100              100           100          100          100
January 7, 2003...........................           100              100           100          100          100
February 7, 2003..........................           100              100           100          100          100
March 7, 2003.............................           100              100           100          100          100
April 7, 2003.............................           100              100           100          100          100
May 7, 2003...............................           100              100           100          100          100
June 7, 2003..............................           100              100           100          100          100
July 7, 2003..............................           100              100           100          100          100
August 7, 2003............................           100              100           100          100          100
September 7, 2003.........................           100              100           100          100          100
October 7, 2003...........................           100              100           100          100          100
November 7, 2003..........................           100              100           100          100          100
December 7, 2003..........................           100              100           100          100          100
January 7, 2004...........................           100              100           100          100          100
February 7, 2004..........................           100              100           100          100          100
March 7, 2004.............................           100              100           100          100          100
April 7, 2004.............................           100              100           100          100          100
May 7, 2004...............................            94               94            92           91           93
June 7, 2004..............................            89               87            85           82           84
July 7, 2004..............................            83               81            78           73           74
August 7, 2004............................            77               75            70           66           64
September 7, 2004.........................            72               68            63           59           52
October 7, 2004...........................            66               62            56           52           41
November 7, 2004..........................            60               56            49           45           29
December 7, 2004..........................            55               50            42           38           17
January 7, 2005...........................            49               44            35           31            4
February 7, 2005..........................            43               37            28           24            0
March 7, 2005.............................            37               31            21           17            0
April 7, 2005.............................            32               25            14            8            0
May 7, 2005...............................            26               19             8            0            0
June 7, 2005..............................            20               14             2            0            0
July 7, 2005..............................            14                8             0            0            0
August 7, 2005............................             9                2             0            0            0
September 7, 2005.........................             3                0             0            0            0
October 7, 2005...........................             0                0             0            0            0
November 7, 2005..........................             0                0             0            0            0
December 7, 2005..........................             0                0             0            0            0
January 7, 2006...........................             0                0             0            0            0
February 7, 2006..........................             0                0             0            0            0
March 7, 2006.............................             0                0             0            0            0
April 7, 2006.............................             0                0             0            0            0
May 7, 2006...............................             0                0             0            0            0
June 7, 2006..............................             0                0             0            0            0
July 7, 2006..............................             0                0             0            0            0
August 7, 2006............................             0                0             0            0            0
September 7, 2006.........................             0                0             0            0            0
October 7, 2006...........................             0                0             0            0            0
November 7, 2006..........................             0                0             0            0            0
December 7, 2006..........................             0                0             0            0            0
January 7, 2007...........................             0                0             0            0            0
February 7, 2007..........................             0                0             0            0            0
March 7, 2007.............................             0                0             0            0            0
April 7, 2007.............................             0                0             0            0            0
May 7, 2007...............................             0                0             0            0            0
June 7, 2007..............................             0                0             0            0            0
July 7, 2007..............................             0                0             0            0            0
August 7, 2007............................             0                0             0            0            0
September 7, 2007.........................             0                0             0            0            0
October 7, 2007...........................             0                0             0            0            0
November 7, 2007..........................             0                0             0            0            0
Weighted Average Life (years)(1)..........          2.16             2.09          2.00         1.95         1.84

--------------------
(1)  The weighted average life of the class A-1 notes is determined by multiplying the amount of each principal payment by the number of years from the closing date to the related payment date, adding the results, and dividing the sum by the initial principal amount of the class A-1 notes.

                     Percentage of Outstanding Principal Amount of the Class A-2 Notes Remaining
                                     and Weighted Average Life of Class A-2 Notes

Payment Date                                                             Prepayment Assumptions
                                                      0%              50%          100%         150%          200%
                                                      --              ---          ----         ----          ----
Closing Date..............................           100              100           100          100          100
December 7, 2002..........................           100              100           100          100          100
January 7, 2003...........................           100              100           100          100          100
February 7, 2003..........................           100              100           100          100          100
March 7, 2003.............................           100              100           100          100          100
April 7, 2003.............................           100              100           100          100          100
May 7, 2003...............................           100              100           100          100          100
June 7, 2003..............................           100              100           100          100          100
July 7, 2003..............................           100              100           100          100          100
August 7, 2003............................           100              100           100          100          100
September 7, 2003.........................           100              100           100          100          100
October 7, 2003...........................           100              100           100          100          100
November 7, 2003..........................           100              100           100          100          100
December 7, 2003..........................           100              100           100          100          100
January 7, 2004...........................           100              100           100          100          100
February 7, 2004..........................           100              100           100          100          100
March 7, 2004.............................           100              100           100          100          100
April 7, 2004.............................           100              100           100          100          100
May 7, 2004...............................           100              100           100          100          100
June 7, 2004..............................           100              100           100          100          100
July 7, 2004..............................           100              100           100          100          100
August 7, 2004............................           100              100           100          100          100
September 7, 2004.........................           100              100           100          100          100
October 7, 2004...........................           100              100           100          100          100
November 7, 2004..........................           100              100           100          100          100
December 7, 2004..........................           100              100           100          100          100
January 7, 2005...........................           100              100           100          100          100
February 7, 2005..........................           100              100           100          100           90
March 7, 2005.............................           100              100           100          100           77
April 7, 2005.............................           100              100           100          100           65
May 7, 2005...............................           100              100           100           99           53
June 7, 2005..............................           100              100           100           90           43
July 7, 2005..............................           100              100            95           81           34
August 7, 2005............................           100              100            87           72           24
September 7, 2005.........................           100               96            80           63           16
October 7, 2005...........................            97               90            72           53            8
November 7, 2005..........................            91               84            65           44            0
December 7, 2005..........................            87               79            58           35            0
January 7, 2006...........................            83               75            51           26            0
February 7, 2006..........................            80               70            44           17            0
March 7, 2006.............................            76               65            37            8            0
April 7, 2006.............................            72               59            30            0            0
May 7, 2006...............................            68               54            24            0            0
June 7, 2006..............................            64               48            17            0            0
July 7, 2006..............................            60               42            10            0            0
August 7, 2006............................            56               37             4            0            0
September 7, 2006.........................            52               31             0            0            0
October 7, 2006...........................            48               26             0            0            0
November 7, 2006..........................            43               20             0            0            0
December 7, 2006..........................            38               14             0            0            0
January 7, 2007...........................            33                9             0            0            0
February 7, 2007..........................            28                3             0            0            0
March 7, 2007.............................            23                0             0            0            0
April 7, 2007.............................            18                0             0            0            0
May 7, 2007...............................            12                0             0            0            0
June 7, 2007..............................             7                0             0            0            0
July 7, 2007..............................             2                0             0            0            0
August 7, 2007............................             0                0             0            0            0
September 7, 2007.........................             0                0             0            0            0
October 7, 2007...........................             0                0             0            0            0
November 7, 2007..........................             0                0             0            0            0
Weighted Average Life (years)(1)..........          3.83             3.55          3.19         2.95         2.56

--------------------
(1)  The weighted average life of the class A-2 notes is determined by multiplying the amount of each principal payment by the number of years from the closing date to the related payment date, adding the results, and dividing the sum by the initial principal amount of the class A-2 notes.

                       Percentage of Outstanding Principal Amount of Class B Notes Remaining
                                     and Weighted Average Life of Class B Notes

Payment Date                                                             Prepayment Assumptions
                                                      0%              50%          100%         150%          200%
                                                      --              ---          ----         ----          ----
Closing Date..............................           100              100           100          100          100
December 7, 2002..........................           100              100           100          100          100
January 7, 2003...........................           100              100           100          100          100
February 7, 2003..........................           100              100           100          100          100
March 7, 2003.............................           100              100           100          100          100
April 7, 2003.............................           100              100           100          100          100
May 7, 2003...............................           100              100           100          100          100
June 7, 2003..............................           100              100           100          100          100
July 7, 2003..............................           100              100           100          100          100
August 7, 2003............................           100              100           100          100          100
September 7, 2003.........................           100              100           100          100          100
October 7, 2003...........................           100              100           100          100          100
November 7, 2003..........................           100              100           100          100          100
December 7, 2003..........................           100              100           100          100          100
January 7, 2004...........................           100              100           100          100          100
February 7, 2004..........................           100              100           100          100          100
March 7, 2004.............................           100              100           100          100          100
April 7, 2004.............................           100              100           100          100          100
May 7, 2004...............................           100              100           100          100          100
June 7, 2004..............................           100              100           100          100          100
July 7, 2004..............................           100              100           100          100          100
August 7, 2004............................           100              100           100          100          100
September 7, 2004.........................           100              100           100          100          100
October 7, 2004...........................           100              100           100          100          100
November 7, 2004..........................           100              100           100          100          100
December 7, 2004..........................           100              100           100          100          100
January 7, 2005...........................           100              100           100          100          100
February 7, 2005..........................           100              100           100          100          100
March 7, 2005.............................           100              100           100          100          100
April 7, 2005.............................           100              100           100          100          100
May 7, 2005...............................           100              100           100          100          100
June 7, 2005..............................           100              100           100          100          100
July 7, 2005..............................           100              100           100          100          100
August 7, 2005............................           100              100           100          100          100
September 7, 2005.........................           100              100           100          100          100
October 7, 2005...........................           100              100           100          100          100
November 7, 2005..........................           100              100           100          100           98
December 7, 2005..........................           100              100           100          100           46
January 7, 2006...........................           100              100           100          100            0
February 7, 2006..........................           100              100           100          100            0
March 7, 2006.............................           100              100           100          100            0
April 7, 2006.............................           100              100           100           89            0
May 7, 2006...............................           100              100           100           35            0
June 7, 2006..............................           100              100           100            0            0
July 7, 2006..............................           100              100           100            0            0
August 7, 2006............................           100              100           100            0            0
September 7, 2006.........................           100              100            77            0            0
October 7, 2006...........................           100              100            33            0            0
November 7, 2006..........................           100              100             0            0            0
December 7, 2006..........................           100              100             0            0            0
January 7, 2007...........................           100              100             0            0            0
February 7, 2007..........................           100              100             0            0            0
March 7, 2007.............................           100               78             0            0            0
April 7, 2007.............................           100               41             0            0            0
May 7, 2007...............................           100                3             0            0            0
June 7, 2007..............................           100                0             0            0            0
July 7, 2007..............................           100                0             0            0            0
August 7, 2007............................            76                0             0            0            0
September 7, 2007.........................            44                0             0            0            0
October 7, 2007...........................            12                0             0            0            0
November 7, 2007..........................             0                0             0            0            0
Weighted Average Life (years)(1)..........          4.82             4.40          3.89         3.48         3.08

--------------------
(1)  The weighted average life of the class B notes is determined by multiplying the amount of each principal payment by the number of years from the closing date to the related payment date, adding the results, and dividing the sum by the initial principal amount of the class B notes.

                     Description of the Series 2002-2 Notes

General

     We will issue the series 2002-2 notes under the Base Indenture and the indenture supplement relating to the series 2002-2 notes. Following is a summary of the provisions of the series 2002-2 notes. This summary describes the material provisions of the series 2002-2 notes. This summary is qualified in its entirety by reference to the provisions of the Indenture.

     We have previously issued five series of notes, four of which are still outstanding. We may issue additional series of notes under the Base Indenture, as supplemented by an indenture supplement, as described under the caption "The Indenture--Issuance of Additional Series". Each series of notes is and will be secured by

     o    the Lease SUBI Certificate,

     o    the Fleet Receivable SUBI Certificate and

     o    our other assets and

will represent the right to receive all Collections allocated to that series in accordance with the Base Indenture, as supplemented by the applicable indenture supplement.

     The series 2002-2 notes will be

     o    represented by notes registered in the name of a DTC nominee,

     o available for purchase in minimum denominations and integral multiples of $1,000 and

     o    available for purchase in book-entry form only.

Form of Your Notes

     Following is a description of the form your series 2002-2 notes will take. We also describe how your notes will be transferred and how payments will be made to you.

     The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

     DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the holder of record of the series 2002-2 notes. This means that you, as an owner of the series 2002-2 notes, will generally not be entitled to receive a definitive note representing your interest in the series 2002-2 notes: you will hold your series 2002-2 notes through a book-entry record maintained by DTC. References in this prospectus to distributions, reports and notices to the holders of series 2002-2 notes will be made to DTC or Cede & Co., as registered holder of the series 2002-2 notes in accordance with DTC's procedures. References in this prospectus to actions by the holders of the series 2002-2 notes refer to actions taken by DTC upon instructions from its participants for distribution to you in accordance with DTC's procedures.

     You may hold the series 2002-2 notes in book-entries through DTC, in the United States, or Clearstream Banking, societe anonyme, or the Euroclear system, in Europe. You may hold your series 2002-2 notes directly with one of these systems if you are a participant in the system or indirectly through an organization which is a participant. The series 2002-2 notes will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades of the series 2002-2 notes will settle in same-day funds.

DTC

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in the accounts of its participants, eliminating the need for physical movement of certificates. DTC's participants include

     o    securities brokers and dealers,

     o    banks,

     o    trust companies,

     o    clearing corporations and

     o    other organizations.

Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with one of DTC's participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream Banking

     Clearstream Banking was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Boerse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Clearstream Banking, to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by the parent of Deutsche Boerse Clearing. Following the merger, the companies in the group were renamed "Clearstream", New Cedel International was renamed Clearstream International, societe anonyme, and Cedelbank was renamed Clearstream Banking, societe anonyme. On February 1, 2002, Deutsche Boerse Clearing offered and agreed to pay (euro) 1.6 billion for the remaining 50% of Clearstream International held by Cedel International. Following the successful completion of such offer, which was submitted to and approved by Cedel International's shareholders, Clearstream will be 100% owned by Deutsche Boerse Clearing.

     Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Banking customers through electronic book-entry changes in accounts of Clearstream Banking customers, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 36 currencies, including United States dollars. Clearstream Banking provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking deals with domestic securities markets in several countries. As a professional depository, Clearstream Banking is subject to regulation and supervision by the Commission for the Supervision of the Financial Sector. Clearstream Banking customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the series 2002-2 notes. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking customer, either directly or indirectly.

Euroclear

     The Euroclear system was created in 1968 to hold securities for participants in the Euroclear system and to clear and settle transactions between participants in the Euroclear system through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear system is operated by Euroclear Bank S.A./N.V. The operator of the Euroclear system conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the operator, not Euroclear Clearance System. Euroclear Clearance System establishes policy for the Euroclear system on behalf of the participants in the Euroclear system. Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the series 2002-2 notes. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a participant in the Euroclear system, either directly or indirectly.

     Securities clearance accounts and cash accounts with the operator of the Euroclear system are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The operator of the Euroclear system acts under these terms and conditions only on behalf of participants in the Euroclear system and has no record of or relationship with persons holding through these participants.

Book-Entry Registration

     Cede & Co., as DTC's nominee, will be the holder of record of the global notes representing the series 2002-2 notes. Clearstream Banking and Euroclear will hold omnibus positions on behalf of Clearstream Banking customers and participants in the Euroclear system, respectively, through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositories. These depositories will hold these positions in customers' securities accounts in the depositories' names on DTC's books.

     Secondary market trading between participating organizations in DTC will occur in accordance with DTC rules and procedures applicable to U.S. corporate debt obligations. Secondary market trading between Clearstream Banking customers and participants in the Euroclear system will occur in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice, i.e., seven calendar day settlement. Secondary cross-market transfers between persons holding securities directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream Banking customers or participants in the Euroclear system, on the other, will be effected in DTC on a delivery-against-payment basis in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking customers and participants in the Euroclear system may not deliver instructions directly to the depositories.

     Because of time-zone differences, credits of securities in Clearstream Banking or the Euroclear system as a result of a transaction with a participating organization in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Banking customer or participant in the Euroclear system on that business day. Cash received in Clearstream Banking or the Euroclear system as a result of sales of securities by or through a Clearstream Banking customer or a participant in the Euroclear system to a participating organization in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

     Your purchase of a beneficial interest in the series 2002-2 notes under the DTC system must be made by or through a DTC participant, which will receive a credit for the series 2002-2 notes on DTC's records. Your ownership interest is in turn recorded on the records of the DTC direct participant or an indirect participant in DTC. You will not receive written confirmation from DTC of your purchase, but you can expect to receive written confirmation providing details of the transaction, as well as periodic statements of your holdings, from the DTC direct or indirect participant through which you entered into the transaction. Transfers of ownership interests in the series 2002-2 notes are accomplished by entries made on the books of DTC direct and indirect participants acting on behalf of you and other holders of series 2002-2 notes. You will not receive definitive certificates representing your ownership interest in the series 2002-2 notes, except in the event that use of the book-entry system for the series 2002-2 notes is discontinued.

     To facilitate subsequent transfers, all series 2002-2 notes deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of the series 2002-2 notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual owners of the series 2002-2 notes. DTC's records reflect only the identity of DTC participants to whose accounts such series 2002-2 notes are credited, which may or may not be the owners of the series 2002-2 notes. DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to its participants, by DTC participants to indirect DTC participants, and by DTC participants and indirect DTC participants to owners of series 2002-2 notes will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

     Neither DTC nor Cede & Co. will consent or vote with respect to the series 2002-2 notes. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the series 2002-2 notes are credited on the record date, identified in a listing attached to that proxy.

     Principal and interest payments on the series 2002-2 notes will be made to DTC. DTC's practice is to credit its participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payment date. Payments by DTC participants to the owners of the series 2002-2 notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the DTC participant and not of DTC, the indenture trustee or us, subject to any statutory or regulatory requirements as may be in effect. Disbursement of principal and interest to DTC is the responsibility of the indenture trustee, disbursement of these payments to the DTC participants will be the responsibility of DTC, and disbursement of these payments to the owners of the series 2002-2 notes will be the responsibility of the DTC direct and indirect participants.

     Distributions on the series 2002-2 notes held through Clearstream Banking or the Euroclear system will be credited to the cash accounts of the Clearstream Banking customers or the participants in the Euroclear system in accordance with the relevant system's rules and procedures, to the extent received by its depository. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream Banking or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a holder of the series 2002-2 notes under the Transaction Documents on behalf of a Clearstream Banking customer or a participant in the Euroclear system only in accordance with its relevant rules and procedures and subject to its depository's ability to effect such actions on its behalf through DTC.

     DTC may discontinue providing its services as securities depository for the series 2002-2 notes at any time by giving reasonable notice to the indenture trustee. If this occurs and a successor securities depository is not obtained, you will receive definitive certificates representing your series 2002-2 notes. We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depository. If we so decide, you will receive definitive certificates representing your series 2002-2 notes.

     Although DTC, Clearstream Banking and the Euroclear system have agreed to the foregoing procedures in order to facilitate transfers of securities among DTC participants, Clearstream Banking customers and participants in the Euroclear system, they are under no obligation to perform or continue to perform these procedures and may discontinue these procedures at any time.

Definitive Notes

     You will receive definitive certificates representing your series 2002-2 notes only if

     o we advise the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the series 2002-2 notes, and we are unable to locate a qualified successor,

     o we, at our option, advise the indenture trustee in writing that we elect to terminate the book-entry system through DTC, or

     o after the occurrence of an event of default with respect to the series 2002-2 notes under the Indenture, owners of series 2002-2 notes representing a Majority in Interest of each class of the series 2002-2 notes advise the indenture trustee and DTC through the DTC participants in writing that the continuation of a book-entry system through DTC is no longer in the best interest of the owners of the series 2002-2 notes.

     If one of the events described above occurs, DTC will be required to notify all of its participants of the availability through DTC of definitive certificates representing the series 2002-2 notes. When DTC surrenders the global notes evidencing the series 2002-2 notes and the indenture trustee receives instructions for registration of the definitive certificates, we will issue the definitive certificates representing the series 2002-2 notes. After definitive certificates representing the series 2002-2 notes are issued, the indenture trustee will recognize the registered holders of the definitive certificates as the holders of the series 2002-2 notes under the Indenture.

     The indenture trustee will distribute interest and principal payments on the series 2002-2 notes issued in definitive form on each payment date directly to the holders in whose names the series 2002-2 notes were registered at the close of business on the related record date. The indenture trustee will make these distributions by wire transfer or by check mailed to the address of the holders of the series 2002-2 notes as they appear on the register maintained by the indenture trustee. In order to receive the final payment of principal of any series 2002-2 notes issued in definitive form, you must surrender your definitive certificates at the offices of the co-paying agent in Luxembourg or at the other offices or agencies specified in the notice of final distribution. For so long as the series 2002-2 notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the indenture trustee will be obligated to appoint and maintain a co-paying agent in Luxembourg. The indenture trustee will appoint J.P. Morgan Chase Bank Luxembourg S.A. as its co-paying agent in Luxembourg. The indenture trustee will provide notice of the final payment of principal of the series 2002-2 notes to the registered holders of the series 2002-2 notes mailed not later than the fifth day of the month of that final payment.

     You may transfer or exchange the definitive certificates representing your series 2002-2 notes at the offices of the transfer agent and registrar, which initially will be the indenture trustee, or at the offices of the co-transfer agent and co-registrar in Luxembourg. For so long as the series 2002-2 notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, the indenture trustee will be obligated to appoint and maintain a co-transfer agent and co-registrar in Luxembourg. The indenture trustee will appoint J.P. Morgan Chase Bank Luxembourg S.A. as its co-transfer agent and co-registrar in Luxembourg. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive certificates representing the series 2002-2 notes after the record date before the due date for the final payment of principal of the series 2002-2 notes.

     If you surrender a mutilated note to the transfer agent and registrar or you deliver to the transfer agent and registrar evidence to its satisfaction of the destruction, loss or theft of any series 2002-2 note, and you deliver to the transfer agent and registrar and the indenture trustee such security or indemnity as may be reasonably required by them to hold each of them harmless, then, in the absence of notice to us that your series 2002-2 note has been acquired by a protected purchaser, we will execute, the indenture trustee will authenticate and the transfer agent and registrar will deliver, in exchange for or in lieu of your mutilated, destroyed, lost or stolen series 2002-2 note, a replacement series 2002-2 note of like tenor, including the same date of issuance, and principal amount, bearing a number not contemporaneously outstanding. If you deliver evidence of the destruction, loss or theft of a series 2002-2 note within seven days of when that note is due and payable, instead of issuing a replacement series 2002-2 note, we may pay you when that note is due or payable. Upon the issuance of any replacement series 2002-2 note, we may require the payment by you of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to that note and any other expenses, including the related fees and expenses of the indenture trustee and the transfer agent and registrar.

Initial Settlement

     Custody accounts of investors electing to hold their interests in the series 2002-2 notes through DTC will be credited with their holdings against payment in same-day funds on the closing date.

     Investors electing to hold their interests in the series 2002-2 notes through accounts with Clearstream Banking or Euroclear will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Securities will be credited to the securities custody accounts on the closing date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between investors holding series 2002-2 notes through DTC participants will be settled in same-day funds in accordance with the rules and procedures that apply to U.S. corporate debt obligations.

     Trading between Clearstream Banking and/or Euroclear Participants. Secondary market trading between investors holding series 2002-2 notes through Clearstream Banking customers or participants in the Euroclear system will be settled in the ordinary way using the procedures applicable to conventional eurobonds in same-day funds, seven calendar day settlement.

     Trading between DTC Seller and Clearstream Banking or Euroclear Purchaser. When interests in the series 2002-2 notes are to be transferred from the account of a DTC participant to the account of a Clearstream Banking customer or the account of a participant in the Euroclear system, the purchaser will send instructions to Clearstream Banking or the Euroclear system through a Clearstream Banking customer or a participant in the Euroclear system at least one business day prior to settlement. Clearstream Banking or Euroclear will instruct the respective depository, as appropriate, to receive the series 2002-2 notes against payment. Payment will include interest accrued on the series 2002-2 notes from and including the last payment date to and excluding the settlement date, on the basis of actual days elapsed and a 360-day year. Payment will then be made by the respective depository to the DTC participant's account against delivery of the series 2002-2 notes. After settlement has been completed, the series 2002-2 notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking customer's or Euroclear participant's account. The credit for the series 2002-2 notes will appear the next day, in European time, and the cash debit will be back-valued to, and the interest on the series 2002-2 notes will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream Banking or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream Banking customers and participants in the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or the Euroclear system. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the global notes are credited to their accounts one day later.

     As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking customers or participants in the Euroclear system may elect not to pre-position funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Clearstream Banking customers or participants in Euroclear purchasing series 2002-2 notes would incur overdraft charges for one day, assuming they cleared the overdraft when the series 2002-2 notes were credited to their accounts. However, interest on the series 2002-2 notes would accrue from the value date. Therefore, in many cases the investment income on the series 2002-2 notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Banking customer's or Euroclear participant's particular cost of funds.

     Because the settlement is taking place during New York business hours, DTC participants may employ their usual procedures for sending series 2002-2 notes to the respective depository for the benefit of Clearstream Banking customers or participants in the Euroclear system. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream Banking or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Banking customers and participants in the Euroclear system may employ their customary procedures for transactions in which series 2002-2 notes are to be transferred by the respective clearing system through the respective depository to a DTC participant. The seller will send instructions to Clearstream Banking or Euroclear through the respective depository to a DTC participant. The seller will send instructions to Clearstream Banking or Euroclear through a Clearstream Banking customer or a participant in the Euroclear system at least one business day prior to settlement. In these cases, Clearstream Banking or Euroclear will instruct the respective depository, as appropriate, to deliver the series 2002-2 notes to the DTC participant's account against payment. Payment will include interest accrued on the series 2002-2 notes from and including the last payment date to and excluding the settlement date on the basis of the actual days elapsed and a 360-day year. The payment will then be reflected in the account of the Clearstream Banking customer or participant in the Euroclear system the following day, and receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream Banking customer or participant in the Euroclear system have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not complete on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream Banking customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Banking or the Euroclear system and that purchase series 2002-2 notes from DTC participants for delivery to Clearstream Banking customers or participants in the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream Banking or Euroclear for one day until the purchase side of the day trade is reflected in their Clearstream Banking or Euroclear accounts in accordance with the clearing system's customary procedures,

     o borrowing the series 2002-2 notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give sufficient time to have the series 2002-2 notes be reflected in their Clearstream Banking or Euroclear account in order to settle the sale side of the trade or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Banking customer or participant in the Euroclear system.

Payment of Interest

     We will pay interest on the series 2002-2 notes for each interest period on each payment date to the holders in whose names the series 2002-2 notes are registered as of the last business day of the calendar month before that payment date. The payment date will be the 7th day of each month or, if that day is not a business day, on the next business day, commencing on January 7, 2003.

     The class A-1 notes will bear interest at a floating rate calculated with reference to one-month LIBOR plus [____]% per annum. The class A-2 notes will bear interest at a floating rate calculated with reference to one-month LIBOR plus [___]% per annum. The class B notes will bear interest at a floating rate calculated with reference to one-month LIBOR plus [___]% per annum. The interest rates applicable to the series 2002-2 notes will remain in effect during each interest period. Each interest period will be the period from and including a payment date to but excluding the following payment date. The interest payable on the principal amount of each class of the series 2002-2 notes will be computed on the basis of the actual number of days during each interest period and a 360-day year. We will pay interest at the applicable interest rate on any interest that is not paid when due.

     The JPMorgan Chase Bank, as calculation agent, will determine the interest rate applicable to each class of the series 2002-2 notes for each interest period on the interest determination date which is the second London Business Day prior to the first day of that interest period. The initial rates on the series 2002-2 notes will be set two London Business Days prior to the closing date.

     The calculation agent will determine one-month LIBOR according to the following provisions:

     o One-month LIBOR for each interest period will be the rate for U.S. dollar deposits having a maturity equal to one month that appears on Telerate Page 3750 at approximately 11:00 a.m., London time, on the second London Business Day prior to the first day of that interest period.

     o If one-month LIBOR does not appear on Telerate Page 3750 or Telerate Page 3750 is unavailable, the calculation agent will select four major banks in the London interbank market and obtain from them the rates at which deposits in U.S. dollars are being offered by those banks at approximately 11:00 a.m., London time, on the second London Business Day prior to the first day of that interest period to prime banks in the London interbank market for a period of one month commencing on the first day of that interest period.

     o If at least two of these banks provide a quotation, the calculation agent will compute one-month LIBOR as the arithmetic mean, rounded to the nearest one-hundred-thousandth of one percent, of these quotations.

     o If fewer than two of these banks provide a quotation, the calculation agent will request from three major banks in New York City at approximately 10:00 a.m., New York City time, on the second London Business Day prior to the first day of that interest period quotations for loans in U.S. dollars to leading European banks for a period of one month commencing on the first day of that interest period. The calculation agent will compute one-month LIBOR as the arithmetic mean, rounded to the nearest one-hundred-thousandth of one percent, of the quotations provided.

     o If none of these banks provide a quotation, one-month LIBOR for the next interest period will be one-month LIBOR for the current interest period.

     So long as any class of the series 2002-2 notes are listed on the Luxembourg Stock Exchange, the indenture trustee or the calculation agent will communicate the following information to that exchange no later than the first day of each interest period:

     o    the number of days in that interest period,

     o the interest rate applicable to each such class of series 2002-2 notes for that interest period,

     o    the payment date for that interest period and

     o the amount of interest payable on each such class of series 2002-2 notes on that payment date.

The indenture trustee or the calculation agent will publish that information in a daily newspaper published in the English language of general circulation in Luxembourg as soon as possible after that day.

     If on any payment date the amount of funds available to us for making interest payments on the series 2002-2 notes is less than the amount of interest payable on the series 2002-2 notes, we will pay the funds available to us to make interest payments on the series 2002-2 notes on such payment date first to the holders of the class A-1 and class A-2 notes ratably, based upon the aggregate amount of interest due to each such class of series 2002-2 notes until all interest due on the class A-1 notes and the class A-2 notes is paid in full and then to the holders of the class B notes until all interest due on the class B notes is paid in full.

     So long as any class of the series 2002-2 notes are listed on the Luxembourg Stock Exchange, the indenture trustee or the calculation agent will notify the Luxembourg Stock Exchange if the amount of interest to be paid on such class of the series 2002-2 notes on any payment date is less than the amount payable on that payment date, the amount of the deficit and the amount of interest that will accrue on the unpaid interest during the next interest period no later than the business day prior to that payment date.

Payment of Principal

     Revolving Period. We will make no payments of principal of the series 2002-2 notes during a revolving period. The revolving period will begin on the closing date and will end when the amortization period for the series 2002-2 notes begins. During the revolving period, all Collections deposited in the principal collection subaccount for the series 2002-2 notes will be available to us either to pay the principal amount of other series of notes that are then required to be paid or, at our option, to pay the principal amount of other series of notes that may be paid under the Indenture or to pay for additional leases and vehicles allocated to the Lease SUBI under the Transfer Agreement.

     Amortization Period. We will make payments of principal of the series 2002-2 notes beginning on the second payment date following the beginning of the amortization period for the series 2002-2 notes. On that payment date and each payment date after that payment date, the indenture trustee will deposit into the distribution account for the series 2002-2 notes for distribution to the holders of series 2002-2 notes, the lesser of the Principal Payment Amount for that payment date and the outstanding principal amount of the series 2002-2 notes and will pay the amount deposited to the holders of the class A-1 notes until the class A-1 notes are paid in full, then to the holders of the class A-2 notes until the class A-2 notes are paid in full and then to the holders of the class B notes until the class B notes are paid in full. On any payment date falling after the occurrence of an amortization event resulting from the occurrence of an event of default due to our failure to make a payment on any series of notes when due or our bankruptcy or insolvency, the indenture trustee will pay the amount deposited in the distribution account for the series 2002-2 notes for the payment of principal to the holders of the class A-1 notes and the class A-2 notes on a pro rata basis until the class A-1 notes and the class A-2 notes have been paid in full and then to the holders of the class B notes until the class B notes are paid in full.

     The amortization period will begin on the earlier of

     o the close of business on the business day preceding the day an amortization event occurs and

     o    the close of business on the Period End Date in March 2004 and will end on the date on which the series 2002-2 notes are paid in full and all dividends and other amounts owing in respect of any preferred membership interests that we may issue from time to time relating to the series 2002-2 notes have been paid in full and any such preferred membership interests relating to the series 2002-2 note have been redeemed in full.

     We will pay the principal amount of the class A-1 notes in full on or prior to the payment date in November 2007, the final maturity date of the class A-1 notes. We will pay the principal amount of the class A-2 notes in full on or prior to the payment date in November 2014, the final maturity date of the class A-2 notes. We will pay the principal amount of the class B notes in full on or prior to the payment date in November 2014, the final maturity date of the class B notes. If the amounts that we have available to pay principal on any class of the series 2002-2 notes on the final maturity date for that class of notes are insufficient to pay that class of notes in full, the indenture trustee will withdraw whatever is on deposit in the reserve account for the series 2002-2 notes to cover this deficiency. If there is a deficiency on the final maturity date for the class B notes and the amount on deposit in the reserve account for the series 2002-2 notes is not enough to pay such class of notes in full, the indenture trustee will withdraw whatever is on deposit in the yield reserve account for the series 2002-2 notes to cover the remaining deficiency.

     Amortization Events. The following events will be automatic amortization events:

     o the reserve account for the series 2002-2 notes becomes subject to an injunction, estoppel or other stay or a lien, other than certain permitted liens,

     o the yield supplement account for the series 2002-2 becomes subject to an injunction, estoppel or other stay or a lien, other than certain permitted liens,

     o the amount on deposit in the reserve account for the series 2002-2 notes is less than the required reserve account amount for two or more business days,

     o the Required Asset Amount is more than the Series 2002-2 Allocated Adjusted Aggregate Unit Balance for two or more business days,

     o the amount on deposit in the yield supplement account for the series 2002-2 notes is less than the required yield supplement account amount for two or more business days,

     o the Three Month Average Charge-Off Ratio for any payment date exceeds 1.00%,

     o the Three Month Average Paid-In Advance Loss Ratio for any payment date exceeds 1.50%,

     o the Three Month Average Delinquency Ratio for any payment date exceeds 7.00%,

     o we fail to declare and pay dividends on any preferred membership interests that we may issue from time to time relating to the series 2002-2 notes on any payment date in accordance with their terms,

     o    a Servicer Termination Event occurs,

     o a Transfer Termination Event or Receivables Purchase Termination Event occurs,

     o an event of default with respect to the series 2002-2 notes occurs under the Indenture,

     o there is at least $10,000,000 on deposit in the principal collection subaccount for the series 2002-2 notes on two consecutive payment dates during the revolving period for the series 2002-2 notes,

     o any of Raven Funding, the origination trust, Avis Group Holdings, PHH Corporation, Cendant Corporation or Vehicle Management Services suffers certain specified bankruptcy or insolvency events, or

     o all principal and interest of any class of series 2002-2 notes is not paid in full on the final maturity date of that class of series 2002-2 notes.

     The following events will be amortization events only if after any applicable grace period either the indenture trustee or the Series 2002-2 Required Investor Noteholders declare that an amortization event has occurred:

     o we fail to make a payment or deposit when required to under the Indenture or within the applicable grace period which does not exceed two business days,

     o we fail to observe or perform in any material respect any of our covenants or agreements set forth in the Indenture and that failure continues unremedied for 45 days after written notice of that failure to us by the indenture trustee or written notice of that failure to us and the indenture trustee by the holders of series 2002-2 notes holding more than 50% of the aggregate principal amount of the series 2002-2 notes,

     o we make a representation or warranty in the Indenture or in any information that we are required to deliver to the indenture trustee that was incorrect in any material respect when made or when delivered and that continues to be incorrect in any material respect for 45 days after written notice of that breach to us by the indenture trustee or written notice of that breach to us and the indenture trustee by the holders of series 2002-2 notes holding more than 50% of the aggregate principal amount of the series 2002-2 notes,

     o the indenture trustee no longer has a valid and perfected first priority security interest in the collateral securing the notes or we or Vehicle Management Services or an affiliate of Vehicle Management Services makes that assertion,

     o there is filed against Cendant Corporation, PHH Corporation, Vehicle Management Services, the origination trust, Raven Funding or us

     o    a notice of federal tax lien from the IRS,

     o    a notice of lien from the Pension Benefit Guaranty Corporation under
          Section 412(n) of the tax code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a pension plan to which either of those sections applies or

     o a notice of any other lien that could reasonably be expected to have a material adverse effect on our business, operations or financial condition or the business, operations or financial condition of Cendant Corporation, PHH Corporation, Vehicle Management Services, the origination trust or Raven Funding and after 40 days that notice has not been withdrawn or that lien has not been released or discharged,

     o one or more judgments or decrees are entered against us involving in the aggregate a liability, not paid or fully covered by insurance, of $100,000 or more and those judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within 30 days from their entry or

     o any of the Transaction Documents ceases for any reason to be in full force and effect other than in accordance with its terms.

Bank Accounts

     The indenture trustee has established and is required to maintain the following bank accounts, each of which is required to be an Eligible Deposit
Account:

     o    a collection account for the purpose of holding Collections and

     o a "gain on sale" account for the purpose of holding gains upon sale or other disposition of vehicles subject to the closed-end leases allocated to the Lease SUBI.

     For administrative purposes, the indenture trustee will create a collection subaccount for the series 2002-2 notes and the following three administrative subaccounts in the collection subaccount for the series 2002-2 notes:

     o    the general collection subaccount,

     o    the principal collection subaccount and

     o    the settlement collection subaccount.

The indenture trustee has established and will establish additional administrative subaccounts out of the collection account for other series of notes.

     On or before the closing date, the indenture trustee will also establish the following bank accounts for the series 2002-2 notes, each of which is required to be an Eligible Deposit Account:

     o    the reserve account,

     o    the yield supplement account and

     o    the distribution account.

The reserve account, the yield supplement account and the distribution account for the series 2002-2 notes and all funds and investments of funds on deposit in those accounts will be part of the collateral that secures the series 2002-2 notes and not the other series of notes.

     Investments. The indenture trustee will invest funds on deposit in our bank accounts in Permitted Investments at our direction.

     Investments in the following bank accounts or subaccounts of the collection account are required to mature or be payable or redeemable on demand on or prior to the business day before the next payment date:

     o    the gain on sale account,

     o    the reserve account for the series 2002-2 notes,

     o    the yield supplement account for the series 2002-2 notes,

     o    the general collection subaccount for the series 2002-2 notes and

     o during the amortization period for the series 2002-2 notes, the principal collection subaccount.

During the revolving period for the series 2002-2 notes, investments in the principal collection subaccount for the series 2002-2 notes are required to mature or be payable or redeemable on demand on or before the next business day.

     Any earnings on investments in the collection subaccounts for the series 2002-2 notes will be deposited into the settlement collection subaccount for the series 2002-2 notes on each payment date. Any earnings on investments in

     o    the gain on sale account,

     o    the reserve account for the series 2002-2 notes and

     o    the yield supplement account for the series 2002-2 notes

will remain on deposit in those accounts.

     Our bank accounts will be under the sole dominion and control of the indenture trustee for the benefit of the holders of notes and the funds and investments on deposit in our accounts will be part of the collateral securing the notes. The indenture trustee will not be responsible for the selection of the Permitted Investments.

     Gain on Sale Account. On each payment date, the indenture trustee will withdraw from the settlement collection subaccount for the series 2002-2 notes and deposit in the gain on sale account an amount equal to the product of

     o the average daily Series 2002-2 Invested Percentage during the preceding Monthly Period multiplied by

     o    the Monthly Residual Value Gain for that Monthly Period.

The Monthly Residual Value Gain for any Monthly Period is generally the amount by which all amounts received by the servicer during that Monthly Period in connection with the termination or expiration of closed-end leases allocated to the Lease SUBI including sales proceeds of the related vehicles, insurance proceeds and amounts billed the related lessees in connection with the termination of those leases exceeded the aggregate Net Book Values of the vehicles subject to closed-end leases that terminated or expired during that Monthly Period.

     Amounts on deposit in the gain on sale account on each payment date will be available to cover losses on sale of the vehicles subject to closed-end leases allocated to the Lease SUBI. On the business day before each payment date, the indenture trustee will withdraw from the gain on sale account an amount equal to the amount by which

     o the aggregate Net Book Values of all vehicles subject to closed-end leases allocated to the Lease SUBI that terminated or expired during the preceding Monthly Period exceeded

     o all amounts received by the servicer during that Monthly Period in connection with the termination or expiration of closed-end leases allocated to the Lease SUBI including sales proceeds of the related vehicles, insurance proceeds and amounts billed the related lessees in connection with the termination of those leases.

The indenture trustee will deposit into the settlement collection subaccount for the series 2002-2 notes the average daily Series 2002-2 Invested Percentage during that Monthly Period of the amount withdrawn from the gain on sale account. The remaining amount of the withdrawal from the gain on sale account will be deposited into subaccounts of the collection account for other series of notes then outstanding.

     On the business day prior to each payment date, the indenture trustee will withdraw from the gain on sale account and pay to us any amounts on deposit in the gain on sale account in excess of 10% of the sum of

     o the aggregate Lease Balance of the Eligible Leases that are closed-end leases allocated to the Lease SUBI as of last day of the Monthly Period before that date plus

     o    the Aggregate Residual Value Amount as of that date.

The amount that is required to remain on deposit in the gain on sale account may increase if we issue a series of notes that requires that more than 10% of the amount described above remain on deposit in the gain on sale account.

Allocations of Collections

     Collection Account. On each business day on which the servicer deposits Collections in the collection account, the administrator will direct the indenture trustee to allocate to the holders of the series 2002-2 notes and deposit into the general collection subaccount for the series 2002-2 notes the Series 2002-2 Invested Percentage on that business day of those Collections.

     Prior to the occurrence of an amortization event or any event that may, with the passage of time or giving of notice, become an amortization event, the administrator may direct the indenture trustee to release from the general collection subaccount for the series 2002-2 notes and pay to us on any business day after a Period End Date and before the next payment date, the amount of Collections deposited in the general collection subaccount for the series 2002-2 notes during the preceding Monthly Period in excess of the amounts required to be distributed on that payment date from the settlement collection subaccount for the series 2002-2 notes other than any of those amounts to be distributed to us. For a description of the amounts required to be distributed from the settlement collection subaccount for the series 2002-2 notes on each payment date, see "--Monthly Distributions".

     Settlement Collection Subaccount. On or before each payment date, the administrator will direct the indenture trustee to allocate to the holders of series 2002-2 notes and deposit in the settlement collection subaccount for the series 2002-2 notes the following amounts:

     o the average daily Series 2002-2 Invested Percentage during the preceding Monthly Period of the sum of

          o the amount paid by the servicer to purchase leases and the related vehicles as the result of a breach of its representations and warranties with respect to those leases or vehicles on that payment date plus

          o the amount paid by Raven Funding to repurchase beneficial interests in leases and the related vehicles as the result of a breach of its representations and warranties or covenants with respect to those leases or vehicles on that payment date,

     o the average daily Series 2002-2 Invested Percentage during the preceding Monthly Period of the amount that the servicer advances on that payment date in respect of payments on the leases and the fleet management receivables due but not received during that Monthly Period,

     o the average daily Series 2002-2 Invested Percentage during the preceding Monthly Period of the amount withdrawn from the gain on sale account,

     o the average daily Series 2002-2 Invested Percentage during the preceding Monthly Period of all payments made under the interest rate caps that we are obligated to obtain from time to time in respect of the fixed rate leases allocated to the Lease SUBI and

     o all payments under the interest rate caps that we will be obligated to obtain under the indenture supplement relating to the series 2002-2 notes in respect of the floating rate leases allocated to the Lease SUBI.

In addition, on each payment date, the administrator will direct the indenture trustee to withdraw from the general collection subaccount and allocate to the settlement collection subaccount for the series 2002-2 notes the aggregate Collections deposited in the general collection subaccount for the series 2002-2 notes during the preceding Monthly Period less any amounts previously released to us as described above under "--Collection Account".

     We refer to the amounts that we described above that are deposited into the settlement collection subaccount for the series 2002-2 notes on or before each payment date plus

     o any investment income from amounts on deposit in the general collection subaccount or the principal collection subaccount for the series 2002-2 notes transferred to the settlement collection subaccount on that payment date less

     o any amounts previously released to us from the principal collection subaccount for the series 2002-2 notes as described above under "--Collection Account"
as the total cash available for a payment date.

Monthly Distributions

     On each payment date, the administrator will direct the indenture trustee to make the following distributions from the settlement collection subaccount for the series 2002-2 notes in the following order of priority to the extent of the total cash available for that payment date:

     o to Raven Funding, the average daily Series 2002-2 Invested Percentage during the preceding Monthly Period of the amount of collections on the fleet management receivables received during that Monthly Period over $80,000,000,

     o to the gain on sale account, the average daily Series 2002-2 Invested Percentage during the preceding Monthly Period of any Monthly Residual Value Gain for that date,

     o to the servicer, the average daily Series 2002-2 Invested Percentage during the preceding Monthly Period of the amount that the servicer is entitled to receive in reimbursement of servicer advances on that payment date,

     o if Vehicle Management Services is not the servicer, to the servicer, the portion of the base servicing fee payable to the servicer for the interest period ending on that payment date allocated to the series 2002-2 notes plus, on the first payment date following the transfer of the servicing, to the extent not reimbursed by Vehicle Management Services, the reasonable costs and expenses of the successor servicer incurred in connection with the transfer of the servicing in an amount up to $250,000,

     o to the distribution account for the series 2002-2 notes, accrued and unpaid interest on the series 2002-2 notes,

     o if Vehicle Management Services is the servicer, to the servicer, the portion of the base servicing fee payable to the servicer for the interest period ending on that payment date allocated to the series 2002-2 notes,

     o to the administrator, the portion of the fee payable to the administrator for the interest period ending on that payment date allocated to the series 2002-2 notes,

     o other than after the maturity of each series of notes has been accelerated because of an event of default resulting from a payment default on a series of notes, to pay accumulated dividends on that payment date on each series of preferred membership interests that we may have issued relating to the series 2002-2 notes,

     o on any payment date following a Monthly Period in the revolving period for the series 2002-2 notes, to the principal collection subaccount for the series 2002-2 notes the amount by which the Required Asset Amount exceeds the Series 2002-2 Allocated Adjusted Aggregate Unit Balance on that payment date,

     o on the earlier of the second payment date following the Period End Date in March 2004 and the first payment date following an amortization event for the series 2002-2 notes, to the distribution account for the series 2002-2 notes, the lesser of the Principal Payment Amount for that payment date and the outstanding principal amount of the series 2002-2 notes,

     o on and after the payment date on which the series 2002-2 notes are paid in full, to redeem any preferred membership interests that we may have issued from time to time relating to the series 2002-2 notes, the Principal Payment Amount for that payment date, provided, that, if the maturity of all of the notes has been accelerated because of an event of default resulting from a payment default on a series of notes, the Principal Payment Amount for that payment date will be used to make principal and interest payments on other series of notes,

     o to the reserve account for the series 2002-2 notes, the amount needed to bring the amount on deposit in the reserve account to the required reserve account amount or, on any payment date following a Monthly Period in the amortization period for the series 2002-2 notes, if the Series 2002-2 Allocated Adjusted Aggregate Unit Balance is less than the Required Asset Amount, the greater of the amount needed to bring the amount on deposit in the reserve account to the required reserve account amount and the amount needed to cause the Series 2002-2 Allocated Adjusted Aggregate Unit Balance to equal the Required Asset Amount,

     o to the yield supplement account for the series 2002-2 notes, the amount needed to bring the amount on deposit in the yield supplement account to the required yield supplement account amount,

     o if Vehicle Management Services is not the servicer, to the servicer, any supplemental servicing fee payable to the servicer for the interest period ending on that payment date and

     o to us, the amount remaining in the settlement collection subaccount for the series 2002-2 notes.

If the administrator determines that the aggregate amount distributable from the settlement collection subaccount for the series 2002-2 notes, excluding the deposits to the reserve account and the yield supplement account and the supplemental servicing fee payable to a successor servicer, on any payment date will exceed the total cash available for that payment date, the administrator will be obligated to instruct the indenture trustee to withdraw from the reserve account for the series 2002-2 notes and deposit in the settlement collection subaccount for the series 2002-2 notes the least of

     o    the amount of the deficiency,

     o    the product of

          o the average daily Series 2002-2 Invested Percentage during the preceding Monthly Period multiplied by

          o    the amount by which

               o the aggregate Lease Balances of all leases allocated to the Lease SUBI that were considered to be charged-off leases during that Monthly Period exceeded

               o the aggregate amount of recoveries on leases that were previously considered to be charged-off leases during previous Monthly Periods received during that Monthly Period and

     o the amount on deposit in the reserve account and available for withdrawal.

If the amount to be withdrawn from the reserve account is less than the amount of the deficiency, the administrator will instruct the indenture trustee to withdraw the remaining amount of the deficiency from the yield supplement account and deposit it in the settlement collection subaccount for the series 2002-2 notes.

     If the amount of the deficiency is greater than the amounts to be withdrawn from the reserve account and the yield supplement account and there are additional amounts on deposit in the reserve account, the administrator will instruct the indenture trustee to withdraw the remaining portion of the deficiency from the reserve account, to the extent of available funds, and deposit it in the settlement collection subaccount for the series 2002-2 notes.

     Principal Collection Subaccount. During the revolving period for the series 2002-2 notes, Collections allocated to the principal collection subaccount for the series 2002-2 notes on any payment date will be available to us either to pay the principal amount of other series of notes that are then required to be paid or, at our option, to pay the principal amount of other series of notes that may be paid under the Indenture or to pay for additional leases and vehicles allocated to the Lease SUBI under the Transfer Agreement, in each case, only if, after giving effect to our use of the funds, the Series 2002-2 Allocated Adjusted Aggregate Unit Balance would equal or exceed the Required Asset Amount and no amortization event would result from our use of the funds.

     Distribution Account. On each payment date, the indenture trustee will make the following distributions from amounts on deposit in the distribution account for the series 2002-2 notes:

     o to the holders of the series 2002-2 notes of each class, accrued and unpaid interest due on that payment date and any past due interest; provided, that, if the funds available to pay interest on the series 2002-2 notes on such payment date are insufficient, then the indenture trustee will distribute the funds available to pay interest on the series 2002-2 notes on such payment date first ratably to each holder of class A-1 and class A-2 notes in the proportion that the amounts due to that holder bears to the amounts due to all of the holders of the class A-1 notes and the class A-2 notes until all interest due on that payment date and any past due interest on the class A-1 notes and class A-2 notes is paid in full and then to the holders of the class B notes until all interest due on that payment date and any past due interest on the class B notes is paid in full.

     o during the amortization period for the series 2002-2 notes, all amounts deposited in the distribution account on account of principal to the holders of the class A-1 notes until the class A-1 notes have been paid in full, then to the holders of the class A-2 notes until the class A-2 notes have been paid in full and then to the holders of the class B notes until the class B notes have been paid in full; provided, that, after the occurrence of an amortization event resulting from the occurrence of an event of default due to our failure to make a payment on any series of notes when due or our bankruptcy or insolvency, the indenture trustee will distribute all amounts deposited in the distribution account on account of principal first ratably to each holder of class A-1 and class A-2 notes until the class A-1 and class A-2 notes have been paid in full and then to the holders of the class B notes until the class B notes have been paid in full.

Distributions will be made to each holder of record of each class of the series 2002-2 notes as determined on the record date preceding such payment date, based on such holder's ratable share of the aggregate principal amount of the series 2002-2 notes of that class. The record date will be the last business day of the calendar month before the payment date.

Optional Prepayment

     We will have the option to prepay the series 2002-2 notes, in whole but not in part, on any payment date after the April 2004 payment date. If we exercise our option to prepay, we will repay the principal amount of the series 2002-2 notes in full and pay all accrued and unpaid interest on the series 2002-2 notes on that payment date. In order for us to prepay the series 2002-2 notes, we must give the indenture trustee thirty days' prior written notice of the payment date on which we intend to exercise our option and deposit sufficient funds in the distribution account for the series 2002-2 notes on or prior to that payment date.

     If we exercise our option to prepay the series 2002-2 notes, you will be required to surrender your series 2002-2 notes in order to receive the final payment of principal of your notes.

Final Payment

     The series 2002-2 notes will be retired on the date on which the final payment of principal is made to the holders of the series 2002-2 notes, whether as a result of optional prepayment or otherwise. Unless any class of the series 2002-2 notes is paid in full earlier, the Indenture provides that the final distribution of principal and interest on that class of notes will be made on the final maturity date for that class. If any class of the series 2002-2 notes is not paid in full on its final maturity date both an amortization event and an event of default under the Indenture will occur.

     Any money deposited with the indenture trustee or any paying agent, or then held by us, in trust for the payment of the principal of or interest on any series 2002-2 note and remaining unclaimed for three years after the principal or interest has become due and payable will be paid to us at our request, or, if then held by us will be discharged from the trust. Once those funds are released to us, the holder of the series 2002-2 note will be our unsecured general creditor and may look only to us for payment. The indenture trustee or any paying agent, before being required to release funds to us, may at our expense cause to be published once, in a newspaper published in the English language, customarily published on each business day and of general circulation in New York, New York and in Luxembourg, notice that the money remains unclaimed and that, after a specified date, which may not be less than 30 days from the publication date, any unclaimed balance of money will be repaid to us.

Governing Law

     The series 2002-2 notes and the Transaction Documents, other than the agreement creating the origination trust, Raven Funding's limited liability company agreement and our LLC Agreement, are governed by the laws of the State of New York. The agreement creating the origination trust, Raven Funding's limited liability company agreement and our LLC Agreement are governed by the laws of the State of Delaware.

                                  The Indenture

     Following is a summary of the provisions of the Indenture. This summary describes the material provisions of the Indenture. This summary is qualified in its entirety by reference to the provisions of the Indenture.

The Collateral

     The notes, including the series 2002-2 notes, will be secured by the grant of a first-priority perfected security interest in all of our assets. For a description of our assets, see "Security for the Series 2002-2 Notes".

Issuance of Additional Series

     We may issue additional series of notes without the consent of the holders of the notes then outstanding. We may not change the terms of your notes by issuing an additional series of notes. It is a condition to our issuance of any series of notes that each rating agency that has been requested by us to issue a rating on any outstanding series of notes or any outstanding series of preferred membership interests has advised the indenture trustee that the issuance of that additional series of notes will not result in the reduction or withdrawal of the then current rating of that outstanding series of notes or that outstanding series of preferred membership interests. We cannot assure you that the terms of any additional series of notes that we issue will not impact the timing or amount of payments or distributions received by you or any other holder of an outstanding series of notes. Among other things, additional series of notes may accrue interest at different rates, may have a different interest rate basis, may have different final maturities and may benefit from different amortization events than your series of notes.

     On the closing date, the series 1999-2 notes, the series 1999-3 notes, the series 2001-1 notes and the series 2002-1 notes will be outstanding. For information about the terms of the series 1999-2 notes, the series 1999-3 notes, the series 2001-1 notes and the series 2002-1 notes, see "Chesapeake Funding--Capitalization--Other Series of Notes and Senior Preferred Membership Interests".

Representations and Warranties

     We make the following representations and warranties, among others, under the Base Indenture, when we issue a series of notes, including the series 2002-2 notes:

     o we are a limited liability company duly formed and validly existing and in good standing in all relevant jurisdictions,

     o we have the authority to consummate the transactions contemplated by the Base Indenture, the indenture supplement relating to that series of notes and the other Transaction Documents,

     o the Base Indenture and the indenture supplement relating to that series of notes and each other Transaction Document constitute our legal, valid and binding obligations,

     o we are not an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended,

     o we will not use the proceeds from the sale of the notes to purchase or carry "margin stock", as defined or used in Regulation T, U or X of the Board of Governors of the Federal Reserve System, or to extend credit to others for that purpose,

     o we are not insolvent or subject to any voluntary or involuntary proceeding with respect to any bankruptcy or insolvency law,

     o the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate have been duly registered in our name and delivered to the indenture trustee and all action necessary, including the filing of financing statements, to perfect the indenture trustee's security interest in our assets has been duly and effectively taken,

     o no financing statement or equivalent lien instrument has been filed or is of record listing us as debtor, covering all or any part of our assets except in favor of the indenture trustee on behalf of the holders of notes in connection with the Indenture,

     o the Indenture constitutes a valid and continuing lien on our assets in favor of the indenture trustee prior to all other liens, except as permitted by the Indenture and

     o each of the Origination Trust Documents and the Transfer Agreement are in full force and effect and there are no outstanding events of default under those agreements nor any events which with the giving of notice, the passage of time or both, would constitute an event of default.

Certain Covenants

     We have agreed to the following covenants, among others, in the Base
Indenture:

     o we may not create, incur, assume or permit any lien on any of our assets other than the liens created or permitted under the Base Indenture,

     o we may not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any indebtedness, other than the notes and other indebtedness permitted under the Transaction Documents,

     o    we may not merge with or into any other entity,

     o we may not sell, lease, transfer, liquidate or otherwise dispose of any of our assets, except as permitted by the Transaction Documents unless directed to do so by the indenture trustee,

     o we may not acquire, by long-term or operating lease or otherwise, any assets except as permitted by the Transaction Documents,

     o we may not declare any dividends on any of our preferred membership interests or make any purchase, redemption or other acquisition of our preferred membership interests other than in accordance with the Transaction Documents,

     o we may not make, incur or suffer to exist any loan, advance, extension of credit or other investment in any other entity other than as permitted by the Transaction Documents,

     o we may not engage in any business or enterprise or enter into any transaction other than the purchase and funding of the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate, the incurrence and payment of our ordinary course operating expenses, the issuing and selling of the notes, the issuing and selling of our preferred membership interests and other related activities,

     o without the prior written consent of the indenture trustee or the holders of a Majority in Interest of each series of notes, we will not amend, modify, waive, supplement, terminate, surrender, or agree to any amendment, modification, waiver, supplement, termination, waiver or surrender of the terms of any of our assets, including the Transaction Documents, or waive timely performance or observance by Raven Funding under the Transfer Agreement or of the origination trust, Vehicle Management Services or the servicer under the Origination Trust Documents, or

     o upon the occurrence of a Servicer Termination Event, we will not terminate the servicer and appoint a successor servicer without the prior written consent of the indenture trustee or the holders of a Majority in Interest of each series of notes.

Events of Default

     The events of default with respect to each series of notes under the Base Indenture include any of the following events:

     o our failure to pay interest on any note of any series when due and the continuation of that failure for five business days,

     o    our failure to pay the principal of any note of any series when due,

     o our failure to observe or perform any of our covenants or agreements in the Indenture which default materially and adversely affects the rights of the holders of that series of notes and which default continues or is not cured for a period of 30 days, or for such longer period, not in excess of 60 days, as may be reasonably necessary to remedy the default subject to the satisfaction of certain conditions, after we have received written notice of that failure from the indenture trustee or we and the indenture trustee have received written notice of that failure from holders of that series of notes holding notes evidencing at least 25% of the aggregate principal amount of those notes,

     o our receipt of a final determination that we will be treated as an association taxable as a corporation for federal income tax purposes,

     o the SEC or other regulatory body having jurisdiction reaches a final determination that we are an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or

     o    certain bankruptcy or insolvency events occur with respect to us.

     If an event of default arising from our bankruptcy or insolvency occurs, the unpaid principal amount of all series of notes, together with accrued and unpaid interest, and all other amounts due to the holders of notes under the Indenture, will immediately become due and payable.

     If an event of default arising from a covenant default occurs with respect to a series of notes, the indenture trustee or the holders of a Majority in Interest of that series of notes may declare the notes of that series to be immediately due and payable.

     If any other event of default occurs, the indenture trustee or the Majority in Interest of any series of notes may declare that series of notes to be immediately due and payable.

     At any time after the acceleration of the maturity of a series of notes but before a judgment or decree for payment of the money due has been obtained by the indenture trustee, the holders of a Majority in Interest of that series of notes may rescind and annul the acceleration and its consequences.

Rights Upon An Event of Default

     If the maturity of a series of notes has been accelerated and an event of default with respect to that series has occurred and is continuing, the indenture trustee may institute proceedings to collect amounts due in respect of that series of notes.

     If the maturity of all series of notes has been accelerated and an event of default with respect to all series of notes has occurred and is continuing, the indenture trustee may

     o    institute proceedings to foreclose on our assets,

     o    exercise remedies as a secured party or

     o if an event of default arising from a payment default has occurred and is continuing, direct us to sell all or a portion of our assets at one or more public or private sales called and conducted in any manner permitted by law.

However, the indenture trustee may not sell our assets unless

     o    all of the holders of the notes consent to the sale,

     o the proceeds of the sale distributable to the holders of notes will be sufficient to discharge in full all amounts then due and unpaid on the notes for principal and interest or

     o the indenture trustee determines that our assets will not continue to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if the notes had not been declared due and payable and a Majority in Interest of each series of notes consents to the sale.

     If

     o an event of default has occurred and is continuing with respect to any series of notes, the indenture trustee, at the direction of the holders of a Majority in Interest of that series of notes, or

     o if an event of default has occurred and is continuing with respect to more than one series of notes, the indenture trustee, at the direction of the holders of a Majority in Interest of each series of notes with respect to which an event of default shall have occurred, may exercise all of our rights, remedies, powers, privileges and claims against Raven Funding, the origination trust and the servicer under the Transfer Agreement and the Origination Trust Documents, including

     o our right or power to take any action to compel or secure performance or observance by Raven Funding, the origination trust or the servicer of their respective obligations to us and

     o our right to give any consent, request, notice, direction, approval, extension or waiver under the Transfer Agreement and the Origination Trust Documents and

our rights to take those actions will be suspended. If an event of default has occurred and is continuing with respect to less than all series of notes, the indenture trustee may not take any action under the Indenture that is detrimental to the rights of the holders of the notes with respect to which no event of default shall have occurred.

     No holder of notes will have any right to institute a proceeding with respect to the Indenture unless

     o that holder has previously given written notice to the indenture trustee of a continuing event of default with respect to its series of notes,

     o the holders of not less than 25% of each class of notes of that series have made a written request to the indenture trustee to institute that proceeding in its own name as indenture trustee,

     o that holder or holders of notes have offered to the indenture trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with that request,

     o the indenture trustee for 60 days after receipt of that notice, request and offer of indemnity has failed to institute that proceeding and

     o no direction inconsistent with that written request has been given to the indenture trustee during that 60-day period by the holders of a Majority in Interest of each series of notes.

     Nonetheless the holders will have the absolute and unconditional right to receive timely payment of principal of and interest on the Series 2002-2 notes and to institute suit for the enforcement of such timely payment, which right may not be impaired without the individual holder's consent.

     The holders of a Majority in Interest of each series of notes will have the right to direct the time, method and place of conducting a proceeding for a remedy available to the indenture trustee.

     Prior to the declaration of the acceleration of the maturity of any series of notes, the holders of a Majority in Interest of that series may waive any past default or event of default and its consequences except a default in payment of principal of or interest on any of the notes or a failure to satisfy a covenant or provision which cannot be modified or amended without the unanimous consent of the holders of the notes. In the case of a waiver, we, the indenture trustee and the holders of the notes will be restored to our and their former positions and rights under the Indenture.

     After the maturity of the notes has been accelerated because of an event of default resulting from a payment default, Collections allocated to a particular series of notes, after that series has been paid in full, will not be applied to redeem the preferred membership interests relating to that series of notes but will be available to pay principal of and interest on any other series of notes then outstanding.

Reporting Requirements

     On each payment date, the indenture trustee will forward to each holder of series 2002-2 notes a monthly settlement statement prepared by the administrator setting forth the following information for the series 2002-2 notes:

     o the average Series 2002-2 Invested Percentage during the preceding Monthly Period,

     o the total amount distributed to the holders of the series 2002-2 notes on that payment date,

     o the amount of the distribution allocable to principal of each class of the series 2002-2 notes,

     o the amount of the distribution allocable to interest on each class of the series 2002-2 notes,

     o    the Principal Payment Amount for that payment date,

     o the amount of any withdrawal from the reserve account or yield supplement account for the series 2002-2 notes anticipated to be made on that payment date,

     o the Required Enhancement Amount, the amount on deposit in the reserve account for the series 2002-2 notes, the amount on deposit in the principal collection subaccount for the series 2002-2 notes and the Series 2002-2 Allocated Adjusted Aggregate Unit Balance, in each case, as of the close of business on that payment date, after giving effect to any withdrawals, deposits or payments on that payment date,

     o whether the Required Asset Amount is more than the Series 2002-2 Allocated Adjusted Aggregate Unit Balance or the amount on deposit in the reserve account for the series 2002-2 notes is less than the required reserve account amount as of that date,

     o the amount that is required to be deposited in the yield supplement account for the series 2002-2 notes, the Yield Shortfall Amount, the Fleet Receivable Amount and the amount on deposit in the yield supplement account, in each case, as of the close of business on that payment date, after giving effect to any withdrawals or payments on that payment date, and

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     o    whether the amount on deposit in the yield supplement account for the series 2002-2 notes is less than the required yield supplement account amount as of that date.

     The monthly settlement statement will tell you the total amount distributed to the holders of each class of the series 2002-2 notes, the amount of that distribution allocable to principal and the amount of that distribution allocable to interest expressed as a dollar amount per $1,000 of the initial principal amount of such class of the series 2002-2 notes and as a percentage of the outstanding principal amount of such class of the series 2002-2 notes as of that date.

     In addition, on or before January 31 of each year, beginning with the year 2003, the indenture trustee is required to mail to each person who at any time during the prior calendar year was a holder of series 2002-2 notes, a statement containing the information necessary to permit the holder to prepare its federal income tax returns.

     For so long as any class of the series 2002-2 notes is listed on the Luxembourg Stock Exchange and for so long as the rules of that exchange so require, any notices to the holders of series 2002-2 notes will also be given by publication in a newspaper in the English language of wide circulation in Luxembourg.

Amendment

     Without Noteholder Consent. We and the indenture trustee may enter into one or more supplements to the Base Indenture or any indenture supplement, without the consent of any holder of notes but with the written confirmation by the applicable rating agencies that a downgrade of any outstanding series of notes or any outstanding series of preferred membership interests will not result from that amendment, to

     o    create a new series of notes,

     o add to our covenants for the benefit of the holders of all or any series of notes or to surrender any right or power conferred upon us in the Base Indenture; provided, that we will not surrender any right or power we have under the Transaction Documents,

     o mortgage, pledge, convey, assign and transfer to the indenture trustee any property or assets as security for the notes or correct or amplify any previously made description of any such property or asset,

     o cure any mistake, ambiguity, defect, or inconsistency or correct or supplement any provision in the Base Indenture or in any indenture supplement or in any notes issued under any indenture supplement,

     o provide for the acceptance of appointment under the Base Indenture by a successor indenture trustee with respect to the notes of one or more series and add to or change any of the provisions of the Base Indenture as necessary to facilitate the administration of the trusts contained in the Base Indenture by more than one indenture trustee,

     o correct or supplement any provision in the Base Indenture which may be inconsistent with any other provision or make any other provisions with respect to issues or questions arising under the Base Indenture or

     o if the Base Indenture is required to be qualified under the Trust Indenture Act of 1939, modify, eliminate or add to the provisions of the Base Indenture to such extent as shall be necessary to effect the qualification of the Base Indenture under that act;

provided, that, as evidenced by an opinion of counsel, those actions will not adversely affect in any material respect the interests of the holder of any notes.

     With Noteholder Consent. We and the indenture trustee may enter into one or more supplements to the Base Indenture or any indenture supplement and we and the indenture trustee may amend, modify or waive or consent to the amendment, modification or waiver of any provision of any Transaction Document with the consent of the holders of a Majority in Interest of each series of notes or, if the amendment, modification or waiver affects only the holders of one or more series of notes, the Majority in Interest of each affected series of notes, as substantiated by an opinion of counsel; provided, that

     o no consent of noteholders will be required to any amendment, modification or waiver of or to any Transaction Document if the amendment, modification or waiver does not adversely affect in any material respect the holders of any series of notes, as substantiated by an opinion of counsel and

     o no consent of noteholders will be required to any amendment or modification of our LLC Agreement relating to the issuance of any series of junior preferred membership interests so long as each rating agency that has been requested by us to issue a rating applicable to any outstanding series of notes or any outstanding series of preferred membership interests has advised the indenture trustee that any such amendment or modification of our LLC Agreement will not result in the reduction or withdrawal of the then current rating of that outstanding series of notes or that outstanding series of preferred membership interests.

     The following amendments, modifications and waivers will require the consent of more than a Majority in Interest of the affected series of notes:

     o any modification of any requirement in the Indenture that any particular action be taken by holders with a certain percentage in principal amount of the notes or any change in the related definitions will require the consent of each affected holder of notes and

     o    any amendment, waiver or other modification that would

          o extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any note or reduce the principal amount of or rate of interest on any note, will require the consent of each affected holder of notes,

          o approve the assignment or transfer by us of any of our rights or obligations under the Indenture or under any other Transaction Document unless permitted under the express terms of that Transaction Document will require the consent of each affected holder of notes,

          o release any obligor under any Transaction Document to which we are a party except under the express terms of that Transaction Document will require the consent of each affected holder of notes,

          o affect adversely the interests, rights or obligations of any holder of notes individually in comparison to other holders will require the consent of that holder and

          o amend or otherwise modify any amortization event will require the consent of each affected holder of notes.

Satisfaction and Discharge of Indenture

     The Indenture will be discharged when

     o all outstanding notes have been delivered to the indenture trustee for cancellation and we have paid all sums due under the Indenture or

     o    with certain limitations, upon

          o the irrevocable deposit with the indenture trustee of funds sufficient for the payment in full when due of all principal and interest on the notes to maturity or prepayment, as the case may be, and to pay all other sums payable by us under the Indenture,

          o the receipt by the indenture trustee of the certificate from one of our officers to the effect that all the conditions precedent to the satisfaction and discharge of the Indenture have occurred and

          o confirmation from each rating agency that has been requested by us to issue a rating applicable to any outstanding series of notes or any outstanding series of preferred membership interests that that deposit will not result in the reduction or withdrawal of the current rating of that outstanding series of notes or that outstanding series of preferred membership interests.

The Indenture Trustee

     JPMorgan Chase Bank is the indenture trustee under the Indenture. Subject to the terms of the Indenture, and except during a continuing amortization event or event of default under the Indenture, the indenture trustee will perform only those duties specifically set forth in the Indenture and disclaims all other duties, implied covenants or obligations. After an amortization event or event of default under the Indenture occurs, the indenture trustee will be obligated to exercise the rights and powers vested in it by the Indenture and to use the same degree of care and skill in their exercise as a prudent man would exercise in the conduct of his own affairs. Under no circumstances, however, will the indenture trustee be required to expend or risk its own funds or otherwise incur financial liability if there is reasonable grounds for believing that the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it under the Indenture.

     For purposes of meeting the legal requirements of certain local jurisdictions, the indenture trustee may appoint a co-trustee or separate trustees of all or a part of our assets. A co-trustee or separate trustee is not subject to the eligibility requirements which must be met by the indenture trustee. If a co-trustee or a separate trustee is appointed, all rights, powers, duties and obligations will be conferred or imposed upon the indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the indenture trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee, which will exercise those rights, powers, duties and obligations solely at the direction of the indenture trustee.

     Removal. The holders of a Majority in Interest of each series of notes may remove the indenture trustee and appoint a successor indenture trustee. We will be obligated to remove the indenture trustee if

     o the indenture trustee ceases to meet the eligibility criteria under the Indenture,

     o    the indenture trustee is adjudged bankrupt or insolvent,

     o a receiver of the indenture trustee or of its property is appointed or any public officer takes charge or control of the indenture trustee or of its property or affairs or

     o    the indenture trustee becomes incapable of acting.

We will appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the acceptance of the appointment by the successor.


                      Security for the Series 2002-2 Notes

Our Assets

     We will secure our obligations under the notes, including the series 2002-2 notes, by granting a security interest in all of our assets, including among other things, the following:

     o the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate and the payments due to us under those certificates and related rights under the Origination Trust Documents, including our rights to enforce the Origination Trust Documents,

     o all master lease agreements, together with the related leases and vehicles, and all consumer leases, together with the related vehicles, allocated to the Lease SUBI,

     o our rights under the Transfer Agreement and the Administration Agreement, including our rights to enforce these agreements,

     o the interest rate caps that we are obligated to obtain from time to time in respect of the fixed rate leases allocated to the Lease SUBI,

     o funds and investments on deposit from time to time in the collection account and the gain on sale account,

     o all additional property that may from time to time, under the terms of any indenture supplement or otherwise, be subjected to the grant and pledge by us, including any interest rate swap contracts, interest rate cap agreements or similar contracts entered into by, or assigned to, us in connection with the issuance of a series of notes, as specified in the related indenture supplement, and

     o    all proceeds of the foregoing.

     In addition, we will secure our obligations under the series 2002-2 notes and the indenture supplement relating to the series 2002-2 notes by granting a security interest in the following:

     o the interest rate caps that we will be obligated to obtain under the indenture supplement relating to the series 2002-2 notes in respect of the floating rate leases allocated to the Lease SUBI, and

     o funds on deposit from time to time in the reserve account, the yield supplement account and the distribution account for the series 2002-2 notes.

     The series 2002-2 notes will be secured by substantially all of our assets, other than any of our assets pledged to secure only another series of notes.

     We have agreed, promptly following a request from the indenture trustee and at the administrator's expense, to take all such lawful action as the indenture trustee may request to compel or secure the performance and observance by Raven Funding, the origination trust and the servicer, as applicable, of each of their respective obligations to us under or in connection with the Transfer Agreement and the Origination Trust Documents, respectively, in accordance with their respective terms, and to exercise any and all rights, remedies, powers and privileges lawfully available to us in connection with the Transaction Documents to the extent and in the manner directed by the indenture trustee, including the transmission of notices of default on the part of Raven Funding, the origination trust or the servicer under those agreements and the institution of legal or administrative actions or proceedings to compel or secure performance by Raven Funding, the origination trust or the servicer of their respective obligations under those agreements.

Transfer Agreement

     Following is a summary of the provisions of the Transfer Agreement. This summary describes the material provisions of the Transfer Agreement. This summary is qualified in its entirety by reference to the provisions of the Transfer Agreement.

     Initial Closing Date. On June 30, 1999, Raven Funding contributed the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate to us.

     Additional Closing Dates. Under the terms and conditions of the Transfer Agreement, we have agreed to acquire, and Raven Funding has agreed to transfer to us, on each date following June 30, 1999 on which additional leases and vehicles are allocated to the Lease SUBI, the beneficial interest in those additional leases and vehicles. In consideration of that transfer, we have agreed to pay to Raven Funding all amounts available for that purpose under the Indenture on the date of each transfer. The conditions to each transfer include, among others, that no Transfer Termination Event shall have occurred and be continuing.

     Transfer Termination Events. If a Transfer Termination Event occurs, Raven Funding will stop allocating additional leases and vehicles to the Lease SUBI and stop transferring them to us under the Transfer Agreement. The occurrence of certain bankruptcy or insolvency events with respect to Raven Funding, the origination trust, Avis Group Holdings or Vehicle Management Services will automatically be a Transfer Termination Event.

     The events listed below will be Transfer Termination Events only if after any applicable grace period we declare that a Transfer Termination Event has occurred. We may declare that a Transfer Termination Event has occurred only with the consent of the indenture trustee and the holders of a Majority in Interest of each outstanding series of notes.

     The nonautomatic Transfer Termination Events are:

     o Raven Funding's failure to observe or perform in any material respect any of its covenants or agreements in the Transfer Agreement and that failure continues unremedied for 30 days after we or the indenture trustee has given written notice to Raven Funding specifying the default and requiring it to be remedied,

     o Raven Funding makes a representation or warranty in the Transfer Agreement that was incorrect in any material respect when made and continues to be incorrect in any material respect for 30 days after we or the indenture trustee has given Raven Funding written notice of the breach,

     o we cease having a valid and perfected first priority security interest in the assets transferred to us under the Transfer Agreement or any of Vehicle Management Services, Raven Funding or any affiliate of Vehicle Management Services or Raven Funding makes that assertion,

     o there is filed against Avis Group Holdings, Vehicle Management Services, the origination trust or Raven Funding

          o    a notice of federal tax lien from the IRS,

          o a notice of lien from the Pension Benefit Guaranty Corporation under Section 412(n) of the tax code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a pension plan to which either of those sections applies or

          o a notice of any other lien that could reasonably be expected to have a material adverse effect on the business, operations or financial condition of Avis Group Holdings, Vehicle Management Services, the origination trust or Raven Funding and after 40 days that notice has not been withdrawn or that lien has not been released or discharged,

     o one or more judgments or decrees are entered against Raven Funding involving in the aggregate a liability, not paid or fully covered by insurance, of $100,000 or more and those judgments or decrees have not been vacated, discharged, stayed or bonded pending appeal within 30 days from their entry,

     o the Transfer Agreement or any other Transaction Document ceases for any reason to be in full force and effect other than in accordance with its terms,

     o an amortization event occurs and continues with respect to each series of notes or

     o    a Receivable Purchase Termination Event occurs and continues.

     Representations and Warranties. Raven Funding makes certain representations and warranties to us under the Transfer Agreement as of the date of each transfer of assets under the Transfer Agreement. Those representations and warranties include, among other things, that:

     o none of the assets transferred to us on that date has been sold, assigned or pledged by it to any other person,

     o immediately prior to the transfer, Raven Funding had good title to those assets free and clear of all liens,

     o once transferred, we will have good title to those assets, free and clear of all liens and

     o the transfer of those assets to us has been perfected under the Uniform Commercial Code of the State of New York.

In addition, Raven Funding will make representations and warranties to us under the Transfer Agreement as of the date of each transfer of assets regarding the origination trust, including, among other things, that:

     o    the origination trust has been duly formed and is validly existing,

     o the Origination Trust Documents have been duly authorized, executed and delivered by the origination trust, do not conflict with applicable law and are enforceable, subject to customary exceptions and

     o the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate have been duly executed and delivered by the Wilmington Trust Company in accordance with the agreement creating the origination trust and have been duly issued in accordance with, and are entitled to the benefits afforded by, that agreement.

     Covenants. Raven Funding agreed to certain covenants in the Transfer Agreement, including, among other things, that Raven Funding may not

     o create, incur, assume or permit any lien on any of its assets, other than certain permitted liens,

     o create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any indebtedness,

     o    merge with or into any other person,

     o sell, lease, transfer, liquidate or otherwise dispose of any assets, except as permitted by the Transaction Documents,

     o acquire, by long-term or operating lease or otherwise, any assets except as permitted by the Transaction Documents,

     o declare or pay any distributions on any of its limited liability company interests or make any purchase, redemption or other acquisition of its limited liability company interest other than in accordance with the Delaware Limited Liability Company Act,

     o make, incur or suffer to exist any loan, advance, extension of credit or other investment in any other person or entity other than as permitted by the Transaction Documents or

     o engage in any business or enterprise or enter into any transaction other than those contemplated by the Transaction Documents and other activities related to or incidental to any of the foregoing.

     Repurchase Obligation. If Raven Funding breaches any of its representations or warranties relating to the assets transferred to us or breaches its covenant not to create or incur liens on any assets it transfers to us and that breach has a material adverse effect on our interest in those assets, Raven Funding is obligated to repurchase those assets from us as of the last day of the Monthly Period during which Raven Funding discovered or received notice of that breach. Raven Funding will make a repurchase of assets by delivering to us for deposit in the collection account an amount equal to

     o in the case of a repurchase of a master lease agreement allocated to the Lease SUBI, the aggregate Lease Balance of all leases under that master lease agreement as of that day plus, in the case of a closed-end lease, the aggregate Net Book Value of the vehicles subject to that master lease agreement as of that day,

     o in the case of a repurchase of a consumer lease, the Lease Balance of that consumer lease as of that day plus, in the case of a closed-end lease, the Net Book Value of the vehicle subject to that consumer lease as of that day,

     o in the case of a repurchase of a lease, the Lease Balance of that lease as of that day plus, in the case of a closed-end lease, the Net Book Value of the vehicle subject to that lease as of that day or

     o in the case of a repurchase of a fleet management receivable, the amount owing under that receivable as of the first day of the next succeeding Monthly Period.

The obligation of Raven Funding to repurchase the assets as to which a breach has occurred and is continuing is our sole remedy against Raven Funding for that breach.

Lease SUBI and Fleet Receivable SUBI

     Lease SUBI. On June 30, 1999, Raven Funding directed Vehicle Management Services, as the UTI trustee, to identify and allocate on the books and records of the origination trust an initial separate portfolio of the origination trust's assets under a supplement to the origination trust's trust agreement. That portfolio, referred to in this prospectus as the Lease SUBI, is described in this prospectus under the caption "Characteristics of Leases Allocated to Lease SUBI". The Lease SUBI also includes Raven Funding's rights under the Contribution Agreement and the Asset Purchase Agreement relating to those assets. The Lease SUBI represents a beneficial interest in the assets of the origination trust allocated to the Lease SUBI and our Lease SUBI Certificate represents a 100% beneficial interest in those assets. Raven Funding transferred the Lease SUBI Certificate to us under the Transfer Agreement.

     The Lease SUBI Certificate contains an express written release and subordination of any claim by us to any proceeds or assets of the UTI trustee, the Delaware trustee or the SUBI trustee and to all of the assets of the origination trust other than those from time to time allocated to the Lease SUBI. For more information about the origination trust and the allocation of the assets and liabilities of the origination trust, see "Origination Trust and the Servicing Agreement -- Origination Trust".

     Raven Funding is not obligated to direct the UTI trustee to allocate additional master lease agreements or additional consumer leases to the Lease SUBI, but it is Raven Funding's current intention to continue to direct the UTI trustee to allocate to the Lease SUBI all additional master lease agreements and consumer leases entered into by the origination trust qualifying as Eligible Master Leases and Eligible Consumer Leases, respectively. Raven Funding is obligated to assign and direct the UTI trustee to allocate to the Lease SUBI all vehicles ordered at the request of a lessee party to a master lease agreement allocated to the Lease SUBI together with the lease subsequently entered into by the origination trust for that vehicle.

     Under the Servicing Agreement, Vehicle Management Services, as servicer, is obligated, on behalf of the UTI trustee and at the direction of Raven Funding, from time to time to identify and allocate on the books and records of the origination trust those leases, vehicles and related assets of the origination trust allocated to the Lease SUBI from time to time as described in this prospectus.

     Eligibility Criteria. Each of the master lease agreements and consumer leases allocated to the Lease SUBI must be Eligible Master Leases and Eligible Consumer Leases, respectively. Each lease, the Lease Balance of which is included in the Aggregate Lease Balance, is required to be an Eligible Lease. Each vehicle ordered at the request of a lessee party to a master lease agreement allocated to the Lease SUBI, the cost of which is included in the Aggregate Paid-In Advance Balance, is required to be an Eligible Paid-In Advance Vehicle. Vehicle Management Services, as servicer, is obligated to make representations regarding the satisfaction of these eligibility criteria as described under "Origination Trust and the Servicing Agreement--The Servicing Agreement--Representations as to Eligibility".

     Fleet Receivable SUBI. On June 30, 1999, Raven Funding directed Vehicle Management Services, as the UTI trustee, to identify and allocate on the books and records of the origination trust a second separate portfolio of the origination trust's assets under a supplement to the origination trust's trust agreement. That portfolio, referred to in this prospectus as the Fleet Receivable SUBI, consists of an ownership interest in

     o all fleet management receivables acquired from time to time by Raven Funding under the Receivables Purchase Agreement and contributed by Raven Funding to the origination trust under the Contribution Agreement,

     o Raven Funding's rights under the Receivables Purchase Agreement contributed to the origination trust by Raven Funding and

     o all of the assets of the origination trust related to the fleet management receivables and the Receivables Purchase Agreement, including, without limitation, the origination trust's rights under the Contribution Agreement relating to the fleet management receivables and the Receivables Purchase Agreement.

The Fleet Receivable SUBI represents a beneficial interest in the assets of the origination trust allocated to the Fleet Receivable SUBI and our Fleet Receivable SUBI Certificate and the certificate retained by Raven Funding collectively represent a 100% beneficial interest in those assets. Raven Funding transferred the Fleet Receivable SUBI Certificate to us under the Transfer Agreement.

     On each payment date, Raven Funding is obligated under the Receivables Purchase Agreement to acquire from Vehicle Management Services and under the Contribution Agreement has contributed to the origination trust all fleet management receivables owned by Vehicle Management Services as of the close of business on the first day of the current Monthly Period.

     Our Fleet Receivable SUBI Certificate represents an interest in the Fleet Receivable SUBI in an amount equal to the lesser of $80,000,000 and the sum of the amounts owing under the Eligible Receivables held by the origination trust. The certificate retained by Raven Funding represents an interest in the Fleet Receivable SUBI in the amount by which the sum of the amounts owing under the Eligible Receivables held by the origination trust exceed $80,000,000. The certificate retained by Raven Funding is not collateral for the notes.

     The Fleet Receivable SUBI Certificate contains an express written release and subordination of any claim by us to any proceeds or assets of the UTI trustee, the Delaware trustee or the SUBI trustee and to all of the assets of the origination trust other than those from time to time allocated to the Fleet Receivable SUBI. For more information about the origination trust and the allocation of the assets and liabilities of the origination trust, see "Origination Trust and the Servicing Agreement -- Origination Trust".

     Under the Servicing Agreement, Vehicle Management Services, as servicer, is obligated, on behalf of the UTI trustee and at the direction of Raven Funding, from time to time to identify and allocate on the books and records of the origination trust the fleet management receivables and related assets of the origination trust allocated to the Fleet Receivable SUBI from time to time as described in this prospectus.

     Collections on the fleet management receivables are intended to supplement the collections on the leases allocated to the Lease SUBI providing yield enhancement and additional credit enhancement to the notes.

     Amendments to Lease SUBI and Fleet Receivable SUBI Supplements. The trust agreement of the origination trust, as supplemented by the supplements creating the Lease SUBI and the Fleet Receivable SUBI and as it relates solely to the Lease SUBI or the Fleet Receivable SUBI may be amended by Raven Funding.

     o with the consent of the UTI trustee, the Delaware trustee and the SUBI trustee, but without the consent of any other person, to correct any inconsistency or cure any ambiguity or errors in the trust agreement or the supplements only in a manner which would have no adverse effect on us or the indenture trustee or

     o with the consent of the UTI trustee, the Delaware trustee and the SUBI trustee, in each case, to the extent adversely affected by the amendment, our consent and the consent of the indenture trustee, to effect any other amendment.

     We have agreed not to agree to any amendment, modification, waiver, supplement, termination, waiver or surrender of the terms of any of the Origination Trust Documents, or waive timely performance or observance by the origination trust under the Origination Trust Documents without the prior written consent of the indenture trustee or the holders of a Majority in Interest of each series of notes.

Interest Rate Caps

     Interest Rate Caps for Fixed Rate Leases. On the closing date, we will have an amortizing interest rate cap from Bank of America, N.A. in respect of the fixed rate leases allocated to the Lease SUBI having

     o a notional amount at least equal to the aggregate Unit Balance of all those leases on the closing date and on each payment date after the closing date at least equal to the aggregate scheduled Unit Balance of all those leases and

     o an effective strike rate based on a one-month eurodollar rate at most equal to the weighted average fixed rate of interest on those leases minus 0.65% per annum.

     In order for a fixed rate lease allocated to the Lease SUBI after the closing date to be an Eligible Lease, we will be required to have an interest rate cap in respect of that lease from a bank or other financial institution having short-term debt ratings of at least "A-1" from Standard & Poor's and "P-1" from Moody's and long-term unsecured debt ratings of at least "A+" from Standard & Poor's and "Aa3" from Moody's having

     o an initial notional amount at least equal to the initial Unit Balance of that lease and on each payment date a notional amount at least equal to the scheduled Unit Balance of that lease and

     o an effective strike rate based on a one-month eurodollar rate at most equal to the fixed rate of interest on that lease minus 0.65% per annum.

     Interest Rate Cap for Floating Rate Leases. On the closing date, we will be required by the indenture supplement relating to the series 2002-2 notes to have an interest rate cap from a bank or other financial institution having short-term debt ratings of at least "A-1" from Standard & Poor's and "P-1" from Moody's and long-term unsecured debt ratings of at least "A+" from Standard & Poor's and "Aa3" from Moody's having

     o    a notional amount on each payment date at least equal to the lesser of

          o the average daily Series 2002-2 Invested Percentage during the Monthly Period preceding that payment date of the aggregate Unit Balance of all fixed rate leases allocated to the Lease SUBI as of the last day of that Monthly Period that were not fixed rate leases when initially allocated to the Lease SUBI or on the closing date and

          o the aggregate principal amount of the series 2002-2 notes on that payment date and

     o an effective strike rate based on a one-month eurodollar rate at most equal to the weighted average fixed rate of interest on those fixed rate leases minus 0.65% per annum.

The notional amount of this interest rate cap will not be required to cover any fixed rate lease that was a floating rate lease when initially allocated to the Lease SUBI or on the closing date if we elect to obtain an interest rate cap for that fixed rate lease as though it were a fixed rate lease when initially allocated to the Lease SUBI.

     JPMorgan Chase Bank will provide the initial interest rate cap in respect of the floating rate leases allocated to the Lease SUBI.

     Downgrade of Interest Rate Cap Providers. If the short-term debt rating of the provider of any of our interest rate caps falls below "A-1" from Standard & Poor's or "P-1" from Moody's or the long-term unsecured debt rating of the provider of any of our interest rate caps falls below "A+" from Moody's or "Aa3 " from Standard & Poor's, we will be obligated to obtain an equivalent interest rate cap from a bank or other financial institution having short-term debt ratings of "A-1" from Standard & Poor's and "P-1" from Moody's and long-term unsecured debt ratings of at least "A+" from Standard & Poor's and "Aa3" from Moody's within 30 days of the decline in credit rating unless that provider provides some form of collateral for its obligations under its interest rate cap and we and the indenture trustee receive written confirmation from each rating agency that has been requested by us to issue a rating applicable to the series 2002-2 notes or the preferred membership interests relating to the series 2002-2 notes that that arrangement will not result in the reduction or withdrawal of the current rating of the series 2002-2 notes or of the preferred membership interests relating to the series 2002-2 notes.

     We will not permit any interest rate cap that we are required to maintain to be terminated or transferred in whole or in part unless we have obtained a replacement interest rate cap for that interest rate cap.

                               Credit Enhancement

     We will provide the following credit enhancement for the series 2002-2 notes:

     o lease overcollateralization to the extent that the Series 2002-2 Allocated Adjusted Aggregate Unit Balance exceeds the aggregate principal amount of the series 2002-2 notes,

     o the Fleet Receivable SUBI Certificate and the portion of the amounts payable to us as its holder allocated to the series 2002-2 notes,

     o amounts withdrawn from the gain on sale account and allocated to the series 2002-2 notes,

     o    amounts on deposit in the reserve account for the series 2002-2 notes,

     o amounts on deposit in the yield supplement account for the series 2002-2 notes, and

     o in the case of the class A-1 notes and the class A-2 notes, the subordination of the class B notes to such class A-1 notes and class A-2 notes.

Required Enhancement Amount

     We are required to maintain credit enhancement for the series 2002-2 notes in the form of lease overcollateralization and/or amounts on deposit in the reserve account for the series 2002-2 notes in an amount at least equal to the Required Enhancement Amount.

     On the closing date, the Required Enhancement Amount will equal 5.163% of the initial aggregate principal amount of the series 2002-2 notes. The Required Enhancement Amount may increase to 5.871% or 6.787% of the initial aggregate principal amount of the series 2002-2 notes based on the performance of the leases allocated to the Lease SUBI. The performance measures that impact the Required Enhancement Amount include:

     o a three-month and a twelve-month rolling average of the rates at which the leases allocated to the Lease SUBI are charged-off,

     o a three-month and a twelve-month rolling average of losses upon sale of the vehicles subject to the closed-end leases allocated to the Lease SUBI,

     o a three-month and a twelve-month rolling average of losses upon sale of rejected vehicles allocated to the Lease SUBI and

     o a three-month rolling average of the leases allocated to the Lease SUBI that are delinquent for 60 days or more.

For a description of the lease portfolio performance measures, see the definition of Required Percentage in the Glossary.

     We are required to maintain lease overcollateralization for the series 2002-2 notes in an amount equal to the Required Overcollateralization Amount. The Required Overcollateralization Amount will equal the amount by which

     o    the Required Enhancement Amount

     exceeds

     o    the sum of

          o the amount on deposit in the reserve account for the series 2002-2 notes plus

          o the amount on deposit in the principal collection subaccount for the series 2002-2 notes.

     If the sum of the aggregate principal amount of the series 2002-2 notes plus the Required Overcollateralization Amount exceeds the Series 2002-2 Allocated Adjusted Aggregate Unit Balance for two or more business days, an amortization event will occur.

Required Reserve Account Amount

     We are required to maintain $11,236,000, or 2.062% of the initial aggregate principal amount of the series 2002-2 notes, on deposit in the reserve account for the series 2002-2 notes. We will deposit that amount into the reserve account for the series 2002-2 notes on the closing date. If the amount on deposit in the reserve account for the series 2002-2 notes falls below that amount for two or more business days, an amortization event will occur.

     Funds will be withdrawn from and deposited in the reserve account for the series 2002-2 notes as described under the caption "Description of the Series 2002-2 Notes--Monthly Distributions".

Required Yield Supplement Account Amount

     We are required to maintain on deposit in the yield supplement account for the series 2002-2 notes on each payment date an amount equal to the amount by which

          o    the Yield Shortfall Amount on that payment date

         exceeds

               o    70% of the product of

               o    the Series 2002-2 Invested Percentage on that payment date multiplied by

               o    the Fleet Receivable Amount on that payment date.

After the occurrence of a Receivables Purchase Termination Event, we will be required to maintain on deposit in the yield supplement account for the series 2002-2 notes an amount equal to the Yield Shortfall Amount. If the amount on deposit in the yield supplement account for the series 2002-2 notes falls below the required amount for two or more business days, an amortization event will occur.

     The Yield Shortfall Amount as of October 7, 2002 would have been $42,487,079 assuming that the weighted average cost of funds for the series 2002-2 notes during the one-month period then ending was 2.11% per annum. The Yield Shortfall Amount will increase if our weighted average cost of funds for the series 2002-2 notes increases without a commensurate increase in the variable rates on the floating rate leases allocated to the Lease SUBI. The Yield Shortfall Amount will increase if we issue senior preferred membership interests and /or junior preferred membership interests relating to the series 2002-2 notes. See "Chesapeake Funding--Preferred Membership Interests".

     Funds will be withdrawn from and deposited in the yield supplement account as described under "Description of the Series 2002-2 Notes--Monthly Distributions".

                The Origination Trust and the Servicing Agreement

     Following is a summary of the provisions of the Origination Trust Documents. This summary describes the material provisions of the Origination Trust Documents. This summary is qualified in its entirety by reference to the provisions of the Origination Trust Documents.

Origination Trust

     General. The origination trust was originally established by Vehicle Management Services as a Maryland common law trust and was reconstituted as a Delaware statutory business trust on June 28, 1999. The primary purpose of the origination trust is to take assignments of and to serve as record holder of title to the leases and fleet management receivables originated by Vehicle Management Services.

     Under the origination trust's trust agreement, the origination trust may not

               o issue beneficial interests in its assets other than one or more special units of beneficial interests in specified assets of the origination trust allocated to that unit and the beneficial interest in the assets of the origination trust that are not allocated to any special unit of beneficial interest,

               o issue any securities other than the certificates representing the beneficial interests described above,

               o    borrow money,

               o    make loans or extend credit,

               o    invest in or underwrite securities,

               o offer or issue securities in exchange for its assets, other than the certificates referred to above,

               o repurchase or otherwise reacquire the certificate representing the beneficial interest in the assets of the origination trust that are not allocated to any special unit of beneficial interest or any certificate representing a special unit of beneficial interest in the origination trust other than as permitted by or in connection with any securitization of that certificate,

               o acquire any assets other than the assets contemplated by the trust agreement,

               o    engage in any trade or business or

               o enter into any agreements or contracts other than agreements relating to the acquisition of the assets contemplated by the trust agreement or agreements relating to any securitization of a certificate representing a special unit of beneficial interest in the origination trust.

     Origination Trust Assets. Under the origination trust's trust agreement and the Servicing Agreement, the origination trust will hold, from time to time, the following assets:

     o    cash,

     o leases originated on behalf of the origination trust by Vehicle Management Services and all security for those leases,

     o the vehicles subject to those leases and all proceeds of those vehicles, including

          o the residual values of those vehicles to be realized through the exercise by the lessees of purchase options under those leases,

          o    the proceeds of sale of those vehicles to third parties and

          o payments received from any other persons with respect to those vehicles, either directly or through the servicer,

     o vehicles ordered at the request of the lessees party to the master lease agreements and all proceeds of those vehicles, including

          o    the proceeds of sale of those vehicles and

          o payments received from the related lessees or any other persons with respect to those vehicles, either directly or through the servicer,

     o the certificates of title or other evidence of ownership of the vehicles,

     o all of the lessor's rights under the leases and in respect of the related vehicles,

     o the insurance policies and the rights under those policies or proceeds from those policies maintained by Raven Funding, Vehicle Management Services, any affiliate of either of them or any lessee to the extent those policies cover or apply to the leases or the related vehicles,

     o the fleet management receivables generated by Vehicle Management Services and acquired from Vehicle Management Services by Raven Funding from time to time on a revolving basis under the terms of the Receivables Purchase Agreement and all proceeds of the fleet management receivables,

     o all of Raven Funding's rights, but not its obligations, under the Receivables Purchase Agreement, the Contribution Agreement and the Asset Purchase Agreement and

     o    all proceeds of those assets.

     Special Units of Beneficial Interest. Raven Funding, as the initial beneficiary of the origination trust, may from time to time direct Vehicle Management Services, as the UTI trustee, to identify and allocate one or more separate portfolios of origination trust assets to be accounted for independently within the origination trust and allocated to a special unit of beneficial interest. Raven Funding, as the initial beneficiary, owns the beneficial interest in the assets of the origination trust that are not so allocated to any special unit of beneficial interest. Each special unit of beneficial interest is represented by one or more certificates and is created under a supplement to the origination trust's trust agreement that amends that trust agreement only with respect to that special unit of beneficial interest.

     The origination trust holds all of its assets on behalf of its beneficiaries. Each portfolio of the origination trust's assets will be segregated from all other of the origination trust's assets on the books and records of Vehicle Management Services, acting as the UTI trustee and the servicer. The holders and pledgees of any special unit of beneficial interest in the origination trust will have no rights to any assets of the origination trust other than those allocated to their special unit of beneficial interest. Each holder or pledgee of any special unit of beneficial interest will be required to expressly disclaim any interest in any assets of the origination trust other than those allocated to its special unit of beneficial interest and to fully subordinate any claims to those other assets of the origination trust in the event that that disclaimer is not given effect.

     Allocation of Origination Trust Liabilities. Liabilities of the origination trust generally will be allocated to the portfolio of the origination trust's assets with respect to which they were incurred. As a result

     o the assets of the origination trust allocated to the Lease SUBI generally will not be available to make payments on or pay expenses relating to any other special unit of beneficial interest in the origination trust, such as the Fleet Receivable SUBI, or the beneficial interest in the assets of the origination trust that are not allocated to any special unit of beneficial interest,

     o the assets of the origination trust allocated to the Fleet Receivable SUBI generally will not be available to make payments on or pay expenses relating to any other special unit of beneficial interest in the origination trust, such as the Lease SUBI, or the beneficial interest in the assets of the origination trust that are not allocated to any special unit of beneficial interest and

     o the assets of the origination trust not allocated to any special unit of beneficial interest generally will not be available to make payments on or pay expenses relating to the Lease SUBI, the Fleet Receivable SUBI or any other special unit of beneficial interest.

However, liabilities of the origination trust that are incurred with respect to all of the origination trust's assets or that do not relate to any particular assets of the origination trust will be allocated pro rata among all assets of the origination trust, including assets allocated to special units of beneficial interest and those that are not allocated to any special unit of beneficial interest. If a third party claim is satisfied out of assets of the origination trust in other proportions, Vehicle Management Services, as the UTI trustee, will reallocate all remaining assets of the origination trust among the various portfolios so that each bears the expense as nearly as possible as if it had been satisfied out of the proper portfolios. If the origination trust incurs any liability related to a portfolio of its assets and those assets are insufficient to cover that liability, the remaining amount of the liability may be satisfied out of the remaining portfolios of the origination trust's assets. The same is true with respect to any liability related to the assets of the origination trust that are not allocated to any special unit of beneficial interest.

     Perfected liens of third-party creditors of the origination trust in any of the origination trust's assets, including the assets allocated to the Lease SUBI and the Fleet Receivable SUBI, will take priority over the interests of the holder of the beneficial interest in those assets, including those of Raven Funding, the issuer and the indenture trustee in the assets allocated to the Lease SUBI and the Fleet Receivables SUBI, because the holder of the beneficial interest will not own directly or have a direct security interest in the assets of the origination trust allocated to its special unit of beneficial interest. A general creditor of the origination trust may obtain a lien on the assets of the origination trust regardless of whether its claim would be allocated to particular assets of the origination trust under the terms of the origination trust's trust agreement. See "Risk Factors--Our Indirect Ownership of the Leases, the Vehicles and the Receivables Could Result in Reduced Payments to You."

     Settlor and Initial Beneficiary. Raven Funding is the successor settlor and the initial beneficiary of the origination trust and is the holder of the certificate representing a beneficial interest in the assets of the origination trust not allocated to any special unit of beneficial interest and the holder of the certificate representing the portion of the Fleet Receivable SUBI not represented by the Fleet Receivable SUBI Certificate. Raven Funding may in the future create and sell or pledge one or more special units of beneficial interest in assets of the origination trust other than the Lease SUBI and the Fleet Receivable SUBI in connection with securitizations similar to the transaction described in this prospectus.

     Duties of the Origination Trustees. Vehicle Management Services is the UTI trustee and Wilmington Trust Company is the Delaware trustee under the origination trust's trust agreement. Wilmington Trust Company is also the

SUBI trustee with respect to the Lease SUBI and the Fleet Receivable SUBI. The Delaware trustee and each SUBI trustee must at all times

     o be a bank or trust company organized under the laws of the United States or one of the fifty states of the United States or the District of Columbia,

     o    have capital and surplus of at least $100,000,000 and

     o in the case of the Delaware trustee only, have a principal place of business, or have an agent with a principal place of business, in the State of Delaware.

The Delaware trustee or a SUBI trustee is not required to be a bank or trust company as described above if that trustee has appointed a trust agent that meets that qualification.

     Each of the UTI trustee, the Delaware trustee and each SUBI trustee is obligated to perform only

     o the duties that are specified in the origination trust's trust agreement or in any supplement to the trust agreement entered into in connection with the issuance of any special unit of beneficial interest,

     o such duties relating to any assets of the origination trust allocated to a special unit of beneficial interest as may be directed by Raven Funding, as the initial beneficiary, in a manner not contrary to the terms of the origination trust's trust agreement, from time to time, including, without limitation, in connection with

          o financing transactions of any sort undertaken by Raven Funding or a special purpose entity secured, directly or indirectly, by assets of the origination trust, by special units of beneficial interest in the assets of the origination trust or by the beneficial interest in the assets of the origination trust not allocated to a special unit of beneficial interest or any interest therein,

          o any sale by Raven Funding or a special purpose entity of any interest in one or more special units of beneficial interest in the origination trust, and

          o    any other asset securitization or similar transactions, and

     o duties in connection with sales by the origination trust of assets of the origination trust to the extent permitted by the terms of any existing securitizations so long as the certificate of title of any vehicle sold by the origination trust is amended to reflect the transfer of ownership of that vehicle from the origination trust unless applicable law permits the transfer of ownership of a motor vehicle without an amendment to the vehicle's certificate of title.

     Each of the UTI trustee, the Delaware trustee and each SUBI trustee will not have any responsibility or liability for

     o the validity or sufficiency of the origination trust's trust agreement, except for its representations and warranties in the trust agreement or its due execution of the trust agreement, or the legality, validity and enforceability of any security interest in any asset of the origination trust,

     o the perfection or priority of any security interest in an asset of the origination trust or the maintenance of any such perfection and priority,

     o the efficacy of the origination trust or its ability to generate the payments to be distributed to Raven Funding or its permitted assignees, including, without limitation, the existence, condition, location and ownership of any of the origination trust's assets,

     o the existence and enforceability of any insurance policy covering any of the origination trust's assets,

     o the existence and contents of any lease, vehicle or fleet management receivable or any computer or other record of any lease, vehicle or fleet management receivable,

     o the validity of the assignment of any asset to the origination trust or of any intervening assignment,

     o    the completeness of any lease,

     o the performance or enforcement of any lease or any contract relating to a fleet management receivable,

     o the compliance by Raven Funding or the servicer with any covenant or the breach by Raven Funding or the servicer of any warranty or representation in any document and the accuracy of any such warranty or representation prior to that trustee's receipt of notice or other discovery of any noncompliance or breach,

     o any investment of monies by the servicer or any loss resulting from that investment,

     o the acts or omissions of Raven Funding, the servicer, any other person or any lessee under, or in connection with the origination of any lease,

     o any action of the servicer taken in the name of that trustee or the acts or omissions of the servicer,

     o any action by that trustee taken at the instruction of Raven Funding, the holder or any pledgee of any certificate issued by the origination trust or the servicer,

     o the preparation, execution or filing of any tax returns on behalf of the origination trust or

     o the preparation, execution or filing of any document or report with any securities commission or agency.

     None of the UTI trustee, the Delaware trustee or any SUBI trustee will be under an obligation to exercise any of the discretionary rights or powers vested in it by the origination trust's trust agreement or to institute, conduct or defend any litigation related to the origination trust's trust agreement, at the request, order or direction of Raven Funding, the assignee or pledgee of the certificate representing a beneficial interest in the assets of the origination trust not allocated to any special unit of beneficial interest or any certificate representing a special unit of beneficial interest in connection with a securitization or any other beneficiary of the origination trust unless the requesting party will have offered to that trustee reasonable security or indemnity against the costs, expenses and liabilities incurred by it.

     The servicer is obligated to pay each of the Delaware trustee and the SUBI trustee for the Lease SUBI and the Fleet Receivable SUBI reasonable compensation and reimbursement of all reasonable expenses for its services in the exercise and performance of any of the powers and duties under the origination trust's trust agreement in connection with the Lease SUBI and the Fleet Receivable SUBI and to indemnify each of those trustees for related claims.

     Each of the UTI trustee, the Delaware trustee and each SUBI trustee may execute any of its trusts or powers under the origination trust's trust agreement either directly or by or through agents or attorneys or one or more custodians. None of these trustees will be liable for the acts or omissions of any agent or attorney selected by that trustee in good faith with reasonable care.

     Retitling of Vehicles. Each of the holders of special units of beneficial interest in the origination trust and the holder of the beneficial interest in the assets of the origination trust not allocated to any special unit of beneficial interest may at any time, at its option, request that the vehicles allocated to its interest be retitled in the name of that holder or a person designated by that holder, that a lien be noted on the certificates of title relating to those vehicles in the name of that holder, or a person designated by that holder, or that possession of those certificates of title be transferred to that holder or a person designated by that holder. Any of those actions would be taken at the expense of the holder requesting the action.

     Amendment of Origination Trust Agreement. Amendments to the origination trust's trust agreement require the consent of Raven Funding, the UTI trustee and any additional consents required under the terms of any supplement to the trust agreement relating to the issuance of a special unit of beneficial interest in the origination trust. Amendments to the origination trust's trust agreement do not require any approval of the holder of a special unit of beneficial interest in the origination trust if the holder of that special unit of beneficial interest would not be adversely affected by that amendment. See "Security for the Series 2002-2 Notes--Lease SUBI and Fleet Receivable SUBI --Amendments to Lease SUBI and Fleet Receivable SUBI Supplements".

     Termination. The origination trust will dissolve upon the unanimous written agreement of all of the holders of beneficial interests in the origination trust. Upon the dissolution of the origination trust, its affairs will be wound up and its property liquidated.

     No Petition. Each of the UTI trustee, the Delaware trustee, each SUBI trustee and the initial beneficiary has agreed that it will not prior to one year and one day after the date upon which all obligations under each securitization involving the origination trust have been paid in full, institute against, or join any other person in instituting against, the origination trust, Raven Funding, any other special purpose entity that is party to a securitization involving the origination trust, or any general partner of any such special purpose entity that is a partnership, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law. The origination trust has agreed not to institute any bankruptcy, reorganization arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy, insolvency or similar law without the unanimous consent of all of its trustees and the holders of all beneficial interests in the origination trust. A SUBI trustee cannot consent to any of those actions by the origination trust unless directed to do so by the holder of the applicable special unit of beneficial interest and each assignee or pledgee of that special unit of beneficial interest and the Delaware trustee cannot consent to any of those actions unless directed to do so by all of the holders of beneficial interests in the origination trust.

The Servicing Agreement

     General. Subject to the supervision, direction and control of the origination trust, Vehicle Management Services, as servicer has agreed to perform all of the obligations of the origination trust in connection with the leases, the vehicles and the fleet management receivables under the Servicing Agreement. The servicer's duties include, among other things,

     o    contacting potential lessees,

     o    evaluating the creditworthiness of potential lessees,

     o    negotiating master lease agreements,

     o collecting and posting payments on the leases, fleet management receivables and any other assets of the origination trust,

     o    responding to inquiries of lessees,

     o    investigating and resolving delinquencies,

     o    sending payment statements and reporting tax information to lessees,

     o    disposing of returned vehicles,

     o paying the costs of disposition of vehicles related to charged-off leases and vehicles rejected by the lessees,

     o    administering the leases,

     o amending payment due dates and making other modifications to the leases,

     o    approving vehicle repairs,

     o    accounting for collections and

     o    preparing and filing all tax returns of the origination trust.

     The servicer has agreed to cause the origination trust to

     o apply for and maintain all licenses, permits and authorizations necessary and appropriate to acquire, hold and manage its assets in each jurisdiction where the ownership of its assets or the nature of its operations would require it to maintain those licenses, permits or authorizations,

     o file all notices, reports and other required filings in each jurisdiction where the location of its assets or the nature of its operations would require it to make a filing and

     o pay or cause to be paid all applicable taxes and fees properly due and owing in connection with its activities.

     The servicer has agreed to manage, service, administer and make collections on the assets allocated to the Lease SUBI and the Fleet Receivable SUBI using reasonable care, following its credit and collection policies and using the degree of skill and attention that it exercises with respect to all comparable fleet vehicle leases and receivables that it services for itself.

     Servicer Representations as to Satisfaction of Eligibility Criteria. On June 30, 1999, in connection with Raven Funding's contribution of assets to the origination trust under the Contribution Agreement and the allocation of assets to the Lease SUBI, the servicer delivered an officer's certificate representing and warranting to Raven Funding, us and the indenture trustee that

     o all of the master lease agreements allocated to the Lease SUBI on June 30, 1999 were Eligible Master Leases as of June 19, 1999,

     o all of the leases under those master lease agreements included in the Aggregate Lease Balance as of June 30, 1999 were Eligible Leases as of June 19, 1999 and

     o all of the consumer leases allocated to the Lease SUBI on June 30, 1999 were Eligible Consumer Leases as of June 19, 1999.

     At the time of its origination of each new lease under a master lease agreement allocated to the Lease SUBI, the servicer is obligated to determine whether that lease is an Eligible Lease and if it determines that a new lease is an Eligible Lease and as a result increases the Aggregate Lease Balance to include that lease, the servicer is deemed to have represented to us and the indenture trustee that that lease constitutes an Eligible Lease as of the first date on which that lease is included by the servicer in the Aggregate Lease Balance.

     As a condition to any allocation of a new master lease agreement to the Lease SUBI, the servicer is obligated to determine whether that master lease agreement is an Eligible Master Lease and deliver to Raven Funding, us and the indenture trustee an officer's certificate representing that that master lease agreement is an Eligible Master Lease as of the date of that allocation.

     As a condition to any allocation of a new consumer lease to the Lease SUBI, the servicer is obligated to determine whether that consumer lease is an Eligible Consumer Lease and deliver to Raven Funding, us and the indenture trustee an officer's certificate representing that that consumer lease is an Eligible Consumer Lease as of the date of that allocation.

     At the time of any acquisition of a vehicle acquired at the request of a lessee who is party to a master lease agreement allocated to the Lease SUBI, the servicer is obligated to determine whether that vehicle is an Eligible Paid In Advance Vehicle and if it determines that a new vehicle is an Eligible Paid in Advance Vehicle and as a result increases the Aggregate Paid In Advance Balance to include that vehicle, the servicer is deemed to have represented to us and the indenture trustee that that vehicle constitutes an Eligible Paid in Advance Vehicle as of the first date on which that vehicle is included by the servicer in the Aggregate Paid In Advance Balance.

     If we, Raven Funding, the indenture trustee or the servicer determines that any of the servicer's eligibility certifications was incorrect when made or deemed made and that that breach of representation and warranty materially and adversely affects the collectibility of, or our interest or the interest of the indenture trustee in, the related master lease agreement, consumer lease, lease or vehicle ordered at the request of a lessee, as the case may be, the party discovering that breach will give prompt written notice to the others. Within 30 days of its discovery of the breach or notice of the breach to the servicer, the servicer is obligated to cure in all material respects the circumstances or condition giving rise to that breach. If the servicer is unable or unwilling to cure the breach, it will be obligated to purchase that master lease agreement, consumer lease or lease and the related vehicle or vehicles or that vehicle acquired at the request of lessee who is party to a master lease agreement from the origination trust by depositing into the collection account on the first payment date following the 30-day period

     o in the case of a breach relating to a master lease agreement, an amount equal to the aggregate Lease Balance of all leases under that master lease agreement as of the last day of the preceding Monthly Period plus, in the case of a closed-end lease, the aggregate Net Book Value of the vehicles subject to that master lease agreement as of that day,

     o in the case of a breach relating to a consumer lease, an amount equal to the Lease Balance of that consumer lease as of the last day of the preceding Monthly Period plus, in the case of a closed-end lease, the Net Book Value of the vehicle subject to that consumer lease as of that day,

     o in the case of a breach relating to a lease under a master lease agreement, an amount equal to the Lease Balance of that lease as of the last day of the preceding Monthly Period plus, in the case of a closed-end lease, the Net Book Value of the vehicle subject to that lease as of that day and

     o in the case of a breach relating to a vehicle acquired at the request of a lessee who is party to a master lease agreement, an amount equal to the cost of that vehicle.

In addition, the servicer will indemnify, defend and hold harmless us and the indenture trustee and any subsequent servicer, if other than the current servicer, from and against, any and all loss or liability with respect to or resulting from its breach of representation and warranty with respect to any master lease agreement, consumer lease, lease, leased vehicle or vehicle acquired at the request of a lessee who is party to a master lease agreement, including, without limitation, the reasonable fees and expenses of counsel.

     Permitted Modifications of Leases and Policies. The servicer is permitted under the Servicing Agreement to

     o modify the terms of a lease allocated to the Lease SUBI, provided that the modification will not

          o decrease any amount payable under the lease if it terminates early or reduce any payment due under the lease upon its expiration or

          o extend the final termination date for the lease if the lease would not have been an Eligible Lease at the time it was first included in the Aggregate Lease Balance had such extension been effected at that time,

     o convert the floating interest rate under any lease to a fixed rate provided that such fixed rate will not be lower than the greater of

          o the fixed rate into which that floating rate is converted in accordance with that lease and

          o 1/2 of 1% in excess of the PHH Treasury Note Rate on the conversion date, or

     o amend or modify the standards, policies and procedures, including but not limited to credit and residual accrual policies, applied by the servicer in originating leases and conducting its collection and repossession activities, provided that that amendment or modification would not have a material adverse effect on the collectibility of amounts owing in respect of the leases or on the interests of the holders of the special units of beneficial interest in the assets of the origination trust or any assignee or pledgee of one of those interests.

     Servicing Records. The servicer is obligated to maintain computer and manual records with respect to the leases, the vehicles, the fleet management receivables and the other assets of the origination trust and the Collections as are sufficient to permit

     o it to perform its servicing duties in accordance with the Servicing Agreement and

     o the UTI trustee to identify and allocate the assets of the origination trust on a segregated basis in accordance with the terms and provisions of the origination trust's trust agreement.

The servicer is obligated to retain all data, including, computerized records, together with all operating software and appropriate documentation relating directly to or maintained in connection with the servicing of the assets of the origination trust. If a Servicer Termination Event occurs and the servicer's obligations under the Servicing Agreement are terminated, the servicer is obligated to deliver those records to the successor servicer.

     Custody of Lease Documents and Certificates of Title. The servicer in accordance with its policies and procedures is obligated to take all necessary steps to maintain evidence of the origination trust's ownership interest in each vehicle on the certificate of title for that vehicle. The servicer has been authorized by the UTI trustee, the Delaware trustee and the SUBI trustees to take all reasonably necessary steps to record the origination trust's ownership interest in a vehicle if that vehicle is relocated or for any other reason.

     The origination trust has appointed Allfirst Financial Center, National Association, as bailee and custodian of all of the origination trust's master lease agreements and consumer leases and other related documents under the Custodian Agreement. The custodian is obligated to act for the holder of each special unit of beneficial interest in the origination trust and the holder of the beneficial interest in the assets of the origination trust not allocated to any special unit of beneficial interest, and any pledgee or assignee of any such holder, with respect to the related assets of the origination trust. The custodian is obligated to follow the directions of those holders and their assignees and pledgees.

     Collections and Application of Collections. The servicer is obligated to service, administer and collect all amounts due on or in respect of the leases, the fleet management receivables and the other assets of the origination trust. The servicer is obligated in accordance with its collection policies and procedures to use commercially reasonable efforts to collect all payments called for under the terms and provisions of the leases and the fleet management receivables when due. Subject to the limitations described under the caption "Permitted Modifications of Leases and Policies" above, the servicer may in accordance with its policies and procedures grant extensions, rebates, credits or adjustments in respect of the leases or fleet management receivables. The servicer may in its discretion waive any late payment charge that may be collected in the ordinary course of servicing a lease or a fleet management receivable in accordance with its policies and procedures.

     The servicer is obligated to direct the lessees to make all payments in respect of the leases and the fleet management receivables to a lockbox account maintained in the name of the origination trust for the benefit of the holders of the beneficial interests in the origination trust. The servicer is obligated to direct any other person making a payment constituting collections on the assets of the origination trust to make such payment directly to that lockbox account. The Servicer will hold in trust for the benefit of the origination trust any Collections received by it directly and deposit those funds in that lockbox account or apply them as follows:

     o if the collections relate to the Lease SUBI or the Fleet Receivable SUBI, the servicer will deposit those funds in the collection account,

     o if the collections relate to another special unit of beneficial interest in the origination trust, the servicer will deposit those funds in accordance with the related supplement to the servicing agreement and

     o if the collections relate to the assets of the origination trust that are not allocated to a special unit of beneficial interest in the origination trust, the servicer will pay those funds as directed by Raven Funding, as the holder of that interest.

     The servicer is obligated to account to the trustees of the origination trust for each portfolio of assets of the origination trust separately.

     Servicer Advances. On or before each payment date, the servicer is obligated to make an advance in an amount equal to the amount by which

     o the aggregate monthly lease payments billed and unpaid under all leases and all fleet management receivables billed and unpaid during the preceding Monthly Period exceeds

     o the amount of collections received in respect of those payments during that Monthly Period.

The Servicer is not required to make an advance in respect of

     o any lease or fleet management receivable that it reasonably determines, in its sole discretion, is unlikely to be paid from subsequent collections on that lease or fleet management receivable or

     o    any lease that is considered to be a charged-off lease.

On each payment date, the servicer will be entitled to be reimbursed in accordance with the Indenture for amounts previously advanced by the servicer for delinquent monthly lease payments and delinquent fleet management receivables out of amounts collected in respect of those delinquent monthly lease payments or delinquent fleet management receivables during the preceding Monthly Period.

     Insurance. The servicer is obligated to use reasonable efforts to ensure that

     o if a lessee is required by the servicer's policies and procedures to maintain comprehensive, collision and property damage insurance on the vehicles leased by that lessee from the origination trust, that that lessee maintains in full force and effect during the term of its lease that insurance, naming the origination trust as a loss payee and additional insured, and

     o each lessee maintains public liability, bodily injury and property damage coverage equal to the greater of the amounts required by applicable state law or industry standards as set forth in the lease, naming the origination trust as an additional insured.

     The servicer is obligated at all times to maintain, or cause to be maintained by an affiliate of the servicer, on behalf of the origination trust, insurance policies, which may be blanket policies covering the servicer, the origination trust and some or all affiliates of the servicer, with respect to the leases, the vehicles and the related lessees, and will cause each such insurance policy maintained by it or any of its affiliates to name the origination trust as an additional insured or loss payee, as appropriate, of at least the types and in at least the same amounts as are customarily maintained by the servicer and its affiliates for its own portfolio of leases and the related vehicles.

     In addition, under the supplement to the servicing agreement relating to the Lease SUBI, the servicer is obligated to maintain and keep in force for the benefit of the origination trust, or cause the origination trust to have in effect, maintain and keep in force, insurance covering the assets of the origination trust allocated to the Lease SUBI against the following hazards and in the following forms and amounts:

     o contingent and excess automobile liability insurance policies with Continental Casualty Company, or another nationally recognized insurance company with a rating of at least A by A.M. Best, with limits of no less than $1,000,000 per occurrence, covering losses in the event that a lessee's primary insurance policy is not collectible at the time of loss or that a liability claim exceeds the policy limit of a lessee's primary insurance,

     o interim automobile liability insurance coverage with Continental Casualty Company, or another nationally recognized insurance company with a rating of at least A by A.M. Best, with limits of no less than $1,000,000 per occurrence, covering losses

          o prior to the time that a lessee's primary insurance becomes effective and

          o    after a lease has terminated and

     o umbrella excess liability insurance of not less than $25,000,000 with an insurer that has a rating of at least A by A.M. Best.

     The servicer's insurance policies are permitted to be subject to such deductibles or retentions as are consistent with industry practices of prudent automobile and light truck vehicle lease companies or lessors and are required to name the origination trust, Raven Funding and us as additional insureds. Each of these policies is required to

     o contain an endorsement by the insurer that any loss will be payable in accordance with the terms of the policy notwithstanding any act of negligence of the servicer or other insured that might otherwise give rise to a defense by the insurer to its payment of the loss,

     o expressly provide that all provisions, except liability for premiums which will be solely a liability of the servicer, and the limits of the insurer's liability under the policy will operate in the same manner as if there were a separate policy covering each additional insured and

     o provide that if the insurance is to be canceled, terminated or materially changed, the insurers, or their representatives, will promptly notify the additional insureds and any cancellation, termination or change will not be effective until 30 days, or 10 days for non-payment of premium, after receipt of notice by the additional insureds.

     Sale of Vehicles upon Expiration or Termination of Leases. When a lease terminates or expires or a vehicle is otherwise returned to the origination trust, the servicer is obligated to arrange for the sale of the related vehicle in accordance with the related lease and its policies and procedures and to collect from the related lessee any amounts payable by the lessee under the lease in connection with that expiration, termination, return and/or disposal. For additional information about how the servicer disposes of the vehicles, see "Vehicle Management Services--Lease Termination and Vehicle Disposition".

     Sale of Rejected Vehicles. If a lessee does not accept delivery of a vehicle ordered at its request, the servicer is obligated to arrange for the sale or other disposition of that vehicle in accordance with its policies and procedures and to collect from the related lessee any fee, penalty or other amount payable in connection with that rejection.

     Repossessed Vehicles. The servicer is obligated to use reasonable efforts to repossess or otherwise convert the possession of any vehicle subject to a delinquent lease in accordance with its policies and procedures. The servicer is obligated to take whatever actions it deems necessary or advisable to realize all amounts owing under a delinquent lease and to sell the related vehicle or vehicles at public or private sale in accordance with the delinquent lease. The servicer is entitled to reimbursement out of sales proceeds for all of its reasonable liquidation expenses. The servicer is not permitted to incur expenses to repair or repossess any vehicle that has suffered damages unless it determines that the repair and/or repossession will increase the liquidation proceeds by an amount greater than the amount of the expenses of repair or repossession.

     Compliance Reports.

     --Quarterly Reports. Within ten business days of the last business day of each quarter, the servicer is obligated to deliver to us and the indenture trustee a copy of an officer's certificate, dated as of the end of that fiscal quarter, stating that

     o that officer has supervised a review of the servicer's activities and performance under the Servicing Agreement during that fiscal quarter and

     o to the best of that officer's knowledge, based on that review, the servicer has fulfilled all its obligations in all material respects under the Servicing Agreement during that fiscal quarter or, if there has been a default in any material respect, specifying the default known to that officer and the nature and status of that default.

     --Annual Accountants' Reports. The servicer is obligated to cause a firm of nationally recognized independent certified public accountants, who may render other services to the servicer, to deliver to us, the indenture trustee and each rating agency rating our notes or preferred membership interests on or before March 31 of each year

     o    a report covering the preceding year to the effect that the firm

          o has reviewed certain documents and records relating to the servicing of the assets of the origination trust allocated to the Lease SUBI and

          o based on that review, the firm is of the opinion that the monthly settlement statements delivered to the holders of each series of notes for each Monthly Period in that year were prepared in compliance with the Servicing Agreement, except for exceptions it believes to be immaterial and other exceptions that it describes in the report and

     o    a report to the effect that

          o the firm has examined the assertion of the servicer's management as to the servicer's compliance with certain of the servicing requirements in the Servicing Agreement during the preceding year,

          o the firms' examination was made in accordance with standards established by the American Institute of Certified Public Accountants and

          o except as described in the report, the servicer's management's assertion is fairly stated in all material respects.

     --Quarterly ERISA Reports. The servicer is obligated to deliver to us, the indenture trustee and each rating agency rating our notes or preferred membership interests on a quarterly basis, within 45 days after the end of each quarter, an officer's certificate stating whether if all "employee benefit plans" subject to Title IV of ERISA which the servicer, or any entity which is a member of a "controlled group" of which the servicer is also a member, maintains or sponsors were terminated on the last day of that quarter or immediately after that date, there would be any unfunded liabilities with respect to any of those plans, its participants or beneficiaries or the Pension Benefit Guaranty Corporation.

     Indemnification. The servicer has agreed to indemnify, defend and hold harmless, among others, the origination trust, Raven Funding, us and the indenture trustee, on behalf of the holders of the notes, for any and all liabilities, losses, damages and expenses that may be incurred as a result of any negligent act or omission by the servicer in connection with

     o    its maintenance and custody of the documents relating to the leases,

     o    the servicing of the assets of the origination trust or

     o any other activity undertaken or omitted by the servicer with respect to the Lease SUBI, the Fleet Receivable SUBI or the Servicing Agreement.

     Servicing Fee. The portion of the base servicing fee allocable to the series 2002-2 notes and payable to the servicer out of Collections allocated to the series 2002-2 notes on each payment date will equal the product of

     o    0.215% per annum

     multiplied by

     o the Series 2002-2 Allocated Adjusted Aggregate Unit Balance as of the first day of the interest period ending on that payment date multiplied by

     o    the number of days in that interest period divided by 365 or 366.

If Vehicle Management Services is no longer the servicer, the servicing fee allocable to the series 2002-2 notes and payable to the servicer out of Collections allocated to the series 2002-2 notes may be increased to an amount such that the base servicing fee and any supplemental servicing fee payable to the successor servicer equal up to 110% of the costs to the successor servicer of servicing the origination trust assets allocable to the series 2002-2 notes.

     This base servicing fee and any supplemental servicing fee will be payable on each payment date to the extent that funds are available in the collection account for the series 2002-2 notes to pay the fees as described under "Description of the Series 2002-2 Notes--Monthly Distributions. In addition, on the first payment date following a transfer of servicing following the occurrence of a Servicer Termination Event, the successor servicer will have a right to receive up to $250,000 in reimbursement of reasonable costs and expenses incurred in connection with the transfer of the servicing, to the extent those fees and expenses are not reimbursed by Vehicle Management Services.

     Resignation; Delegation. The servicer may not resign from its obligations and duties under the servicing agreement unless it determines that its duties under the servicing agreement are no longer permissible by reason of a change in applicable law or regulations. Any resignation of the servicer will not become effective until a successor servicer has assumed the servicer's obligations under the servicing agreement.

     The servicer may not assign or delegate any of its rights, powers, duties or obligations under the servicing agreement except

     o an assignment of all of its rights, powers, duties and obligations to a successor in connection with a consolidation, merger or conveyance involving the servicer,

     o a delegation of any or all of the servicer's duties under the servicing agreement to any majority owned subsidiary of Avis Group Holdings or

     o a delegation of specific duties to sub-contractors who are in the business of performing those duties.

By delegating any of its duties, the servicer will not be relieved of its responsibility for performing those duties and the servicer will remain obligated and liable for servicing and administering the assets of the origination trust. The servicer may delegate its duty to originate consumer leases to PersonaLease, its wholly-owned subsidiary.

     Servicer Termination Events. If a Servicer Termination Event occurs and is continuing, the SUBI trustee may terminate all or a portion of the rights and powers of the servicer to service the assets of the origination trust allocated to the Lease SUBI and the Fleet Receivable SUBI under the Servicing Agreement. No termination of the servicer will be effective until the SUBI trustee has appointed a successor servicer. If servicing is transferred, the servicer will be obligated to use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the affected assets to the new servicer. As the holder of the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate, we have the right to direct the SUBI trustee to terminate the servicer. We have agreed in the Indenture not to terminate the servicer without the prior written consent of the holders of a Majority in Interest of each series of notes and have agreed to terminate the servicer at the direction of the holders of a Majority in Interest of each series of notes.

     Among other events, the following events are Servicer Termination Events:

     o the servicer's failure to deposit or transfer any amounts that are required to be deposited or transferred under the Servicing Agreement and that failure continues unremedied for two business days after the discovery of the failure by the servicer or the receipt by the servicer of written notice of the failure,

     o we, the indenture trustee or the UTI trustee has not received the monthly settlement statement within three business days of when due,

     o the servicer's default in the due performance and observance of any other provision of the Servicing Agreement and that default continues unremedied for 30 days after the earlier to occur of written notice to the servicer by us or the indenture trustee of the default or the servicer's discovery of the default,

     o the servicer makes a representation, warranty or statement in the Servicing Agreement or any certificate, report or other writing delivered under the Servicing Agreement that was incorrect in any material respect when made and continues to be incorrect for 30 days after the earlier to occur of written notice to the servicer by us or the indenture trustee of the breach or the servicer's discovery of the breach,

     o the servicer creates, either indirectly or directly, or allows to suffer to exist, any lien on, the Lease SUBI, the Fleet Receivable SUBI or any assets of the origination trust included in or allocated to those special units of beneficial interest, other than certain permitted liens or

     o the occurrence of certain bankruptcy or insolvency events with respect to the servicer.

     The SUBI trustee, acting at our direction, with the consent or at the direction of the holders of a Majority in Interest of each series of notes, may waive any Servicer Termination Event and its consequences.

     If the servicer is terminated after the occurrence of a Servicer Termination Event or the servicer resigns, JPMorgan Chase Bank has agreed to act as successor servicer under the Servicing Agreement, at the request of the indenture trustee, acting at the direction of a Majority in Interest of each outstanding series of notes, or, if there are no notes outstanding, our direction. JPMorgan Chase Bank may, if it is unwilling to act as successor servicer, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution

     o having a net worth of not less than $100,000,000 as of the last day of the most recent fiscal quarter for that institution and

     o whose regular business includes the servicing of fleet lease receivables, as successor servicer under the Servicing Agreement.

Chase's appointment of a successor servicer would be subject to the confirmation from each rating agency that has been requested by us to issue a rating applicable to any outstanding series of notes or any outstanding series of preferred membership interests that the appointment of that successor servicer would not result in the reduction or withdrawal of the current rating of that outstanding series of notes or that outstanding series of preferred membership interests.

     Performance Guaranty. Each of PHH Corporation and Avis Group Holdings has agreed to guarantee the due and prompt payment and performance by the servicer of the following obligations:

     o the servicer's indemnification obligations described above under the caption "--Indemnification",

     o the servicer's repurchase obligations following the breach of a representation made in a certification of eligibility as described above under the caption "Servicer Representations as to Satisfaction of Eligibility Criteria" and

     o certain expense reimbursement obligations of the servicer relating to the administration and servicing of the Lease SUBI, the Fleet Receivable SUBI and the assets of the origination trust allocated to the Lease SUBI and the Fleet Receivable SUBI.

             The Receivables Purchase Agreement, the Asset Purchase
                    Agreement and the Contribution Agreement

     Following is a summary of the provisions of the Receivables Purchase Agreement, the Asset Purchase Agreement and the Contribution Agreement. This summary describes the material provisions of those agreements. This summary is qualified in its entirety by reference to the provisions of those agreements.

Receivables Purchase Agreement

     Transfers of Fleet Management Receivables. Under the Receivables Purchase Agreement, Vehicle Management Services has agreed to sell to Raven Funding on each payment date all fleet management receivables then owned by it for a purchase price equal to the fair market value of those receivables. It has also agreed to contribute to Raven Funding on each payment date any fleet management receivables owned by it as of that payment date and not sold to Raven Funding.

     Vehicle Management Services sells or contributes the following related property to Raven Funding in connection with each sale or contribution of fleet management receivables to Raven Funding:

     o all rights relating to those receivables under the related fleet service contracts,

     o    all collections of those receivables,

     o all guaranties, insurance, letters of credit and other agreements supporting or securing payment of those receivable and

     o    all proceeds of those assets.

     Representations and Warranties. Vehicle Management Services makes certain representations and warranties to Raven Funding as of the date of each sale of fleet management receivables under the Receivables Purchase Agreement. Those representations and warranties, include, among other things, that

     o    each fleet management receivable is an Eligible Receivable,

     o each fleet management receivable was owned by Vehicle Management Services free and clear of any claims and Raven Funding will acquire valid and properly perfected title to that fleet management receivable,

     o the transfer of each fleet management receivable and the related property constitutes a valid sale or contribution of all right, title and interest of Vehicle Management Services to that fleet management receivable and the related property and that transfer is perfected and of first priority under applicable law and

     o Vehicle Management Services has no knowledge of any fact that would cause it to expect that any payments on those fleet management receivables will not be paid in full when due or that is reasonably likely to cause or result in any other material adverse effect with respect to those fleet management receivables.

     Conditions to Transfers. Each sale or contribution of fleet management receivables to Raven Funding under the Receivables Purchase Agreement is subject to the condition, among others, that

     o the representations and warranties of Vehicle Management Services in the Receivables Purchase Agreement are true and correct and

     o no Servicer Termination Event or Receivables Purchase Termination Event, or any occurrence or event which, with the giving of notice, the passage of time or both, will be a Receivables Purchase Termination Event, has occurred and is continuing or would result after giving effect to the transfer.

     Receivables Purchase Termination Events. If a Receivables Purchase Termination Event occurs, Vehicle Management Services will stop selling or contributing fleet management receivables to Raven Funding under the Receivables Purchase Agreement. The occurrence of certain bankruptcy or insolvency events with respect to Vehicle Management Services, the origination trust, Raven Funding or Avis Group Holdings will automatically be a Receivables Purchase Termination Event.

     The events listed below will be Receivables Purchase Termination Events only if after any applicable grace period the indenture trustee or we declare that a Receivables Purchase Termination Event has occurred. The indenture trustee may or we may, with the consent of the indenture trustee and the holders of a Majority in Interest of each outstanding series of notes, declare that a Receivables Purchase Termination Event has occurred.

     The nonautomatic Receivables Purchase Termination Events are:

     o Vehicle Management Services' failure to observe or perform in any material respect any of its covenants or agreements in the Receivables Purchase Agreement and that failure continues unremedied for a period of 30 days,

     o Vehicle Management Services make a representation or warranty in the Receivables Purchase Agreement that was incorrect in any material respect when made and continues to be incorrect in any material respect for 30 days,

     o Raven Funding ceases having a valid and perfected first priority ownership interest in the fleet management receivables and the related property or any of Raven Funding or any affiliate of Raven Funding makes that assertion,

     o there is filed against Avis Group Holdings, Vehicle Management Services, the origination trust or Raven Funding

          o    a notice of federal tax lien from the IRS,

          o a notice of lien from the Pension Benefit Guaranty Corporation under Section 412(n) of the tax code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a pension plan to which either of those sections applies or

          o a notice of any other lien that could reasonably be expected to have a material adverse effect on the business, operations or financial condition of Avis Group Holdings, Vehicle Management Services, the origination trust or Raven Funding and after 40 days that notice has not been withdrawn or that lien has not been released or discharged,

     o the Receivables Purchase Agreement or any other Transaction Document ceases for any reason to be in full force and effect or

     o an amortization event occurs and continues with respect to each series of notes.

     Covenants. Vehicle Management Services agreed to certain covenants under the Receivables Purchase Agreement, including, among others, that Vehicle Management Services will:

     o originate the fleet management receivables in accordance with its policies and procedures and comply in all material respects with the policies and procedures applicable to the fleet management receivables and the related fleet service contracts,

     o permit Raven Funding to assign all of its right, title and interest in the fleet management receivables and the related property and the Receivables Purchase Agreement to the origination trust under the Contribution Agreement,

     o permit the origination trust to create and issue to Raven Funding a special unit of beneficial interest in the fleet management receivables, the related property and the Receivables Purchase Agreement,

     o make a cash payment to Raven Funding on or prior to each payment date in an amount equal to the aggregate amount of reductions made by the servicer to the billed amounts of the fleet management receivables during the preceding Monthly Period,

     o not sell, transfer, convey, assign or otherwise dispose of, or assign any fleet management receivable, the related property or the related fleet service contracts except as permitted by the Transaction Documents,

     o not create, incur, assume or permit to exist any adverse claim on or with respect to the fleet management receivables or the related property except for permitted liens,

     o not extend, amend, forgive, discharge, compromise, cancel or otherwise modify the terms of any fleet management receivable or amend, modify or waive any payment term or condition of any related fleet service contract applicable to any outstanding fleet management receivable except in accordance with its policies and procedures and

     o not make any change to its policies and procedures without the prior written consent of Raven Funding, us and, while any series of notes are outstanding, the indenture trustee, that in any respect materially adversely affects the collectibility of the fleet management receivables or otherwise has a material adverse effect.

     Repurchase Obligation. If Vehicle Management Services breaches any of its representations, warranties or covenants in the Receivables Purchase Agreement and that breach is reasonably likely to have a material adverse effect on the value of a fleet management receivable or the interests of Raven Funding or us in that fleet management receivable, on or prior to the payment date following the discovery of that breach, Vehicle Management Services is obligated to

     o repurchase that fleet management receivable from the origination trust,

     o transfer ownership of a new fleet management receivable that is an Eligible Receivable to the origination trust in exchange for that fleet management receivable or

     o make a capital contribution in cash to Raven Funding by remitting the amount of that contribution to the collection account in each case, for or in an amount equal to the billed amount of that fleet management receivable less any collections received by Raven Funding or its assignees on that fleet management receivable. Vehicle Management Services will repurchase a fleet management receivable from the origination trust by remitting the purchase price to the collection account.

Asset Purchase Agreement

     Sale of Existing Vehicles and Leases. On June 30, 1999, Vehicle Management Services and PersonaLease sold to Raven Funding under the Asset Purchase Agreement for a purchase price of $1,922,476,093 all of their respective rights and interests to the following:

     o all vehicles then owned by Vehicle Management Services or PersonaLease or in which Vehicle Management Services or PersonaLease had an interest, together with all proceeds of those vehicles and all warranties of any kind relating to those vehicles,

     o all leases then owned by Vehicle Management Services or PersonaLease or in which Vehicle Management Services or PersonaLease had an interest,

     o all certificates of title or other evidence of ownership relating to those vehicles,

     o    all insurance policies relating to those vehicles and

     o    all proceeds of the foregoing assets.

     Vehicle Management Services also sold and transferred to Raven Funding on June 30, 1999 all of its rights to all then-existing beneficial interests in the origination trust for a purchase price of $167,561,262.

     Representations and Warranties. On June 30, 1999, Vehicle Management Services and PersonaLease made the following representations and warranties, among others, to Raven Funding:

     o all of its right, title and interest to and in each lease and vehicle was validly transferred to Raven Funding and Raven Funding had good and marketable title to that vehicle and lease free and clear of any adverse claim,

     o all of its right, title and interest to and in the existing beneficial interests in the origination trust were validly transferred to Raven Funding and Raven Funding had good and marketable title to those interests free and clear of any adverse claim,

     o those existing beneficial interests represented 100% of the beneficial interest in the assets of the origination trust,

     o the origination trust had good and marketable title to all leases and vehicles a beneficial interest in which was represented by those existing beneficial interests, free of any adverse claim,

     o each lease then owned by the origination trust was an Eligible Lease and

     o each master lease agreement then owned by the origination trust was an Eligible Master Lease and no adverse selection procedures were employed in selecting each of those master lease agreements when transferred to the origination trust.

     Covenants. Vehicle Management Services and PersonaLease agreed to certain covenants under the Asset Purchase Agreement, including, among others, to

     o take whatever actions are required by law to preserve and protect the interest of Raven Funding in the vehicles, leases and related property transferred to Raven Funding on June 30, 1999,

     o not sell, transfer, convey, assign or otherwise dispose of, or assign any assets transferred to Raven Funding on June 30, 1999 to anyone else,

     o    not incur or suffer to exist any lien on any of those assets and

     o pay all reasonable costs and disbursements in connection with the perfection of Raven Funding's interest in the vehicles, leases and related property transferred to Raven Funding on June 30, 1999.

Contribution Agreement

     Contribution of Assets. On June 30, 1999, Raven Funding contributed to the origination trust under the Contribution Agreement all of its right, title and interest in and to

     o all fleet management receivables and related property acquired by it under the Receivables Purchase Agreement on June 30, 1999 and to be acquired by it after June 30, 1999,

     o all vehicles, leases and the related property transferred to Raven Funding on June 30, 1999,

     o the existing beneficial interests in the origination trust acquired from Vehicle Management Services on June 30, 1999,

     o the Receivables Purchase Agreement and the Asset Purchase Agreement and

     o    all proceeds of the foregoing assets.

In connection with the contribution of the leases to the origination trust, the origination trust agreed to assume the obligations of Raven Funding under the assigned leases.

     Representations by Raven Funding. On June 30, 1999, Raven Funding represented and warranted to the origination trust that

     o none of the assets transferred by Raven Funding to the origination trust on that date had been contributed, sold, transferred, assigned or pledged by Raven Funding to any other person,

     o immediately prior to that transfer, Raven Funding had good title to those assets free and clear of all liens and, immediately upon their transfer to the origination trust, the origination trust had good title to those assets, free and clear of all liens and

     o the transfer of those assets by Raven Funding to the origination trust had been perfected under the applicable provisions of the Uniform Commercial Code.

                 Material Legal Aspects of the Origination Trust

Origination Trust

     General. The origination trust is a statutory business trust under Delaware law. In a business trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common law "asset preservation" trust, where the trustee is charged with the mere maintenance of the trust property. The principal requirement for the formation of a business trust in Delaware is the execution of a trust agreement and the filing of a certificate of trust with the Secretary of State of the State of Delaware. The origination trust has been formed by satisfying those requirements. The origination trust has also made trust filings or obtained certificates of authority to transact business in the states where that action is required.

     Potential Applicability of Bankruptcy Code. Because the origination trust has been registered as a business trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the United States Bankruptcy Code. To the extent that the origination trust may be eligible for relief under the Bankruptcy Code or similar applicable state laws, the UTI trustee is not authorized to commence a case or proceeding under those laws and each of the other origination trust trustees, Raven Funding and the holders of the beneficial interests in the origination trust have agreed not to institute a case or proceeding against the origination trust under any of those laws for a period of one year and one day after payment in full of all distributions to the holders of those beneficial interests.

     Allocation of Origination Trust Liabilities. The origination trust holds all of its assets, including the assets allocated to the Lease SUBI and the Fleet Receivable SUBI, on behalf of the beneficiaries of the origination trust. Those assets will be allocated among the beneficial interests in the origination trust as described in this prospectus under the caption "Origination Trust and the Servicing Agreement--Origination Trust--Special Units of Beneficial Interest". The Lease SUBI and the Fleet Receivable SUBI each evidence a beneficial interest in the assets allocated to that special unit of beneficial interest, not a direct legal interest in those assets nor an interest in any other assets of the origination trust.

     The liabilities of the origination trust generally will be allocated to the portfolio of origination trust assets with respect to which they were incurred as described in this prospectus under the caption "Origination Trust and the Servicing Agreement--Origination Trust--Allocation of Origination Trust Liabilities". Any liability to third parties arising from or in respect of a lease or a vehicle allocated to the Lease SUBI will be borne by us and any liability to third parties arising from or in respect of a fleet management receivable or the related property will be borne by Raven Funding and us. For a discussion of one of the potential liabilities arising from the ownership of a vehicle allocated to the Lease SUBI that may be imposed on the origination trust, see "--Liabilities Associated with Vehicle Ownership".

     The trustees and the beneficiaries of the origination trust and the assignees and pledgees of those beneficiaries will be bound by the allocation of liabilities contained in the origination trust's trust agreement and third parties will be bound by that allocation to the extent the allocation provision of the Delaware business trust statute is enforced. This provision of the Delaware business trust statute, however, has never been litigated in an actual case, and it is possible that a court would not shield the assets of the origination trust allocated to the Lease SUBI or the Fleet Receivable SUBI from liabilities relating to assets of the origination trust allocated to other special units of beneficial interest if to do otherwise would leave an injured plaintiff without an adequate remedy.

     Indirect Ownership Interest in Origination Trust Assets. We are the owner of the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate and, through that ownership, we have an indirect beneficial ownership interest in the leases and vehicles allocated to the Lease SUBI and the fleet management receivables allocated to the Fleet Receivable SUBI. We do not have a direct ownership interest or security interest in those assets. Perfected liens of third-party creditors of the origination trust in those assets will take priority over our interest in those assets. A general creditor of the origination trust may obtain a lien on those assets regardless of whether its claim would be allocated to the assets allocated to the Lease SUBI or the Fleet Receivable SUBI under the terms of the origination trust's trust agreement. Potential liens include tax liens arising against Raven Funding or the origination trust, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation and judgment liens resulting from successful claims against the origination trust arising from the operation of the vehicles. For a discussion of some of these risks, see "Risk Factors--Our Indirect Ownership of the Leases, the Vehicles and the Receivables Could Result in Reduced Payments to You".

Insolvency-Related Matters

     Risk of Raven Funding or Origination Trust Bankruptcy. Steps have been taken to minimize the risk of Raven Funding's bankruptcy or insolvency. These steps include the creation of Raven Funding as a wholly-owned, special purpose subsidiary of Vehicle Management Services under organizational documents that contain the following limitations:

     o the requirement that Raven Funding have at all times at least two "independent managers",

     o    restrictions on the nature of Raven Funding's business and

     o restrictions on Raven Funding's ability to commence a voluntary case or proceeding under any bankruptcy or insolvency laws without the affirmative vote of all of its managers, including its "independent managers".

     Each holder or pledgee of a beneficial interest in the origination trust will be required to expressly disclaim any interest in the assets of the origination trust allocated to the Lease SUBI and the Fleet Receivable SUBI and to fully subordinate any claims to those assets if that disclaimer is not given effect. Although we cannot assure you that, in the unlikely event of the bankruptcy of Raven Funding, that the assets of the origination trust would not be treated as part of Raven Funding's bankruptcy estate, we expect that they would not be included in Raven Funding's bankruptcy estate and that, even if they were included, the subordination by the holders and pledgees of the beneficial interests in the origination trust would be enforceable.

     Steps have also been taken to minimize the risk of the origination trust's bankruptcy. These steps include the creation of the origination trust as a Delaware statutory business trust under organizational documents that contain the following limitations:

     o    restrictions on the nature of the origination trust's business and

     o restrictions on the origination trust's ability to commence a voluntary case or proceeding under any bankruptcy or insolvency laws without the affirmative unanimous vote of all of its trustees and all of the holders of beneficial interests in the origination trust.

     In addition, each of Vehicle Management Services, the origination trust and Raven Funding has taken steps in the structuring of the transactions described in this prospectus and has undertaken to act throughout the life of those transactions in a manner intended to ensure that if Vehicle Management Services commences a voluntary case under the Bankruptcy Code or an involuntary case under the Bankruptcy Code is commenced against Vehicle Management Services, the separate legal existence of Vehicle Management Services, on the one hand, and the origination trust and Raven Funding, on the other hand, would be maintained and that none of the respective assets and liabilities of the origination trust or Raven Funding would be consolidated with those of Vehicle Management Services.

     If

     o a case or proceeding under any bankruptcy or insolvency laws were to be commenced by or against either the origination trust or Raven Funding or

     o a court were to order the substantive consolidation of the assets and liabilities of either the origination trust or Raven Funding with those of Vehicle Management Services or

     o    any attempt were made to litigate either of those issues,

delays in distributions on the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate and possibly reductions in the amount of those distributions to us may result. Any delays or reductions in distributions to us may result in delays and reductions in payments to the holders of the series 2002-2 notes.

     Risk of Recharacterization of Transfers. The following transfers were intended by the parties involved to be "true sales":

     o the transfer by Vehicle Management Services and PersonaLease to Raven Funding of the leases, the related vehicles and the existing beneficial interests in the origination trust transferred on June 30, 1999 under the Asset Purchase Agreement,

     o each sale of fleet management receivables by Vehicle Management Services to Raven Funding under the Receivable Purchase Agreement and

     o the transfer by Vehicle Management Services to Raven Funding of the master lease agreements originated by PHH Financial Services and the related equipment on October 28, 1999.

     Raven Funding took the following steps in structuring these transfers to increase the likelihood that they would be characterized as "true sales":

     o each purchase was or will be made without recourse to Vehicle Management Services or PersonaLease for credit losses and

     o each purchase was or will be made at purchase prices believed by the parties to represent the fair market value of the assets being sold.

     If each transfer does in fact constitute a "true sale," the assets transferred and the proceeds thereof would not be part of Vehicle Management Services' or PersonaLease's, as the case may be, bankruptcy estate under Section 541 of the Bankruptcy Code should Vehicle Management Services or PersonaLease become the subject of a bankruptcy case subsequent to the transfer of those assets to Raven Funding. Although unlikely, we cannot assure you that a court would not recharacterize any of these transfers to Raven Funding as a financing by Vehicle Management Services or PersonaLease, as the case may be, secured by a pledge of those assets to Raven Funding. If this were to happen, delays and/or reductions in payments on the series 2002-2 notes could occur.

              Material Legal Aspects of the Leases and the Vehicles

Repossession of Vehicles; Deficiency Judgments

     In the event that a default by a lessee under a lease has not been cured within a certain period of time after notice, Vehicle Management Services will ordinarily declare a default under the lease and retake possession of the related vehicles if such vehicles are not surrendered as required by the terms of the lease, as described under "Vehicle Management Services--Billing, Collection and Repossession". The lease provides that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Once a vehicle is repossessed, Vehicle Management Services will arrange for the sale of the vehicle and apply the proceeds of such sale to the satisfaction of all amounts due from the related lessee. If the net sale proceeds are insufficient to cover the full amount due from the related lessee and the lessee fails or is unable to make payment of the remaining balance due, Vehicle Management Services generally will institute a lawsuit against the lessee for any remaining balance due. In the case of the small portion of Vehicle Management Services' lease portfolio that consists of consumer leases, certain legal restrictions may apply to the repossession and sale process described above. In certain jurisdictions, if the lessee under a consumer lease objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a vehicle do not cover the full amounts due under the related consumer lease; a deficiency judgment can be sought in those states that do not prohibit such judgments. Furthermore, in many states a deficiency judgment under a consumer lease may not be obtained unless the repossession and sale of the vehicle has been commercially reasonable.

Liabilities Associated With Vehicle Ownership

     Although the origination trust will hold legal title to the vehicles and we will own a beneficial interest in the vehicles allocated to the Lease SUBI, the vehicles will be operated by the related lessees and their respective employees and invitees. State laws differ as to whether anyone suffering injury to person or property involving a motor vehicle may bring an action against the owner of the motor vehicle merely by virtue of that ownership. Moreover, actions by third parties might arise against the owner of a vehicle based on legal theories other than negligence, such as product defect or improper vehicle preparation. The origination trust and the assets of the origination trust are and will continue to be involved in litigation incidental to the origination trust's ownership of vehicles and may be subject to liability as a result of that ownership. However, the laws of many states either do not permit those suits or limit the lessor's liability to the amount of any liability insurance that the lessee was required but failed to maintain.

     Each of the leases contains or will contain provisions requiring the lessees to

     o    maintain levels of insurance satisfying applicable state law and

     o indemnify the origination trust as lessor for any liability resulting from any personal injury relating to the operation of the related leased vehicle.

In addition, the Servicing Agreement requires the servicer to maintain minimum amounts of contingent excess liability insurance coverage for the origination trust. For additional information about this insurance coverage, see "The Origination Trust and the Servicing Agreement--The Servicing
Agreement--Insurance".

     If

     o liability for a material claim arising from a vehicle allocated to the Lease SUBI is imposed upon the origination trust,

     o the insurance coverage protecting the origination trust is insufficient to cover that claim and

     o the related lessee fails to fully indemnify the origination trust for that claim,

the claim will be satisfied out of the proceeds of the vehicles and the leases allocated to the Lease SUBI. Satisfaction of this claim out of the assets allocated to the Lease SUBI could reduce amounts available to make distributions on the series 2002-2 notes.

                  Certain Employee Benefit Plan Considerations

Restrictions

     ERISA and the tax code impose restrictions on ERISA Plans and on persons who have specified relationships to the ERISA Plan, who are referred to as parties in interest under ERISA or disqualified persons under the tax code. Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517
(1993), the general account of an insurance company may be deemed to include assets of an ERISA Plan investing in that general account and the insurance company might be treated as a party in interest with respect to that ERISA Plan by virtue of that investment.

     Certain Plans, such as Plans maintained by a foreign corporation, a governmental employer or a church, if no election has been made under tax code
Section 410(b) by the church plan, while not necessarily subject to the fiduciary responsibility provisions or the prohibited transaction provisions of ERISA or Section 4975 of the tax code, may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans should consult with their counsel before purchasing the series 2002-2 notes. Any governmental plan or a church plan that is qualified under tax code Section 401(a) and exempt from taxation under tax code Section 501(a) is subject to certain prohibited transaction rules in tax code Section 503. Those Plans may also be subject to investment restrictions under other applicable Federal or state law.

     ERISA and Section 4975 of the tax code prohibit some transactions between an ERISA Plan and persons who are either parties in interest or disqualified persons with respect to an ERISA Plan, unless an exemption is available. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the tax code for those parties in interest or disqualified persons or the fiduciaries of the ERISA Plan. ERISA also imposes duties on persons who are fiduciaries of ERISA Plans.

Investment in Series 2002-2 Notes

     Plan Asset Regulations. Under a United States Department of Labor regulation, referred to as the plan asset regulations, if an ERISA Plan invests in an "equity interest" of an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets are deemed to include both the equity interest and an undivided interest in each of the entity's underlying assets unless it is established either that equity participation in the entity by Plans is not "significant" or that the entity is an "operating company," in each case as defined in the plan asset regulations.

     It is not anticipated that we will (i) be an investment company registered under the Investment Company Act of 1940 or (ii) qualify as an operating company within the meaning of the plan asset regulations. In addition, we would not be in a position to monitor whether investment in the series 2002-2 notes by Plans will be "significant" for purposes of the plan asset regulations.

     For purposes of the plan asset regulations, a "publicly-offered security" is a security that is (a) "freely transferable", (b) part of a class of securities that is "widely held," and (c) (i) sold to the ERISA Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Securities Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is a part of a class of securities that is registered under Section 12 of the Securities Exchange Act. The plan asset regulations provide that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and one another. It is not anticipated that the series 2002-2 notes will be "widely held" within the meaning of the plan asset regulations and there can be no assurance that the series 2002-2 notes will be "publicly-offered securities" for these purposes.

     If the series 2002-2 notes were deemed to be equity interests in us and no exception under the plan assets regulation applied, we could be deemed to hold the assets of an ERISA Plan that invests in the series 2002-2 notes. In that case,

     o certain transactions involving us might be deemed to constitute direct or indirect prohibited transactions under ERISA and Section 4975 of the tax code with respect to the ERISA Plan,

     o the administrator and other persons, in providing services relating to our assets, may be subject to the application of the prudence and other fiduciary responsibility standards of ERISA with respect to the ERISA Plan, and

     o the fiduciary making the investment in the series 2002-2 notes on the ERISA Plan's behalf may be deemed to have delegated its asset management responsibility to the persons having authority and control over our assets.

     The plan asset regulations define an equity interest as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although the plan asset regulations are silent with respect to the question of which law constitutes applicable local law for this purpose, the Department of Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the plan asset regulations, the Department of Labor declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a Plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services.

     We believe that, at the time of their issuance, the series 2002-2 notes should be treated as indebtedness without substantial equity features for purposes of the plan asset regulations. However, there can be no assurance that the Series 2002-2 notes would be characterized by the Department of Labor or others as indebtedness on the date of issuance or at any given time thereafter. In addition, the debt status of the series 2002-2 notes could be affected, subsequent to their issuance, by certain changes in our structure or financial condition.

     Prohibited Transaction Rules. Without regard to whether the series 2002-2 notes are treated as equity interests in us, the acquisition or holding of the series 2002-2 notes by or on behalf of an ERISA Plan could be considered to give rise to a prohibited transaction if we, Vehicle Management Services, one of the underwriters, the indenture trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to that ERISA Plan.

     In that regard, one of the following exemptions from the prohibited transaction rules could be applicable to the purchase and holding of the series 2002-2 notes by an ERISA Plan depending on the type and circumstances of the ERISA Plan fiduciary making the decision to acquire the series 2002-2 notes:

     o Prohibited Transaction Class Exemption 90-1 regarding investments by insurance company pooled separate accounts,

     o Prohibited Transaction Class Exemption 91-38 regarding investments by bank collective investment funds,

     o Prohibited Transaction Class Exemption 84-14 regarding transactions effected by "qualified professional asset managers",

     o Prohibited Transaction Class Exemption 95-60 regarding investments by insurance company general accounts, and

     o Prohibited Transaction Class Exemption 96-23 regarding transactions effected by certain "in-house asset managers."

Each of these exemptions contains several conditions which must be satisfied before the exemption applies. Even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by the exemptions may not cover all acts relating to the acquisition and holding of the series 2002-2 notes by an ERISA Plan that might be construed as prohibited transactions under ERISA or Section 4975 of the tax code.

     Because of the foregoing, the series 2002-2 notes, or any interest in the series 2002-2 notes, may not be purchased or held by any Plan or any person investing assets of any Plan unless that purchase and holding will not constitute a non-exempt prohibited transaction or violation of any applicable Similar Laws.

     Deemed Representation by Investors. By acquiring and holding a series 2002-2 note or an interest in a series 2002-2 note, each holder will be deemed to have represented that either

     o it is not a Plan and no part of the assets used by it to acquire and/or hold the series 2002-2 notes constitutes assets of any Plan or

     o assuming that the series 2002-2 notes constitute indebtedness without substantial equity features for purposes of the plan assets regulation, its purchase and holding of series 2002-2 notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the tax code or a violation of any Similar Laws.

     Responsibilities of Plan Investors. If you are a Plan, prior to making an investment in the series 2002-2 notes, you should

     o consult with your legal advisors concerning the impact of ERISA, the tax code and any applicable Similar Laws and the potential consequences of an investment in the series 2002-2 notes, taking into account the specific circumstances of your investment, including whether any prohibited transactions under ERISA or the tax code or a violation of any Similar Laws may result from that investment and whether any exemption would be applicable, and

     o determine on your own whether all conditions of any exemption or exemptions have been satisfied and that your acquisition and holding of the series 2002-2 are entitled to full exemptive relief.

     If you are an insurance company, prior to your making an investment of assets in your general account in the series 2002-2 notes, you should also consult with your legal advisors concerning the impact of the United States Supreme Court decision in John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank and Section 401(c) of ERISA, including the Department of Labor regulations under that Section, and the extent to which exemptive relief under Prohibited Transaction Class Exemption 95-60 will apply to your investment.

     If you are a Plan fiduciary, prior to your making an investment in the series 2002-2 notes, you should take into account, among other considerations,

     o    whether you have the authority to make the investment,

     o the composition of the Plan's portfolio with respect to diversification by type of asset,

     o    the Plan's funding objectives,

     o    the tax effects of the investment, and

     o whether, under ERISA's general fiduciary standards of investment prudence and diversification or applicable standards under Similar Laws, an investment in the series 2002-2 notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the series 2002-2 notes on behalf of or with the assets of any Plan consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the tax code and any Similar Laws to such investment.

           Material Federal and Certain State Income Tax Consequences

U.S. Federal Income Tax Consequences

     Except as provided below under the captions "--Non-U.S. Note Owners" and "--Information Reporting and Backup Withholding", the following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the series 2002-2 notes by a U.S. Note Owner. Except as otherwise provided, this summary deals only with U.S. Note Owners who purchase their series 2002-2 notes upon original issuance and at their original "issue price" and who hold their series 2002-2 notes as capital assets.

     This summary is based on the current provisions of the tax code, the Treasury regulations promulgated under the tax code, and any relevant judicial or administrative rulings. The tax code, the Treasury regulations, and judicial and administrative rulings are subject to change, which change may be retroactive, and differing interpretations.

     This discussion does not deal with special classes of beneficial owners of the series 2002-2 notes, such as

     o    dealers in securities or currencies,

     o    insurance companies,

     o persons holding series 2002-2 notes as part of a hedge or as a position in a "straddle,"

     o    real estate investment trusts,

     o    regulated investment companies,

     o    banks,

     o    tax-exempt entities, or

     o    persons whose functional currency is not the U.S. dollar.

In addition, this discussion does not address any U.S. alternative minimum tax or any state, local or foreign tax consequences related to the purchase, ownership or disposition of a series 2002-2 note.

We suggest that you consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences of your purchase, ownership and disposition of series 2002-2 notes.

     Classification of the Series 2002-2 Notes. White & Case LLP has provided us with its opinion that the series 2002-2 notes will be characterized as debt for U.S. federal income tax purposes. A copy of that opinion has been filed as an exhibit to the registration statement of which this prospectus forms a part. By your acceptance of a beneficial interest in a series 2002-2 note, you will agree to treat the series 2002-2 notes as debt for U.S. federal income tax purposes.

     The following summary assumes that the series 2002-2 notes will be characterized as debt for U.S. federal income tax purposes. If contrary to the opinion of tax counsel, the IRS were to assert successfully that the series 2002-2 notes were not classified properly as debt for U.S. federal income tax purposes, the series 2002-2 notes could be treated as our equity interests, which could cause

     o us to be classified as a publicly traded partnership taxable as a corporation and

     o our net income, unreduced by any deduction in respect of the interest paid or accrued on any notes that were recharacterized as equity, to be subject to an entity-level corporate income tax.

The imposition on us of an entity-level income tax could reduce the amounts available to us to make payments on the series 2002-2 notes, perhaps significantly.

     Our Tax Status. White & Case LLP has provided us with its opinion that we will not be classified as an association or a publicly traded partnership taxable as a corporation, and therefore we will not be a separately taxable entity for U.S. federal and New York State income tax purposes. A copy of that opinion has been filed as an exhibit to the registration statement of which this prospectus forms a part. That opinion will be subject to the assumption that no election will be made to treat us as an association taxable as a corporation for federal and New York State income or franchise tax purposes, which election is prohibited by the LLC Agreement.

     Stated Interest on the Series 2002-2 Notes. It is expected that the stated interest on the series 2002-2 notes will constitute "qualified stated interest" under the applicable Treasury regulations and, consequently, U.S. Note Owners will be required to include that stated interest in income as ordinary interest income at the time that stated interest is considered to be received or accrued in accordance with the U.S. Note Owner's regular method of tax accounting.

     Original Issue Discount. A series 2002-2 note will be treated as issued with original issue discount only if its "issue price" is less than its stated principal amount by an amount that is equal to or that exceeds a statutorily-prescribed de minimis amount. Generally, the "issue price" of a series 2002-2 note will be the first price at which a substantial amount of the series 2002-2 notes is sold for money. For this purpose, sales to any bond house, broker, or similar person or organization acting in the capacity of an underwriter, placement agent, or wholesaler are ignored.

     We expect that the series 2002-2 notes will not be issued at a discount equal to or in excess of the statutory de minimis amount, and as a result will not be considered to be issued with original issue discount. If any series 2002-2 notes were treated as being issued with original issue discount, U.S. Note Owners would be required to include that original issue discount in gross income on an accrual basis using the constant-yield method of accrual regardless of their regular method of tax accounting and in advance of the receipt of the cash representing that income.

     Under applicable Treasury regulations, a U.S. Note Owner with de minimis original issue discount must include the de minimis original issue discount in income as stated principal payments on the series 2002-2 note are made. The includible amount for each payment will equal the product of

     o the total amount of the series 2002-2 note's de minimis original issue discount multiplied by

     o a fraction, the numerator of which is the amount of the principal payment made on that payment date and the denominator of which is the stated principal amount of that series 2002-2 note.

Any amount of de minimis original issue discount that is includible in income is treated as an amount received in retirement of the debt instrument for purposes of tax code Section 1271.

     Sale, Exchange or Retirement of the Series 2002-2 Notes. A U.S. Note Owner generally will recognize gain or loss on the sale, exchange, retirement or other taxable disposition of a series 2002-2 note in an amount equal to the difference between the amount realized by that U.S. Note Owner on that sale, exchange, retirement or other disposition and that owner's adjusted tax basis in that series 2002-2 note. Except to the extent attributable to accrued but unpaid interest or original issue discount, the gain or loss recognized on the sale, exchange, retirement or other taxable disposition of a series 2002-2 note generally will be capital gain or loss and generally will be long-term capital gain or loss if the series 2002-2 note was held for more than one year at the time of the sale, exchange, retirement or other disposition.

     In general, a U.S. Note Owner's adjusted tax basis in a series 2002-2 note will be its cost, increased by the amount of any original issue discount, market discount, or gain, including de minimis original issue discount, included in that owner's income with respect to the series 2002-2 note, and reduced by

     o the amount of any payments made on the series 2002-2 note that are not payments of qualified stated interest and

     o    the amount of any amortizable bond premium on the series 2002-2 note.

     Optional Prepayment of the Series 2002-2 Notes. Under the applicable income Treasury regulations, for purposes of determining the yield and maturity of the series 2002-2 notes, an unconditional option held by us to redeem all or part of the series 2002-2 notes is deemed exercised if our exercise of the option would minimize the yield on the series 2002-2 notes. We will have the option to prepay the series 2002-2 notes, in whole but not in part, on any payment date after the December 2003 payment date. The prepayment price for the series 2002-2 notes will be equal to the aggregate principal amount of the series 2002-2 notes plus accrued and unpaid interest. Because our option to prepay the series 2002-2 notes would not be expected to reduce the yield on the series 2002-2 notes if exercised, this prepayment option should be disregarded in determining the yield and maturity of a series 2002-2 note.

     Non-U.S. Note Owners. If the interest or original issue discount paid or accrued on a series 2002-2 note owned by a Non-U.S. Note Owner is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Note Owner, that interest or original issue discount generally will be considered "portfolio interest," and will not be subject to United States federal income tax or withholding tax provided that the Non-U.S. Note Owner

     o does not actually or constructively own 10% or more of our capital or interests in our profits,

     o is not a "controlled foreign corporation" with respect to which either we or Cendant Corporation is a "related person" within the meaning of the tax code,

     o is not a bank receiving interest described in Section 881(c)(3)(A) of the tax code and

     o the Non-U.S. Note Owner satisfies the statement requirement set forth in Section 871(h) and Section 881(c) of the tax code and the Treasury regulations promulgated under the tax code.

     To satisfy the statement requirement referred to above, a Non-U.S. Note Owner or a financial institution holding a series 2002-2 note on behalf of the Non-U.S. Note Owner, must provide us or any withholding agent with a statement to the effect that that Non-U.S. Note Owner is not a "U.S. person" as that term is defined in the tax code. A "U.S. person" is essentially equivalent to the definition of a U.S. Note Owner. Currently, a Non-U.S. Note Owner may satisfy these requirements if

     o the Non-U.S. Note Owner provides its name and address and certifies under penalties of perjury that it is not a U.S. person, which certification may be made on an IRS Form W-8BEN or a successor form or

     o a financial institution, other than a qualified intermediary, holding the series 2002-2 note on behalf of the Non-U.S. Note Owner certifies, under penalties of perjury, that it has received that statement from the Non-U.S. Note Owner and it furnishes us or the withholding agent with a copy of that statement.

     If a Non-U.S. Note Owner cannot satisfy the requirements of the "portfolio interest" exception described above, payments of interest or original issue discount made to that Non-U.S. Note Owner with respect to its series 2002-2 notes will be subject to a 30% U.S. federal withholding tax unless that Non-U.S. Note Owner provides us or the withholding agent or a financial institution that is a qualified intermediary with a properly executed

     o IRS Form W-8BEN or successor form claiming an exemption from or a reduction in the rate of this withholding tax under the benefit of an applicable U.S. income tax treaty which form includes a U.S. taxpayer identification number for such Non-U.S. Note Owner or

     o IRS Form W-8ECI or successor form stating that the interest paid on the series 2002-2 note is not subject to such U.S. federal withholding tax because it is effectively connected with the Non-U.S. Note Owner's conduct of a trade or business in the United States which form includes a U.S. taxpayer identification number for such Non-U.S. Note Owner.

Generally, a financial institution will not be required to furnish the name of a Non-U.S. Note Owner and a copy of the Non-U.S. Note Owner's certificate where the financial institution is a qualified intermediary which has entered into a withholding agreement with the IRS pursuant to Treasury regulations.

     In the case of payments by a payor to a foreign simple trust, a foreign grantor trust or a foreign partnership, other than payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that qualifies as a "withholding foreign trust" or a "withholding foreign partnership" within the meaning of applicable Treasury regulations and payments to a foreign simple trust, a foreign grantor trust or a foreign partnership that are effectively connected with the conduct of a trade or business in the United States, the beneficiaries of that foreign simple trust, the persons treated as the owners of that foreign grantor trust or the partners of that foreign partnership will be required to provide one of the certifications discussed above in order to establish an exemption from withholding tax. Moreover, a payor may rely on a certification provided by a Non-U.S. Note Owner only if that payor does not have actual knowledge or a reason to know that any information or certification stated in that certificate is incorrect.

     If the interest or original issue discount on a Non-U.S. Note Owner's series 2002-2 note is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Note Owner, that interest income or original issue discount will be exempt from the 30% U.S. federal withholding tax discussed above, but instead will be subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Note Owner were a U.S. Note Owner. In addition, if the Non-U.S. Note Owner is a foreign corporation, it may be subject to a U.S. branch profits tax equal to 30%, or lower applicable treaty rate, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income or original issue discount will be included in that foreign corporation's effectively connected earnings and profits.

     Any gain realized by a Non-U.S. Note Owner upon the sale, exchange, retirement or other taxable disposition of a series 2002-2 note generally will not be subject to U.S. federal income or withholding tax unless

     o the gain is effectively connected with a U.S. trade or business of the Non-U.S. Note Owner,

     o for a Non-U.S. Note Owner who is an individual, that individual is present in the United States for 183 days or more in the taxable year in which the sale, exchange, retirement or other disposition occurs and certain other conditions are met or

     o to the extent that gain is considered accrued but unpaid interest or original issue discount, the requirements of the "portfolio interest" exception described above are not satisfied or a U.S. income tax treaty exemption from U.S. withholding tax is not available.

     If the series 2002-2 notes were recharacterized, as discussed above under the caption "--Classification of the Series 2002-2 Notes", and treated as equity interests in a partnership, other than a publicly traded partnership taxable as a corporation, that recharacterization could cause a Non-U.S. Note Owner to be treated as engaged in a trade or business in the United States. In that event, the Non-U.S. Note Owner would be required to file U.S. federal income tax returns and, generally, would be subject to U.S. federal income tax, including, for a Non-U.S. Note Owner that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from that partnership. Further, certain withholding obligations may apply with respect to partnership income that is allocable to a Non-U.S. Note Owner that is considered to be a partner in the partnership. That withholding tax would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the relevant Non-U.S. Note Owner. Alternatively, if some or all of the series 2002-2 notes were recharacterized and treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a Non-U.S. Note Owner generally would be subject to U.S. withholding tax at the rate of 30% unless that rate were reduced under an applicable U.S. income tax treaty subject to documentation requirements similar to those described above.

     Special rules may apply to Non-U.S. Note Owners who

     o    have an office or other fixed place of business in the U.S.,

     o    are former U.S. citizens,

     o are engaged in a banking, financing, insurance or similar business in the U.S. or

     o are "controlled foreign corporations," "foreign personal holding companies," "passive foreign investment companies" or corporations that accumulate earnings in order to avoid U.S. federal income tax.

These persons should consult their own U.S. tax advisors before investing in the series 2002-2 notes.

     Information Reporting and Backup Withholding. In general, information reporting requirements will apply to

     o    payments of principal,

     o    any premium or interest paid on a series 2002-2 note,

     o    the accrual of original issue discount on a series 2002-2 note and

     o the proceeds of the sale of a series 2002-2 note before maturity within the United States and "backup withholding" will apply if a non-exempt beneficial owner of series 2002-2 notes fails to provide the certification described below.

     Each beneficial owner of series 2002-2 notes, other than an exempt beneficial owner, will be required to provide, under penalties of perjury, a certificate containing that beneficial owner's name, address, correct federal taxpayer identification number and a statement that that beneficial owner is not subject to backup withholding. Exempt beneficial owners include the following:

     o    corporations,

     o    tax-exempt organizations,

     o    Non-U.S. Note Owners,

     o    qualified pension and profit-sharing trusts and

     o    individual retirement accounts.

     If a non-exempt beneficial owner of series 2002-2 notes fails to provide the required certification, the indenture trustee will be required to withhold the backup withholding tax rate percentage of the amount otherwise payable to that beneficial owner and remit the withheld amount to the IRS as a credit against that beneficial owner's federal income tax liability. The backup withholding tax rate percentage is 30% for years 2002 and 2003, 29% for years 2004 and 2005 and 28% for years 2006 through 2010.

     Backup withholding will not apply to payments made to a Non-U.S. Note Owner if the statement requirement set forth in Section 871(h) and Section 881(c) of the tax code described above is satisfied, provided that the payor does not have actual knowledge or a reason to know that any information or certification stated in such statement is incorrect.

     In addition, if the foreign office of a foreign broker pays the proceeds of sale of a series 2002-2 note to the seller of that note, backup withholding and information reporting will not apply, provided that the broker

     o derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States,

     o    is not a controlled foreign corporation and

     o    is not a foreign partnership

          o one or more of the partners of which, at any time during its tax year, is a United States person who, in the aggregate, holds more than 50% of the income or capital interest in the partnership or

          o which, at any time during its tax year, is engaged in the conduct of a trade or business in the United States.

Moreover, the payment by the foreign office of other brokers of the proceeds of the sale of series 2002-2 notes (including any accrued but unpaid interest), will not be subject to backup withholding, unless the payor has actual knowledge or reason to know that the payee is a United States person.

     Principal and interest so paid by the United States office of a custodian, nominee or agent, or the payment of the proceeds of the sale of a series 2002-2 note by the United States office of a broker, is subject to backup withholding unless the beneficial owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption.

The above description is not intended to constitute a complete analysis of all of the tax consequences relating to your acquisition, ownership and disposition of series 2002-2 notes. Accordingly, we suggest that you consult with your own tax advisors to determine the U.S. federal, state and local and foreign tax consequences relating to your acquisition, ownership and disposition of series 2002-2 notes in light of your particular situation.

State Income Tax Consequences

     If we were considered to be an association taxable as a corporation for Delaware, Maryland or New York state tax law purposes, we would be subject to entity level taxation by that state. If the origination trust were considered to be an association taxable as a corporation for Delaware, Maryland or New York state tax law purposes, the origination trust would be subject to entity level taxation by that state.

     Richards, Layton & Finger, special Delaware counsel, has provided us with a legal opinion that, assuming that neither we nor the origination trust will be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, neither we nor the origination trust will be treated as an association taxable as a corporation for Delaware state income tax purposes.

     In addition, Piper Rudnick LLP, special Maryland counsel, has provided us with a legal opinion that, assuming that neither we nor the origination trust will be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and subject to certain other qualifications and assumptions, neither we nor the origination trust will be treated as an association taxable as a corporation for Maryland state income or franchise tax purposes.

     In addition, White & Case LLP, special New York counsel, has provided us with a legal opinion that, assuming that neither we nor the origination trust will be treated as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and subject to the assumption that no election will be made to treat us or the origination trust as an association taxable as a corporation for New York state income or franchise tax purposes, which election is prohibited by the LLC Agreement and the Origination Trust Documents, neither we nor the origination trust will be treated as an association taxable as a corporation for New York state income or franchise tax purposes.

     Neither White & Case LLP nor any other counsel express any opinion with respect to the entity classification of us or the origination trust in any state other than Delaware, Maryland or New York.

                                  Underwriting

     We have agreed to sell to the underwriters listed below the amount of notes of each class set forth next to each underwriter's name. Each underwriter has agreed to purchase that amount of those notes.

                                                 Principal Amount         Principal Amount         Principal Amount
         Underwriters                           of Class A-1 Notes       of Class A-2 Notes        of Class B Notes

J.P. Morgan Securities Inc..................... $                        $                         $
Barclays Capital Inc...........................

                                     -115-

                                                 Principal Amount         Principal Amount         Principal Amount
         Underwriters                           of Class A-1 Notes       of Class A-2 Notes        of Class B Notes

Banc of America Securities LLC.................
Blaylock & Partners, L.P.......................
Scotia Capital (USA) Inc.......................
Wachovia Securities, Inc.......................
         Total................................. $                        $                         $

     The price to public, underwriters' discounts and commissions, the concessions that the underwriters may allow to some dealers, and the discounts that those dealers may reallow to certain other dealers, each expressed as a percentage of each class of notes are as follows:

                                                            Underwriting                Selling
                                                           discounts and            concessions, not         Reallowance,
                                Price to Public             commissions                to exceed             not to exceed
Class A-1 Notes                      100%                        %                         %                       %
Class A-2 Notes                      100%                        %                         %                       %
Class B Notes                        100%                        %                         %                       %

     After the offering is completed, we will receive the proceeds, after deduction of the underwriting and other expenses, listed below:

                                                                                                         Underwriting
                                                                     Proceeds to Issuer                   discounts,
                                       Proceeds to                 (as % of the principal               concessions and
                                         Issuer                     amount of the notes)                   expenses
Class A-1 Notes                   $                                        %                         $
Class A-2 Notes                   $                                        %                         $
Class B Notes                     $                                        %                         $

     After the public offering, the public offering price and other selling terms may be changed by the underwriters.

     The underwriters' obligation to purchase any series 2002-2 notes will be subject to certain conditions. The underwriters have agreed to purchase all of the series 2002-2 notes or none of them.

     We, Vehicle Management Services and PHH Corporation have agreed to indemnify the underwriters, their affiliates and their respective officers, directors, employees, representatives, agents and controlling persons against certain liabilities in connection with the offer and sale of the series 2002-2 notes, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities. We, Vehicle Management Services and PHH Corporation have also agreed to reimburse the underwriters for certain expenses incurred by them in connection with this offering.

     We, together with our affiliates, have agreed for a period of 60 days from the date of this prospectus not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued by us or any asset-backed securities backed by vehicle leases originated by Vehicle Management Services or the origination trust, other than the senior preferred membership interests relating to the series 2002-2 notes to be issued by us on the closing date, without the prior written consent of the underwriters.

     Each underwriter has represented and agreed that

          o it has not offered or sold and, prior to the expiration of six months after the closing date, will not offer or sell any series 2002-2 notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995,

          o it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the
               FSMA)) received by it in connection with the issue or sale of any series 2002-2 notes in circumstances in which section 21(1) of the FSMA does not apply to us and

          o it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the series 2002-2 notes in, from or otherwise involving the United Kingdom.

     If you purchase your series 2002-2 notes outside the United States, you may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the purchase price of your series 2002-2 notes.

     The series 2002-2 notes are a new issue of securities for which there is no existing market. The underwriters have advised Vehicle Management Services and us that they presently intend to make a market in the series 2002-2 notes as permitted by applicable law. The underwriters are not obligated to make a market in the series 2002-2 notes and may discontinue any market making at any time at their sole discretion. Accordingly, we cannot assure you as to the development of liquidity or of any trading market for the series 2002-2 notes.

     In connection with the offering of the series 2002-2 notes, the underwriters may make short sales of the series 2002-2 notes and may purchase series 2002-2 notes in the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater amount of series 2002-2 notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing series 2002-2 notes in the open market after the distribution has been completed. Similar to other purchase transactions, the underwriters' purchases to cover syndicate short sales may have the effect of raising or maintaining the price of the series 2002-2 notes or preventing or retarding a decline in the price of the series 2002-2 notes. As a result, the price of the series 2002-2 notes may be higher than the price that might otherwise exist in the open market. If the underwriters make short sales or purchases to cover syndicate short sales, they may discontinue them at any time.

     The underwriters and their respective affiliates have from time to time provided investment banking, commercial banking or financial advisory services and products to us and our affiliates, including Vehicle Management Services, PHH Corporation, Avis Group Holdings and Cendant Corporation, for which they have received customary fees and commissions, and expect in the future to provide those services and products to us and our affiliates for which they expect to receive customary fees and commissions. J.P. Morgan Securities Inc. is an affiliate of JPMorgan Chase Bank, the indenture trustee. One or more of the underwriters or their affiliates may provide us with interest rate caps.

     Wachovia Corporation conducts its investment banking, institutional and capital markets businesses through its various bank, broker-dealer and non-bank subsidiaries (including First Union Securities, Inc.) under the trade name of Wachovia Securities. Any reference to Wachovia Securities in this prospectus, however, does not include Wachovia Securities, Inc., member NASD/SIPC, a separate broker-dealer subsidiary of Wachovia Corporation, and an affiliate of First Union Securities, Inc.

     We expect that delivery of the series 2002-2 notes will be made against payment on or about the date in the last paragraph on the cover page of this prospectus. The series 2002-2 notes are subject to a settlement cycle that exceeds three business days. You should note the initial trading of the series 2002-2 notes may be affected by this long settlement period.

                                  Legal Matters

     The validity of the series 2002-2 notes and certain other matters governed by U.S. federal and New York state law will be passed upon for us by White & Case LLP. Certain matters governed by Delaware state law will be passed upon for us by Richards, Layton & Finger. Certain matters governed by Maryland state law will be passed upon for us by Piper Rudnick LLP. Certain matters governed by U.S. federal and New York state law will be passed upon for the underwriters by Simpson Thacher & Bartlett.

                         Listing and General Information

     We intend to apply to the Luxembourg Stock Exchange to list the series 2002-2 notes. In connection with our listing application, copies of our LLC Agreement and a legal notice relating to the issuance of the series 2002-2 notes will be deposited with the Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement a Luxembourg) where such documents may be examined and copies obtained.

     The series 2002-2 notes have been accepted for clearance through the facilities of DTC, Clearstream Banking and Euroclear. The securities identification numbers for the series 2002-2 notes are listed below:

                                                                                 International
                                                                                   Securities
                                                                             Identification Number
                                  Common Code             CUSIP Number               (ISIN)
Class A-1 Notes
Class A-2 Notes
Class B Notes

     Our acquisition of the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate and our other assets, the execution and delivery by us of the Transaction Documents, the issuance and sale of the series 2002-2 notes and all actions necessary or appropriate in connection with these transactions have been authorized under the authority of our managers by resolutions passed on June 30, 1999 and August 16, 2002. We will prepare or cause to be prepared quarterly and annual financial statements, copies of which may be obtained at the office of the co-paying agent in Luxembourg. Copies of the Transaction Documents, including the forms of series 2002-2 notes, and the monthly settlement statements will be available for inspection, at the office of the co-paying agent in Luxembourg.

     We are not involved in any administrative, litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issuance of the series 2002-2 notes, nor are we aware that any such proceedings are currently pending or threatened.

     Regular meetings of the holders of the series 2002-2 notes will not be held.

     Except as disclosed in this prospectus, there has been no material adverse change, or any development reasonably likely to involve any material change, in our condition, financial or otherwise, since our establishment.

     Although we intend to apply to list the series 2002-2 notes on the Luxembourg Stock Exchange, we cannot guarantee that the application for listing will be accepted. You should consult with the listing agent in Luxembourg to determine whether the series 2002-2 notes are listed on the Luxembourg Stock Exchange.

     A copy of our LLC Agreement will, for so long as the series 2002-2 notes are listed on the Luxembourg Stock Exchange, be available for inspection during usual business hours on any weekday, except public holidays, at the office of the listing agent in Luxembourg.

     Accordingly to Chapter VI, Article 3, point A/II/2 of the Rules and Regulations of the Luxembourg Stock Exchange, the series 2002-2 notes traded on the Luxembourg Stock Exchange will be freely transferable and therefore no transaction made on the Luxembourg Stock Exchange may be canceled.

                                     Experts

     The financial statements of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) incorporated in this prospectus by reference from our annual report on Form 10-K for the year ended December 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, which report expresses an unqualified opinion (and includes explanatory paragraphs referring to

Chesapeake Funding LLC if it had been operated as an unaffiliated entity and the adoption of Statement of Financial Accounting Standards No. 133), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of D.L. Peterson Trust as of December 31, 2001 and 2000 and for the years ended December 31, 2001 and 2000 and for the period from June 30, 1999 (date of reconstitution) through December 31, 1999 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, which report expresses an unqualified opinion (and includes an explanatory paragraph referring to D.L. Peterson Trust if it had been operated as an unaffiliated entity), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                Glossary of Terms

     "Adjusted Aggregate Unit Balance" will equal on any date the sum of

     o    the Aggregate Lease Balance minus the Aggregate Lease Adjustment
          Amount

     plus

     o 90% of the result of the Aggregate Residual Value Amount minus the Excess Residual Value Amount plus

     o 90% of the result of the Aggregate Paid-In Advance Balance minus the Excess Paid-In Advance Amount.

     "Administration Agreement" means the agreement between Vehicle Management Services, the issuer and Raven Funding pursuant to which Vehicle Management Services has agreed to perform certain administrative duties of the issuer and Raven Funding under the Transaction Documents.

     "Aggregate Lease Adjustment Amount" means on any date during the period from and including a payment date to but excluding the next payment date an amount equal to the sum of :

     o    the greatest of

          o    the amount by which

               o the aggregate Lease Balances of the Eligible Leases of the lessees having the five largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

               o    15% of the Aggregate Lease Balance as of that date,

          o    the amount by which

               o the aggregate Lease Balances of the Eligible Leases of the lessees having the ten largest aggregate Lease Balances of Eligible Leases allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

               o    25% of the Aggregate Lease Balance as of that date and

          o    the amount by which

               o the aggregate Lease Balances of the Eligible Leases of the lessee having the largest aggregate Lease Balance of Eligible Leases allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

               o 4% of the Aggregate Lease Balance as of that date, or 3% of the Aggregate Lease Balance if the long-term debt obligations of that lessee are not rated at least "Baa3" by Moody's as of that date, plus

     o    the greater of

          o    the amount by which

               o the aggregate Lease Balances of all Eligible Leases having remaining terms of longer than five years allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

               o 15% of the Aggregate Lease Balance as of that date or, if that date occurs after the Amendment Effective Date, 20% of the Aggregate Lease Balance as of that date, and

          o    the amount by which

               o the aggregate Lease Balances of all Eligible Leases having remaining terms of longer than seven years allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

               o 5% of the Aggregate Lease Balance as of that date or, if that date occurs after the Amendment Effective Date, 7.5% of the Aggregate Lease Balance as of that date,

     plus

     o    the amount by which

          o the aggregate Lease Balances of all Eligible Leases the lessee of which is a state or local government or any subdivision thereof, or any agency, department or instrumentality of a state or local government allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

          o    3.0% of the Aggregate Lease Balance as of that date,

     plus

     o    the amount by which

          o the aggregate Lease Balances of all Eligible Leases that are consumer leases allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

          o    1.0% of the Aggregate Lease Balance as of that date,

     plus

     o    the amount by which

          o the aggregate Lease Balances of all Eligible Leases having a Lease Balance in excess of $1,000,000 allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period exceed

          o    0.50% of the Aggregate Lease Balance as of that date.

     "Aggregate Lease Balance" means as of any date during the period from and including a payment date to but excluding the next payment date an amount equal to the sum of the Lease Balances of each Eligible Lease allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period.

     "Aggregate Paid-In Advance Balance" means as of any date during the period from and including a payment date to but excluding the next payment date an amount equal to the aggregate price paid to the dealer, the manufacturer or a vendor for each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period and each additional Eligible Paid-In Advance Vehicle allocated to the Lease SUBI as of that date, plus any related delivery charges and taxes and any registration or titling fees.

     "Aggregate Residual Value Amount" means as of any date during the period from and including a payment date to but excluding the next payment date an amount equal to the aggregate for each vehicle subject to a closed-end lease that is an Eligible Lease allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period of the lesser of:

     o    the Stated Residual Value of that vehicle and

     o    the Net Book Value of that vehicle.

     "Aggregate Unit Balance" means as of any date an amount equal to the sum of:

     o    the Aggregate Lease Balance

     plus

     o    the Aggregate Paid-In Advance Balance

     plus

     o    the Aggregate Residual Value Amount.

     "Amendment Effective Date" means the effective date of an amendment to the Base Indenture increasing or reducing, as the case may be, the percentages set forth in the definitions of Aggregate Lease Adjustment Amount and Excess Residual Value Amount as described in this Glossary. The issuer has reserved the right to effect those amendments without the consent of the holders of the series 1999-3 notes, the series 2001-1 notes, the series 2002-1 notes, the series 2002-2 notes and any other series of notes subsequently issued by the issuer.

     "Asset Purchase Agreement" means the agreement dated as of June 30, 1999 between Vehicle Management Services, PHH PersonaLease Corporation and Raven Funding pursuant to which Raven Funding bought all the vehicles owned by Vehicle Management Services and PHH PersonaLease Corporation on June 30, 1999 and all of the related leases and other related property.

     "Base Indenture" means the base indenture dated as of June 30, 1999, as amended as of October 28, 1999 and as further amended and supplemented from time to time, between the issuer and the indenture trustee.

     "Capitalized Cost" of any vehicle is the amount identified by the servicer as the "capitalized cost" of that vehicle, including, if so provided, delivery charges, taxes and any registration or titling fees.

     "Charged-Off Lease" means a lease which has been or should have been charged off by the servicer in accordance with its credit and collection policies or as to which any scheduled lease rental payment is 270 or more days past due.

     "Charge-Off Ratio" means for any payment date twelve times the quotient, expressed as a percentage, of

     o    the amount by which

          o the aggregate Lease Balances of all leases allocated to the Lease SUBI that became Charged-Off Leases during the preceding Monthly Period exceed

          o the aggregate amount of recoveries on Charged-Off Leases from previous Monthly Periods received during that preceding Monthly Period divided by

     o the Aggregate Lease Balance as of the last day of the second preceding Monthly Period.

     "Collections" means:

     o all payments on the collateral securing the notes, including, without limitation,

          o all monthly lease payments and other lease payments on the leases allocated to the Lease SUBI,

          o all proceeds from the sale or other disposition of the vehicles allocated to the Lease SUBI, including all amounts received in respect of Charged-Off Leases, net of certain taxes and liquidation expenses,

          o all insurance proceeds and warranty payments with respect to the vehicles allocated to the Lease SUBI,

          o all termination payments and excess damage charges, excess mileage charges or any charges imposed upon the early termination of a lease received in respect of a lease allocated to the Lease SUBI,

          o all other payments in respect of the leases allocated to the Lease SUBI,

          o all payments in respect of the fleet management receivables and payments by Vehicles Management Services under the Receivables Purchase Agreement,

          o all payments by Vehicle Management Services or PHH PersonaLease Corporation under the Asset Purchase Agreement,

          o    all payments by Raven Funding under the Transfer Agreement, and

          o all payments in respect of the interest rate caps that we are obligated to obtain from time to time in respect of the fixed rate leases allocated to the Lease SUBI, the interest rate caps that we will be obligated to obtain under the indenture supplement relating to the series 2002-2 notes in respect of the floating rate leases allocated to the Lease SUBI or any hedging instruments in the collateral securing any other series of notes, whether payments are in the form of cash, checks, wire transfers or other forms of payment and

     o all amounts earned on investments of our funds in accounts maintained under the Indenture.

     "Contribution Agreement" means the agreement dated as of June 30, 1999 between Raven Funding and the Origination Trust pursuant to which Raven Funding contributed to the Origination Trust:

     o all of the fleet management receivables and related property from time to time purchased by it pursuant to the Receivables Purchase Agreement and

     o all of the vehicles and related leases and other property purchased by it pursuant to the Asset Purchase Agreement.

     "Custodian Agreement" means the agreement between the Origination Trust and Allfirst Financial Center, National Association pursuant to which Allfirst Financial Center, National Association has agreed to act as bailee and custodian of the contracts and lease files relating to the leases owned by the Origination Trust.

     "Delinquency Ratio" means for any payment date the quotient, expressed as a percentage, of

     o the aggregate billings with respect to all leases allocated to the Lease SUBI and all Fleet Receivables which were unpaid for 60 days or more from the original due date thereof as of the last day of the preceding Monthly Period divided by

     o    the sum of

          o the aggregate billings with respect to all leases allocated to the Lease SUBI and all Fleet Receivables which were unpaid as of the last day of the second preceding Monthly Period plus

          o the aggregate amount billed with respect to all leases allocated to the Lease SUBI and all Fleet Receivables during the preceding Monthly Period.

     "Eligible Consumer Lease" means a consumer lease that as of the date allocated to the Lease SUBI satisfied, among other things, the following eligibility criteria:

     o    it was not a Charged-Off Lease,

     o it was not a consumer lease as to which any amounts remained unpaid for more than 60 days from the original due date or which had been declared in default under Vehicle Management Services' credit and collection policies,

     o    it was an obligation of an Eligible Obligor,

     o    it had an initial term of 60 months or less,

     o    it was denominated and payable only in U.S. dollars in the United
          States,

     o it was originated and has been administered since origination in accordance with applicable law,

     o it was originated in accordance with Vehicle Management Services' origination standards,

     o it did not contravene in any material respect any applicable law and Vehicle Management Services or PHH PersonaLease Corporation is not in violation in any material respect of any applicable law in connection with it,

     o it was not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination,

     o    it was the legal, valid and binding obligation of the lessee,

     o the Origination Trust has only one "original" counterpart of that consumer lease and that original is held by the custodian,

     o    it is either an open-end lease or a closed-end lease,

     o it is a "hell or high water" net lease under which the lessee's payment obligations are absolute, unconditional and noncancellable and not subject to abatement or adjustment,

     o the lessee is required to maintain casualty insurance with respect to the vehicle subject to that lease in accordance with Vehicle Management Services' origination standards,

     o any consents, approvals or authorizations necessary for the assignment and sale of that consumer lease by PHH PersonaLease Corporation to Raven Funding and by Raven Funding to the Origination Trust have been obtained,

     o if not originated by the Origination Trust, all right, title and interest in it has been validly sold by PHH PersonaLease Corporation to Raven Funding pursuant to the Asset Purchase Agreement and validly assigned by Raven Funding to the Origination Trust pursuant to the Contribution Agreement,

     o    the lessee has accepted the vehicle subject to that lease,

     o it provides for equal monthly depreciation payments and accrues a finance or other lease charge on the Net Book Value of the vehicle subject to that lease at a floating rate at least equal to a specified commercial paper rate from time to time or at a fixed rate,

     o if a closed-end lease, the Stated Residual Value of the vehicle subject to that lease was no greater than its estimated value at lease termination published in the Automotive Lease Guide at origination,

     o if that lease accrues finance charges at a fixed rate, on or before the date on which that consumer lease was allocated to the Lease SUBI, we held any lease rate cap with respect to that lease required by the terms of any indenture supplement,

     o if that lease accrues finance charges at a floating rate, the lessee has no right to convert that floating rate to a fixed rate, and

     o the vehicle subject to that consumer lease is free and clear of all liens, other than certain permitted liens, and the certificate of title for that vehicle (1) is registered in the name of the Origination Trust and (2) indicates only a lien in the name of (x) PHH PersonaLease Corporation, in the case of a consumer lease originated by PHH PersonaLease Corporation and assigned to the Origination Trust or a consumer lease originated by the Origination Trust prior to September 30, 1999 or (y) Raven Funding, in the case of all other consumer leases or, a certificate of title has been applied for.

     "Eligible Deposit Account" means a segregated identifiable trust account established in the trust department of a Qualified Trust Institution or a separately identifiable deposit account established in the deposit taking department of a Qualified Institution.

     "Eligible Lease" is either a lease that as of the date allocated to the Lease SUBI was an Eligible Consumer Lease or a lease that as of the date allocated to the Lease SUBI was under an Eligible Master Lease and satisfied, among other things, the following eligibility criteria:

     o it had an initial term of 144 months or less and has a remaining term of 120 months or less,

     o    the lessee has accepted the vehicle subject to that lease,

     o except for a limited number of equipment leases, if an open-end lease, it provides for equal monthly depreciation payments, or if a closed-end lease, it provides for monthly depreciation payments that over the term of the lease reduce the Capitalized Cost of the vehicle subject to that lease to its Stated Residual Value,

     o if it is one of the limited number of equipment leases, it provides for at least quarterly depreciation payments, or, if it is also a closed-end lease, it provides for at least quarterly depreciation payments that over the term of the lease reduce the Capitalized Cost of the equipment subject to that lease to its Stated Residual Value,

     o it accrues a finance or other lease charge on the Net Book Value of the vehicle subject to that lease at a floating rate at least equal to a specified commercial paper rate from time to time or at a fixed rate,

     o if a closed-end lease, the Stated Residual Value of the vehicle subject to that lease was no greater than its estimated value at lease termination published in the Automotive Lease Guide at origination or, in the case of any vehicle the residual value of which is not contained in the Automotive Lease Guide, the estimated residual value of that vehicle contained in a comparable industry source of vehicle values or if such a source is not available, contained in a source Vehicle Management Services believes is reasonable,

     o on or before the date on which that lease was allocated to the Lease SUBI, we held any lease rate cap relating to that lease that is required under the terms of the Base Indenture or any indenture supplement,

     o if that lease accrues finance or other lease charges at a floating rate and the lessee has the right to convert the floating rate to a fixed rate, upon conversion, the fixed rate will be at least equal to the sum of the PHH Treasury Note Rate on the conversion date and 0.50%,

     o the vehicle subject to that lease is free and clear of all liens, other than certain permitted liens, and if it is subject to a certificate of title act or statute, the certificate of title for that vehicle is registered in the name of the Origination Trust, and

     o if the vehicle subject to that lease is subject to a certificate of title act or statute, its certificate of title indicates only a lien in the name of (1) Vehicle Management Services, in the case of a lease originated by Vehicle Management Services and assigned to the Origination Trust or a lease originated by the Origination Trust prior to September 30, 1999 or (2) Raven Funding, in the case of all other leases or, a certificate of title has been applied for, or

     o if the vehicle subject to that lease is not subject to a certificate of title act or statute, all filings necessary to evidence the security interest of (1) Vehicle Management Services, in the case of a lease originated by Vehicle Management Services and assigned to the Origination Trust, or (2) Raven Funding, in the case of all other leases, in that vehicle have been made in all appropriate jurisdictions.

     "Eligible Master Lease" means a master lease agreement that as of the date a lease arising under that master lease agreement or a vehicle ordered under that master lease agreement is allocated to the Lease SUBI satisfied, among other things, the following eligibility criteria:

     o    it was not a Charged-Off Lease,

     o it was not a master lease agreement as to which 50% or greater of the billings to the lessee remained unpaid for more than 60 days from the original due date or which had been declared in default under Vehicle Management Services' credit and collection policies,

     o    it was an obligation of an Eligible Obligor,

     o    it was denominated and payable only in U.S. dollars in the United
          States,

     o it was originated and has been administered since origination in accordance with applicable law,

     o it was originated in accordance with Vehicle Management Services' origination standards,

     o it did not contravene in any material respect any applicable law and Vehicle Management Services is not in violation in any material respect of any applicable law in connection with it,

     o it was not subject to any dispute in whole or in part or to any offset, counterclaim, defense, rescission, recoupment or subordination,

     o it was the legal, valid and binding obligation of the lessee, enforceable against that lessee to pay the full amount thereof in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws and by general equitable principles,

     o the Origination Trust has only one "original" counterpart of that master lease agreement and that original is held by the custodian,

     o    it is either an open-end lease or a closed-end lease,

     o it is a "hell or high water" net lease under which the lessee's payment obligations are absolute, unconditional and noncancellable and not subject to abatement or adjustment,

     o the lessee is required to maintain casualty insurance or to self-insure the vehicles subject to that master lease agreement in accordance with Vehicle Management Services' origination standards,

     o any consents, approvals or authorizations necessary for the assignment and sale of that master lease agreement by Vehicle Management Services to the Origination Trust have been obtained and

     o if not originated by the Origination Trust, all right, title and interest in it has been validly sold to the Origination Trust by Vehicle Management Services or validly assigned to the Origination Trust by Raven Funding and, if assigned by Raven Funding to the Origination Trust, was validly sold by Vehicle Management Services to Raven Funding.

     "Eligible Obligor" means a person or entity obligated to make payments under a master lease agreement, a consumer lease or a fleet management receivable who satisfies, among other things, the following eligibility criteria:

     o    its billing address is located in the United States,

     o it is not the United States federal government or any subdivision or any agency, department or instrumentality of the United States federal government,

     o    it is not an affiliate of Avis Rent A Car, Inc. and

     o it is not the subject of any voluntary or involuntary bankruptcy proceeding, unless, in the case of a lessee under a master lease agreement, a bankruptcy court shall have entered an order reaffirming that lessee's obligations under that master lease agreement.

     "Eligible Paid-In Advance Vehicle" means a vehicle acquired at the request of a lessee who as of the date that vehicle is allocated to the Lease SUBI is party to an Eligible Master Lease or has agreed to be bound by a master lease agreement.

     "Eligible Receivable" means each fleet management receivable that satisfies the following eligibility criteria:

     o    it is an obligation of an Eligible Obligor,

     o it is not a fleet management receivable that was or should have been charged off by the servicer in accordance with its credit and collection policies or which is 270 or more days past due,

     o    it is denominated and payable only in U.S. dollars in the United
          States,

     o it and the related fleet maintenance contract, fleet management contract, fuel card contract or other service contract the fees for which are billed or would be billed by Vehicle Management Services, together with the leases, do not contravene in any material respect any applicable law and Vehicle Management Services is not in violation in any material respect of any applicable law in connection with it or the related contract,

     o the related contract was originated in accordance with the Vehicle Management Services' origination standards,

     o it has been billed, the goods or services giving rise to it have been provided and it is payable within 45 days of the billing date,

     o it is an "eligible asset" within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended,

     o it is not subject to the laws of any jurisdiction whose laws would prohibit its sale by Vehicle Management Services to Raven Funding pursuant to the Receivables Purchase Agreement and its contribution by Raven Funding to the Origination Trust pursuant to the Contribution Agreement,

     o any consents, approvals or authorizations necessary for its sale by Vehicle Management Services to Raven Funding pursuant to the Receivables Purchase Agreement and its contribution by Raven Funding to the Origination Trust pursuant to the Contribution Agreement have been obtained,

     o all right, title and interest in it has been validly sold by Vehicle Management Services to Raven Funding pursuant to the Receivables Purchase Agreement and validly assigned by Raven Funding to the Origination Trust pursuant to the Contribution Agreement,

     o the Origination Trust has legal and beneficial ownership in that fleet management receivable free and clear of all liens other than certain permitted liens,

     o it is not subject to any dispute in whole or in part to any offset, counterclaim, defense, rescission, recoupment or subordination,

     o it is at all times the legal, valid and binding obligation of the related obligor, enforceable against that obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws and by general equitable principles and

     o it constitutes an "account" or a "general intangible" under the applicable Uniform Commercial Code.

     "ERISA Plan" means a Plan subject to Title I of ERISA or Section 4975 of the tax code.

     "Excess Paid-In-Advance Amount" means as of any date during the period from and including a payment date to but excluding the next payment date an amount equal to the greatest of

     o    the amount by which

          o the aggregate prices paid to the dealer, the manufacturer or a vendor for each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI as of the last day of the Monthly Period preceding the first day of that period and each additional Eligible Paid-In Advance Vehicle allocated to the Lease SUBI as of that date, plus any related delivery charges and taxes and any registration or titling fees, exceed

          o    10% of the Aggregate Unit Balance as of that date,

     o    the amount by which

          o the aggregate prices paid to the dealer, the manufacturer or a vendor for each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI for more than 60 days as of the last day of the Monthly Period preceding the first day of that period, plus any related delivery charges and taxes and any registration or titling fees, exceed

          o    2.5% of the Aggregate Unit Balance as of that date, and

     o the aggregate prices paid to the dealer, the manufacturer or a vendor for each Eligible Paid-In Advance Vehicle allocated to the Lease SUBI for more than 120 days as of the last day of the Monthly Period preceding the first day of that period of the price paid to the dealer, the manufacturer or a vendor for that vehicle plus any related delivery charges and taxes and any registration or titling fees.

     "Excess Residual Value Amount" means as of any date during the period from and including a payment date to but excluding the next payment date an amount equal to the amount by which

     o    the Aggregate Residual Value Amount as of that date

     exceeds

     o 10% of the Aggregate Unit Balance as of that date or, if that date occurs after the Amendment Effective Date, 7.5% of the Aggregate Unit Balance as of that date.

     "Fleet Receivable Amount" means on any payment date an amount equal to the lesser of $80,000,000 and the aggregate amount owing by the obligors under all Eligible Receivables held by the Origination Trust as of the first day of the current Monthly Period.

     "Fleet Receivable SUBI" means the special unit of beneficial interest in the pool of fleet management receivables owned by the Origination Trust.

     "Fleet Receivable SUBI Certificate" means the Class C 1999-1B Sold SUBI Certificate representing the portion of the Fleet Receivable SUBI transferred by Raven Funding to the issuer pursuant to the Transfer Agreement.

     "Hypothetical Yield Shortfall Amount" for any payment date, will equal the product of

     o    the amount by which

          o    the Minimum Yield Rate for that payment date

          exceeds

          o the rate on commercial paper set forth in Statistical Release H.15(519), "Selected Interest Rates" published by the Board of Governors of the Federal Reserve System as of the last day of the preceding Monthly Period multiplied by

     o the Series 2002-2 Invested Percentage on that payment date of the aggregate Lease Balance of the floating rate leases allocated to the Lease SUBI as of the last day of the preceding Monthly Period multiplied by 2.75.

     "Indenture" means the Base Indenture, as amended by the indenture supplement relating to the series 2002-2 notes to be dated as of the closing date, between the issuer and the indenture trustee.

     "Lease Balance" means as of any date with respect to:

     o any open-end lease, an amount equal to the Net Book Value of the vehicle subject to that lease on that date and

     o any closed-end lease, an amount equal to the sum of all remaining monthly lease payments, other than payments of finance charges and other incidental fees, due in respect of the vehicle subject to that lease on or after that date.

     "Lease Balance Decline" means for any lease for any payment date an amount equal to the sum of

     o the Lease Balance of that lease as of the last day of the Monthly Period preceding the Monthly Period immediately preceding that payment date minus the Lease Balance of that lease as of the last day of the Monthly Period immediately preceding that payment date plus

     o if that lease is a closed-end lease, the Net Book Value of the vehicle subject to that lease if that vehicle was sold or otherwise disposed of after termination or expiration of that lease during the Monthly Period immediately preceding that payment date.

     "Lease SUBI" means the special unit of beneficial interest in the leases and vehicles owned by the Origination Trust and allocated to the issuer.

     "Lease SUBI Certificate" means the 1999-1A Sold SUBI Certificate representing the Lease SUBI transferred by Raven Funding to the issuer pursuant to the Transfer Agreement.

     "LLC Agreement" means the amended and restated limited liability company agreement of the issuer dated as of October 28, 1999, as amended.

     "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market and banking institutions in London are not authorized or obligated by law or regulation to close.

     "Majority in Interest" means, with respect to the series 2002-2 notes, (i) so long as any class A-1 notes or class A-2 notes are outstanding, holders of class A-1 notes evidencing more than 50% by outstanding principal amount of the class A-1 notes and holders of class A-2 notes evidencing more than 50% by outstanding principal amount of the class A-2 notes and (ii) so long as any class B notes are outstanding and no class A-1 notes or class A-2 notes are outstanding, holders of class B notes evidencing more than 50% by outstanding principal amount of the class B notes and, with respect to any other series of notes, holders of that series of notes evidencing more than 50% by outstanding principal amount of each class of the notes of that series.

     "Management Agreement" means the agreement between Vehicle Management Services, the issuer and Global Securitization Services, LLC pursuant to which Global Securitization Services has agreed to perform certain administrative functions for the issuer.

     "Minimum Yield Rate" means for any payment date a rate per annum equal to the sum of :

     o the weighted average cost of funds of the issuer in respect of the series 2002-2 notes and any senior preferred membership interests and/or junior preferred membership interests relating to the series 2002-2 notes subsequently issued by us for that payment date, assuming, in the case of these preferred membership interests, that dividends accumulated on them at the highest applicable rate under their terms plus 0.225%

     plus 0.48%.

     "Monthly Period" means each period from and including a Period End Date to but excluding the next succeeding Period End Date.

     "Monthly Residual Value Gain" for any Monthly Period means

     o    the amount by which

          o    the sum of

               o all amounts received by the servicer during that Monthly Period in connection with the termination or expiration of closed-end leases allocated to the Lease SUBI including, without limitation,

                    o sales proceeds of the related vehicles, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with those sales or other dispositions and any amounts remitted to the related lessees as required by applicable law or the related lease and

                    o any and all insurance proceeds received in connection with the occurrence of a casualty event in respect of those vehicles plus

               o any and all amounts billed the related lessees during that Monthly Period in connection with the termination of those leases, including any excess damage charges, excess mileage charges or any charges imposed upon the early termination of those leases exceeds

          o the aggregate Net Book Values of all vehicles allocated to the Lease SUBI that were subject to closed-end leases and were sold or otherwise disposed of after termination or expiration of those leases during that Monthly Period.

     "Net Book Value" means as of any date during the period from and including a payment date to but excluding the next payment date with respect to a vehicle subject to a lease,

          o    the Capitalized Cost of that vehicle

          minus

          o    the sum of

               o all monthly lease payments billed under that lease, other than payments of finance charges and other incidental fees, in respect of that vehicle through that date plus

               o in the case of a vehicle subject to an open-end lease, all proceeds from the sale or disposition of that vehicle received during the Monthly Period preceding the first day of that period.

     "Non-U.S. Note Owner" means a beneficial owner of series 2002-2 notes that is not a U.S. Note Owner.

     "Origination Trust" means the D.L. Peterson Trust, reconstituted as a Delaware statutory business trust pursuant to the amended and restated origination trust agreement dated as of June 30, 1999 among Raven Funding, as successor settlor and initial beneficiary, Vehicle Management Services, as existing settlor, initial beneficiary and successor trustee, and Wilmington Trust Company, as trustee.

     "Origination Trust Documents" means:

     o the agreement pursuant to which the Origination Trust was formed, including the supplements creating the Lease SUBI and the Fleet Receivable SUBI,

     o    the Servicing Agreement,

     o    the Custodian Agreement,

     o    the Lease SUBI Certificate,

     o    the Fleet Receivable SUBI Certificate,

     o    the Receivables Purchase Agreement,

     o    the Asset Purchase Agreement and

     o    the Contribution Agreement.

     "Paid-In Advance Loss Ratio" means for any payment date the quotient, expressed as a percentage, of

     o    the amount by which

          o the aggregate prices paid to the dealers, the manufacturers or vendors, plus any related delivery charges and taxes and any registration or titling fees, for all vehicles acquired at the request of a lessee that were sold or otherwise disposed of after rejection by that lessee during the preceding Monthly Period exceed

          o all amounts received by the servicer upon, after or in connection with the sale or other disposition of all those rejected vehicles during that Monthly Period and all prior Monthly Periods, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with the sale or other disposition, and any and all amounts received from the lessees in connection with those rejected vehicles divided by

     o the aggregate prices paid to the dealers, the manufacturers or vendors, plus any related delivery charges and taxes and any registration or titling fees, for all those rejected vehicles.

     "Period End Date" means generally the next to last Thursday of each calendar month unless the next to last Thursday is too close to the end of the month to permit orderly billing by Vehicle Management Services, in which case, the Period End Date for that month will be the third to last Thursday of the month.

     "Permitted Investments" means negotiable instruments or securities, payable in U.S. dollars, issued by an entity organized under the laws of the United States of America and represented by instruments in bearer or registered or in book-entry form which evidence, excluding any security with the "r" symbol attached to its rating:

     o obligations the full and timely payment of which are to be made by or is fully guaranteed by the United States of America, other than financial contracts whose value depends on the values or indices of asset values,

     o demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any State who is subject to supervision and examination by Federal or state banking or depositary institution authorities and whose

          o short-term debt is rated "P-1" or higher by Moody's and "A-1+" or higher by Standard & Poor's and

          o long-term unsecured debt is rated not lower than "AA" from Standard & Poor's,

     o bankers' acceptances issued by any depositary institution or trust company described above,

     o commercial paper having a rating from Moody's of "P-1" and from Standard & Poor's of "A-l+",

     o investments in money market funds rated "AAAm" by Standard & Poor's, or otherwise approved in writing by Standard & Poor's, and Aaa by Moody's, or otherwise approved in writing by Moody's,

     o Eurodollar time deposits having a credit rating from Moody's of "P-1" and from Standard & Poor's of "A-1+",

     o repurchase agreements involving any of the investments described in the first or third bullets above or certificates of deposit described in the second bullet above which are entered into with a depository institution or trust company having a commercial paper or short-term certificate of deposit rating of "A-1+" by Standard & Poor's and P-1 by Moody's or which otherwise is approved as to collateralization by the Standard & Poor's and Moody's and

     o any other instruments or securities, if Standard & Poor's and Moody's confirm in writing that the investment in those instruments or securities will not adversely affect any of their respective ratings on any series of our notes or any series of our preferred membership interests.

     "PHH Treasury Note Rate" means on any day between the 16th day of the month through the 15th day of the following month, the interest rate that was quoted in the Federal Reserve Statistical Release (H.15 Report) for two year treasury constant maturities on the 15th day of that month, or the next business day thereafter if the 15th day of the month falls on a non-business day.

     "Plan" means any one of the following :

     o    an employee benefit plan, as defined in Section 3(3) of ERISA,

     o a plan or arrangement within the meaning of or subject to Section 4975 of the tax code, including an individual retirement arrangement and a "Keogh plan" or

     o any entity whose underlying assets include plan assets by reason of an employee benefit plan's or plan's investment in that entity.

     "Principal Payment Amount" means on any payment date the product of

     o the average daily Series 2002-2 Invested Percentage during the preceding Monthly Period multiplied by

     o    the sum of

          o the Lease Balance Declines for each lease allocated to the Lease SUBI for that payment date and

          o the aggregate prices paid to the dealers, the manufacturers or vendors, plus any related delivery charges and taxes and any registration or titling fees, for all vehicles acquired at the request of a lessee that were sold or otherwise disposed of after rejection by that lessee during the preceding Monthly Period.

     "Qualified Institution" means a depository institution organized under the laws of the United States of America or any State or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State and subject to supervision and examination by federal or state banking authorities which at all times has a short-term certificate of deposit rating from Moody's of P-1 and from Standard & Poor's of "A-1" and a long-term unsecured debt rating of not less than Aa3 by Moody's and "AA-" by Standard & Poor's and, in the case of any institution organized under the laws of the United States of America, whose deposits are insured by the Federal Deposit Insurance Corporation.

     "Qualified Trust Institution" means an institution organized under the laws of the United States of America or any State or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any State and subject to supervision and examination by federal or state banking authorities which at all times

     o is authorized under those laws to act as a trustee or in any other fiduciary capacity,

     o has not less than $1,000,000,000 in assets under fiduciary management and

     o has a long term deposits rating of not less than "BBB-" by Standard & Poor's and Baa3 by Moody's.

     "Receivables Purchase Agreement" means the agreement dated as of June 30, 1999 between Vehicle Management Services and Raven Funding pursuant to which Raven Funding buys the fleet management receivables from Vehicle Management Services on each payment date.

     "Receivables Purchase Termination Event" means one of the events described in this prospectus under the caption "The Receivables Purchase Agreement, the Asset Purchase Agreement and the Contribution Agreement--Receivables Purchase Agreement--Receivables Purchase Termination Events."

     "Required Asset Amount" means as of any date the sum of the outstanding principal amount of the series 2002-2 notes plus the Required
Overcollateralization Amount.

     "Required Enhancement Amount" means on any date the Required Percentage on such date of the initial aggregate principal amount of the series 2002-2 notes plus, if the Three-Month Average Residual Value Loss Ratio for the most recent payment date exceeded 12.50%, an amount equal to

     o the Series 2002-2 Invested Percentage as the last day of the Monthly Period immediately preceding such payment date multiplied by

     o 90% of the amount by which the Aggregate Residual Value Amount as of such date exceeded the Excess Residual Value Amount as of that date.

In addition after the declaration or occurrence of an amortization event with respect to the series 2002-2 notes, the Required Enhancement Amount will equal the Required Enhancement Amount on the date of the declaration or occurrence of that amortization event.

     "Required Overcollateralization Amount" means on any date the amount by which

     o    the Required Enhancement Amount

     exceeds

     o    the sum of

          o the amount on deposit in the reserve account for the series 2002-2 notes plus

          o the amount of cash and investments on deposit in the principal subaccount of the subaccount of the collection account for the series 2002-2 notes.

     "Required Percentage" means on any date 5.871% unless:

     o    on the most recent payment date all of the following were true:

          o    the Three Month Average Charge-Off Ratio was 0.50% or less,

          o    the Twelve Month Average Charge-Off Ratio was 0.25% or less,

          o the Three Month Average Residual Value Loss Ratio was 10.00% or less,

          o the Twelve Month Average Residual Value Loss Ratio was 5.00% or less,

          o the Three Month Average Paid-In Advance Loss Ratio was 1.00% or less,

          o the Twelve Month Average Paid-In Advance Loss Ratio was 0.50% or less and

          o    the Three Month Average Delinquency Ratio was 4.50% or less,

     in which case, the Required Percentage on such date will equal 5.163% or

     o    on the most recent payment date any one of the following was true:

          o    the Three Month Average Charge-Off Ratio exceeded 0.75%,

          o    the Twelve Month Average Charge-Off Ratio exceeded 0.50%,

          o    the Three Month Average Residual Value Loss Ratio exceeded
               12.50%,

          o    the Twelve Month Average Residual Value Loss Ratio exceeded
               10.00%,

          o    the Twelve Month Average Paid-In Advance Loss Ratio exceeded
               0.75% or

          o    the Three Month Average Delinquency Ratio exceeded 6.00%,

     in which case, the Required Percentage on such date will equal 6.787%.

     "Residual Value Loss" means for any vehicle allocated to the Lease SUBI that was subject to a closed-end lease and was sold or otherwise disposed of after termination or expiration of that lease during a Monthly Period an amount equal to

     o    the Stated Residual Value of that vehicle

     minus

     o    the sum of

          o all amounts received by the servicer during that Monthly Period in connection with the termination or expiration of that lease including, without limitation,

               o sales proceeds of that vehicle, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with that sale or other disposition and any amounts remitted to the related lessee as required by applicable law or the related lease and

               o any and all insurance proceeds received in connection with the occurrence of a casualty event in respect of that vehicle plus

          o any and all amounts billed the related lessee during that Monthly Period in connection with the termination of that lease, including any excess damage charges, excess mileage charges or any charges imposed upon the early termination of that lease.

     "Residual Value Loss Ratio" means for any payment date the quotient, expressed as a percentage, of

          o the sum of the Residual Value Losses for all vehicles allocated to the Lease SUBI that were subject to closed-end leases and were sold or otherwise disposed of after termination or expiration of those leases during the preceding Monthly Period minus all amounts received by the servicer during that Monthly Period in connection with the termination or expiration of those leases and all other closed-end leases that were terminated or expired during prior Monthly Periods including, without limitation,

               o sales proceeds of those vehicles, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with those sales or other dispositions and any amounts remitted to the related lessees as required by applicable law or the related leases and

               o any and all insurance proceeds received in connection with the occurrence of a casualty event in respect of those vehicles divided by

     o the sum of the Stated Residual Values for all vehicles allocated to the Lease SUBI that were subject to closed-end leases and were sold or otherwise disposed of after termination or expiration of those leases during the preceding Monthly Period.

     "Series 2002-2 Allocated Adjusted Aggregate Unit Balance" means on any date the product of

     o    the Adjusted Aggregate Unit Balance on that date

     multiplied by

     o    the quotient of

          o    the Required Asset Amount

          divided by the sum of

          o    the Required Asset Amount

               plus

          o    the equivalent amounts for all other series of notes.

     "Series 2002-2 Invested Percentage" means with respect to any business day the percentage equivalent of a fraction the numerator of which is equal to the Series 2002-2 Allocated Adjusted Aggregate Unit Balance, determined during the revolving period as of the end of the immediately preceding business day, or, during the amortization period, as of the end of the revolving period, and the denominator of which is the sum of the numerators used to determine the invested percentages for allocations for all series of notes, including all series of notes that have been paid in full but as to which the amortization period has not ended, as of the end of the immediately preceding business day.

     "Series 2002-2 Required Investor Noteholders" means (i) so long as any class A-1 notes or class A-2 notes are outstanding, holders of class A-1 notes and class A-2 notes evidencing more than 50% of the aggregate outstanding principal amount of the class A-1 notes and the class A-2 notes and (ii) so long as any class B notes are outstanding and no class A-1 notes or class A-2 notes are outstanding, holders of class B notes evidencing more than 50% of the outstanding principal amount of the class B notes.

     "Servicer Termination Event" means one of the events described in this prospectus under the caption "The Origination Trust and the Servicing Agreement--The Servicing Agreement--Servicer Termination Events".

     "Servicing Agreement" means the agreement dated as of June 30, 1999 among the Origination Trust, Raven Funding and Vehicle Management Services, as servicer, as supplemented by the supplement relating to the Lease SUBI and the Fleet Receivable SUBI.

     "Similar Laws" means applicable federal, state, local, non-U.S. or other laws or regulations that contain a provision or provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the tax code.

     "Stated Residual Value" means, for any vehicle allocated to the Lease SUBI subject to a closed-end lease, the lesser of

     o the stated residual value of that vehicle established at the time of origination of that lease in accordance with Vehicle Management Services' origination standards and

     o    the Net Book Value of that vehicle.

     "Telerate Page 3750" means the definition contained in the International Swaps Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions.

     "Three Month Average Charge-Off Ratio" means for any payment date the average of the Charge-Off Ratios for that payment date and the two preceding payment dates.

     "Three Month Average Delinquency Ratio" means for any payment date the average of the Delinquency Ratios for that payment date and the two preceding payment dates.

     "Three Month Average Paid-In Advance Loss Ratio" means for any payment date the average of the Paid-In Advance Loss Ratios for that payment date and the two preceding payment dates.

     "Three Month Average Residual Value Loss Ratio" means for any payment date the average of the Residual Value Loss Ratios for that payment date and the two preceding payment dates.

     "Transaction Documents" means:

     o    the Indenture,

     o    the notes,

     o any agreements relating to the issuance or the purchase of any of the notes,

     o    any agreements relating to any credit enhancement for any notes,

     o    the LLC Agreement,

     o    the Transfer Agreement,

     o    the Administration Agreement,

     o    the Management Agreement and

     o    the Origination Trust Documents.

     "Transfer Agreement" means the agreement, dated as of June 30, 1999, as amended as of October 28, 1999, between Raven Funding and the issuer pursuant to which Raven Funding transferred to the issuer the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate on June 30, 1999 and transferred or transfers all additional vehicles and the related leases allocated to the Lease SUBI after that date.

     "Transfer Termination Event" means one of the events described in this prospectus under the caption "Security for the Series 2002-2 Notes--Transfer Agreement--Transfer Termination Events".

     "Twelve Month Average Charge-Off Ratio" means for any payment date the average of the Charge-Off Ratios for that payment date and the eleven preceding payment dates.

     "Twelve Month Average Paid-In Advance Loss Ratio" means for any payment date the average of the Paid-In Advance Loss Ratios for that payment date and the eleven preceding payment dates.

     "Twelve Month Average Residual Value Loss Ratio" means for any payment date the average of the Residual Value Loss Ratios for that payment date and the eleven preceding payment dates.

     "Unit Balance" of any lease means the Lease Balance of that lease, plus, in the case of a closed-end lease, the Stated Residual Value of the vehicle subject to that lease.

     "U.S. Note Owner" means any beneficial owner of a series 2002-2 note that is

     o    an individual who is a United States citizen or resident,

     o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States,

     o an estate whose income is subject to U.S. federal income taxation regardless of its source,

     o a trust that has validly elected to be treated as a United States person for U.S. federal income tax purposes or

     o a trust if a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions.

     "Yield Shortfall Amount" for any payment date will equal:

     o the Hypothetical Yield Shortfall Amount, if the Hypothetical Yield Shortfall Amount for that payment date is less than 70% of the product of the Series 2002-2 Invested Percentage multiplied by the Fleet Receivable Amount as of that payment date, after giving effect to any increase on that payment date and

     o    otherwise, an amount equal to the product of:

          o the Series 2002-2 Invested Percentage on that payment date of the aggregate Lease Balance of all leases allocated to the Lease SUBI as of the last day of the preceding Monthly Period with an actual or implicit variable finance charge rate of less than the Minimum Yield Rate on that payment date multiplied by

          o    the amount by which

               o    the Minimum Yield Rate for that payment date

               exceeds

               o    the quotient of

                    o the sum of the product with respect to each lease allocated to the Lease SUBI on that payment date with an actual or implicit variable finance charge rate of less than the Minimum Yield Rate of the actual or implicit finance charge rate applicable to that lease multiplied by the Net Book Value of the vehicle subject to that lease as of the last day of the immediately preceding Monthly Period divided by

                    o the aggregate Net Book Value of all of the vehicles subject to all of those leases as of the last day of the immediately preceding Monthly Period multiplied by

               o 50% of the weighted, on the basis of Net Book Value of the related vehicle, average number of months over which the Capitalized Cost of all of the vehicles subject to those leases are being depreciated, assuming that all scheduled lease payments are made when scheduled and that the lessees do not elect to convert the finance charges applicable to those leases to a fixed rate, as of the last day of the preceding Monthly Period.

              Index to Financial Statements of D.L. Peterson Trust

AUDITED ANNUAL FINANCIAL STATEMENTS

Independent Auditors' Report..............................................................................F-2

Statements of Operations and Trust Equity for the years ended December 31, 2001 and 2000 and for the period from June 30, 1999 (date of reconstitution) through
December 31, 1999.........................................................................................F-3

Balance Sheets as of December 31, 2001 and 2000...........................................................F-4

Notes to Annual Financial Statements......................................................................F-5

UNAUDITED CONDENSED QUARTERLY FINANCIAL STATEMENTS

Condensed Statements of Operations and Trust Equity for the three and six months ended June 30, 2002 and 2001.......................................................................F-10

Condensed Balance Sheets as of June 30, 2002 and
December 31, 2001.........................................................................................F-11

Notes to Condensed Financial Statements...................................................................F-12

INDEPENDENT AUDITORS' REPORT

To the Trustees of
D. L. Peterson Trust

We have audited the accompanying balance sheets of D. L. Peterson Trust (the "Trust"), an affiliate of PHH Vehicle Management Services, LLC, as of December 31, 2001 and 2000, and the related statements of operations and trust equity for the years ended December 31, 2001 and 2000 and for the period from June 30, 1999 (date of reconstitution) through December 31, 1999. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Trust as of December 31, 2001 and 2000, and the results of its operations for the years ended December 31, 2001 and 2000 and for the period from June 30, 1999 (date of reconstitution) through December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared from the separate records maintained by the Trust and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Trust had been operated as an unaffiliated entity.

/s/ Deloitte & Touche LLP

Baltimore, Maryland
January 21, 2002

                                                D. L. Peterson Trust
                                     STATEMENTS OF OPERATIONS AND TRUST EQUITY
                                                   (In thousands)

                                                                                                   Period from
                                                                                                  June 30, 1999
                                                                                                    (date of
                                                                                                 reconstitution)
                                                                      Year Ended                     through
                                                                     December 31,                 December 31,
                                                         -------------------------------------- ------------------
                                                               2001                2000               1999
                                                         ------------------ ------------------- ------------------

Revenues:
      Leasing revenue                                       $1,211,127       $1,188,375           $565,096
                                                            -----------       -----------          ---------
Expenses:
      Depreciation on leased vehicles                        (997,027)          (937,419)          (458,549)
      Payment of special unit of beneficial
        interest in leases-related party                     (214,100)          (250,956)          (106,547)
                                                            -----------        -----------         ---------
    Total expenses                                          (1,211,127)        (1,188,375)         (565,096)
                                                            -----------        -----------         ---------
Net income                                                 $        -         $        -          $      -
                                                            ===========        ===========         =========
Trust equity, beginning of period                                   -                  -                 -
                                                            -----------        -----------         ---------
Trust equity, end of period                                $        -         $        -          $      -
                                                            ===========        ===========         =========

                                         See Notes to Financial Statements.

                                           D. L. Peterson Trust

                                              BALANCE SHEETS
                                              (In thousands)

                                                                                       As of
                                                                                   December 31,
                                                                           ------------------------------
                                                                                2001           2000
                                                                           -------------- ---------------
Assets:

    Net investment in leases and leased vehicles:
        Vehicles under operating leases                                      $3,274,658     $3,109,747
        Investment in direct financing leases                                   103,474        137,644
        Vehicles held for resale                                                 35,788         23,210
                                                                           -------------- --------------
Total assets                                                                 $3,413,920     $3,270,601
                                                                           ============== ==============

Liabilities and trust equity

Liabilities

    Liability under special unit of beneficial interest
        leases-related party                                                 $3,413,920     $3,270,601
                                                                           -------------- --------------

Total liabilities
                                                                              3,413,920      3,270,601

Trust equity                                                                         -              -
                                                                           -------------- --------------

Total liabilities and trust equity                                           $3,413,920     $3,270,601
                                                                           ============== ==============

                                    See Notes to Financial Statements.

                              D. L. Peterson Trust

                          NOTES TO FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies

     Basis of Presentation - D. L. Peterson Trust ("DLPT") was originally established by PHH Vehicle Management Services, LLC ("PHH" or "Vehicle Management Services"), previously a wholly-owned subsidiary of Avis Group Holdings, Inc. ("Avis") as a Maryland common law trust and was reconstituted on June 30, 1999 as a Delaware statutory business trust. DLPT is organized under Chapter 38 of the Delaware Business Trust Act and its trustees are PHH and Wilmington Trust Company. DLPT was established to hold title to vehicles and to be the lessor in vehicle leases that are subject to various securitizations. DLPT reduces the costs and administrative burden associated with securitizations by eliminating the time and expense of retitling vehicles upon transfers or assignments of ownership of the vehicles and security.

     On March 1, 2001, Avis was acquired by PHH Corporation. As a result PHH is now a wholly-owned subsidiary of PHH Corporation, which itself is a wholly-owned subsidiary of Cendant Corporation ("Cendant"). All assets and liabilities were recorded by the DLPT at fair value as of March 1, 2001. No significant adjustments were made by DLPT.

     DLPT issued a certificate (the "Lease SUBI Certificate") representing a special unit of beneficial interest in certain leases (the "Lease SUBI") and two certificates representing a special unit of beneficial interest in certain fleet service receivables (the "Fleet Receivable SUBI") to Raven Funding LLC ("Raven"). The Lease SUBI represents a beneficial ownership in the leases, vehicles and paid-in-advance vehicles owned by DLPT. One of the certificates representing an interest in the Fleet Receivable SUBI represents an amount up to $80 million (the "Fleet Receivable SUBI Certificate") and the other certificate representing an interest in the Fleet Receivable SUBI represents the amount of fleet service receivables in excess of $80 million (the "Excess Fleet Receivable SUBI Certificate"). DLPT also issued to Raven a certificate (the "UTI Certificate") representing beneficial ownership in all assets of DLPT not allocated to the Lease SUBI or the Fleet Receivable SUBI (the "UTI"). Raven transferred the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate to Greyhound Funding LLC ("Greyhound"). Raven retained the Excess Fleet Receivable SUBI Certificate and the UTI Certificate. As of December 31, 2001, no assets were assigned to the UTI Certificate.

     Raven is a special purpose limited liability company established under the laws of the State of Delaware. The sole member of Raven is PHH. The business activities of Raven are limited primarily to acting as the successor settlor and initial beneficiary of DLPT. Greyhound is a special purpose limited liability company organized under the laws of the State of Delaware. The sole common member of Greyhound is Raven.

     Greyhound was formed for the purpose of issuing indebtedness, issuing preferred membership interests, acquiring the Lease SUBI Certificate, and acquiring the Fleet Receivable SUBI Certificate. PHH acts as servicer of the assets held by DLPT including the assets allocated to the Lease SUBI and the Fleet Receivable SUBI. In its role as servicer, PHH will maintain all property and equipment and employees required to perform said servicing activities.

     In presenting the financial statements, management makes estimates and assumptions that affect the amount reported and related disclosures. Estimates by their nature, are based on judgment and available information. Accordingly, actual results could differ from those estimates.

     Cash and Cash Equivalents - All transactions of DLPT are considered non-cash activities, and accordingly no statement of cash flows is presented in the accompanying financial statements. PHH contributed to DLPT a net investment in leases and leased vehicles of approximately $2.9 billion during 1999, $400 million in 2000 and $143 million in 2001 originated by DLPT and subsequently assigned to Raven.

     Fair Value of Financial Instruments - The fair value of net investments in leases and leased vehicles, which consists primarily of direct financing and operating leases, and the Lease SUBI approximate their carrying value. This results from the underlying leases and Lease SUBI having floating interest rate provisions, which require monthly adjustments based on market rates.

     Revenue Recognition and Depreciation - The leased assets owned by DLPT are leased under three standard arrangements: open-end operating leases, closed-end operating leases, and open-end finance leases (direct financing leases). These leases are accounted for in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases". Each lease is classified as either an operating lease or direct financing lease. DLPT recognizes management fee income on the lease units.

     DLPT records the cost of the leased vehicle as an investment in leases and leased vehicles. Vehicles are depreciated using the straight-line method over the expected lease term. The lease terms vary (see Note 4 - Net Investment in Leases and Leased Vehicles). Amounts charged to the lessees for interest are generally calculated on a floating rate basis and can vary month to month in accordance with changes in the floating rate index. Amounts charged to lessees for interest can also be based on a fixed rate that would remain constant for the life of the lease.

     The open-end operating leases provide that the resale of the vehicles upon termination of the lease are for the account of the lessee, except for a minimum residual value that DLPT has guaranteed. DLPT guarantees 16% of the original cost of the unit for the first 24 months of the lease and then 16% of the fair market value of the unit at the inception of the month to month renewals thereafter.

     The closed-end operating leases provide that the resale of the vehicles upon termination of the lease is for the account of DLPT. The residual values for the closed-end leases are included in the leased vehicle investment. Residual value estimates are made utilizing third party estimates and PHH's expertise.

     The open-end finance leases provide that the resale of the vehicles upon termination of the lease are for the account of the lessee.

     Vehicles Held for Resale - Vehicles held for resale represent vehicles which have come off lease under the open-end agreement. These vehicles will be sold on behalf of the client and are carried at their current book value. Any gain or loss realized on the disposition of the vehicle will be passed through to the client subject to the 16% guarantee.

     Long Lived Assets - Long-lived assets are comprised primarily of net investment in leased assets. Such assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset is compared to the carrying value to determine whether an impairment exists, pursuant to the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets. During the years ended December 31, 2001 and 2000, and June 30, 1999 (date of reconstitution) through December 31, 1999, DLPT did not incur any impairment losses.

     Income Taxes - DLPT is not an entity subject to federal or state income taxes. Accordingly, no taxes are provided on its income as it is passed through to the holders of beneficial interests in DLPT.

     Recently Issued Accounting Pronouncements

     Impairment or Disposal of Long-Lived Assets. During October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and replaces the accounting and reporting provisions of APB Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," as it relates to the disposal of a segment of a business. SFAS No. 144 requires the use of a single accounting model for long-lived assets to be disposed of by sale, including discontinued operations, by requiring those long-lived assets to be measured at the lower of carrying amount or fair value less cost to sell. The impairment recognition and measurement provisions of SFAS No. 121 were retained for all long-lived assets to be held and used with the exception of goodwill. The Company adopted this standard on January 1, 2002, and there was no effect on our financial statements.

2.   SPECIAL UNIT OF BENEFICIAL INTEREST IN FLEET RECEIVABLES

     The Fleet Receivable SUBI Certificate represents the beneficial interest in all of the fleet receivables acquired by Raven and contributed to DLPT. The fleet receivables include customer payment obligations arising from fuel card programs, vehicle maintenance charges, company-owned billings (billings for vehicles that are not leased by DLPT) and accident management services. DLPT issued the Fleet Receivable SUBI Certificate and the Excess Fleet Receivable SUBI Certificate to Raven. The Fleet Receivable SUBI Certificate is capped at $80 million. The remaining accounts receivable balance is represented by the Excess Fleet Receivable SUBI Certificate.

     As of December 31, 2001 and 2000, accounts receivable consisted of the following (in thousands):

                                                             2001           2000
                                                         -------------  -------------

     Accounts receivable balance                         $146,584       $148,565
     Allowance for doubtful accounts                       (7,359)        (4,125)
                                                         -------------  -------------
                                                          139,225        144,440
     Assignments under Fleet Receivable SUBI              (80,000)       (80,000)
     Assignments under Excess Fleet Receivable SUBI       (59,225)       (64,440)
                                                         -------------  -------------
                                                         $      -       $      -
                                                         =============  =============

     Allowance for Doubtful Accounts - An allowance for doubtful accounts is generally established during the period in which receivables are recorded. The allowance is maintained at a level deemed appropriate based on historical experience and other factors affecting collectibility.

3.   SPECIAL UNIT OF BENEFICIAL INTEREST IN LEASES-RELATED PARTY

     The Lease SUBI Certificate represents a beneficial interest in the leases, vehicles subject to those leases and paid-in advance vehicles (collectively "SUBI Assets"). The Lease SUBI Certificate was issued by DLPT to Raven and then transferred by Raven to Greyhound. In accordance with the provisions of SFAS No. 13, obligations under the Lease SUBI Certificate are reflected as borrowings in the accompanying balance sheet, and distributions under the Lease SUBI Certificate are reflected as payment on special unit of beneficial interest in leases-related party in the accompanying statements of operations and trust equity. The payment on special unit of beneficial interest in leases-related party is equal to the leasing revenue billed to lease customers less the depreciation on leased vehicles. Leasing revenue also includes management fees billed to lease customers. The payment on special unit of beneficial interest in leases-related party is required to be distributed to Raven monthly.

4.   NET INVESTMENT IN LEASES AND LEASED VEHICLES

     DLPT offers primarily three leasing arrangements to its customers. These arrangements are:

          Open-end Operating Leases - Under these leases, the minimum lease term is 12 months with a month to month renewal thereafter. In addition, resale of the vehicles upon termination of the lease is for the account of the lessee except for a minimum residual value, which DLPT guarantees. DLPT guarantees 16% of the original cost of the unit for the first 24 months of the lease and then 16% of fair market value of the unit at inception of the month to month renewal, thereafter. The guarantee is adjusted for any excess wear and tear or any excess mileage. The residual guarantee is recorded in vehicles under operating leases on the balance sheet.

     At  December  31,  2001  and  2000,  the  original  cost  and   accumulated
     depreciation of vehicles under these leases was:

                                                    2001               2000
                                                    ----               ----

     Original cost                              $6,058,499         $4,083,511
     Accumulated depreciation                   (2,926,838)        (1,140,455)
                                                -----------        -----------
                                                $3,131,661         $2,943,056
                                                ===========        ==========

     Closed-end Operating Leases - Under these leases, the minimum lease term is 18 months or longer; however, 24 and 36 month lease terms are the most prevalent. These leases are cancelable under certain conditions. The residual values for the closed-end leases are included in the investment in leases and leased vehicles. Residual value estimates are made utilizing third party estimates and PHH's expertise. Resale of the vehicles upon termination is for the account of the lessor.

     At  December  31,  2001  and  2000,  the  original  cost  and   accumulated
     depreciation of vehicles under these leases was:


                                                    2001               2000
                                                    ----               ----

     Original cost                                $209,020           $203,523
     Accumulated depreciation                     (66,023)           (36,832)
                                                  --------           --------
                                                  $142,997           $166,691
                                                  ========           ========

     Open-end Direct Financing Leases - These leases qualify as direct financing leases under SFAS No. 13 because the structure of the applicable lease agreement meets the present value criteria described therein. Under these leases, the minimum lease term is 12 months with a month-to-month renewal thereafter. Resale of the vehicles upon termination of the lease is for the account of the lessee and the lessee guarantees that the lessor will receive the full residual value of the vehicle upon lease termination. At December 31, 2001 and 2000, the net investment in leases and leased vehicles for direct financing leases was approximately $103 million and $138 million, respectively.

     Paid-in-Advance Vehicles - Paid-in-advance vehicles represent disbursements for vehicles that have not yet been transferred to the investment in leases and leased vehicles balance. These vehicles will become eligible leases under the Lease SUBI when they are delivered to the ultimate customer. Paid-in-advance balances are allocated to open-end operating closed-end operating and open-end direct financing leases on DLPT's balance sheet.

     At December 31, 2001, future minimum lease payments to be received on DLPT's operating and finance leases are as follows (in thousands):

                                                                    Direct
                                      Operating                    Financing
                                       Leases                       Leases                        Total
                                     ----------                   --------                     ----------
     2002                            $1,092,674                   $ 39,759                     $1,132,433
     2003                               924,886                     32,066                        956,952
     2004                               661,516                     21,036                        682,552
     2005                               348,505                      8,876                        357,381
     2006                               131,922                      1,656                        133,578
     Thereafter                         150,943                         81                        151,024
                                     ----------                   --------                     ----------
     Total                           $3,310,446                   $103,474                     $3,413,920
                                     ==========                   ========                     ==========


     At December 31, 2001 and 2000 the net investment in leases and leased vehicles consisted of the following (in thousands):

                                                                                 2001                   2000
                                                                             -----------             -----------
     Vehicles under open-end operating leases                                $ 6,058,499             $ 4,083,511
     Vehicles under closed-end operating leases                                  209,020                 203,523
     Vehicles held for sale                                                       35,788                  23,210
                                                                               6,303,307               4,310,244
     Less accumulated depreciation                                            (2,992,861)             (1,177,287)
                                                                             ------------            ------------
                                                                               3,310,446               3,132,957
     Gross receivables under direct financing leases                             114,452                 152,248
     Unearned Income                                                             (10,978)                (14,604)
                                                                             ------------            ------------
     Total                                                                   $ 3,413,920             $ 3,270,601
                                                                             ============            ============


     Leasing revenue consisted of (in thousands):

                                                                                                              Period from
                                                                                                             June 30, 1999
                                                                                                                (date of
                                                                                                            reconstitution)
                                                                                     Year Ended                 through
                                                                                    December 31,              December 31,
                                                                           -------------------------------- -----------------
                                                                                2001             2000             1999
                                                                           ---------------  --------------- -----------------

         Operating Leases                                                   $ 1,178,859      $ 1,157,534    $   557,066
         Direct financing leases (primarily interest)                            32,268           30,841          8,030
                                                                           ---------------  --------------- -----------------
                                                                            $ 1,211,127      $ 1,188,375    $   565,096
                                                                           ===============  =============== =================

5.   RELATED PARTY TRANSACTIONS

     Certain rebates received from the motor companies related to the acquisition of vehicles are retained by PHH and therefore not recorded in DLPT's accompanying financial statements. Additionally, PHH provides various services at no charge to DLPT, including all administrative support services, accounting, management, and required personnel to conduct its business.

                                     *******

                                                    D. L. Peterson Trust

                                    CONDENSED STATEMENTS OF OPERATIONS AND TRUST EQUITY
                                                       (In thousands)


                                                                         Three Months                   Six Months
                                                                            Ended                          Ended
                                                                           June 30,                       June 30,
                                                                -------------------------       --------------------------
                                                                     2002            2001            2002           2001
                                                                     ----            ----            ----           ----
Revenue:
    Leasing revenue                                             $    305,787    $  308,129      $    598,294    $  619,326
                                                                ------------    ----------      ------------    ----------
Expenses:
    Depreciation on leased vehicles                                  264,642       250,511           519,840       496,059
    Interest on special unit of beneficial interest in leases -
        related party                                                 41,144        57,618            78,453       123,267
                                                                ------------    ----------      ------------    ----------
Total expenses                                                  $    305,786       308,129           598,293       619,326
                                                                ------------    ----------      ------------    ----------
Net income                                                      $          -             -                 -             -
                                                                ------------    ----------       -----------    ----------
Trust equity, inning of period                                             -             -                 -             -
                                                                ------------    ----------        ----------    ----------
Trust equity, end of period                                     $          -    $        -      $          -    $        -
                                                                ============    ==========      ============    ==========

                                       See Notes to Condensed Financial Statements.

                                                   D. L. Peterson Trust

                                                 CONDENSED BALANCE SHEETS
                                                      (In thousands)


                                                                                        June 30,          December 31,
                                                                                          2002               2001
                                                                                    ------------------ ------------------
Assets:

   Net investment in leases and leased vehicles:

        Vehicles under operating leases                                                  $  3,333,101       $  3,274,658
        Direct financing leases                                                               105,893            103,474
        Vehicles held for resale                                                               18,095             35,788
                                                                                    ------------------ ------------------
Total assets                                                                             $  3,457,089       $  3,413,920
                                                                                    ================== ==================
Liabilities and trust equity

Liabilities:
   Liability under special unit of beneficial interest in leases -
   related party                                                                         $  3,457,089       $  3,413,920
                                                                                    ------------------ ------------------

Total liabilities                                                                           3,457,089          3,413,920
                                                                                    ------------------ ------------------
Trust equity                                                                                     -                  -
                                                                                    ------------------ ------------------

Total liabilities and trust equity                                                       $  3,457,089       $  3,413,920
                                                                                    ================== ==================

                                       See Notes to Condensed Financial Statements.

                              D. L. Peterson Trust

                     NOTES TO CONDENSED FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies

     Basis of Presentation

     D. L. Peterson Trust ("DLPT") was originally established by PHH Vehicle Management Services, LLC ("PHH" or "Vehicle Management Services"), previously a wholly-owned subsidiary of Avis Group Holdings, Inc. ("Avis") as a Maryland common law trust and was reconstituted on June 30, 1999 as a Delaware statutory business trust. DLPT is organized under Chapter 38 of the Delaware Business Trust Act and its trustees are PHH and Wilmington Trust Company. DLPT was established to hold title to vehicles and to be the lessor in vehicle leases that are subject to various securitizations. DLPT reduces the costs and administrative burden associated with securitizations by eliminating the time and expense of retitling vehicles upon transfer assignments of ownership of the vehicles and security.

     On March 1, 2001, Avis was acquired by PHH Corporation. As a result PHH is now a wholly-owned subsidiary of PHH Corporation, which itself is a wholly-owned subsidiary of Cendant Corporation ("Cendant"). All assets and liabilities were recorded by the DLPT at fair value as of March 1, 2001. No significant adjustments were made by DLPT.

     DLPT issued a certificate (the "Lease SUBI Certificate") representing a special unit of beneficial interest in certain leases (the "Lease SUBI") and two certificates representing a special unit of beneficial interest in certain fleet service receivables (the "Fleet Receivable SUBI") to Raven Funding LLC ("Raven"). The Lease SUBI represents a beneficial ownership in the leases, vehicles and paid-in-advance vehicles owned by DLPT. One of the certificates representing an interest in the Fleet Receivable SUBI represents the right to receive up to $80 million a month of the collections received in respect of the fleet service receivables (the "Fleet Receivable SUBI Certificate") and the other certificate representing an interest in the Fleet Receivable SUBI represents the amount of collections received each month in respect of the fleet service receivables in excess of $80 million (the "Excess Fleet Receivable SUBI Certificate"). DLPT also issued to Raven a certificate (the "UTI Certificate") representing beneficial ownership in all assets of DLPT not allocated to the Lease SUBI or the Fleet Receivable SUBI (the "UTI"). Raven transferred the Lease SUBI Certificate and the Fleet Receivable SUBI Certificate to Chesapeake Funding LLC, formerly known as Greyhound Funding LLC ("Chesapeake"). Raven retained the Excess Fleet Receivable SUBI Certificate and the UTI Certificate. As of March 31, 2002, no assets were assigned to the UTI Certificate.

     Raven is a special purpose limited liability company established under the laws of the State of Delaware. The sole member of Raven is PHH. The business activities of Raven are limited primarily to acting as the successor settlor and initial beneficiary of DLPT. Chesapeake is a special purpose limited liability company organized under the laws of the State of Delaware. The sole common member of Chesapeake is Raven.

     Chesapeake was formed for the purpose of issuing indebtedness, issuing preferred membership interests, acquiring the Lease SUBI Certificate, and acquiring the Fleet Receivable SUBI Certificate. PHH acts as servicer of the assets held by DLPT including the assets allocated to the Lease SUBI and the Fleet Receivable SUBI. In its role as servicer, PHH will maintain all property and equipment and employees required to perform said servicing activities.

     In management's opinion, the accompanying unaudited Financial Statements contain all normal recurring adjustments necessary for a fair presentation of interim results reported. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire year or any subsequent interim period. In addition, management is required to make estimates and assumptions that affect the amounts reported and related disclosures. Estimates, by their nature, are based on judgment and available information. Accordingly, actual results could differ from those estimates. The Financial Statements should be read in conjunction with DLPT's Annual Report on Form 10-K dated March 29, 2002.

                                      *****

PRINCIPAL OFFICE OF THE ISSUER                  PRINCIPAL OFFICE OF THE SERVICER
Chesapeake Funding LLC                      PHH Vehicle Management Services, LLC
307 International Circle                                307 International Circle
Hunt Valley, Maryland 21030                          Hunt Valley, Maryland 21030

                                INDENTURE TRUSTEE
                               JPMorgan Chase Bank
                           4 New York Plaza, 6th Floor
                            New York, New York 10004

                   LEGAL ADVISOR TO CHESAPEAKE FUNDING LLC AND
                      PHH VEHICLE MANAGEMENT SERVICES, LLC

                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036

                        LEGAL ADVISOR TO THE UNDERWRITERS

                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                                                   LUXEMBOURG
  LUXEMBOURG LISTING AGENT                    CO-PAYING AGENT AND
                                       CO-TRANSFER AGENT AND CO-REGISTRAR                PAYING AGENT
Banque Generale du Luxembourg                 JPMorgan Chase Bank                    JPMorgan Chase Bank
   50, Avenue J.F. Kennedy                      Luxembourg, S.A.                 4 New York Plaza, 6th Floor
      L-2951 Luxembourg                        45 Boulevard Royal                  New York, New York 10004
                                               L-2955 Luxembourg

                                   Prospectus

                                  $544,900,000

                             Chesapeake Funding LLC

      $255,000,000 Series 2002-2 Floating Rate Callable Asset Backed Notes,
                                    Class A-1

      $245,000,000 Series 2002-2 Floating Rate Callable Asset Backed Notes,
                                    Class A-2

      $44,900,000 Series 2002-2 Floating Rate Callable Asset Backed Notes,
                                     Class B


                             PHH Vehicle Management
                                 Services, LLC,
                                   As Servicer

                                    JPMorgan
                                Barclays Capital
                         Banc of America Securities LLC
                            Blaylock & Partners, L.P.
                                 Scotia Capital
                               Wachovia Securities


                               [__________], 2002

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate on any date other than the date of this prospectus.

We are not offering these securities in any state where the offer is not permitted.

                                     Part II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

Registration Fee                                    $ 75,440
Printing and Engraving Expenses                       20,000
Legal Fees and Expenses                              500,000
Accounting Fees and Expenses                         165,000
Trustee Fees and Expenses                             15,000
Blue Sky Fees and Expenses                            10,000
Miscellaneous                                         34,560
Total                                               $800,000
                                                    ========

---------------
*    To be filed by amendment.

Item 15. Indemnification of Directors and Officers.

     Section 3817 of Chapter 38 of Title 12 of the Delaware Code provides that, subject to such standards and restrictions, if any, set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

     Pursuant to Section 7.5 of the supplement to the servicing agreement relating to the Lease SUBI and the Fleet Receivable SUBI, PHH Vehicle Management Services LLC has agreed to indemnify Wilmington Trust Company, as the SUBI trustee and the Delaware trustee, to the extent provided in Section 5.5 of the origination trust's trust agreement. Section 5.5 of the origination trust's trust agreement provides that each trustee of the origination trust shall be indemnified and held harmless with respect to any loss, liability or expense, including reasonable attorneys and other professional fees and expenses, arising out of or incurred in connection with (a) any of the origination trust's assets or (b) such trustee's acceptance or performance of the trusts and duties contained in the origination trust's trust agreement; provided, however, that the trustee shall not be indemnified or held harmless as to any claim (i) incurred by reason of that trustee's willful misfeasance, bad faith or gross negligence (or, with respect to the handling or disbursement of funds, negligence) or (ii) incurred by reason of such trustee's breach of its representations and warranties pursuant to the servicing agreement or the origination trust's trust agreement.

     Reference is also made to the underwriting agreement among PHH Vehicle Management Services, LLC, PHH Corporation, Chesapeake Funding LLC, J.P. Morgan Securities Inc. and the other underwriters named therein, which provides for indemnification by the underwriters of PHH Vehicle Management Services, LLC and Chesapeake Funding LLC and their respective affiliates, officers, directors, employees, representatives and agents, and controlling persons from losses, claims, damages and liabilities to which any such person may become subject insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information provided by the underwriters specifically for use in the prospectus, and the underwriters have agreed to reimburse PHH Vehicle Management Services, LLC and Chesapeake Funding LLC for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit
  No.     Description

1         Proposed form of Underwriting Agreement.
3.1 Certificate of Formation of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC), incorporated by reference to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on June 30, 2000.
3.2 Certificate of Amendment to Certificate of Formation of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) dated April 25, 2002.
3.3 Amended and Restated Limited Liability Company Agreement of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) dated as of October 28, 1999, incorporated by reference to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on June 30, 2000.
3.4 Amendment No. 1, dated as of April 25, 2002, to the Amended and Restated Limited Liability Company Agreement of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC), dated as of October 28, 1999.
3.5 Amended and Restated Origination Trust Agreement, dated as of June 30, 1999, among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee, and Wilmington Trust Company, as Delaware Trustee, incorporated by reference to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on June 30, 2000.
4.1 Base Indenture dated as of June 30, 1999 between Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Indenture Trustee, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
4.2 Supplemental Indenture No. 1 dated as of October 28, 1999 between Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) to the Base Indenture dated as of June 30, 1999, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
4.3 Form of Indenture Supplement between Chesapeake Funding LLC and JPMorgan Chase Bank, as Indenture Trustee.
4.4       Form of Notes (included in Exhibit 4.3).
5+ Opinion of White & Case LLP regarding the legality of the Notes being registered.
8.1+      Opinion of White & Case LLP regarding certain tax matters.
8.2 Opinion of White & Case LLP regarding treatment of the Notes as debt for tax purposes.
8.3+ Opinion of Richards, Layton & Finger regarding certain Delaware state tax matters.
8.4+ Opinion of Piper Rudnick LLP regarding certain Maryland state tax matters.
10.1 Sold SUBI Supplement 1999-1A to the Origination Trust Agreement, dated as of June 30, 1999, among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.2 Amendment No. 1, dated as of October 28, 1999, to the Sold SUBI Supplement 1999-1A to the Origination Trust Agreement, dated as of June 30, 1999, among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.

10.3 Sold SUBI Supplement 1999-1B to the Origination Trust Agreement, dated as of June 30, 1999 among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on September 26, 2001.
10.4 Origination Trust Servicing Agreement, dated as of June 30, 1999, between D.L. Peterson Trust, Raven Funding LLC and PHH Vehicle Management Services, LLC, as Servicer, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on September 26, 2001.
10.5 Sold SUBI Supplement 1999-1 to the Origination Trust Servicing Agreement, dated as of June 30, 1999, between D.L. Peterson Trust, Wilmington Trust Company, as SUBI Trustee, Raven Funding LLC and PHH Vehicle Management Services, LLC, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.6 Amendment No. 1, dated as of October 28, 1999, to the Sold SUBI Supplement 1999-1 to the Origination Trust Servicing Agreement, dated as of June 30, 1999, between D.L. Peterson Trust, Wilmington Trust Company, as SUBI Trustee, Raven Funding LLC and PHH Vehicle Management Services, LLC, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.7 Transfer Agreement, dated as of June 30, 1999, between Raven Funding LLC and Chesapeake Funding LLC (formerly known as Greyhound Funding
          LLC), incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.8 Amendment No. 1, dated as of June 30, 1999, to the Transfer Agreement, dated as of June 30, 1999, between Raven Funding LLC and Chesapeake Funding LLC (formerly known as Greyhound Funding LLC), incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.9 Administration Agreement, dated as of June 30, 1999, by and among PHH Vehicle Management Services, LLC, as Administrator, Chesapeake Funding LLC (formerly known as Greyhound Funding LLC), Raven Funding LLC and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Indenture Trustee, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.10 Amendment No. 1, dated as of October 28, 1999, to the Administration Agreement dated as of June 30, 1999, by and among PHH Vehicle Management Services, LLC, as Administrator, Chesapeake Funding LLC (formerly known as Greyhound Funding LLC), Raven Funding LLC and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Indenture Trustee, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.11 Management Agreement, dated as of June 30, 1999, by and among Global Securitization Services LLC, Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) and PHH Vehicle Management Services, LLC, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on September 26, 2001.
10.12     Form of Interest Rate Cap with Bank of America, National Association.
10.13     Form of Interest Rate Cap with JPMorgan Chase Bank.
10.14 Guarantee of PHH Corporation dated October 25, 2001, incorporated by reference to Greyhound Funding LLC's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.15 Guarantee of Avis Group Holdings, Inc. (formerly known as Avis Rent-A-Car, Inc.) dated October 28, 1999, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on July 10, 2001.
10.16 Asset Sale Agreement, dated as of June 30, 1999, among PHH Vehicle Management Services, LLC, PHH PersonaLease Corporation and Raven Funding LLC, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on September 26, 2001.
10.17 Receivable Purchase Agreement, dated as of June 30, 1999, by and between Raven Funding LLC and PHH Vehicle Management Services, LLC, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on September 26, 2001.
10.18 Contribution Agreement, dated as of June 30, 1999, between Raven Funding and D.L. Peterson Trust, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on September 26, 2001.
12+       Statement re Computation of Ratio of Earnings to Fixed Charges.
23.1* Consent of White & Case LLP (included in its opinions filed as Exhibits 5, 8.1 and 8.2).
23.2+     Consent of Richards, Layton & Finger (included in its opinion filed as
          Exhibit 8.3).
23.3+ Consent of Piper Rudnick LLP (included in its opinion filed as Exhibit 8.4).
23.4 Consent of Deloitte & Touche LLP with respect to financial statements of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC).
23.5 Consent of Deloitte & Touche LLP with respect to financial statements of D.L. Peterson Trust (included in Exhibit 23.4).
24+ Power of Attorney (included on page II-7 of the Registration Statement filed on September 4, 2002).
25 Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1.

----------------
+Previously filed.
*Previously filed as to Exhibits 5 and 8.1

Item 17. Undertakings

     The registrant hereby undertakes:

     (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (3) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Chesapeake Funding LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and each registrant certifies that it has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hunt Valley, state of Maryland on November 8, 2002.

                           CHESAPEAKE FUNDING LLC

                           By:  /s/ Joseph W. Weikel
                              --------------------------------------------------
                                Name:  Joseph W. Weikel
                                as Manager


                           D.L. PETERSON TRUST

                           By: Raven Funding LLC, solely as settlor of the D.L. Peterson Trust

                           By:  /s/ Joseph W. Weikel
                              --------------------------------------------------
                                Name:  Joseph W. Weikel
                                as Manager

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 8, 2002.


           Signatures                                                              Title
           ----------                                                              -----

                *                             Chief Executive Officer of Chesapeake Funding LLC
----------------------------------
 George J. Kilroy

/s/ Neil J. Cashen                            Chief Financial Officer of Chesapeake Funding LLC
----------------------------------
 Neil J. Cashen

               *                              Chief Accounting Officer of Chesapeake Funding LLC
----------------------------------
 Bradley J. Howatt

/s/ Joseph W. Weikel                          Manager of Chesapeake Funding LLC
----------------------------------
 Joseph W. Weikel

                *                             Manager of Chesapeake Funding LLC
----------------------------------
 Kevin Burns

                *                             Manager of Chesapeake Funding LLC
----------------------------------
 Tony Wong

                *                             President and Chief Executive Officer of Raven Funding LLC
----------------------------------
 George J. Kilroy

/s/ Neil J. Cashen                            Manager, Executive Vice President and Chief Financial Officer of
----------------------------------            Raven Funding LLC
 Neil J. Cashen

               *                              Chief Accounting Officer of Raven Funding LLC
----------------------------------
 Bradley J. Howatt

               *                              Manager of Raven Funding LLC
----------------------------------
 Christopher T. Burt

               *                              Manager of Raven Funding LLC
----------------------------------
 Bernard J. Angelo

                                      II-7


/s/ Joseph W. Weikel                          Manager of Raven Funding LLC
----------------------------------
 Joseph W. Weikel

               *                              Manager of Raven Funding LLC
----------------------------------
 Duncan H. Cocroft


* Signed by Neil J. Cashen pursuant to the power of attorney

/s/ Neil J. Cashen
------------------------------------
  Neil J. Cashen

                                  EXHIBIT INDEX

Exhibit
  No.     Description

1         Proposed form of Underwriting Agreement.
3.1 Certificate of Formation of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC), incorporated by reference to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on June 30, 2000.
3.2 Certificate of Amendment to Certificate of Formation of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) dated April 25, 2002.
3.3 Amended and Restated Limited Liability Company Agreement of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) dated as of October 28, 1999, incorporated by reference to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on June 30, 2000.
3.4 Amendment No. 1, dated as of April 25, 2002, to the Amended and Restated Limited Liability Company Agreement of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC), dated as of October 28, 1999.
3.5 Amended and Restated Origination Trust Agreement, dated as of June 30, 1999, among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee, and Wilmington Trust Company, as Delaware Trustee, incorporated by reference to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on June 30, 2000.
4.1 Base Indenture dated as of June 30, 1999 between Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Indenture Trustee, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
4.2 Supplemental Indenture No. 1 dated as of October 28, 1999 between Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank) to the Base Indenture dated as of June 30, 1999, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
4.3 Form of Indenture Supplement between Chesapeake Funding LLC and JPMorgan Chase Bank, as Indenture Trustee.
4.4       Form of Notes (included in Exhibit 4.3).
5+ Opinion of White & Case LLP regarding the legality of the Notes being registered.
8.1+      Opinion of White & Case LLP regarding certain tax matters.
8.2 Opinion of White & Case LLP regarding treatment of the Notes as debt for tax purposes.
8.3+ Opinion of Richards, Layton & Finger regarding certain Delaware state tax matters.
8.4+ Opinion of Piper Rudnick LLP regarding certain Maryland state tax matters.
10.1 Sold SUBI Supplement 1999-1A to the Origination Trust Agreement, dated as of June 30, 1999, among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.2 Amendment No. 1, dated as of October 28, 1999, to the Sold SUBI Supplement 1999-1A to the Origination Trust Agreement, dated as of June 30, 1999, among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.

10.3 Sold SUBI Supplement 1999-1B to the Origination Trust Agreement, dated as of June 30, 1999 among Raven Funding LLC, as settlor and initial beneficiary, PHH Vehicle Management Services, LLC, as UTI Trustee and Servicer, and Wilmington Trust Company, as Delaware Trustee and SUBI Trustee, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on September 26, 2001.
10.4 Origination Trust Servicing Agreement, dated as of June 30, 1999, between D.L. Peterson Trust, Raven Funding LLC and PHH Vehicle Management Services, LLC, as Servicer, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on September 26, 2001.
10.5 Sold SUBI Supplement 1999-1 to the Origination Trust Servicing Agreement, dated as of June 30, 1999, between D.L. Peterson Trust, Wilmington Trust Company, as SUBI Trustee, Raven Funding LLC and PHH Vehicle Management Services, LLC, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.6 Amendment No. 1, dated as of October 28, 1999, to the Sold SUBI Supplement 1999-1 to the Origination Trust Servicing Agreement, dated as of June 30, 1999, between D.L. Peterson Trust, Wilmington Trust Company, as SUBI Trustee, Raven Funding LLC and PHH Vehicle Management Services, LLC, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.7 Transfer Agreement, dated as of June 30, 1999, between Raven Funding LLC and Chesapeake Funding LLC (formerly known as Greyhound Funding
          LLC), incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.8 Amendment No. 1, dated as of June 30, 1999, to the Transfer Agreement, dated as of June 30, 1999, between Raven Funding LLC and Chesapeake Funding LLC (formerly known as Greyhound Funding LLC), incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.9 Administration Agreement, dated as of June 30, 1999, by and among PHH Vehicle Management Services, LLC, as Administrator, Chesapeake Funding LLC (formerly known as Greyhound Funding LLC), Raven Funding LLC and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Indenture Trustee, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.10 Amendment No. 1, dated as of October 28, 1999, to the Administration Agreement dated as of June 30, 1999, by and among PHH Vehicle Management Services, LLC, as Administrator, Chesapeake Funding LLC (formerly known as Greyhound Funding LLC), Raven Funding LLC and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Indenture Trustee, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on March 19, 2001.
10.11 Management Agreement, dated as of June 30, 1999, by and among Global Securitization Services LLC, Chesapeake Funding LLC (formerly known as Greyhound Funding LLC) and PHH Vehicle Management Services, LLC, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on September 26, 2001.
10.12     Form of Interest Rate Cap with Bank of America, National Association.
10.13     Form of Interest Rate Cap with JPMorgan Chase Bank.
10.14 Guarantee of PHH Corporation dated October 25, 2001, incorporated by reference to Greyhound Funding LLC's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 29, 2002.

10.15 Guarantee of Avis Group Holdings, Inc. (formerly known as Avis Rent-A-Car, Inc.) dated October 28, 1999, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on July 10, 2001.
10.16 Asset Sale Agreement, dated as of June 30, 1999, among PHH Vehicle Management Services, LLC, PHH PersonaLease Corporation and Raven Funding LLC, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on September 26, 2001.
10.17 Receivable Purchase Agreement, dated as of June 30, 1999, by and between Raven Funding LLC and PHH Vehicle Management Services, LLC, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on September 26, 2001.
10.18 Contribution Agreement, dated as of June 30, 1999, between Raven Funding and D.L. Peterson Trust, incorporated by reference to the Amendment to the Registration Statement on Form S-1 (File no. 333-40708) filed with the Securities and Exchange Commission on September 26, 2001.
12+       Statement re Computation of Ratio of Earnings to Fixed Charges.
23.1* Consent of White & Case LLP (included in its opinions filed as Exhibits 5, 8.1 and 8.2).
23.2+     Consent of Richards, Layton & Finger (included in its opinion filed as
          Exhibit 8.3).
23.3+     Consent of Piper Rudnick LLP (included in its opinion
          filed as Exhibit 8.4).
23.4 Consent of Deloitte & Touche LLP with respect to financial statements of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC).
23.5 Consent of Deloitte & Touche LLP with respect to financial statements of D.L. Peterson Trust (included in Exhibit 23.4).
24+ Power of Attorney (included on page II-7 of the Registration Statement filed on September 4, 2002).
25 Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1.
--------------
+Previously filed
*Previously filed as to Exhibits 5 and 8.1